Exhibit 4.8

EXECUTION VERSION

INTERCREDITOR AGREEMENT

dated 24 June 2021

J.P. MORGAN AG

as Senior Facility Agent

the companies named herein

as Original Debtors

LUCID TRUSTEE SERVICES LIMITED

as Security Agent

and others

Ref: L-262787

Linklaters LLP

A44420063/10.0/17 Jun 2021

1

CONTENTS

CLAUSE PAGE

1.	Definitions and interpretation	3
2.	Ranking and priority	47
3.	Senior Secured Creditor Liabilities	49
4.	Hedge Counterparties and Hedging Liabilities	58
5.	Permitted Second Lien Financing Creditors and Second Lien Liabilities	67
6.	Senior Parent Creditors and Senior Parent Liabilities	77
7.	Investor Liabilities	90
8.	Intra-Group Lenders and Intra-Group Liabilities	93
9.	Effect of Insolvency Event	95
10.	Turnover of receipts	98
11.	Redistribution	101
12.	Enforcement of Transaction Security	102
13.	Proceeds of disposals and adjustment of mandatory prepayments	106
14.	Application of proceeds	116
15.	Equalisation	121
16.	Additional debt	125
17.	The Security Agent	128
18.	Change of Security Agent and delegation	137
19.	Changes to the Parties	139
20.	Costs and expenses	146
21.	Indemnities	148
22.	Information	149
23.	Notices	151
24.	Preservation	153
25.	Consents, amendments and override	154
26.	Notes Trustee	159
27.	Guarantee and indemnity	164
28.	Counterparts	169
29.	BAIL-IN	169
30.	Governing law	171
31.	Enforcement	171
32.	Acknowledgement regarding any Supported QFCs	172

THE SCHEDULES

SCHEDULE PAGE

Schedule 1 Form of Debtor/Third Party Security Provider Accession Deed	174

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Schedule 2 Form of Creditor/Agent Accession Undertaking	178
Schedule 3 Form of Debtor Resignation Request	180
Schedule 4 Priority Revolving Facility	181

THIS AGREEMENT is dated 24 June 2021 and made between:

(1) J.P. Morgan AG as Senior Facility Agent;

(2) THE FINANCIAL INSTITUTIONS named on the signing pages as Senior Lenders;

(3) THE FINANCIAL INSTITUTIONS named on the signing pages as Senior Arrangers;

(4) PAYSAFE GROUP HOLDINGS II LIMITED, a limited liability company incorporated in England and Wales with registration number 10880277 and having its registered office at Floor 27 25 Canada Square, London, England, E14 5LQ (the "Parent");

(5) PAYSAFE GROUP HOLDINGS III LIMITED, a limited liability company incorporated in England and Wales with registration number 10869332 and having its registered office at Floor 27 25 Canada Square, London, England, E14 5LQ (the "Company");

(6) PAYSAFE FINANCE PLC, a limited liability company incorporated in England and Wales with registration number 13437058 and having its registered office at Floor 27 25 Canada Square, London, England, E14 5LQ ("UK Finco");

(7) PAYSAFE HOLDINGS (US) CORP. a Delaware corporation with registration number 5551109 and having its registered office at c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, US ("US Corp");

(8) PAYSAFE HOLDINGS UK LIMITED, a limited liability company incorporated in England and Wales with registration number 03202517 and having its registered office at Floor 27 25 Canada Square, London, England, E14 5LQ ("UK Corp");

(9) PAYSAFE MERCHANT SERVICES CORP., a corporation incorporated in Delaware with registration number 4904974 and having its registered office at c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, US ("Paysafe Merchant");

(10) PAYSAFE DIRECT, LLC, a corporation incorporated in Delaware with registration number 4593725 and having its registered office at c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, US ("Paysafe Direct");

(11) PAYSAFE PAYMENT PROCESSING SOLUTIONS LLC a Delaware limited liability company with registration number 6422322 and having its registered office at c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, US ("Payment Processing" and, together with the Parent, the Company, UK Finco, US Corp and UK Corp, Paysafe Merchant and Paysafe Direct, the "Original Debtors");

(12) PAYSAFE US HOLDCO LIMITED, a limited liability company incorporated in England and Wales with registration number 11114225 and having its registered office at Floor 27 25 Canada Square, London, England, E14 5LQ ("Paysafe US Holdco");

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(13) PAYSAFE GROUP LIMITED, a private limited company incorporated in the Isle of Man with registration number 016104V and having its registered office at 3rd Floor, Queen Victoria House, 41-43 Victoria Street, Douglas, Isle Of Man, IM1 2LF ("Paysafe IoM" and together with Paysafe US Holdco, the "Original Third Party Security Providers");

(14) PI JERSEY HOLDCO 1.5 LIMITED, a company incorporated in Jersey with registration number 125170 and having its registered office at 1 Waverley Place, Union Street, St Helier, Jersey, Channel Islands JE1 1SG (the "Original Investor");

(15) THE COMPANIES named on the signing pages as the "Original Intra-Group Lenders";

(16) Lucid Trustee Services Limited as security agent and security trustee for the Secured Parties (the "Security Agent");

(17) UPON ACCESSION each other person from time to time a party to this Agreement.

IT IS AGREED as follows:

1. Definitions and interpretation

1.1 Definitions

In this Agreement:

"1992 ISDA Master Agreement" means the Master Agreement (Multicurrency Cross Border) as published by the International Swaps and Derivatives Association, Inc.

"2002 ISDA Master Agreement" means the 2002 Master Agreement as published by the International Swaps and Derivatives Association, Inc.

"Acceleration Event" means a Senior Facilities Acceleration Event, a Senior Notes Acceleration Event, a Permitted Senior Financing Acceleration Event, a Permitted Second Lien Financing Acceleration Event, a Senior Parent Notes Acceleration Event and/or a Permitted Parent Financing Acceleration Event, as the context requires.

"Affiliate" has the meaning given to that term in the Senior Facilities Agreement.

"Agent" means each of the Senior Facility Agent, any Senior Notes Trustee, any Senior Parent Notes Trustee, any Senior Creditor Representative, any Second Lien Creditor Representative, any Senior Parent Creditor Representative and the Security Agent, as the context requires.

"Agent Liabilities" means all present and future liabilities and obligations, whether actual or contingent, of the Parent and/or any Debtor and/or (to the extent arising from any Third Party Security) any Third Party Security Provider to any Agent under the Debt Documents.

"Agreed Security Principles" has the meaning given to that term in the Senior Facilities Agreement.

"Ancillary Document" means each document relating to or evidencing an Ancillary Facility.

"Ancillary Facility" means:

(a) an "Ancillary Facility" as defined in the Senior Facilities Agreement;

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(b) any ancillary facility, fronted ancillary facility or similar or equivalent arrangement made available under or pursuant to the terms of any Permitted Senior Financing Document; and/or

(c) any Operating Facility.

"Ancillary Lender" means:

(a) each Senior Lender (or Affiliate of a Senior Lender) which makes an Ancillary Facility available pursuant to the terms of the Senior Facilities Agreement;

(b) each Permitted Senior Financing Creditor (or Affiliate of a Permitted Senior Financing Creditor) which makes an Ancillary Facility available under or pursuant to the terms of a Permitted Senior Financing Document; and/or

(c) each Operating Facility Lender.

"Arranger" means each Senior Arranger, any Permitted Senior Financing Arranger, any Permitted Second Lien Financing Arranger and any Permitted Parent Financing Arranger.

"Arranger Liabilities" means all present and future liabilities and obligations, actual and contingent, of the Parent and/or any Debtor and/or (to the extent arising from any Third Party Security) any Third Party Security Provider to any Arranger under the Debt Documents.

"Available Restricted Payment Amounts" means any amounts which any Group Company is permitted by the terms of section 2 (Limitation on Restricted Payments) of schedule 17 (General Undertakings) to the Senior Facilities Agreement to pay to any Holding Company of the Parent and which it has not at the relevant time paid.

"Borrowing Liabilities" means, in relation to a member of the Group, the liabilities (not being Guarantee Liabilities) it may have as a principal debtor to a Creditor, Operating Facility Lender or Debtor in respect of Indebtedness arising under the Debt Documents (whether incurred solely or jointly and including, without limitation, liabilities as a "Borrower" under and as defined in the Senior Facilities Finance Documents and liabilities as "Issuer" under and as defined in the Senior Notes Finance Documents and/or the Senior Parent Notes Finance Documents).

"Business Day" has the meaning given to that term in the Senior Facilities Agreement.

"Capital Requirement" has the meaning given to that term in the Senior Facilities Agreement.

"Charged Property" means all of the assets which from time to time are, or are expressed to be, the subject of the Transaction Security.

"Close-Out Netting" means:

(a) in respect of a Hedging Agreement or a Hedging Ancillary Document based on a 1992 ISDA Master Agreement, any step involved in determining the amount payable in respect of an Early Termination Date (as defined in the 1992 ISDA Master Agreement) under section 6(e) of the 1992 ISDA Master Agreement before the application of any subsequent Set-off (as defined in the 1992 ISDA Master Agreement);

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(b) in respect of a Hedging Agreement or a Hedging Ancillary Document based on a 2002 ISDA Master Agreement, any step involved in determining an Early Termination Amount (as defined in the 2002 ISDA Master Agreement) under section 6(e) of the 2002 ISDA Master Agreement; and

(c) in respect of a Hedging Agreement or a Hedging Ancillary Document not based on an ISDA Master Agreement, any step involved on a termination of the hedging transactions under that Hedging Agreement pursuant to any provision of that Hedging Agreement which has a similar effect to either provision referenced in paragraphs (a) and (b) above.

"Commodity Exchange Act" means the U.S. Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

"Common Assurance" means any guarantee, indemnity or other assurance against loss in respect of any of the Liabilities, the benefit of which (however conferred) is, to the extent legally possible and subject to the Agreed Security Principles, given to, or expressed to be given to, the Senior Secured Parties in respect of their Senior Liabilities (for the avoidance of doubt, without prejudice to the ability of any other person to benefit from that guarantee, indemnity or other assurance to the extent not prohibited by this Agreement).

"Common Currency" means US dollars.

"Common Currency Amount" means, in relation to an amount, that amount converted (to the extent not already denominated in the Common Currency) into the Common Currency at the Security Agent's Spot Rate of Exchange on the Business Day prior to the relevant calculation.

"Common Transaction Security" means any Transaction Security which, to the extent legally possible and subject to the Agreed Security Principles:

(a) is created, or expressed to be created, in favour of the Security Agent as agent or trustee for the other Senior Secured Parties in respect of their Senior Liabilities; or

(b) in the case of any jurisdiction in which effective Security cannot reasonably be granted in favour of the Security Agent as agent or trustee for the Secured Parties, is created, or expressed to be created, in favour of:

(i) all the Senior Secured Parties in respect of their Senior Liabilities; or

(ii) the Security Agent under a parallel debt, joint and several creditorship or other similar or equivalent structure for the benefit of all the Senior Secured Parties,

and which ranks in the order of priority contemplated in Clause 2.2 (Transaction Security) and/or is expressed to be subject to the terms of this Agreement (in each case, for the avoidance of doubt, without prejudice to the ability of any other person to benefit from that Transaction Security to the extent not prohibited by this Agreement).

"Consent" means any consent, approval, release or waiver or agreement to any amendment.

"Credit Related Close-Out" means any Permitted Hedge Close-Out which is not a Non-Credit Related Close-Out.

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"Creditor/Agent Accession Undertaking" means:

(a) an undertaking substantially in the form set out in Schedule 2 (Form of Creditor/Agent Accession Undertaking) or in such other form as the Security Agent and the Parent may agree from time to time (which may include any undertaking included in any transfer or assignment document contained in any Permitted Financing Document);

(b) a Transfer Certificate or an Assignment Agreement (as defined in the relevant Debt Financing Agreement);

(c) an Incremental Facility Increase Notice (as defined in the relevant Debt Financing Agreement); or

(d) an Increase Confirmation (as defined in the relevant Debt Financing Agreement),

as the context may require, or

(e) in the case of an acceding Debtor which is expressed to accede as an Intra-Group Lender in the relevant Debtor/Third Party Security Provider Accession Deed, that Debtor/Third Party Security Provider Accession Deed.

"Creditor Conflict" means, at any time prior to the First/Second Lien Discharge Date, a conflict between:

(a) the interests of any Senior Secured Creditor; and

(b) the interests of any Senior Parent Creditor.

"Creditor Representative" means a Senior Creditor Representative, a Second Lien Creditor Representative and/or a Senior Parent Creditor Representative, as the context requires.

"Creditors" means the Senior Secured Creditors, the Senior Parent Creditors, the Hedge Counterparties, the Intra-Group Lenders and the Investors.

"Debt Document" means each of this Agreement, the Hedging Agreements, the Senior Facilities Finance Documents, the Senior Notes Finance Documents, the Senior Parent Notes Finance Documents, the Permitted Senior Financing Documents, the Permitted Second Lien Financing Documents, the Permitted Parent Financing Documents, the Operating Facility Documents, the Security Documents, any agreement evidencing the terms of the Intra-Group Liabilities or the Investor Liabilities (including, for the avoidance of any doubt, any Senior Parent Debt Proceeds Loan Agreement) and any other document designated as such by the Security Agent and the Parent.

"Debt Financing Agreement" means the Senior Facilities Agreement, any Senior Notes Indenture, any Permitted Senior Financing Agreement, any Permitted Second Lien Financing Agreement, any Senior Parent Notes Indenture and/or any Permitted Parent Financing Agreement, as the context requires.

"Debt Refinancing" has the meaning given to that term in paragraph (a) of Clause 16.1 (Debt Refinancing).

"Debtor" means each Original Debtor and any person which becomes a Party as a Debtor in accordance with the terms of Clause 19 (Changes to the Parties).

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"Debtor Liabilities" means, in relation to a Debtor, any liabilities owed to any other Debtor (whether actual or contingent and whether incurred solely or jointly) by that Debtor.

"Debtor Relief Laws" means US Bankruptcy Law and all other liquidation, conservatorship, bankruptcy, general assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization or similar debtor relief laws of the US from time to time in effect and affecting the rights of creditors generally.

"Debtor Resignation Request" means a notice substantially in the form set out in Schedule 3 (Form of Debtor Resignation Request) or in such other form as the Security Agent and the Parent may agree.

"Debtor/Third Party Security Provider Accession Deed" means:

(a) a deed substantially in the form set out in Schedule 1 (Form of Debtor/Third Party Security Provider Accession Deed) or in such other form as the Security Agent and the Parent may agree from time to time (which may include any accession document contained in any Permitted Financing Document); or

(b) (only in the case of a member of the Group which is acceding as a borrower or guarantor under a Debt Financing Agreement) an Accession Deed (as defined in the relevant Debt Financing Agreement).

"Default" means an Event of Default or any event or circumstance which would (with the expiry of a grace period, the giving of notice, the making of any determination under the relevant Debt Financing Agreement or any combination of any of the foregoing) be an Event of Default, provided that any such event or circumstance which requires any determination as to materiality before it becomes an Event of Default shall not be a Default until such determination is made.

"Delegate" means any delegate, agent, attorney or co-trustee appointed by the Security Agent.

"Designated Gross Amount" means, in relation to a Multi-account Overdraft Facility, that Multi-account Overdraft Facility's maximum gross amount.

"Designated Net Amount" means, in relation to a Multi-account Overdraft Facility, that Multi-account Overdraft Facility's maximum net amount.

"Discharge Date" means the Senior Lender Discharge Date, the Senior Creditor Discharge Date, the Senior Notes Discharge Date, the Permitted Senior Financing Discharge Date, the Permitted Second Lien Financing Discharge Date, the Senior Parent Notes Discharge Date and/or the Permitted Parent Financing Discharge Date, as the context requires.

"Distressed Disposal" means a disposal of an asset, or shares of, or shares issued by, a member of the Group or, in the case of a Third Party Security Provider, any asset of a Third Party Security Provider which is subject to Transaction Security, which is:

(a) being effected at the request of an Instructing Group in circumstances where the Transaction Security has become enforceable in accordance with the terms of the relevant Security Documents;

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(b) being effected by enforcement of the Transaction Security in accordance with the terms of the relevant Security Documents; or

(c) being effected, after the occurrence of a Distress Event, by a Debtor or a Third Party Security Provider to a person or persons which is not a member of the Group.

"Distress Event" means, following the occurrence of an Acceleration Event which is continuing:

(a) if prior to the First/Second Lien Discharge Date, any of the Senior Facility Agent (acting on the instructions of the Enhanced Majority Senior Lenders), a Senior Notes Trustee (acting on behalf of the Senior Noteholders), a Senior Creditor Representative (to the extent expressly permitted by the relevant Permitted Senior Financing Agreement and acting on the instructions of the Majority Permitted Senior Financing Creditors) or a Second Lien Creditor Representative (to the extent expressly permitted by the relevant Permitted Second Lien Financing Agreement and acting on the instructions of the Majority Permitted Second Lien Financing Creditors) declaring by written notice to the Security Agent, each other Agent and the Parent that a "Distress Event" has occurred; or

(b) if on or after the First/Second Lien Discharge Date, any of a Senior Parent Notes Trustee (acting on behalf of the Senior Parent Noteholders) or a Senior Parent Creditor Representative (to the extent expressly permitted by the relevant Permitted Parent Financing Agreement and acting on the instructions of the Majority Permitted Parent Financing Creditors) declaring by written notice to the Security Agent, each other Agent and the Parent that a "Distress Event" has occurred.

"Enforcement Action" means:

(a) in relation to any Liabilities:

(i) the acceleration of any Liabilities or the making of any declaration that any Liabilities are prematurely due and payable (other than as a result of it becoming unlawful for a Senior Secured Creditor or a Senior Parent Creditor to perform its obligations under, or of any voluntary or mandatory prepayment arising under, any of the Debt Documents);

(ii) the making of any declaration that any Liabilities are payable on demand;

(iii) the making of a demand in relation to a Liability that is payable on demand;

(iv) the making of any demand against any member of the Group in relation to any Guarantee Liabilities of that member of the Group;

(v) the exercise of any right to require any member of the Group or Third Party Security Provider to acquire any Liability (including exercising any put or call option against any member of the Group or Third Party Security Provider for the redemption or purchase of any Liability but excluding any such right which arises as a result of clause 29.14 (Debt Purchase Transactions) of the Senior Facilities Agreement (or any other similar or equivalent provision of any of the Secured Debt Documents) and/or any other Liabilities Acquisition, acquisition or transaction which any member of the Group or Third Party

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Security Provider is not prohibited from entering into by the terms of the Secured Debt Documents and excluding any mandatory offer arising on or as a result of a change of control or asset sale (however described) as set out in the Senior Notes Finance Documents or the Senior Parent Notes Finance Documents (or any other similar or equivalent provision of any of the Secured Debt Documents));

(vi) the exercise of any right of set-off, account combination or payment netting against any member of the Group or Third Party Security Provider in respect of any Liabilities other than the exercise of any such right:

(A) as Close-Out Netting by a Hedge Counterparty or by a Hedging Ancillary Lender;

(B) as Payment Netting by a Hedge Counterparty or by a Hedging Ancillary Lender;

(C) as Inter-Hedging Agreement Netting by a Hedge Counterparty;

(D) as Inter-Hedging Ancillary Document Netting by a Hedging Ancillary Lender; and/or

(E) which is otherwise permitted by the terms of any of the Secured Debt Documents, in each case to the extent that the exercise of that right gives effect to a Permitted Payment; and

(vii) the suing for, commencing or joining of any legal or arbitration proceedings against any member of the Group or Third Party Security Provider to recover any Liabilities;

(b) the premature termination or close-out of any hedging transaction under any Hedging Agreement (except to the extent permitted by this Agreement);

(c) the taking of any steps to enforce or require the enforcement of any Transaction Security (including the crystallisation of any floating charge forming part of the Transaction Security);

(d) the entering into of any composition, compromise, assignment or similar arrangement with any member of the Group or Third Party Security Provider which owes any Liabilities, or has given any Security, guarantee or indemnity or other assurance against loss in respect of the Liabilities (other than any action permitted under Clause 19 (Changes to the Parties) or pursuant to any debt buy-back, tender offer, exchange offer or similar or equivalent arrangement not otherwise prohibited by the Debt Documents); or

(e) the petitioning, applying or voting for, or the taking of any steps (including the appointment of any liquidator, receiver, receiver and manager, interim receiver, trustee, monitor, examiner, administrator or similar officer) in relation to, the winding-up, dissolution, examinership, administration or reorganisation of any member of the Group or Third Party Security Provider which owes any Liabilities, or has given any Security, guarantee, indemnity or other assurance against loss in respect of any of the Liabilities, or any of such member of the Group's or Third Party Security Provider's assets or any suspension of payments or moratorium of any indebtedness of any such member of the Group or Third Party Security Provider, or any analogous procedure or step in any jurisdiction,

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except that the following shall not constitute Enforcement Action:

(i) the taking of any action falling above which is necessary (but only to the extent necessary) to preserve the validity, existence or priority of claims in respect of Liabilities, including the registration of such claims before any court or governmental authority and the bringing, supporting or joining of proceedings to prevent any loss of the right to bring, support or join proceedings by reason of applicable limitation periods; or

(ii) a demand made by an Investor or an Intra-Group Lender in relation to any Investor Liabilities or Intra-Group Liabilities owing to it (respectively) to the extent in respect of (in the case of an Investor) a Permitted Investor Payment and (in the case of an Intra-Group Lender) a Permitted Intra-Group Payment; or

(iii) a Senior Secured Creditor or a Senior Parent Creditor bringing legal proceedings against any person solely for the purpose of:

(A) obtaining injunctive relief (or any analogous remedy outside England and Wales) to restrain any actual or putative breach of any Debt Document to which it is party;

(B) obtaining specific performance (other than specific performance of an obligation to make a payment) with no claim for damages; or

(C) requesting judicial interpretation of any provision of any Debt Document to which it is party with no claim for damages; or

(iv) bringing legal proceedings against any person in connection with any securities violation, securities or listing regulations or common law fraud; or

(v) to the extent entitled by law, the taking of any action against any Creditor (or any agent, trustee or receiver acting on behalf of that Creditor) to challenge the basis on which any sale or disposal is to take place pursuant to the powers granted to those persons under any relevant documentation; or

(vi) any person consenting to, or the taking of any other action pursuant to or in connection with, any merger, consolidation, reorganisation or any other similar or equivalent step or transaction initiated or undertaken by a member of the Group (or any analogous procedure or step in any jurisdiction) that is not prohibited by the terms of the Secured Debt Documents to which it is a party.

"Enhanced Majority Second Lien Creditors" means, at any time, those Permitted Second Lien Financing Creditors whose Second Lien Secured Credit Participations at that time aggregate more than 66⅔ per cent. of the Total Second Lien Secured Credit Participations at that time.

"Enhanced Majority Senior Lenders" means, subject to the provisions of the Senior Facilities Agreement affecting the interpretation of the definition of "Majority Lenders" thereunder, a Senior Lender or Senior Lenders whose Commitments aggregate more than 66⅔ per cent. of the Total Commitments (or, if the Total Commitments have been reduced to zero, aggregated more than 66⅔ per cent. of the Total

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Commitments immediately prior to that reduction) (and "Commitments" and "Total Commitments" for the purposes of this definition have the meaning given to them in the Senior Facilities Agreement).

"Event of Default" means any event or circumstance specified as such in any of the Debt Financing Agreements, as the context requires.

"Excluded Swap Obligation" means, with respect to any Debtor, (a) any Swap Obligation if, and only to the extent that, all or a portion of the guarantee of such Debtor of, or the grant by such Debtor of a security interest to secure, such Swap Obligation (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation, or order of the U.S. Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Debtor's failure to constitute an "eligible contract participant" as defined in the Commodity Exchange Act at the time the guarantee of, or the grant of a security interest by, such Debtor becomes or would become effective with respect to such related Swap Obligation and (b) any other Swap Obligation designated as an "Excluded Swap Obligation" of such Debtor as specified in any agreement between the relevant Debtor and Hedge Counterparty in respect of such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one Swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to Swaps for which such guarantee or security interest is or becomes illegal.

"Exposure" has the meaning given to that term in Clause 15.1 (Equalisation definitions).

"Final Discharge Date" means the later to occur of the Senior Discharge Date, the Permitted Second Lien Financing Discharge Date and the Senior Parent Discharge Date.

"Financial Adviser" means an internationally recognised investment bank or internationally recognised accounting firm selected by the Security Agent or, if all of the internationally recognised investment banks and internationally recognised accounting firms are subject to conflicting and client or potential client issues and are unable to act in relation to the relevant matter, any other third party professional firm which is regularly engaged in providing valuations of businesses or assets similar or comparable to those subject to the relevant Transaction Security.

"Financing Vehicle" means a member of the Group (other than the Parent or Company) which:

(a) has been established for the purpose of, or whose principal purpose is, incurring or issuing indebtedness or making, purchasing or investing in loans, securities or other financial assets;

(b) does not own any shares or equivalent ownership interests in a member of the Group; and

(c) is (until the Senior Creditor Discharge Date) a Senior Guarantor, (until the Permitted Second Lien Financing Discharge Date) a Second Lien Guarantor and has acceded to this Agreement as a Debtor.

"First/Second Lien Discharge Date" means the later to occur of the Senior Discharge Date and the Permitted Second Lien Financing Discharge Date.

"Group" has the meaning given to that term in the Senior Facilities Agreement.

"Group Company" means any company that is a member of the Group.

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"Guarantee Agreements" means the Hedging Agreements and the Operating Facility Documents.

"Guarantee Liabilities" means, in relation to a member of the Group, the liabilities under the Debt Documents (present or future, actual or contingent and whether incurred solely or jointly) it has to a Creditor, Operating Facility Lender or Debtor as or as a result of its being a guarantor or surety (including, without limitation, liabilities arising by way of guarantee, indemnity, contribution or subrogation and in particular any guarantee or indemnity arising under or in respect of any of the Secured Debt Documents).

"Guarantee Parties" means the Hedge Counterparties and the Operating Facility Lenders.

"Hedge Counterparty" means any person which becomes Party as a Hedge Counterparty pursuant to Clause 19.7 (Creditor/Agent Accession Undertaking),

provided that:

(i) such person has not ceased to be a Hedge Counterparty pursuant to Clause 19.14 (Resignation of Hedge Counterparties, Operating Facility Lenders and Investors); and

(ii) if the Senior Debt Discharge Date has occurred, a person party to this Agreement as a Hedge Counterparty may agree with the Parent that, without prejudice to the rights and obligations of the parties under the relevant Hedging Agreements, any hedging provided by that person shall cease to be subject to the terms of this Agreement and any Liabilities to that person under or in connection with the Hedging Agreements shall cease to constitute Hedging Liabilities (in which case such person shall cease to be a Hedge Counterparty for the purposes of the Secured Debt Documents).

"Hedge Counterparty Obligations" means the obligations owed by any Hedge Counterparty to the Debtors under or in connection with the Hedging Agreements.

"Hedge Transfer" means a transfer to all or any of the Senior Secured Creditors or the Senior Parent Creditors (or to a nominee or nominees of all or any of the Senior Secured Creditors or the Senior Parent Creditors) of each Hedging Agreement together with:

(a) all the rights and benefits in respect of the Hedging Liabilities owed by the Debtors and Third Party Security Providers to each Hedge Counterparty; and

(b) all the Hedge Counterparty Obligations owed by each Hedge Counterparty to the Debtors and Third Party Security Providers,

in accordance with Clause 19.4 (Change of Hedge Counterparty) as described in, and subject to, Clause 3.9 (Hedge Transfer: Senior Notes Creditors and Permitted Senior Financing Creditors) or 6.14 (Hedge Transfer: Senior Parent Creditors).

"Hedging Agreement" means, at the election of the Parent, any agreement entered into or to be entered into by a Debtor (or any member of the Group that is to become a Debtor) and a Hedge Counterparty in relation to a derivative or hedging arrangement entered into (or which has or will be allocated):

(a) to satisfy any minimum hedging requirements under any of the Debt Financing Agreements; and/or

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(b) for any purpose not prohibited by the terms of the Debt Financing Agreements at the time the relevant agreement is entered into.

"Hedging Ancillary Document" means an Ancillary Document which relates to or evidences the terms of a Hedging Ancillary Facility.

"Hedging Ancillary Facility" means an Ancillary Facility which is made available by way of a hedging facility.

"Hedging Ancillary Lender" means an Ancillary Lender to the extent that such Ancillary Lender makes available a Hedging Ancillary Facility.

"Hedging Liabilities" means the Liabilities owed by any Debtor or (to the extent arising from any Third Party Security) Third Party Security Provider to the Hedge Counterparties under or in connection with the Hedging Agreements, provided that the Hedging Liabilities of any Debtor or Third Party Security Provider shall not include any Excluded Swap Obligations of such Debtor or Third Party Security Provider (as applicable).

"Hedging Purchase Amount" means, in respect of a hedging transaction under a Hedging Agreement, the amount that would be payable to (expressed as a positive number) or by (expressed as a negative number) the relevant Hedge Counterparty on the relevant date if:

(a) in the case of a Hedging Agreement which is based on an ISDA Master Agreement:

(i) that date was an Early Termination Date (as defined in the relevant ISDA Master Agreement); and

(ii) the relevant Debtor was the Defaulting Party (under and as defined in the relevant ISDA Master Agreement); or

(b) in the case of a Hedging Agreement which is not based on an ISDA Master Agreement:

(i) that date was the date on which an event similar in meaning and effect (under that Hedging Agreement) to an Early Termination Date (as defined in any ISDA Master Agreement) occurred under that Hedging Agreement; and

(ii) the relevant Debtor was in a position which is similar in meaning and effect to that of a Defaulting Party (under and as defined in the same ISDA Master Agreement),

in each case as certified by the relevant Hedge Counterparty and as calculated in accordance with the relevant Hedging Agreement.

"Holding Company" has the meaning given to that term in the Senior Facilities Agreement.

"Indebtedness" has the meaning given to that term in the Senior Facilities Agreement.

"Insolvency Event" means, in relation to any Group Company or Third Party Security Provider:

(a) any resolution is passed or order made for the winding-up, dissolution, examinership, administration or reorganisation of that Group Company, a moratorium is declared in relation to

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any indebtedness of that Group Company or Third Party Security Provider or an administrator is appointed to that Group Company or Third Party Security Provider;

(b) any composition, compromise, assignment or arrangement is made with its creditors generally;

(c) the appointment of any liquidator, receiver, administrator, administrative receiver, compulsory manager, examiner or other similar officer in respect of that Group Company or Third Party Security Provider or any of its material assets; or

(d) any analogous procedure or step is taken in any jurisdiction, including without limitation, any US Insolvency or Liquidation Proceeding,

in each case to the extent constituting an Insolvency Event of Default which is continuing and provided that:

(i) if prior to the Senior Discharge Date, that Insolvency Event of Default is:

(A) a Senior Facilities Insolvency Default and the Senior Facility Agent (acting on the instructions of the Enhanced Majority Senior Lenders) has declared by written notice to the Security Agent, each other Agent and the Parent that an "Insolvency Event" has occurred;

(B) a Senior Notes Insolvency Default and the relevant Senior Notes Trustee (acting on behalf of the Senior Noteholders) has declared by written notice to the Security Agent, each other Agent and the Parent that an "Insolvency Event" has occurred; or

(C) a Permitted Senior Financing Insolvency Default and the relevant Senior Creditor Representative (to the extent expressly permitted by the relevant Permitted Senior Financing Agreement and acting on the instructions the Majority Permitted Senior Financing Creditors) has declared by written notice to the Security Agent, each other Agent and the Parent that an "Insolvency Event" has occurred;

if prior to the Permitted Second Lien Financing Discharge Date, that Insolvency Event of Default is a Permitted Second Lien Financing Insolvency Default and the relevant Second Lien Creditor Representative (to the extent expressly permitted by the relevant Permitted Second Lien Financing Agreement and acting on the instructions the Majority Permitted Second Lien Financing Creditors) has declared by written notice to the Security Agent, each other Agent and the Parent that an "Insolvency Event" has occurred; or

(ii) if on or after the First/Second Lien Discharge Date, that Insolvency Event of Default is:

(A) a Senior Parent Notes Insolvency Default and the relevant Senior Parent Notes Trustee (acting on behalf of the Senior Noteholders) has declared by written notice to the Security Agent, each other Agent and the Parent that an "Insolvency Event" has occurred; or

(B) a Permitted Parent Financing Insolvency Default and the relevant Senior Parent Creditor Representative (to the extent expressly permitted by the relevant Permitted Senior Financing Agreement and acting on the instructions the Majority Permitted Senior

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Financing Creditors) has declared by written notice to the Security Agent, each other Agent and the Parent that an "Insolvency Event" has occurred.

"Insolvency Event of Default" means:

(a) prior to the Senior Lender Discharge Date, an Event of Default which is continuing under paragraph (f) and/or (g) of section 1 of schedule 18 (Events of Default) to the Senior Facilities Agreement (a "Senior Facilities Insolvency Default");

(b) prior to the Senior Notes Discharge Date, an Event of Default equivalent to a Senior Facilities Insolvency Default which is continuing under any Senior Notes Indenture (a "Senior Notes Insolvency Default");

(c) prior to the Senior Parent Notes Discharge Date, an Event of Default equivalent to a Senior Facilities Insolvency Default, which is continuing under any Senior Parent Notes Indenture (a "Senior Parent Notes Insolvency Default");

(d) prior to the Permitted Senior Financing Discharge Date, an Event of Default equivalent to a Senior Facilities Insolvency Default, which is continuing under any Permitted Senior Financing Agreement (a "Permitted Senior Financing Insolvency Default");

(e) prior to the Permitted Second Lien Financing Discharge Date, an Event of Default equivalent to a Senior Facilities Insolvency Default, which is continuing under any Permitted Second Lien Financing Agreement (a "Permitted Second Lien Financing Insolvency Default"); or

(f) prior to the Permitted Parent Financing Discharge Date, an Event of Default equivalent to a Senior Facilities Insolvency Default, which is continuing under any Permitted Parent Financing Agreement (a "Permitted Parent Financing Insolvency Default").

"Instructing Group" means, at any time:

(a) prior to the Senior Discharge Date, those Senior Secured Creditors (other than the Permitted Second Lien Financing Creditors) whose Senior Secured Credit Participations at that time aggregate to more than 66 2/3 per cent. of the Total Senior Secured Credit Participations at that time;

(b) on or after the Senior Discharge Date but before the Permitted Second Lien Financing Discharge Date, and subject always to Clause 5.7 (Restrictions on enforcement by Permitted Second Lien Financing Creditors), those Permitted Second Lien Financing Creditors whose Second Lien Secured Credit Participations at that time aggregate to more than 66 2/3 per cent. of the Total Second Lien Secured Credit Participations at that time; and

(c) on or after the First/Second Lien Discharge Date but before the Senior Parent Discharge Date, and subject always to Clause 6.8 (Restrictions on enforcement by Senior Parent Creditors), the Majority Senior Parent Creditors.

"Inter-Hedging Agreement Netting" means the exercise of any right of set-off, account combination, Close-Out Netting or Payment Netting (whether arising out of a cross agreement, netting agreement or

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otherwise) by a Hedge Counterparty against liabilities owed to a Debtor by that Hedge Counterparty under a Hedging Agreement in respect of Hedging Liabilities owed to that Hedge Counterparty by that Debtor under another Hedging Agreement.

"Inter-Hedging Ancillary Document Netting" means the exercise of any right of set-off, account combination, Close-Out Netting or Payment Netting (whether arising out of a cross agreement, netting agreement or otherwise) by a Hedging Ancillary Lender against liabilities owed to a Debtor by that Hedging Ancillary Lender under a Hedging Ancillary Document in respect of Senior Lender Liabilities owed to that Hedging Ancillary Lender by that Debtor under another Hedging Ancillary Document.

"Intra-Group Lenders" means:

(a) the Original Intra-Group Lenders; and

(b) each other member of the Group which has made a loan available to, granted credit to or made any other financial arrangement having similar effect with another Debtor and which becomes a party as an Intra-Group Lender in accordance with the terms of Clause 19 (Changes to the Parties).

"Intra-Group Liabilities" means the Liabilities owed by any Debtor to any of the Intra-Group Lenders in its capacity as such (for the avoidance of doubt, excluding any Liabilities which are Senior Liabilities or Senior Parent Liabilities).

"Investor Documents" means each document evidencing any loan, credit or other financial arrangement made by an Investor to the Parent or other indebtedness incurred by the Parent to an Investor which would in each case, save for sub-paragraph (D) in the definition of "Indebtedness", constitute Indebtedness but, in each case, excluding any document evidencing a loan, credit or other financial arrangement or other indebtedness constituting Senior Liabilities or Senior Parent Liabilities.

"Investor Liabilities" means:

(a) the Liabilities owed to the Investors by the Parent under any preferred equity certificates or the Investor Documents (for the avoidance of doubt, excluding any Liabilities which are Senior Liabilities or Senior Parent Liabilities);

(b) any other liabilities owed to an Investor by the Parent which have been notified to the Security Agent by that Investor and the Parent in writing as liabilities to be treated as Investor Liabilities for the purposes of this Agreement; and

(c) any Senior Parent Debt Proceeds Loan Liabilities.

"Investors" means the Original Investor and any person which becomes a party to this Agreement as an Investor in accordance with the terms of Clause 19 (Changes to the Parties), provided that such person has not ceased to be an Investor pursuant to Clause 19.14 (Resignation of Hedge Counterparties, Operating Facility Lenders and Investors).

"ISDA Benchmarks Supplement" means the ISDA Benchmarks Supplement as published by the International Swaps and Derivatives Association, Inc. on September 19, 2018.

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"ISDA Master Agreement" means a 1992 ISDA Master Agreement or a 2002 ISDA Master Agreement.

"Issuing Bank" means:

(a) each "Issuing Bank" under and as defined in the Senior Facilities Agreement; and/or

(b) each person which becomes an issuing bank (or performs another similar or equivalent role) under or pursuant to the terms of a Permitted Senior Financing Document and is specified by that Permitted Senior Financing Document to be an Issuing Bank for the purpose of this definition.

"Letter of Credit" means:

(a) a "Letter of Credit" as defined in the Senior Facilities Agreement; and/or

(b) any letter of credit, guarantee, indemnity or other similar or equivalent instrument issued by an Issuing Bank under or pursuant to the terms of any Permitted Senior Financing Document.

"Liabilities" means all present and future liabilities and obligations at any time of any member of the Group or (to the extent arising from any Third Party Security) any Third Party Security Provider to any Creditor or Operating Facility Lender under the Debt Documents, both actual and contingent and whether incurred solely or jointly or in any other capacity together with any of the following matters relating to or arising in respect of those liabilities and obligations:

(a) any refinancing, novation, deferral or extension;

(b) any claim for breach of representation, warranty or undertaking or on an event of default or under any indemnity given under or in connection with any document or agreement evidencing or constituting any other liability or obligation falling within this definition;

(c) any claim for damages or restitution; and

(d) any claim as a result of any recovery by any Debtor or (to the extent arising from any Third Party Security) any Third Party Security Provider of a Payment on the grounds of preference or otherwise, including any Post-Petition Interest and any amounts which would be included in any of the above but for any discharge, non-provability, unenforceability or non-allowance of those amounts in any insolvency or other proceedings.

"Liabilities Acquisition" means, in relation to a person and to any Liabilities, a transaction where that person:

(a) purchases by way of assignment or transfer;

(b) enters into any sub-participation in respect of; or

(c) enters into any other agreement or arrangement having an economic effect substantially similar to a sub-participation in respect of,

the rights and benefits in respect of those Liabilities.

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"Majority Permitted Parent Financing Creditors" means, in relation to any Permitted Parent Financing Debt, the requisite number or percentage of Permitted Parent Financing Creditors under the Permitted Parent Financing Agreement on whose instructions the Senior Parent Creditor Representative is required to act in relation to the relevant matter.

"Majority Permitted Second Lien Financing Creditors" means, in relation to any Permitted Second Lien Financing Debt, the requisite number or percentage of Permitted Second Lien Financing Creditors under the Permitted Second Lien Financing Agreement on whose instructions the Second Lien Creditor Representative is required to act in relation to the relevant matter.

"Majority Permitted Senior Financing Creditors" means, in relation to any Permitted Senior Financing Debt, the requisite number or percentage of Permitted Senior Financing Creditors under the Permitted Senior Financing Agreement on whose instructions the Senior Creditor Representative is required to act in relation to the relevant matter.

"Majority Second Lien Creditors" means, at any time, those Permitted Second Lien Financing Creditors whose Second Lien Secured Credit Participations at that time aggregate more than 50 per cent. of the Total Second Lien Secured Credit Participations at that time.

"Majority Senior Creditors" means, at any time, those Senior Creditors whose Senior Credit Participations at that time aggregate more than 50 per cent. of the total Senior Credit Participations at that time.

"Majority Senior Lenders" has the meaning given to the term "Majority Lenders" in the Senior Facilities Agreement.

"Majority Senior Parent Creditors" means, at any time, those Senior Parent Creditors whose Senior Parent Credit Participations at that time aggregate more than 50 per cent. of the total aggregate amount of all Senior Parent Credit Participations at that time.

"Material Adverse Effect" has the meaning given to that term in the Senior Facilities Agreement.

"Material Event of Default" means:

(a) prior to the Senior Lender Discharge Date, an Event of Default which is continuing under paragraph (c) of section 1 of schedule 18 (Events of Default) to the Senior Facilities Agreement (but only to the extent that the Senior Facility Agent (acting on the instructions of the Majority Senior Lenders (acting reasonably)) determines that such Event of Default has a Material Adverse Effect), paragraphs (f) and (g) of section 1 of schedule 18 (Events of Default) to the Senior Facilities Agreement;

(b) prior to the Senior Notes Discharge Date, an Event of Default equivalent to any referred to in paragraph (a) above which is continuing under any Senior Notes Indenture; and

(c) prior to the Permitted Senior Financing Discharge Date, an Event of Default equivalent to any referred to in paragraph (a) above which is continuing under any Permitted Senior Financing Agreement.

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"Multi-account Overdraft Facility" means an Ancillary Facility which is an overdraft facility comprising more than one account.

"Multi-account Overdraft Liabilities" means the Liabilities arising under any Multi-account Overdraft Facility.

"Non-Credit Related Close-Out" means a Permitted Hedge Close-Out described in any of paragraph (a)(i), (iii), (v), (vi) or (vii) of Clause 4.9 (Permitted enforcement: Hedge Counterparties).

"Noteholders" means the Senior Noteholders and/or the Senior Parent Noteholders, as the context requires.

"Notes Finance Documents" means:

(a) in respect of any Senior Notes, the Senior Notes Finance Documents relating to those Senior Notes; and

(b) in respect of any Senior Parent Notes, the Senior Parent Notes Finance Documents relating to those Senior Parent Notes.

"Notes Indenture" means:

(a) in respect of any Senior Notes, the Senior Notes Indenture relating to those Senior Notes; and

(b) in respect of any Senior Parent Notes, the Senior Parent Notes Indenture relating to those Senior Parent Notes.

"Notes Security Costs" means costs and expenses of any holder of Security in relation to the protection, preservation or enforcement of such Security.

"Notes Trustee" means:

(a) in respect of any Senior Notes, each Senior Notes Trustee appointed under or pursuant to the relevant Senior Notes Indenture; and

(b) in respect of any Senior Parent Notes, each Senior Parent Notes Trustee appointed under or pursuant to the relevant Senior Parent Notes Indenture.

"Notes Trustee Amounts" means the Senior Notes Trustee Amounts and the Senior Parent Notes Trustee Amounts.

"Operating Facility" means any facility or financial accommodation (including, without limitation, any overdraft or other current account facility, any foreign exchange facility, any guarantee, bonding, documentary or standby letter of credit facility, any credit card or automated payments facility, any short-term loan facility, any derivatives facility, any cash pooling arrangement or other cash management arrangement, chequing or note encashment facility) provided to a member of the Group by an Operating Facility Lender which is notified to the Security Agent by the Parent in writing as a facility or financial accommodation to be treated as an "Operating Facility" for the purposes of this Agreement.

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"Operating Facility Discharge Date" means the first date on which all Operating Facility Liabilities have been fully and finally discharged (if applicable, including by way of defeasance permitted in accordance with the Operating Facility Documents), whether or not as a result of an enforcement, and the Operating Facility Lenders are under no further obligation to provide any financial accommodation to any of the Debtors under the Operating Facility Documents.

"Operating Facility Document" means, at the election of the Parent, any document relating to or evidencing an Operating Facility.

"Operating Facility Lender" means any person which becomes Party as an Operating Facility Lender pursuant to Clause 19.7 (Creditor/Agent Accession Undertaking),

provided that:

(i) such person has not ceased to be an Operating Facility Lender pursuant to Clause 19.14 (Resignation of Hedge Counterparties, Operating Facility Lenders and Investors); and

(ii) if the Senior Debt Discharge Date has occurred, a person party to this Agreement as an Operating Facility Lender may agree with the Parent that, without prejudice to the rights and obligations of the parties under the relevant Operating Facility Documents, any facilities or financial accommodation provided by that person shall cease to be subject to the terms of this Agreement and any Liabilities to that person under or in connection with the Operating Facility Documents shall cease to constitute Operating Facility Liabilities (in which case such person shall cease to be an Operating Facility Lender for the purposes of the Secured Debt Documents).

"Operating Facility Liabilities" means the Liabilities owed by any Debtor or (to the extent arising from any Third Party Security) any Third Party Security Provider to the Operating Facility Lenders under or in connection with the Operating Facility Documents or any Operating Facility provided thereunder (for the avoidance of doubt, excluding any Senior Arranger Liabilities, Senior Lender Liabilities, Senior Notes Liabilities, Senior Parent Liabilities, Permitted Senior Financing Arranger Liabilities, Permitted Second Lien Financing Arranger Liabilities, Permitted Senior Financing Liabilities, Permitted Second Lien Financing Liabilities and Permitted Parent Financing Liabilities).

"Other Liabilities" means, in relation to a member of the Group or a Third Party Security Provider, any trading and other liabilities (not being Borrowing Liabilities or Guarantee Liabilities) it may have to any Agent, Arranger or Operating Facility Lender under the Debt Documents or to an Intra-Group Lender, Debtor or Third Party Security Provider.

"Party" means a party to this Agreement.

"Payment" means, in respect of any Liabilities (or any other liabilities or obligations), a payment, prepayment, repayment, redemption, defeasance or discharge of those Liabilities (or other liabilities or obligations).

"Payment Netting" means:

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(a) in respect of a Hedging Agreement or a Hedging Ancillary Document based on an ISDA Master Agreement, netting under section 2(c) of the relevant ISDA Master Agreement; and

(b) in respect of a Hedging Agreement or a Hedging Ancillary Document not based on an ISDA Master Agreement, netting pursuant to any provision of that Hedging Agreement or a Hedging Ancillary Document which has a similar effect to the provision referenced in paragraph (a) above.

"Permitted Financing Agreement" means a Permitted Senior Financing Agreement, a Permitted Second Lien Financing Agreement and/or a Permitted Parent Financing Agreement, as the context requires.

"Permitted Financing Documents" means the Permitted Senior Financing Documents, the Permitted Second Lien Financing Documents and the Permitted Parent Financing Documents.

"Permitted Gross Amount" means, in relation to a Multi-account Overdraft Facility, any amount, not exceeding the Designated Gross Amount, which is the aggregate gross debit balance of overdrafts comprised in that Multi-account Overdraft Facility.

"Permitted Hedge Close-Out" means, in relation to a hedging transaction under a Hedging Agreement, a termination or close-out of that hedging transaction which is permitted pursuant to Clause 4.9 (Permitted Enforcement: Hedge Counterparties).

"Permitted Hedge Payments" means the Payments permitted by Clause 4.3 (Permitted Payments: Hedging Liabilities).

"Permitted Intra-Group Payments" means the Payments permitted by Clause 8.2 (Permitted Payments: Intra-Group Liabilities).

"Permitted Investor Payments" means the Payments permitted by Clause 7.2 (Permitted Payments: Investor Liabilities).

"Permitted Parent Financing Acceleration Event" means, in relation to any Permitted Parent Financing Debt and following the occurrence of a Permitted Parent Financing Event of Default which is continuing, the Senior Parent Creditor Representative in respect of that Permitted Parent Financing Debt (or, as the case may be, any of the Permitted Parent Financing Creditors) exercising any of its rights under (and in accordance with the terms of) the Permitted Parent Financing Agreement to accelerate any amount outstanding under the Permitted Parent Financing Agreement or any acceleration provision being automatically invoked under the Permitted Parent Financing Agreement (in each case such that a principal amount outstanding in respect of that Permitted Parent Financing Agreement has become immediately due and payable prior to its scheduled maturity).

"Permitted Parent Financing Agent Liabilities" means the Agent Liabilities owed by the Debtors or (to the extent arising from any Third Party Security) Third Party Security Providers to the relevant Senior Parent Creditor Representative under or in connection with the Permitted Parent Financing Documents.

"Permitted Parent Financing Agreement" means, in relation to any Permitted Parent Financing Debt, the facility agreement, indenture or other equivalent document by which that Permitted Parent Financing Debt is made available or, as the case may be, issued.

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"Permitted Parent Financing Arranger" means any Arranger under and as defined in a Permitted Parent Financing Agreement.

"Permitted Parent Financing Arranger Liabilities" means the Arranger Liabilities owed by the Debtors or (to the extent arising from any Third Party Security) Third Party Security Providers to any Permitted Parent Financing Arranger under or in connection with the Permitted Parent Financing Documents.

"Permitted Parent Financing Creditors" means, in relation to any Permitted Parent Financing Debt, each of the lenders, holders or other creditors in respect of that Permitted Parent Financing Debt from time to time (including the applicable Senior Parent Creditor Representative).

"Permitted Parent Financing Debt" means any indebtedness incurred by a Senior Parent Debt Issuer which is notified to the Security Agent by the Parent in writing as indebtedness to be treated as "Permitted Parent Financing Debt" for the purposes of this Agreement, provided that:

(a) incurrence of such indebtedness is not prohibited by the terms of the Secured Debt Documents; and

(b) either:

(i) the providers of such indebtedness have agreed to become a Party to this Agreement as a Senior Parent Creditor by executing and delivering to the Security Agent a Creditor/Agent Accession Undertaking; or

(ii) the agent, trustee or other relevant representative in respect of that Permitted Parent Financing Debt has agreed to become a Party to this Agreement as a Senior Parent Creditor and Senior Parent Creditor Representative on behalf of the providers of such indebtedness by executing and delivering to the Security Agent a Creditor/Agent Accession Undertaking, in each case to the extent that the relevant person is not already party to this Agreement in that capacity.

"Permitted Parent Financing Discharge Date" means the first date on which all Permitted Parent Financing Liabilities have been fully and finally discharged (if applicable, including by way of defeasance permitted in accordance with the Permitted Parent Financing Documents), whether or not as a result of an enforcement, and the Permitted Parent Financing Creditors are under no further obligation to provide any financial accommodation to any of the Debtors under the Permitted Parent Financing Documents.

"Permitted Parent Financing Documents" means, in relation to any Permitted Parent Financing Debt, the Permitted Parent Financing Agreement, any fee letter entered into under or in connection with the Permitted Parent Financing Agreement and any other document or instrument relating to that Permitted Parent Financing Debt and designated as such by the Parent and the Senior Parent Creditor Representative in respect of that Permitted Parent Financing Debt.

"Permitted Parent Financing Event of Default" means, in relation to any Permitted Parent Financing Debt, an event of default (however described) under the Permitted Parent Financing Agreement which entitles the Permitted Parent Financing Creditors to give (or to instruct the Senior Parent Creditor

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Representative to give) a notice of acceleration constituting a Permitted Parent Financing Acceleration Event.

"Permitted Parent Financing Liabilities" means all Liabilities of any Debtor or (to the extent arising from any Third Party Security) Third Party Security Provider to any Permitted Parent Financing Creditors under or in connection with the Permitted Parent Financing Documents.

"Permitted Payment" means a Permitted Hedge Payment, a Permitted Intra-Group Payment, a Permitted Senior Parent Payment, a Permitted Second Lien Payment, a Permitted Senior Payment or a Permitted Investor Payment.

"Permitted Second Lien Financing Acceleration Event" means, in relation to any Permitted Second Lien Financing Debt and following the occurrence of a Permitted Second Lien Financing Event of Default which is continuing, the Second Lien Creditor Representative in respect of that Permitted Second Lien Financing Debt (or, as the case may be, any of the Permitted Second Lien Financing Creditors) exercising any of its rights under (and in accordance with the terms of) the Permitted Second Lien Financing Agreement to accelerate any amount outstanding under the Permitted Second Lien Financing Agreement or any acceleration provision being automatically invoked under the Permitted Second Lien Financing Agreement (in each case such that a principal amount outstanding in respect of that Permitted Second Lien Financing Agreement has become immediately due and payable prior to its scheduled maturity).

"Permitted Second Lien Financing Agent Liabilities" means the Agent Liabilities owed by the Debtors or (to the extent arising from any Third Party Security) Third Party Security Providers to the relevant Second Lien Creditor Representative under or in connection with the Permitted Second Lien Financing Documents.

"Permitted Second Lien Financing Agreement" means, in relation to any Permitted Second Lien Financing Debt, the facility agreement, indenture or other equivalent document by which that Permitted Second Lien Financing Debt is made available or, as the case may be, issued.

"Permitted Second Lien Financing Arranger" means any Arranger under and as defined in a Permitted Second Lien Financing Agreement.

"Permitted Second Lien Financing Arranger Liabilities" means the Arranger Liabilities owed by the Debtors or (to the extent arising from any Third Party Security) Third Party Security Providers to any Permitted Second Lien Financing Arranger under or in connection with the Permitted Second Lien Financing Documents.

"Permitted Second Lien Financing Creditors" means, in relation to any Permitted Second Lien Financing Debt, each of the lenders, holders or other creditors in respect of that Permitted Second Lien Financing Debt from time to time (including the applicable Second Lien Creditor Representative).

"Permitted Second Lien Financing Debt" means any indebtedness incurred by any Second Lien Borrower and which is notified to the Security Agent by the Parent in writing as indebtedness to be treated as "Permitted Second Lien Financing Debt" for the purposes of this Agreement provided that:

(a) incurrence of such indebtedness is not prohibited by the terms of the Secured Debt Documents; and

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(b) either:

(i) the providers of such indebtedness have agreed to become a party to this Agreement as a Permitted Second Lien Financing Creditor by executing and delivering to the Security Agent a Creditor/Agent Accession Undertaking; or

(ii) the agent, trustee or other relevant representative in respect of that Permitted Second Lien Financing Debt has agreed to become a Party to this Agreement as a Permitted Second Lien Financing Creditor and Second Lien Creditor Representative on behalf of the providers of such indebtedness by executing and delivering to the Security Agent a Creditor/Agent Accession Undertaking, in each case to the extent that the relevant person is not already party to this Agreement in that capacity.

"Permitted Second Lien Financing Discharge Date" means the first date on which all Permitted Second Lien Financing Liabilities have been fully and finally discharged (if applicable, including by way of defeasance permitted in accordance with the Permitted Second Lien Financing Documents), whether or not as a result of an enforcement, and the Permitted Second Lien Financing Creditors are under no further obligation to provide any financial accommodation to any of the Debtors under the Permitted Second Lien Financing Documents.

"Permitted Second Lien Financing Documents" means, in relation to any Permitted Second Lien Financing Debt, the Permitted Second Lien Financing Agreement, any fee letter entered into under or in connection with the Permitted Second Lien Financing Agreement and any other document or instrument relating to that Permitted Second Lien Financing Debt and designated as such by the Parent and the Second Lien Creditor Representative in respect of that Permitted Second Lien Financing Debt.

"Permitted Second Lien Financing Event of Default" means, in relation to any Permitted Second Lien Financing Debt, an event of default (however described) under the Permitted Second Lien Financing Agreement which entitles the Permitted Second Lien Financing Creditors to give (or to instruct the Second Lien Creditor Representative to give) a notice of acceleration constituting a Permitted Second Lien Financing Acceleration Event.

"Permitted Second Lien Financing Liabilities" means all Liabilities of any Debtor or (to the extent arising from any Third Party Security) Third Party Security Provider to any Permitted Second Lien Financing Creditors under or in connection with the Permitted Second Lien Financing Documents.

"Permitted Second Lien Payments" means the Payments permitted by Clause 5.2 (Permitted Payments: Second Lien Liabilities).

"Permitted Senior Financing Acceleration Event" means, in relation to any Permitted Senior Financing Debt and following the occurrence of a Permitted Senior Financing Event of Default which is continuing, the Senior Creditor Representative in respect of that Permitted Senior Financing Debt (or, as the case may be, any of the Permitted Senior Financing Creditors) exercising any of its rights under (and in accordance with the terms of) the Permitted Senior Financing Agreement to accelerate any amount outstanding under the Permitted Senior Financing Agreement or any acceleration provision being automatically invoked under

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the Permitted Senior Financing Agreement (in each case such that a principal amount outstanding in respect of that Permitted Senior Financing Agreement has become immediately due and payable prior to its scheduled maturity).

"Permitted Senior Financing Agent Liabilities" means the Agent Liabilities owed by the Debtors or (to the extent arising from any Third Party Security) Third Party Security Providers to the relevant Senior Creditor Representative under or in connection with the Permitted Senior Financing Documents.

"Permitted Senior Financing Agreement" means, in relation to any Permitted Senior Financing Debt, the facility agreement, indenture or other equivalent document by which that Permitted Senior Financing Debt is made available or, as the case may be, issued.

"Permitted Senior Financing Arranger" means any Arranger under and as defined in a Permitted Senior Financing Agreement.

"Permitted Senior Financing Arranger Liabilities" means the Arranger Liabilities owed by the Debtors or (to the extent arising from any Third Party Security) Third Party Security Providers to any Permitted Senior Financing Arranger under or in connection with the Permitted Senior Financing Documents.

"Permitted Senior Financing Creditors" means, in relation to any Permitted Senior Financing Debt, each of the lenders, holders or other creditors in respect of that Permitted Senior Financing Debt from time to time (including the applicable Senior Creditor Representative).

"Permitted Senior Financing Debt" means any indebtedness incurred by any member of the Group which is notified to the Security Agent by the Parent in writing as indebtedness to be treated as "Permitted Senior Financing Debt" for the purposes of this Agreement provided that:

(a) incurrence of such indebtedness is not prohibited by the terms of the Secured Debt Documents; and

(b) either:

(i) the providers of such indebtedness have agreed to become a party to this Agreement as a Senior Secured Creditor by executing and delivering to the Security Agent a Creditor/Agent Accession Undertaking; or

(ii) the agent, trustee or other relevant representative in respect of that Permitted Senior Financing Debt has agreed to become a Party to this Agreement as a Senior Secured Creditor and Senior Creditor Representative on behalf of the providers of such indebtedness by executing and delivering to the Security Agent a Creditor/Agent Accession Undertaking, in each case to the extent that the relevant person is not already party to this Agreement in that capacity.

"Permitted Senior Financing Discharge Date" means the first date on which all Permitted Senior Financing Liabilities have been fully and finally discharged (if applicable, including by way of defeasance permitted in accordance with the Permitted Senior Financing Documents), whether or not as a result of an

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enforcement, and the Permitted Senior Financing Creditors are under no further obligation to provide any financial accommodation to any of the Debtors under the Permitted Senior Financing Documents.

"Permitted Senior Financing Documents" means, in relation to any Permitted Senior Financing Debt, the Permitted Senior Financing Agreement, any fee letter entered into under or in connection with the Permitted Senior Financing Agreement and any other document or instrument relating to that Permitted Senior Financing Debt and designated as such by the Parent and the Senior Creditor Representative in respect of that Permitted Senior Financing Debt.

"Permitted Senior Financing Event of Default" means, in relation to any Permitted Senior Financing Debt, an event of default (however described) under the Permitted Senior Financing Agreement which entitles the Permitted Senior Financing Creditors to give (or to instruct the Senior Creditor Representative to give) a notice of acceleration constituting a Permitted Senior Financing Acceleration Event.

"Permitted Senior Financing Liabilities" means all Liabilities of any Debtor or (to the extent arising from any Third Party Security) Third Party Security Provider to any Permitted Senior Financing Creditors under or in connection with the Permitted Senior Financing Documents.

"Permitted Senior Parent Payments" means the Payments permitted by Clause 6.2 (Permitted Senior Parent Payments).

"Permitted Senior Payments" means the Payments permitted by Clause 3.1 (Payment of Senior Liabilities).

"Post-Petition Interest" means interest, fees, expenses and other charges that pursuant to the Debt Documents continue to accrue after the commencement of any US Insolvency or Liquidation Proceeding, whether or not such interest, fees, expenses and other charges are allowed or allowable under any Debtor Relief Law or other applicable legal requirements or in any such US Insolvency or Liquidation Proceeding.

"Primary Creditors" means the Senior Secured Creditors and the Senior Parent Creditors.

"Priority Revolving Facility" means any facility which is notified to the Security Agent by the Parent in writing as a facility to be treated as a "Priority Revolving Facility" for the purposes of this Agreement, in each case provided that such facility is made available on terms consistent with those set out in Schedule 4 (Priority Revolving Facility).

"Public Auction" means an auction (public or private) or other competitive sale process in which more than one bidder participates or is invited to participate, which may or may not be conducted through a court or other legal proceeding, and which is conducted with the advice of a Financial Adviser.

"Qualified ECP Guarantor" means, in respect of any Swap Obligation, each Debtor that has total assets exceeding $10,000,000 at the time the relevant guarantee or grant of the relevant security interest becomes effective with respect to such Swap Obligation or such other person as constitutes an "eligible contract participant" under the Commodity Exchange Act or any regulations promulgated thereunder and can cause

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another person to qualify as an "eligible contract participant" at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

"Qualified Equity Interests" has the meaning given to the term "Equity Interests" in the Senior Facilities Agreement.

"Receiver" means a receiver, an interim receiver, a receiver and manager or administrative receiver, in each case, of the whole or any part of the Charged Property.

"Recoveries" has the meaning given to that term in paragraph (a) of Clause 14.1 (Order of application).

"Regulated Entity" has the meaning given to that term in the Senior Facilities Agreement.

"Relevant Ancillary Lender" means, in respect of any SFA Cash Cover, the Ancillary Lender (if any) for which that SFA Cash Cover is provided.

"Relevant Issuing Bank" means, in respect of any SFA Cash Cover, the Issuing Bank (if any) for which that SFA Cash Cover is provided.

"Relevant Liabilities" means:

(a) in the case of a Creditor or an Operating Facility Lender:

(i) the Arranger Liabilities owed to an Arranger ranking (in accordance with the terms of this Agreement) pari passu with or in priority to that Creditor or, as the case may be, Operating Facility Lender;

(ii) the Liabilities owed to Creditors and Operating Facility Lenders ranking (in accordance with the terms of this Agreement) pari passu with or in priority to that Creditor or, as the case may be, Operating Facility Lender together with all Agent Liabilities owed to the Agent of those Creditors and Operating Facility Lenders; and

(iii) all present and future liabilities and obligations, actual and contingent, of the Debtors and (to the extent arising from any Third Party Security) Third Party Security Providers to the Security Agent; and

(b) in the case of a Debtor or (to the extent arising from any Third Party Security) Third Party Security Provider, the Liabilities owed to the Creditors and the Operating Facility Lenders together with the Agent Liabilities owed to the Agent of those Creditors and Operating Facility Lenders, the Arranger Liabilities and all present and future liabilities and obligations, actual and contingent, of the Debtors or, as the case may be, Third Party Security Providers to the Security Agent.

"Required Second Lien Consent" means, in relation to any proposed matter, step or action (the "Proposed Action") if any Permitted Second Lien Financing Debt has been incurred and the Proposed Action is prohibited by the terms of the relevant Permitted Second Lien Financing Agreement, the prior consent of the Majority Permitted Second Lien Financing Creditors or the Creditor Representative in respect of that Permitted Second Lien Financing Debt.

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"Required Senior Consent" means, in relation to any proposed matter, step or action (the "Proposed Action"), the prior consent of:

(a) if the Proposed Action is prohibited by the terms of the Senior Facilities Agreement, the Majority Senior Lenders;

(b) if any Senior Notes have been issued and the Proposed Action is prohibited by the terms of the relevant Senior Notes Indenture, the Senior Notes Trustee; and

(c) if any Permitted Senior Financing Debt has been incurred and the Proposed Action is prohibited by the terms of the relevant Permitted Senior Financing Agreement, the Majority Permitted Senior Financing Creditors or the Creditor Representative in respect of that Permitted Senior Financing Debt.

"Responsible Officer" means any officer within the corporate trust, agency or securities services department (however described) of any Notes Trustee, including any director, associate director, vice president, assistant vice president, assistant treasurer, trust officer or any other officer of such Notes Trustee who customarily performs functions similar to those performed by such officers, or to whom any corporate trust matter is referred because of such individual's knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Agreement and any Senior Notes Indenture, Senior Parent Notes Indenture or Permitted Financing Agreement (as applicable) to which that Notes Trustee is a party.

"Retiring Security Agent" has the meaning given to that term in paragraph (d) of Clause 18.1 (Resignation of the Security Agent).

"Second Lien Borrower" means any person that becomes a borrower or issuer of Second Lien Liabilities.

"Second Lien Creditor Representative" means, in relation to any Permitted Second Lien Financing Debt, the agent, trustee or other relevant representative in respect of that Permitted Second Lien Financing Debt.

"Second Lien Guarantor" has the meaning given to the term "Guarantor" in any Permitted Second Lien Financing Agreement.

"Second Lien Liabilities" means any Permitted Second Lien Financing Liabilities.

"Second Lien Payment Default" means a Senior Event of Default arising by reason of non-payment of any amount which is immediately due and payable under the Permitted Second Lien Financing Documents, other than in respect of non-payment of any amount (a) not constituting principal or interest or (b) not exceeding USD1,000,000 (or its equivalent in other currencies).

"Second Lien Secured Credit Participation" means in relation to a Permitted Second Lien Financing Creditor, the aggregate amount of its commitments under each Permitted Second Lien Financing Agreement (drawn or undrawn) and/or the principal amount of outstanding Permitted Second Lien Financing Debt held by that Permitted Second Lien Financing Creditor (as applicable and without double counting).

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"Secured Debt Documents" means the Senior Facilities Finance Documents, the Senior Notes Finance Documents, the Permitted Senior Financing Documents, the Hedging Agreements, the Operating Facility Documents, the Permitted Second Lien Financing Documents, the Senior Parent Notes Finance Documents and/or the Permitted Parent Financing Documents, as the context requires.

"Secured Obligations" means:

(a) in the case of all Security Documents other than the Shared Security, to the extent legally possible, all the Liabilities and all other present and future obligations at any time due, owing or incurred by any member of the Group to any Senior Secured Party under the Secured Debt Documents, both actual and contingent and whether incurred solely or jointly and as principal or surety or in any other capacity; and

(b) in the case of the Shared Security, to the extent legally possible, all the Liabilities and all other present and future obligations at any time due, owing or incurred by any member of the Group to any Secured Party (in the case of any Senior Parent Creditor and any Shared Security, to the extent the Parent has agreed that the relevant Senior Parent Notes or relevant Permitted Parent Financing Debt (as applicable) is to benefit from that Shared Security) under the Secured Debt Documents, both actual and contingent and whether incurred solely or jointly and as principal or surety or in any other capacity.

"Secured Party" means, to the extent legally possible, each of the Security Agent, any Receiver or Delegate and each of the Agents, the Arrangers, the Operating Facility Lenders, the Senior Secured Creditors and the Senior Parent Creditors from time to time but, to the extent required by this Agreement, only if it is a party to this Agreement or has acceded to this Agreement, in the appropriate capacity, pursuant to Clause 19.7 (Creditor/Agent Accession Undertaking).

"Security" means a mortgage, charge, pledge, lien or other security interest having a similar effect.

"Security Agent's Spot Rate of Exchange" means, in respect of the conversion of one currency (the "First Currency") into another currency (the "Second Currency"), the Security Agent's spot rate of exchange for the purchase of the Second Currency with the First Currency in the London foreign exchange market at or about 11.00 am (London time) on a particular day, which shall be notified by the Security Agent in accordance with paragraph (d) of Clause 17.7 (Security Agent's obligations).

"Security Documents" means:

(a) each of the Transaction Security Documents; and

(b) any other document entered into at any time by any of the Debtors or Third Party Security Providers creating or expressed to create any Security over all or any part of its assets in respect of, to the extent legally possible and subject to the Agreed Security Principles, any of the obligations of any member of the Group to any of the Secured Parties (in such capacity) under any of the Secured Debt Documents.

"Security Property" means:

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(a) the Transaction Security expressed to be granted in favour of the Security Agent as agent or trustee for the Secured Parties (or under or pursuant to any parallel debt, joint and several creditorship or similar or equivalent structure) and/or in favour of all or any relevant Secured Parties (as applicable under the relevant governing law) and all proceeds of that Transaction Security;

(b) all obligations expressed to be undertaken by a Debtor or (to the extent arising from any Third Party Security) Third Party Security Provider to pay amounts in respect of the Liabilities to the Security Agent as agent or trustee for the Secured Parties (or under or pursuant to any parallel debt, joint and several creditorship or similar or equivalent structure) and secured by the Transaction Security together with all representations and warranties expressed to be given by a Debtor or a Third Party Security Provider in favour of the Security Agent as trustee for the Secured Parties;

(c) the Security Agent's interest in any trust fund created pursuant to Clause 10 (Turnover of Receipts); and

(d) any other amounts or property, whether rights, entitlements, choses in action or otherwise, actual or contingent, which the Security Agent is required by the terms of the Debt Documents to hold as trustee on trust for (or otherwise for the benefit of) the Secured Parties.

"Senior Acceleration Event" means a Senior Facilities Acceleration Event, a Senior Notes Acceleration Event and/or a Permitted Senior Financing Acceleration Event, as the context requires.

"Senior Agent" means each of the Senior Facility Agent, any Senior Notes Trustee, any Senior Creditor Representative and/or any Second Lien Creditor Representative, as the context requires.

"Senior Agent Liabilities" means the Agent Liabilities owed by the Debtors or (to the extent arising from any Third Party Security) Third Party Security Providers to the Senior Facility Agent under or in connection with the Senior Facilities Finance Documents.

"Senior Arranger" means any Arranger under and as defined in the Senior Facilities Agreement.

"Senior Arranger Liabilities" means the Arranger Liabilities owed by the Debtors or (to the extent arising from any Third Party Security) Third Party Security Providers to any Senior Arranger under or in connection with the Senior Facilities Finance Documents.

"Senior Borrower" has the meaning given to the term "Borrower" in the Senior Facilities Agreement.

"Senior Cash Collateral" means any cash collateral provided by:

(a) a Senior Lender to an Issuing Bank pursuant to clause 7.4 (Cash collateral by Non-Acceptable L/C Lender and Borrower's option to provide cash cover) of the Senior Facilities Agreement; and

(b) a Permitted Senior Financing Creditor to an Issuing Bank pursuant to the terms of a Permitted Senior Financing Agreement.

"Senior Commitment" means a "Facility B Commitment", an "Incremental Facility Commitment" or a "Revolving Facility Commitment", each as defined in the Senior Facilities Agreement.

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"Senior Credit Participation" means, in relation to a Senior Creditor, the aggregate of:

(a) its aggregate Senior Commitments (whether drawn or undrawn), if any; and

(b) in respect of any hedging transaction of that Senior Creditor under any Hedging Agreement that has, as of the date the calculation is made, been terminated or closed out in accordance with the terms of this Agreement, the amount, if any, payable to it under any Hedging Agreement in respect of that termination or close-out as of the date of termination or close-out (and before taking into account any interest accrued on that amount since the date of termination or close-out) to the extent that amount is unpaid (that amount to be certified by the relevant Senior Creditor and as calculated in accordance with the relevant Hedging Agreement); and

(c) in respect of any hedging transaction of that Senior Creditor under any Hedging Agreement that has, as of the date the calculation is made, not been terminated or closed out:

(i) if the relevant Hedging Agreement is based on an ISDA Master Agreement the amount, if any, which would be payable to it under that Hedging Agreement in respect of that hedging transaction, if the date on which the calculation is made was deemed to be an Early Termination Date (as defined in the relevant ISDA Master Agreement) for which the relevant Debtor is the Defaulting Party (as defined in the relevant ISDA Master Agreement); or

(ii) if the relevant Hedging Agreement is not based on an ISDA Master Agreement, the amount, if any, which would be payable to it under that Hedging Agreement in respect of that hedging transaction, if the date on which the calculation is made was deemed to be the date on which an event similar in meaning and effect (under that Hedging Agreement) to an Early Termination Date (as defined in any ISDA Master Agreement) occurred under that Hedging Agreement for which the relevant Debtor is in a position similar in meaning and effect (under that Hedging Agreement) to that of a Defaulting Party (under and as defined in the same ISDA Master Agreement), that amount, in each case, to be certified by the relevant Senior Creditor and as calculated in accordance with the relevant Hedging Agreement.

"Senior Creditor Discharge Date" means the first date on which all the Senior Lender Liabilities and the Hedging Liabilities have been fully and finally discharged, whether or not as the result of an enforcement, and the Senior Creditors are under no further obligation to provide financial accommodation to any of the Debtors under the Senior Facilities Finance Documents.

"Senior Creditor Liabilities" means the Senior Lender Liabilities, the Hedging Liabilities and the Operating Facility Liabilities.

"Senior Creditor Representative" means, in relation to any Permitted Senior Financing Debt, the agent, trustee or other relevant representative in respect of that Permitted Senior Financing Debt.

"Senior Creditors" means the Senior Lenders and the Hedge Counterparties.

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"Senior Debt Discharge Date" means the first date on which each of the Senior Lender Discharge Date, the Senior Notes Discharge Date and the Permitted Senior Financing Discharge Date has occurred.

"Senior Debt Documents" means the Senior Facilities Finance Documents, the Senior Notes Finance Documents, the Permitted Senior Financing Documents and/or the Permitted Second Lien Financing Documents, as the context requires.

"Senior Discharge Date" means the first date on which each of the Senior Creditor Discharge Date, the Senior Notes Discharge Date and the Permitted Senior Financing Discharge Date has occurred.

"Senior Distress Event" means, following the occurrence of a Senior Acceleration Event which is continuing, any of the Senior Facility Agent (acting on the instructions of the Enhanced Majority Senior Lenders), a Senior Notes Trustee (acting on behalf of the Senior Noteholders) or a Senior Creditor Representative (to the extent expressly permitted by the relevant Permitted Senior Financing Agreement and acting on the instructions of the Majority Permitted Senior Financing Creditors) declaring by written notice to the Security Agent, each other Agent and the Parent that a Senior Distress Event has occurred.

"Senior Event of Default" means an Event of Default under a Senior Financing Agreement.

"Senior Facilities Acceleration Event" means the occurrence of a "Declared Default" under and as defined in the Senior Facilities Agreement.

"Senior Facilities Agreement" means the senior facilities agreement dated on or about the date of this Agreement and made between the Parent, the Senior Lenders, the Senior Facility Agent and others.

"Senior Facilities Finance Documents" has the meaning given to the term "Finance Document" in the Senior Facilities Agreement.

"Senior Facility" has the meaning given to the term "Facility" in the Senior Facilities Agreement, and, for the avoidance of doubt, includes any Incremental Facility provided thereunder.

"Senior Facility Agent" means the Agent under and as defined in the Senior Facilities Agreement.

"Senior Financing Agreement" means the Senior Facilities Agreement, any Senior Notes Indenture, any Permitted Senior Financing Agreement and/or any Permitted Second Lien Financing Agreement, as the context requires.

"Senior Guarantor" has the meaning given to the term "Guarantor" in the Senior Facilities Agreement.

"Senior Lender Discharge Date" means the first date on which all Senior Lender Liabilities have been fully and finally discharged, whether or not as the result of an enforcement, and the Senior Lenders are under no further obligation to provide financial accommodation to any of the Debtors under any of the Senior Facilities Finance Documents.

"Senior Lender Liabilities" means the Liabilities owed by the Debtors or (to the extent arising from any Third Party Security) Third Party Security Providers to the Senior Lenders under the Senior Facilities Finance Documents.

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"Senior Lenders" means each Lender under and as defined in the Senior Facilities Agreement, together with each Issuing Bank and Ancillary Lender under the Senior Facilities Finance Documents.

"Senior Liabilities" means the Senior Creditor Liabilities, the Senior Notes Liabilities, the Permitted Senior Financing Liabilities and the Permitted Second Lien Financing Liabilities.

"Senior Liabilities Transfer" means a transfer of the Senior Lender Liabilities and the Operating Facility Liabilities to all or any of the Senior Secured Creditors described in paragraph (a) of Clause 3.8 (Option to purchase: Senior Notes Creditors and Permitted Senior Financing Creditors).

"Senior Noteholders" means the registered holders from time to time of the applicable Senior Notes, as determined in accordance with the relevant Senior Notes Indenture(s).

"Senior Notes" means high yield notes, exchange notes, debt securities and/or other debt instruments issued or to be issued by any member of the Group which are notified to the Security Agent by the Parent in writing as indebtedness to be treated as "Senior Notes" for the purposes of this Agreement.

"Senior Notes Acceleration Event" means following the occurrence of a Senior Event of Default which is continuing under a Senior Notes Indenture, the Senior Notes Trustee (or any Senior Noteholder) exercising any of its rights under (and in accordance with the terms of) the Senior Notes Indenture to accelerate any amount outstanding under the Senior Notes or Senior Notes Indenture or any acceleration provision being automatically invoked under any Senior Notes Indenture (in each case such that a principal amount outstanding under the Senior Notes or Senior Notes Indenture has become immediately due and payable prior to its scheduled maturity).

"Senior Notes Creditors" means, on and from the first Senior Notes Issue Date, the Senior Noteholders and each Senior Notes Trustee.

"Senior Notes Discharge Date" means the first date on which all the Senior Notes Liabilities have been fully and finally discharged, including by way of defeasance permitted in accordance with the Senior Notes Finance Documents, whether or not as the result of an enforcement.

"Senior Notes Finance Documents" means the Senior Notes, each Senior Notes Indenture, each guarantee granted by a member of the Group in respect of the Senior Notes, this Agreement, the Security Documents and any other document entered into in connection with the Senior Notes and designated a Senior Notes Finance Document by the Parent and the applicable Senior Notes Trustee (which, for the avoidance of doubt, excludes any document to the extent it sets out rights of the initial purchasers of the Senior Notes (in their capacities as initial purchasers) against any member of the Group).

"Senior Notes Finance Parties" means any Senior Notes Trustee (on behalf of itself and the Senior Noteholders which it represents), any Senior Noteholder and the Security Agent.

"Senior Notes Indenture" means each indenture pursuant to which any Senior Notes are issued.

"Senior Notes Issue Date" means, in respect of each Senior Notes Indenture, the first date on which a Senior Note is issued pursuant to that Senior Notes Indenture.

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"Senior Notes Liabilities" means the Liabilities owed by the Debtors or (to the extent arising from any Third Party Security) Third Party Security Providers to the Senior Notes Finance Parties under the Senior Notes Finance Documents (excluding any Senior Notes Trustee Amounts).

"Senior Notes/Permitted Financing Credit Participations" means the aggregate of all the Senior Secured Credit Participations at any time of the Senior Notes Creditors and the Permitted Senior Financing Creditors.

"Senior Notes Representative" means after the first Senior Notes Issue Date, each Senior Notes Trustee in respect of any Senior Notes that are outstanding.

"Senior Notes Trustee" means any entity acting as trustee under any issue of Senior Notes (to the extent it has acceded to this Agreement in such capacity pursuant to Clause 19.8 (Accession of Senior Notes Trustee)), in each case as the context requires.

"Senior Notes Trustee Amounts" means, in relation to a Senior Notes Trustee, amounts in respect of costs and expenses (including legal fees and together with any applicable VAT) payable to that Senior Notes Trustee or any adviser, receiver, delegate, attorney, agent or appointee thereof under the Senior Notes Finance Documents, any provisions (including indemnity provisions) for costs and expenses in favour of that Senior Notes Trustee or any adviser, receiver, delegate, attorney, agent or appointee thereof contained in the Senior Notes Finance Documents, all compensation for services provided by that Senior Notes Trustee or any adviser, receiver, delegate, attorney, agent or appointee thereof which is payable to that Senior Notes Trustee or any adviser, receiver, delegate, attorney, agent or appointee thereof pursuant to the terms of the Senior Notes Finance Documents and all out-of-pocket costs and expenses properly incurred by that Senior Notes Trustee or any adviser, receiver, delegate, attorney, agent or appointee thereof in carrying out its duties or performing any service pursuant to the terms of the Senior Notes Finance Documents, including, without limitation, (a) compensation for the costs and expenses of the collection by that Senior Notes Trustee of any amount payable to that Senior Notes Trustee for the benefit of the Senior Noteholders and (b) costs and expenses of that Senior Notes Trustee's advisers, receivers, delegates, attorneys, agents or appointees (but excluding (i) any payment in relation to any unpaid costs and expenses incurred in respect of any litigation initiated by that Senior Notes Trustee or any adviser, receiver, delegate, attorney, agent or appointee on behalf of that Senior Notes Trustee against any of the Senior Creditors or the Permitted Senior Financing Creditors and (ii) any payment made, directly or indirectly, on or in respect of any amounts owing under any Senior Notes (including principal, interest, premium or any other amounts to any of the Senior Noteholders)), all such amounts above including VAT where applicable.

"Senior Parent Agent" means any Senior Parent Notes Trustee and/or any Senior Parent Creditor Representative, as the context requires.

"Senior Parent Creditor Representative" means, in relation to any Permitted Parent Financing Debt, the agent, trustee or other relevant representative in respect of that Permitted Parent Financing Debt.

"Senior Parent Creditors" means the Senior Parent Notes Creditors and any Permitted Parent Financing Creditors.

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"Senior Parent Credit Participation" means:

(a) in relation to a Senior Parent Noteholder, the principal amount of outstanding Senior Parent Notes Liabilities held by that Senior Parent Noteholder; and

(b) in relation to a Permitted Parent Financing Creditor, the aggregate amount of its commitments under each Permitted Parent Financing Agreement (drawn or undrawn and calculated in a manner consistent with the Senior Commitments) and/or the principal amount of outstanding Permitted Parent Financing Debt held by that Permitted Parent Financing Creditor (as applicable and without double counting).

"Senior Parent Debt Issuer" means, in relation to any Senior Parent Notes or Permitted Parent Financing Debt, the member of the Group or any Holding Company of the Parent which is the issuer or, as the case may be, the borrower of those Senior Parent Notes or that Permitted Parent Financing Debt, provided that no member of the Group which is:

(a) an issuer or, as the case may be, a borrower of any outstanding Senior Term Debt, outstanding Senior Notes, outstanding Permitted Senior Financing Debt, outstanding Permitted Second Lien Financing Debt or the Company; or

(b) a Subsidiary of a member of the Group falling within paragraph (a) above (other than a Subsidiary which is a Financing Vehicle),

may be a Senior Parent Debt Issuer.

"Senior Parent Debt Issuer Security" means:

(a) any Transaction Security granted by a Senior Parent Debt Issuer (which is a member of the Group) over the shares directly held by it in its immediate Subsidiaries; and

(b) any Transaction Security granted by a Senior Parent Debt Issuer (which is a member of the Group) over any loan receivables due to it from another member of the Group.

"Senior Parent Debt Proceeds Loan" means any loan made by any entity which is not a member of the Group for the purposes of lending or on-lending (directly or indirectly) the proceeds of any Senior Parent Notes or Permitted Parent Financing Debt issued or incurred by any Senior Parent Debt Issuer which is not a member of the Group, together with any additional or replacement loan made on substantially the same terms in respect of the proceeds of any Senior Parent Notes or Permitted Parent Financing Debt issued or incurred by any Senior Parent Debt Issuer which is not a member of the Group.

"Senior Parent Debt Proceeds Loan Agreement" means any loan agreement, instrument or other agreement documenting a Senior Parent Debt Proceeds Loan.

"Senior Parent Debt Proceeds Loan Liabilities" means the Liabilities owed by any Debtor under any Senior Parent Debt Proceeds Loan.

"Senior Parent Discharge Date" means the first date on which each of the Senior Parent Notes Discharge Date and the Permitted Parent Financing Discharge Date has occurred.

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"Senior Parent Enforcement Notice" has the meaning given to that term in paragraph (b) of Clause 6.9 (Permitted Senior Parent enforcement).

"Senior Parent Event of Default" means an Event of Default under a Senior Parent Financing Agreement.

"Senior Parent Finance Documents" means the Senior Parent Notes Finance Documents and the Permitted Parent Financing Documents.

"Senior Parent Finance Parties" means the Senior Parent Notes Finance Parties and the Permitted Parent Financing Creditors.

"Senior Parent Financing Agreement" means any Senior Parent Notes Indenture and/or any Permitted Parent Financing Agreement, as the context requires.

"Senior Parent Guarantee" means each guarantee by a member of the Group of any obligations of a member of the Group under the Senior Parent Finance Documents which is expressly subject to the provisions of this Agreement in a legally binding manner (which shall include any guarantee included in a Senior Parent Financing Agreement which is expressed to be subject to the terms of this Agreement).

"Senior Parent Guarantors" means any member of the Group which has given a Senior Parent Guarantee under or in connection with a Senior Parent Finance Document, unless it has ceased to be a Senior Parent Guarantor in accordance with the terms of the relevant Senior Parent Finance Documents.

"Senior Parent Liabilities" means the Senior Parent Notes Liabilities and any Permitted Parent Financing Liabilities.

"Senior Parent Noteholders" means the registered holders from time to time of the applicable Senior Parent Notes, as determined in accordance with the relevant Senior Parent Notes Indenture(s).

"Senior Parent Notes" means high yield notes, exchange notes, debt securities and/or other debt instruments issued or to be issued by a Senior Parent Debt Issuer, which are notified to the Security Agent by the Parent in writing as indebtedness to be treated as "Senior Parent Notes" for the purposes of this Agreement.

"Senior Parent Notes Acceleration Event" means following the occurrence of a Senior Parent Event of Default which is continuing under a Senior Parent Notes Indenture, the Senior Parent Notes Trustee (or any Senior Parent Noteholder) exercising any of its rights under (and in accordance with the terms of) the Senior Parent Notes Indenture to accelerate any amount outstanding under the Senior Parent Notes or Senior Parent Notes Indenture or any acceleration provision being automatically invoked under any Senior Parent Notes Indenture (in each case such that a principal amount outstanding under the Senior Parent Notes or Senior Parent Notes Indenture has become immediately due and payable prior to its scheduled maturity).

"Senior Parent Notes Creditors" means, on and from the first Senior Parent Notes Issue Date, the Senior Parent Noteholders and each Senior Parent Notes Trustee.

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"Senior Parent Notes Discharge Date" means the first date on which all the Senior Parent Notes Liabilities have been fully and finally discharged, including by way of defeasance permitted in accordance with the Senior Parent Notes Finance Documents, whether or not as the result of an enforcement.

"Senior Parent Notes Finance Documents" means the Senior Parent Notes, each Senior Parent Notes Indenture, the Senior Parent Guarantees in respect of the Senior Parent Notes, this Agreement, the Security Documents (if and to the extent creating Shared Security) and any other document entered into in connection with the Senior Parent Notes and designated a Senior Parent Notes Finance Document by the Parent and the applicable Senior Parent Notes Trustee (which, for the avoidance of doubt, excludes any document to the extent it sets out rights of the initial purchasers of the Senior Parent Notes (in their capacities as initial purchasers) against any member of the Group).

"Senior Parent Notes Finance Parties" means any Senior Parent Notes Trustee (on behalf of itself and the Senior Parent Noteholders which it represents), any Senior Parent Noteholder and (to the extent of the Shared Security) the Security Agent.

"Senior Parent Notes Indenture" means each indenture pursuant to which any Senior Parent Notes are issued.

"Senior Parent Notes Issue Date" means, in respect of each Senior Parent Notes Indenture, the first date on which a Senior Parent Note is issued pursuant to that Senior Parent Notes Indenture.

"Senior Parent Notes Liabilities" means the Liabilities owed by the Debtors or (to the extent arising from any Third Party Security) Third Party Security Providers to the Senior Parent Notes Finance Parties under the Senior Parent Notes Finance Documents (excluding any Senior Parent Notes Trustee Amounts).

"Senior Parent Notes Representative" means each Senior Parent Notes Trustee in respect of any Senior Parent Notes that are outstanding.

"Senior Parent Notes Trustee" means any entity acting as trustee under any issue of Senior Parent Notes (to the extent it has acceded to this Agreement in such capacity pursuant to Clause 19.9 (Accession of Senior Parent Notes Trustee), in each case as the context requires.

"Senior Parent Notes Trustee Amounts" means, in relation to a Senior Parent Notes Trustee, amounts in respect of costs and expenses (including legal fees together with any applicable VAT) payable to that Senior Parent Notes Trustee or any adviser, receiver, delegate, attorney, agent or appointee thereof under the Senior Parent Notes Finance Documents, any provisions (including indemnity provisions) for costs and expenses in favour of that Senior Parent Notes Trustee or any adviser, receiver, delegate, attorney, agent or appointee thereof contained in the Senior Parent Notes Finance Documents, all compensation for services provided by that Senior Parent Notes Trustee or any adviser, receiver, delegate, attorney, agent or appointee thereof which is payable to that Senior Parent Notes Trustee or any adviser, receiver, delegate, attorney, agent or appointee thereof pursuant to the terms of the Senior Parent Notes Finance Documents and all out-of-pocket costs and expenses properly incurred by that Senior Parent Notes Trustee or any adviser, receiver, delegate, attorney, agent or appointee thereof in carrying out its duties or performing any service pursuant to the terms of Senior Parent Notes Finance Documents, including,

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without limitation, (a) compensation for the costs and expenses of the collection by that Senior Parent Notes Trustee of any amount payable to that Senior Parent Notes Trustee for the benefit of the Senior Parent Noteholders and (b) costs and expenses of that Senior Parent Notes Trustee's advisers, receivers, delegates, attorneys, agents or appointees (but excluding (i) any payment in relation to any unpaid costs and expenses incurred in respect of any litigation initiated by that Senior Parent Notes Trustee or any adviser, receiver, delegate, attorney, agent or appointee on behalf of that Senior Parent Notes Trustee against any of the Senior Secured Creditors and (ii) any payment made, directly or indirectly, on or in respect of any amounts owing under any Senior Parent Notes (including principal, interest, premium or any other amounts to any of the Senior Parent Noteholders)), all such amounts above including VAT where applicable.

"Senior Parent Payment Stop Notice" has the meaning given to that term in paragraph (a)(ii) of Clause 6.3 (Issue of Senior Parent Payment Stop Notice).

"Senior Parent Standstill Period" has the meaning given to that term in paragraph (a) of Clause 6.10 (Senior Parent Standstill Period).

"Senior Payment Default" means a Senior Event of Default arising by reason of non-payment of any amount which is immediately due and payable under the Senior Debt Documents (other than the Permitted Second Lien Financing Documents), other than in respect of non-payment of any amount (a) not constituting principal or interest or (b) not exceeding USD1,000,000 (or its equivalent in other currencies).

"Senior Secured Creditors" means the Senior Creditors, the Senior Notes Creditors, the Permitted Senior Financing Creditors and/or the Permitted Second Lien Financing Creditors, as the context requires.

"Senior Secured Credit Participation" means:

(a) in relation to a Senior Creditor, its Senior Credit Participation in relation to the Senior Facilities Agreement and the Hedging Agreements only;

(b) in relation to a Senior Noteholder, the principal amount of outstanding Senior Notes Liabilities held by that Senior Noteholder; and

(c) in relation to a Permitted Senior Financing Creditor, the aggregate amount of its commitments under each Permitted Senior Financing Agreement (drawn or undrawn and calculated in a manner consistent with the Senior Commitments) and/or the principal amount of outstanding Permitted Senior Financing Debt held by that Permitted Senior Financing Creditor (as applicable and without double counting).

"Senior Secured Liabilities" means the Senior Lender Liabilities, the Senior Notes Liabilities, any Permitted Senior Financing Liabilities and any Permitted Second Lien Financing Liabilities.

"Senior Secured Liabilities Transfer" means a transfer of the Senior Lender Liabilities, the Senior Notes Liabilities, any Permitted Senior Financing Liabilities and the Operating Facility Liabilities to all or any of the Permitted Second Lien Financing Creditors as described in Clause 5.12 (Option to purchase: Permitted Second Lien Financing Creditors) or to all or any of the Senior Parent Creditors as described in Clause 6.13 (Option to purchase: Senior Parent Creditors).

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"Senior Secured Parties" means the Secured Parties other than the Senior Parent Finance Parties.

"Senior Term Debt" means Indebtedness outstanding under Facility B (as defined in the Senior Facilities Agreement) and/or under any Incremental Term Facility (as defined in the Senior Facilities Agreement).

"SFA Cash Cover" has the interpretation given to the term "cash cover" in the Senior Facilities Agreement (or any equivalent term or concept in any relevant Permitted Senior Financing Agreement or Operating Facility Document).

"SFA Cash Cover Document" means, in relation to any SFA Cash Cover:

(a) in the case of any SFA Cash Cover provided pursuant to the Senior Facilities Agreement, any Senior Facilities Finance Document which creates or evidences, or is expressed to create or evidence, the Security required to be provided over that SFA Cash Cover by paragraph (iii) of the term "cash cover" as used in the Senior Facilities Agreement;

(b) in the case of any SFA Cash Cover provided pursuant to a Permitted Senior Financing Agreement, any Permitted Senior Financing Document which creates or evidences, or is expressed to create or evidence, any Security required to be provided over that SFA Cash Cover by the terms of that Permitted Senior Financing Agreement; and

(c) in the case of any SFA Cash Cover provided pursuant to an Operating Facility Document, any Operating Facility Document which creates or evidences, or is expressed to create or evidence, any Security required to be provided over that SFA Cash Cover by the terms of that Operating Facility Document.

"Shared Security" means any Transaction Security which, at the election of the Parent, is to secure all or any part of the Senior Parent Liabilities.

"Subordinated Shareholder Funding" has the meaning given to that term in the Senior Facilities Agreement.

"Subsidiary" has the meaning given to that term in the Senior Facilities Agreement.

"Swap" means any agreement, contract, or transaction that constitutes a "swap" within the meaning of section 1a(47) of the Commodity Exchange Act.

"Swap Obligation" means, with respect to any person, any obligation to pay or perform under any Swap.

"Taxes" has the meaning given to that term in the Senior Facilities Agreement.

"Third Party Security" means any Transaction Security provided by a Third Party Security Provider in such capacity.

"Third Party Security Provider" means:

(a) each Original Third Party Security Provider; and

(b) any person that has provided Transaction Security over any or all of its assets (including Shared Security) but is not a Debtor in respect of any of the direct Borrowing Liabilities or Guarantee

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Liabilities of the Secured Obligations to which that Transaction Security relates (other than Senior Parent Liabilities) and which is designated as such by the Parent (in its discretion) by written notice to each Agent who is a party to this Agreement at such time, and, in each case, which person has not ceased to be a Third Party Security Provider in accordance with the terms of this Agreement.

"Total Second Lien Secured Credit Participations" means the aggregate of all the Second Lien Secured Credit Participations at any time.

"Total Senior Secured Credit Participations" means the aggregate of all the Senior Secured Credit Participations at any time.

"Transaction Security" means the Security created or evidenced or expressed to be created or evidenced under or pursuant to the Security Documents.

"Transaction Security Documents" has the meaning given to that term in the Senior Facilities Agreement.

"Unrestricted Asset" has the meaning given to that term in the Senior Facilities Agreement.

"U.S. Debtor" means a Debtor that is a U.S. Person.

"U.S. Internal Revenue Code" means the United States Internal Revenue Code of 1986, as amended.

"U.S. Person" means a "United States person" as defined in Section 7701(a)(30) of the U.S. Internal Revenue Code and includes an entity disregarded as being an entity separate from its owner for U.S. federal income tax purposes if such owner is a "United States person".

"US Bankruptcy Law" has the meaning given to that term in the Senior Facilities Agreement.

"US Insolvency or Liquidation Proceeding" means any of the following under a Debtor Relief Law:

(a) any voluntary or involuntary case or proceeding with respect to a Debtor or any other member of the Group;

(b) the appointment of or taking possession by a receiver, interim receiver, receiver and manager, (preliminary) insolvency receiver, liquidator, sequestrator, trustee or other custodian for all or a substantial part of the property of a Debtor or any other member of the Group;

(c) except as expressly permitted under the Debt Documents, any liquidation, administration (or the appointment of an administrator), dissolution, reorganization or winding up of an Obligor or any other member of the Group whether voluntary or involuntary and whether or not involving insolvency or bankruptcy; or

(d) any general assignment for the benefit of creditors or any other marshaling of assets and liabilities of a Debtor or any other member of the Group.

"VAT" means:

(a) any value added tax imposed by the Value Added Tax Act 1994

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(b) any tax imposed in compliance with the Council Directive of 28 November 2006 on the common system of value added tax (EC Directive 2006/112); and

(c) any other tax of a similar nature, whether imposed in the United Kingdom or in a member state of the European Union in substitution for, or levied in addition to, such tax referred to in paragraphs (a) or (b) above, or imposed elsewhere.

1.2 Construction

(a) Unless a contrary indication appears, a reference in this Agreement to:

(i) any "Agent", "Ancillary Lender", "Arranger", "Creditor", "Debtor", "Group Company", "Hedge Counterparty", "Intra-Group Lender", "Investor", "Issuing Bank", "Operating Facility Lender", "Parent", “Party", "Permitted Parent Financing Arranger", "Permitted Parent Financing Creditor", "Permitted Second Lien Financing Arranger", "Permitted Second Lien Financing Creditor", "Permitted Senior Financing Arranger", "Permitted Senior Financing Creditor", "Primary Creditor", "Second Lien Borrower", "Second Lien Guarantor", "Second Lien Creditor Representative", "Security Agent", "Senior Agent", "Senior Arranger", "Senior Borrower", "Senior Creditor", "Senior Guarantor", "Senior Lender", "Senior Creditor Representative", "Senior Noteholder", "Senior Notes Trustee", "Senior Parent Creditor", "Senior Parent Creditor Representative", "Senior Parent Noteholder", "Senior Parent Notes Trustee" or "Third Party Security Provider" shall be construed to be a reference to it in its capacity as such and not in any other capacity;

(ii) any "Agent", "Ancillary Lender", "Arranger", "Creditor", "Debtor", "Hedge Counterparty", "Investor", "Issuing Bank", "Operating Facility Lender", any "Party" or the "Security Agent" or any other person shall be construed so as to include its successors in title, permitted assigns and permitted transferees (including the surviving entity of any merger involving that person) and, in the case of the Security Agent, any person for the time being appointed as Security Agent or Security Agents in accordance with this Agreement;

(iii) "assets" includes present and future properties, revenues and rights of every description;

(iv) a "Debt Document" or any other agreement or instrument is to be construed as a reference to that Debt Document, or other agreement or instrument, as amended, novated, supplemented, extended or restated (however fundamentally) and includes any increase in, addition to or extension of or other change to any facility made available under any such agreement or instrument (in each case to the extent not prohibited by this Agreement);

(v) "enforcing" (or any derivation) the Transaction Security shall include the appointment of an administrator of a Debtor or a Third Party Security Provider by the Security Agent;

(vi) "indebtedness" includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

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(vii) a "person" includes any individual, firm, company, corporation, government, state or agency of a state or any association, trust, joint venture, consortium or partnership (whether or not having separate legal personality) or any two or more of the foregoing;

(viii) a "regulation" includes any regulation, rule, official directive, request or guideline (whether or not having the force of law, but if not having the force of law being one with which it is the practice of the relevant person to comply) of any governmental, intergovernmental or supranational body, agency, department or of any regulatory, self-regulatory or other authority or organisation; and

(ix) a provision of law is a reference to that provision as amended or re-enacted.

(b) Section, Clause and Schedule headings are for ease of reference only.

(c) A Default or an Event of Default is "continuing" if it has not been remedied or waived. If any Default or Event of Default has occurred but is no longer continuing (as "Cured Default"), any other Default or Event of Default which would not have arisen had the Cured Default not occurred, shall be deemed not to be continuing automatically upon, and simultaneously with, the remedy or waiver of the Cured Default. For the avoidance of doubt, any Default in respect of a failure to comply with any obligation in a Debt Document to deliver any notice, certificate or other document or information, as applicable, within a prescribed time period shall be deemed to be cured upon performance of such obligation even though such performance is not within the prescribed period specified in any Debt Document.

(d) An Acceleration Event is "continuing" if it has not been revoked or otherwise ceases to be continuing in accordance with the terms of the relevant Debt Financing Agreement.

(e) The right or requirement of any Party to take or not take any action on or following the occurrence of an Insolvency Event shall cease to apply if the relevant Insolvency Event of Default in respect of that Insolvency Event is no longer continuing (unless an Acceleration Event has occurred and is continuing and without prejudice to any action taken or not taken in accordance with the terms of this Agreement while that Insolvency Event of Default was continuing).

(f) The determination that a Second Lien Payment Stop Notice is "outstanding" is to be made by reference to the provisions of Clause 5.3 (Issue of Second Lien Payment Stop Notice).

(g) The determination that a Senior Parent Payment Stop Notice is "outstanding" is to be made by reference to the provisions of Clause 6.3 (Issue of Senior Parent Payment Stop Notice).

(h) Any reference in this Agreement to a Debtor or member of the Group or Third Party Security Provider being able to make any Payment or take any other action shall include a reference to that Debtor or member of the Group or Third Party Security Provider being permitted to make any arrangement in respect of that Payment or action or take any step or enter into any transaction to facilitate the making of that Payment or the taking of that action.

(i) Notwithstanding anything to the contrary, where any provision of this Agreement refers to or otherwise contemplates any consent, approval, release, waiver, agreement, notification or other step or action being required from or by any person:

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(i) which is not a Party;

(ii) in respect of any agreement which is not in existence;

(iii) in respect of any indebtedness which has not been committed or incurred;

(iv) in respect of Liabilities or Creditors or Operating Facility Lenders (or other persons) for which the relevant Discharge Date has occurred,

unless otherwise agreed or specified by the Parent, that consent, approval, release, waiver, agreement, notification or other step or action shall not be required and no such provision shall, or shall be construed so as to, in any way prohibit or restrict the rights or actions of any member of the Group. Further, for the avoidance of doubt, no reference to any agreement which is not in existence shall, or shall be construed so as to, in any way prohibit or restrict the rights or actions of any member of the Group.

(j) References to the Senior Notes Trustee acting on behalf of the Senior Noteholders means such Senior Notes Trustee acting on behalf of the Senior Noteholders which it represents or, if applicable, with the consent of the requisite number of Senior Noteholders required under and in accordance with the applicable Senior Notes Indenture. A Senior Notes Trustee will be entitled to seek instructions from the Senior Noteholders which it represents to the extent required by the applicable Senior Notes Indenture as to any action to be taken by it under this Agreement.

(k) References to the Senior Parent Notes Trustee acting on behalf of the Senior Parent Noteholders means such Senior Parent Notes Trustee acting on behalf of the Senior Parent Noteholders which it represents or, if applicable, with the consent of the requisite number of Senior Parent Noteholders required under and in accordance with the applicable Senior Parent Notes Indenture. A Senior Parent Notes Trustee will be entitled to seek instructions from the Senior Parent Noteholders which it represents to the extent required by the applicable Senior Parent Notes Indenture as to any action to be taken by it under this Agreement.

(l) References to a Senior Creditor Representative acting on behalf of the Permitted Senior Financing Creditors means such Senior Creditor Representative acting on behalf of the Permitted Senior Financing Creditors which it represents or, if applicable, with the consent of the requisite number of Permitted Senior Financing Creditors required under and in accordance with the applicable Permitted Senior Financing Agreement. A Senior Creditor Representative will be entitled to seek instructions from the Permitted Senior Financing Creditors which it represents to the extent required by the applicable Permitted Senior Financing Agreement as to any action to be taken by it under this Agreement.

(m) References to a Second Lien Creditor Representative acting on behalf of the Permitted Second Lien Financing Creditors means such Second Lien Creditor Representative acting on behalf of the Permitted Second Lien Financing Creditors which it represents or, if applicable, with the consent of the requisite number of Permitted Second Lien Financing Creditors required under and in accordance with the applicable Permitted Second Lien Financing Agreement. A Second Lien Creditor Representative will be entitled to seek instructions from the Permitted Second Lien Financing Creditors which it represents to the extent required by the applicable Permitted Second Lien Financing Agreement as to any action to be taken by it under this Agreement.

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(n) References to a Senior Parent Creditor Representative acting on behalf of the Permitted Parent Financing Creditors means such Senior Parent Creditor Representative acting on behalf of the Permitted Parent Financing Creditors which it represents or, if applicable, with the consent of the requisite number of Permitted Parent Financing Creditors required under and in accordance with the applicable Permitted Parent Financing Agreement. A Senior Parent Creditor Representative will be entitled to seek instructions from the Permitted Parent Financing Creditors which it represents to the extent required by the applicable Permitted Parent Financing Agreement as to any action to be taken by it under this Agreement.

(o) In the event that any Permitted Senior Financing Debt is incurred by way of an issue of high yield notes, debt securities or other similar instruments, if and to the extent required by the Parent, the Senior Creditor Representative in respect of that Permitted Senior Financing Debt shall be treated in the same manner as a Senior Notes Trustee for all relevant purposes under this Agreement (including, without limitation, as regards amounts owing to that Senior Creditor Representative being, and ranking and being secured in the same manner as, Senior Notes Trustee Amounts and that Senior Creditor Representative benefiting from all rights and protections provided to the Senior Notes Trustees under or pursuant to Clause 26 (Notes Trustee)). If the Parent requires that this Clause should operate in relation to any Senior Creditor Representative it shall notify the Security Agent in writing accordingly (such notice to include details of which provisions of this Agreement will apply to that Senior Creditor Representative and to what extent). Following receipt of any such notice by the Security Agent this Agreement shall be construed for all purposes in accordance with the terms of this paragraph (o) and that notice.

(p) In the event that any Permitted Second Lien Financing Debt is incurred by way of an issue of high yield notes, debt securities or other similar instruments, if and to the extent required by the Parent, the Second Lien Creditor Representative in respect of that Permitted Second Lien Financing Debt shall be treated in the same manner as a Senior Notes Trustee for all relevant purposes under this Agreement (including, without limitation, as regards amounts owing to that Second Lien Creditor Representative being, and ranking and being secured in the same manner as, Senior Notes Trustee Amounts and that Second Lien Creditor Representative benefiting from all rights and protections provided to the Senior Notes Trustees under or pursuant to Clause 26 (Notes Trustee)). If the Parent requires that this Clause 1.2 should operate in relation to any Second Lien Creditor Representative it shall notify the Security Agent in writing accordingly (such notice to include details of which provisions of this Agreement will apply to that Second Lien Creditor Representative and to what extent). Following receipt of any such notice by the Security Agent this Agreement shall be construed for all purposes in accordance with the terms of this paragraph (p) and that notice.

(q) In the event that any Permitted Parent Financing Debt is incurred by way of an issue of high yield notes, debt securities or other similar instruments, if and to the extent required by the Parent, the Senior Parent Creditor Representative in respect of that Permitted Parent Financing Debt shall be treated in the same manner as a Senior Parent Notes Trustee for all relevant purposes under this Agreement (including, without limitation, as regards amounts owing to that Senior Parent Creditor Representative being, and ranking and being secured in the same manner as, Senior Parent Notes Trustee Amounts and that Senior Parent Creditor Representative benefiting from all rights and protections provided to the Senior Parent Notes

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Trustees under or pursuant to Clause 26 (Notes Trustee)). If the Parent requires that this Clause 1.2 should operate in relation to any Senior Parent Creditor Representative it shall notify the Security Agent in writing accordingly (such notice to include details of which provisions of this Agreement will apply to that Senior Parent Creditor Representative and to what extent). Following receipt of any such notice by the Security Agent this Agreement shall be construed for all purposes in accordance with the terms of this paragraph (q) and that notice.

(r) Prior to the Senior Lender Discharge Date:

(i) terms defined in the Senior Facilities Agreement shall have the same meaning when used in this Agreement (unless separately defined in this Agreement); and

(ii) the provisions of clause 1.2 (Construction) of the Senior Facilities Agreement apply to this Agreement as though they were set out in full in this Agreement (except that references to the Senior Facilities Agreement are to be construed as references to this Agreement).

Following the Senior Lender Discharge Date, references in this Agreement to any term being defined by reference to a definition in, or the provisions of clause 1.2 (Construction) of, the Senior Facilities Agreement shall:

(A) be construed as a reference to the relevant definition in, or the provisions of such clause of, the Senior Facilities Agreement as at the Senior Lender Discharge Date; or

(B) if required by the Parent, be construed as a reference to any equivalent term or terms in, or provision or provisions of, any other Secured Debt Documents which remain in existence (in each case as notified in writing by the Parent to the Security Agent from time to time).

(s) In the event that the proceeds of any Senior Notes, Senior Parent Notes, Permitted Senior Financing Debt, Permitted Second Lien Financing Debt and/or Permitted Parent Financing Debt are held in escrow (or similar or equivalent arrangements) prior to being released to a member of the Group, until such time as the relevant proceeds are released from such escrow (or those similar or equivalent arrangements), the provisions of this Agreement shall not apply to or create any restriction in respect of any arrangement pursuant to which the proceeds are subject and this Agreement shall not govern the rights and obligations of the Creditors concerned until such proceeds are released from such escrow arrangement (or those similar or equivalent arrangements) in accordance with the terms thereof.

(t) Notwithstanding anything to the contrary in this Agreement or any other Debt Document, nothing in this Agreement or any Debt Document shall prohibit a non-cash contribution of any asset (including, without limitation, any participation, claim, commitment, rights, benefits and/or obligations in respect of any Liabilities and/or any other indebtedness borrowed or issued by any member of the Group from time to time) to the Parent (and subsequently any other members of the Group).

(u) If the terms of any Secured Debt Document:

(i) do not require the relevant Agent, Creditors or Operating Facility Lenders to provide approval (or deem approval to have been provided) for a particular matter, step or action (for the avoidance of

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doubt, excluding any such terms which expressly entitle the relevant Agent, Creditors or Operating Facility Lenders to withhold their approval for that matter, step or action); or

(ii) do not seek to regulate a particular matter, step or action (which shall be the case if the relevant matter, step or action is not the subject of an express requirement or restriction in that Secured Debt Document), for the purpose of this Agreement that matter, step or action shall not be prohibited by the terms of that Secured Debt Document.

(v) In determining whether any indebtedness or other amount (including, without limitation, any Debt Refinancing, any Permitted Senior Financing Debt, any Permitted Second Lien Financing Debt and any Permitted Parent Financing Debt) is prohibited by the terms of any Debt Document, the terms of any Debt Documents which:

(i) relate to any Liabilities which are to be refinanced or otherwise replaced with such indebtedness or other amount; or

(ii) will not exist or will cease to be in effect on the date on which such indebtedness or other amount is incurred by a member of the Group,

shall not be taken into account.

(w) In determining whether or not any Liabilities have been fully and finally discharged, contingent liabilities (such as the risk of clawback flowing from a preference) will be disregarded, except to the extent that there is a reasonable likelihood that those liabilities will become actual liabilities.

(x) For the avoidance of doubt and notwithstanding anything to the contrary in this Agreement or any other Debt Document, nothing in this Agreement shall prohibit any debt exchange, non-cash rollover or other similar or equivalent transaction in relation to any Liabilities.

(y) If there is any conflict between the terms of this Agreement and any other Debt Document, the terms of this Agreement will prevail (save to the extent that to do so would result in or have the effect of any member of the Group contravening any applicable law or regulation, or present a material risk of liability for any member of the Group and/or its directors or officers, or give rise to a material risk of breach of fiduciary or statutory duties).

(z) Notwithstanding anything to the contrary in this Agreement or any other Debt Document, no payments made by or amounts received or recovered from a CFC or FSHCO, or amounts received or recovered in respect of greater than 65 per cent. of the voting equity interests (and 100 per cent. of the non-voting equity interests) of a CFC or FSHCO, shall be applied to any obligations of a U.S. Person (whether under Clause 14 (Application of proceeds) or otherwise).

(aa) To the extent that any member of the Group or any Affiliate thereof is a party to this Agreement in more than one capacity, and a payment is permitted to be made or received or a right is granted in respect of one of those capacities (or with respect to specific Liabilities associated with that capacity), then such payment or right shall not be restricted or limited by the terms of this Agreement relating to any other

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capacity that such member of the Group or Affiliate has assumed (or as a result of the treatment of specific Liabilities associated with that capacity).

1.3 Third Party rights

(a) Unless expressly provided to the contrary in this Agreement, a person who is not a Party has no right under the Contracts (Rights of Third Parties) Act 1999 (the "Third Parties Rights Act") to enforce or to enjoy the benefit of any term of this Agreement.

(b) Notwithstanding any term of this Agreement, the consent of any person who is not a Party is not required to rescind or vary this Agreement at any time.

(c) Any Receiver, Delegate or any other person described in Clause 17.10 (No proceedings) may, subject to this Clause 1.3 and the Third Parties Rights Act, rely on any Clause of this Agreement which expressly confers rights on it.

(d) The Third Parties Rights Act shall apply to this Agreement in respect of any Senior Noteholder, Permitted Senior Financing Creditor, Permitted Second Lien Financing Creditor, Senior Parent Noteholder or Permitted Parent Financing Creditor which, by holding a Senior Note, Permitted Senior Financing Debt, Permitted Second Lien Financing Debt, a Senior Parent Note or Permitted Parent Financing Debt, as the case may be, has effectively agreed to be bound by the provisions of this Agreement and will be deemed to receive the benefits hereof, and be subject to the terms and conditions hereof, as if such person was a Party hereto. For the purposes of the preceding sentence, upon any such person becoming a Senior Noteholder, Permitted Senior Financing Creditor, Permitted Second Lien Financing Creditor, Senior Parent Noteholder or Permitted Parent Financing Creditor, that person shall be deemed a Party to this Agreement, provided that such person is deemed to be a Party to this Agreement under the terms of the relevant Notes Indenture, Permitted Senior Financing Agreement, Permitted Second Lien Financing Agreement or Permitted Parent Financing Agreement. In relation to any amendment or waiver of this Agreement, no such person that is deemed to be a party to this Agreement by virtue of this Clause 1.3 is required to consent to or execute any amendment or waiver in order for such amendment or waiver to be effective.

1.4 Termination

Unless otherwise notified by the Parent in writing on or prior to the Final Discharge Date, this Agreement shall terminate in full and cease to have any further effect on the Final Discharge Date.

1.5 Personal liability

No director, officer or employee of the Parent, of any other member of the Group or of any of its or their respective Affiliates shall be personally liable for any representation or statement made by it in any Debt Document, certificate or other document required to be delivered under any Debt Document save in the case of fraud in which case liability (if any) will be determined in accordance with applicable law.

1.6 No shareholder recourse

No past, present or future member, partner or direct or indirect equityholder of the Parent or any member of the Group or of any of their direct or indirect parent companies (other than in such equityholder's capacity as a Creditor, Debtor or Third Party Security Provider) shall have any liability, for any obligations of the

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Creditors, Debtors or Third Party Security Providers under the Debt Documents or this Agreement or for any claim based on, in respect of, or by reason of such obligations or their creation.

1.7 Existing intercreditor agreement

The Parties hereby acknowledge and confirm that by their execution of, or accession to, this Agreement, all rights powers, obligations and undertakings under the intercreditor agreement dated 20 December 2017 and made between, amongst others, the Parent, the Company, the Senior Facility Agent, the Security Agent and the Original Debtors (each as defined therein) shall be terminated.

2. Ranking and priority

2.1 Primary Creditor Liabilities

Subject to Clause 2.3 (Senior Parent Liabilities and Transaction Security), each of the Parties agrees that:

(a) the Liabilities owed by the Debtors (other than any Senior Parent Debt Issuer to the extent relating to Liabilities in respect of Senior Parent Notes and/or Permitted Parent Financing Debt where that Senior Parent Debt Issuer is the issuer or, as the case may be, the borrower) to the Primary Creditors and the Operating Facility Lenders shall rank in right and priority of payment in the following order and are postponed and subordinated to any prior ranking Liabilities as follows:

(i) first, the Senior Lender Liabilities, the Senior Notes Liabilities, the Permitted Senior Financing Liabilities, the Hedging Liabilities, the Operating Facility Liabilities, the Permitted Second Lien Financing Liabilities, the Senior Arranger Liabilities, the Senior Agent Liabilities, the Senior Notes Trustee Amounts, the Permitted Senior Financing Agent Liabilities, the Permitted Senior Financing Arranger Liabilities, the Permitted Second Lien Financing Agent Liabilities, the Permitted Second Lien Financing Arranger Liabilities and the Senior Parent Notes Trustee Amounts pari passu and without any preference amongst them; and

(ii) second, the Senior Parent Notes Liabilities, the Permitted Parent Financing Liabilities and the Permitted Parent Financing Arranger Liabilities pari passu and without any preference amongst them; and

(b) the Liabilities owed by any Senior Parent Debt Issuer (to the extent relating to Liabilities in respect of Senior Parent Notes and/or Permitted Parent Financing Debt where that Senior Parent Debt Issuer is the issuer or, as the case may be, the borrower) to the Primary Creditors and the Operating Facility Lenders, in respect of the Senior Lender Liabilities, the Senior Notes Liabilities, the Permitted Senior Financing Liabilities, the Hedging Liabilities, the Operating Facility Liabilities, the Permitted Second Lien Financing Liabilities, the Senior Arranger Liabilities, the Senior Agent Liabilities, the Senior Notes Trustee Amounts, the Permitted Senior Financing Agent Liabilities, the Permitted Senior Financing Arranger Liabilities, the Permitted Second Lien Financing Agent Liabilities, the Permitted Second Lien Financing Arranger Liabilities, the Senior Parent Notes Trustee Amounts, the Senior Parent Notes Liabilities, the Permitted Parent Financing Liabilities and the Permitted Parent Financing Arranger Liabilities, shall rank pari passu in right and priority of payment without any preference amongst them.

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2.2 Transaction Security

Each of the Parties agrees that the Transaction Security shall secure the Liabilities (but only to the extent that such Transaction Security is expressed to secure those Liabilities) in the following order:

(a) first, the Senior Lender Liabilities, the Senior Notes Liabilities, the Permitted Senior Financing Liabilities, the Hedging Liabilities, the Operating Facility Liabilities, the Senior Arranger Liabilities, the Senior Agent Liabilities, the Senior Notes Trustee Amounts, the Permitted Senior Financing Agent Liabilities, the Permitted Senior Financing Arranger Liabilities, the Permitted Second Lien Financing Agent Liabilities, the Permitted Second Lien Financing Arranger Liabilities and the Senior Parent Notes Trustee Amounts pari passu and without any preference amongst them;

(b) second, the Permitted Second Lien Financing Liabilities pari passu and without any preference amongst them; and

(c) third (to the extent of any Shared Security), the Senior Parent Notes Liabilities, the Permitted Parent Financing Liabilities and the Permitted Parent Financing Arranger Liabilities pari passu and without any preference amongst them.

2.3 Senior Parent Liabilities and Transaction Security

(a) The Parties acknowledge that the Senior Parent Liabilities owed (if any) by a Senior Parent Debt Issuer (to the extent relating to Liabilities in respect of Senior Parent Notes and/or Permitted Parent Financing Debt where that Senior Parent Debt Issuer is the issuer or, as the case may be, the borrower) are senior obligations of that Senior Parent Debt Issuer.

(b) Notwithstanding paragraph (a) above, the Senior Parent Creditors agree that, until the First/Second Lien Discharge Date, they may not take any steps to appropriate the assets of a Senior Parent Debt Issuer subject to the Security Documents in connection with any Enforcement Action, other than as expressly permitted by this Agreement. For the avoidance of doubt, nothing in this Agreement shall impair the right of the Senior Parent Creditors to institute suit for the recovery of any payment due by a Senior Parent Debt Issuer in respect of the Senior Parent Liabilities (to the extent relating to Liabilities in respect of Senior Parent Notes and/or Permitted Parent Financing Debt where that Senior Parent Debt Issuer is the issuer or, as the case may be, the borrower).

2.4 Investor Liabilities and Intra-Group Liabilities

(a) Each of the Parties agrees that the Investor Liabilities and the Intra-Group Liabilities are postponed and subordinated to the Liabilities owed by the Debtors to the Primary Creditors and the Operating Facility Lenders.

(b) This Agreement does not purport to rank any of the Investor Liabilities or the Intra-Group Liabilities as between themselves.

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2.5 Additional and/or Refinancing debt

(a) The Creditors and the Operating Facility Lenders acknowledge that the Debtors (or any of them) may wish to:

(i) incur incremental Borrowing Liabilities and/or Guarantee Liabilities in respect of incremental Borrowing Liabilities; or

(ii) refinance or replace Borrowing Liabilities and/or incur Guarantee Liabilities in respect of any such refinancing or replacement of Borrowing Liabilities, which in any such case is intended to rank pari passu with any other Liabilities and/or share pari passu in any Transaction Security and/or to rank behind any other Liabilities and/or to share in any Transaction Security behind any such other Liabilities.

(b) The Creditors and the Operating Facility Lenders each confirm and undertake that, if and to the extent a financing, refinancing or replacement referred to in paragraph (a) above and such ranking and such Security is not prohibited by the terms of the Debt Financing Agreements at such time, they will (at the cost of the Debtors) co-operate with the Parent and the Debtors with a view to enabling and facilitating such financing, refinancing or replacement and such sharing in the Security to take place in a timely manner. In particular, but without limitation, each of the Secured Parties hereby authorise and direct each of their respective Agents and the Security Agent to (unless such Secured Party is required under applicable law to act in its own name, in which case it shall) execute any amendment to this Agreement and such other Debt Documents required by the Parent to reflect, enable and/or facilitate any such arrangements (including as regards the ranking of any such arrangements) to the extent such financing, refinancing, replacement and/or sharing is not prohibited by the Debt Financing Agreements to which the relevant Secured Party is a party. This Clause 2.5 is without prejudice to any obligations of any Secured Party set out in or contemplated by Clause 16 (Additional debt).

3. Senior Secured Creditor Liabilities

3.1 Payment of Senior Liabilities

(a) Subject to Clause 4 (Hedge Counterparties and Hedging Liabilities), Clause 5 (Permitted Second Lien Financing Creditors and Second Lien Liabilities) and paragraph (b) below, the Parent and the Debtors may make Payments of the Senior Liabilities at any time.

(b) Following the occurrence of a Senior Acceleration Event or an Insolvency Event:

(i) any Payment of the Senior Lender Liabilities, Operating Facility Liabilities, Senior Notes Liabilities or Permitted Senior Financing Liabilities that is owing by any Debtor or Third Party Security Provider shall be paid by that Debtor or Third Party Security Provider (as applicable) to the Security Agent (rather than to any other Senior Secured Creditor); and

(ii) no Senior Secured Creditor nor Operating Facility Lender may receive and retain any Payment of the Senior Lender Liabilities, Operating Facility Liabilities, Senior Notes Liabilities or Permitted Senior Financing Liabilities that (notwithstanding paragraph (i) above) it may receive from a Debtor, but (for the avoidance of doubt) may receive and retain:

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(A) Recoveries distributed in accordance with Clause 14 (Application of proceeds); or

(B) other amounts with the consent of the Majority Senior Creditors and of any relevant Senior Notes Trustee (before the Senior Creditor Discharge Date) or with the consent of the Majority Second Lien Creditors (thereafter).

3.2 Amendments and waivers: Senior Secured Creditors

The Senior Secured Creditors, the Operating Facility Lenders, the Parent, the Debtors and the Third Party Security Providers may at any time amend or waive any of the terms of the Senior Facilities Finance Documents, the Senior Notes Finance Documents, the Permitted Senior Financing Documents, the Permitted Second Lien Financing Documents and/or the Operating Facility Documents in accordance with their respective terms from time to time (and subject only to any consent required under them).

3.3 Security and guarantees: Senior Secured Creditors

Any of the Senior Secured Creditors and the Operating Facility Lenders (and/or the Security Agent, a Senior Agent and/or any other person acting on behalf of any of them) may take, accept or receive the benefit of:

(a) any Security from any member of the Group or any Third Party Security Provider (the "Security Provider") in respect of any of the Senior Liabilities (in addition to the Common Transaction Security) provided that (except for any Security permitted under paragraphs (a) to (f) of Clause 3.4 (Security: Ancillary Lenders and Issuing Banks)), to the extent legally possible and subject to the Agreed Security Principles:

(i) the Security Provider becomes party to this Agreement as a Debtor or Third Party Security Provider (as applicable) (if not already a Party in that capacity);

(ii) all amounts actually received or recovered by any Senior Secured Creditor or Operating Facility Lender with respect to any such Security shall immediately be paid to the Security Agent and applied in accordance with Clause 14 (Application of Proceeds); and

(iii) such Security may only be enforced in accordance with Clause 12.6 (Security held by other Creditors),

provided that all amounts received or recovered by any Senior Secured Creditor or any Operating Facility Lender with respect to such Security are immediately paid to the Security Agent and held and applied in accordance with Clause 14 (Application of proceeds);

(b) any guarantee, indemnity or other assurance against loss from any member of the Group or Third Party Security Provider (the "Guarantee Provider") in respect of any of the Senior Liabilities in addition to those in:

(i) the Senior Facilities Agreement, any Senior Notes Indenture, any Permitted Senior Financing Document, any Permitted Second Lien Financing Document or any Operating Facility Document;

(ii) this Agreement; or

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(iii) any Common Assurance,

provided that (except for any guarantee, indemnity or other assurance against loss permitted under paragraphs (a) to (f) of Clause 3.4 (Security: Ancillary Lenders and Issuing Banks)), to the extent legally possible and subject to the Agreed Security Principles:

(A) the Guarantee Provider becomes party to this Agreement as a Debtor or Third Party Security Provider (as applicable) (if not already a party in that capacity); and

(B) such guarantee, indemnity or assurance against loss is expressed to be subject to the terms of this Agreement; and

(c) any Security, guarantee, indemnity or other assurance against loss from any member of the Group or Third Party Security Provider in connection with:

(i) any escrow or similar or equivalent arrangements entered into in respect of amounts which are being held (or will be held) by a person which is not a member of the Group prior to release of those amounts to a member of the Group; or

(ii) any actual or proposed defeasance, redemption, prepayment, repayment, purchase or other discharge of any Senior Lender Liabilities, Operating Facility Liabilities, Senior Notes Liabilities, Permitted Senior Financing Liabilities and/or Second Lien Liabilities (in each case provided that such defeasance, redemption, prepayment, repayment, purchase or other discharge is not prohibited by the terms of this Agreement).

3.4 Security: Ancillary Lenders and Issuing Banks

No Ancillary Lender or Issuing Bank will, unless the prior consent of the Majority Senior Lenders (in the case of any Ancillary Lender or Issuing Bank under the Senior Facilities Agreement or in respect of an Operating Facility) or the Majority Permitted Senior Financing Creditors (in the case of any Ancillary Lender or Issuing Bank under a Permitted Senior Financing Agreement or in respect of an Operating Facility) is obtained, take, accept or receive from any member of the Group or Third Party Security Provider the benefit of any Security, guarantee, indemnity or other assurance against loss in respect of any of the Liabilities owed to it other than:

(a) the Common Transaction Security;

(b) each guarantee, indemnity or other assurance against loss contained in:

(i) the Senior Facilities Agreement, any Permitted Senior Financing Document or any Operating Facility Document;

(ii) this Agreement; or

(iii) any Common Assurance;

(c) indemnities and assurances against loss contained in the Ancillary Documents no greater in extent than any of those referred to in paragraph (b) above;

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(d) any SFA Cash Cover permitted under the Senior Facilities Agreement, the relevant Permitted Senior Financing Agreement or the relevant Operating Facility Document (as the case may be) relating to any Ancillary Facility or for any Letter of Credit issued by the Issuing Bank;

(e) the indemnities or any netting or set-off arrangements contained in an ISDA Master Agreement (in the case of a Hedging Ancillary Document which is based on an ISDA Master Agreement) or any indemnities or any netting or set-off arrangements which are similar in meaning and effect to those indemnities, netting or set-off arrangements (in the case of a Hedging Ancillary Document which is not based on an ISDA Master Agreement);

(f) any Security, guarantee, indemnity or other assurance against loss giving effect to, or arising as a result of the effect of, any netting or set-off arrangement relating to the Ancillary Facilities for the purpose of netting debit and credit balances arising under the Ancillary Facilities; or

(g) any Security, guarantee, indemnity or other assurance against loss permitted under Clause 3.3 (Security and guarantees: Senior Secured Creditors).

3.5 Restrictions on enforcement: Senior Lenders, Operating Facility Lenders, Senior Notes Creditors and Permitted Senior Financing Creditors

(a) No Senior Lender, Operating Facility Lender, Senior Notes Creditor or Permitted Senior Financing Creditor may take any Enforcement Action under paragraph (c) of the definition thereof without the prior written consent of an Instructing Group.

(b) If an Instructing Group provides consent to any Senior Lender, Operating Facility Lender, Senior Notes Creditor, Permitted Senior Financing Creditor or Hedge Counterparty to take any Enforcement Action, such consent shall apply equally to all Senior Lenders, Operating Facility Lenders, Senior Notes Creditors, Permitted Senior Financing Creditors and Hedge Counterparties to take the same Enforcement Action (in each case to the extent permitted by the terms of the relevant Debt Documents) and notice of any such consent shall be provided to all the Agents, the Security Agent and each Hedge Counterparty as soon as reasonably practicable.

(c) Notwithstanding paragraph (a) above or anything to the contrary in this Agreement, after the occurrence of an Insolvency Event in relation to the Parent or a Debtor (the "Insolvent Party"), each Senior Lender, Operating Facility Lender, Senior Notes Creditor and/or Permitted Senior Financing Creditor may, to the extent it is permitted to do so by the terms of the relevant Debt Documents, take Enforcement Action under paragraph (e) of that definition against the Insolvent Party and/or claim in any winding-up, dissolution, administration, reorganisation or other similar insolvency event or process in relation to the Insolvent Party for Liabilities owing to it (provided that no Senior Secured Creditor or Operating Facility Lender may give any directions to the Security Agent pursuant to or in reliance on this paragraph (c) in relation to any enforcement of any Transaction Security).

3.6 Restriction on enforcement: Ancillary Lenders and Issuing Banks

Subject to Clause 3.7 (Permitted enforcement: Ancillary Lenders and Issuing Banks):

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(a) in the case of any Ancillary Lender or Issuing Bank under the Senior Facilities Finance Documents, so long as any of the Senior Lender Liabilities (other than any Liabilities owed to the Ancillary Lenders or Issuing Banks) are or may be outstanding, none of the Ancillary Lenders nor the Issuing Banks shall (in such capacity) be entitled to take any Enforcement Action in respect of any of the Liabilities owed to it;

(b) in the case of any Ancillary Lender or Issuing Bank under the Permitted Senior Financing Documents, so long as any of the Permitted Senior Financing Liabilities in relation to those Permitted Senior Financing Documents (other than any Liabilities owed to the Ancillary Lenders or Issuing Banks) are or may be outstanding, none of the Ancillary Lenders nor the Issuing Banks shall (in such capacity) be entitled to take any Enforcement Action in respect of any of the Liabilities owed to it; and

(c) in the case of any Ancillary Lender under an Operating Facility Document, so long as any of the Senior Lender Liabilities or the Permitted Senior Financing Liabilities are or may be outstanding, none of the Ancillary Lenders shall (in such capacity) be entitled to take any Enforcement Action in respect of any of the Liabilities owed to it.

3.7 Permitted enforcement: Ancillary Lenders and Issuing Banks

(a) The Ancillary Lenders and Issuing Banks may take Enforcement Action if:

(i) at the same time as, or prior to, that action, Enforcement Action has been taken in respect of:

(A) in the case of any Ancillary Lender or Issuing Bank under the Senior Facilities Finance Documents, the Senior Lender Liabilities (excluding the Liabilities owing to Ancillary Lenders and the Issuing Banks), in which case the Ancillary Lenders and the Issuing Banks may take the same Enforcement Action as has been taken in respect of those Senior Lender Liabilities;

(B) in the case of any Ancillary Lender or Issuing Bank under the Permitted Senior Financing Documents, the Permitted Senior Financing Liabilities in relation to those Permitted Senior Financing Documents (excluding the Liabilities owing to Ancillary Lenders and the Issuing Banks), in which case the Ancillary Lenders and the Issuing Banks may take the same Enforcement Action as has been taken in respect of those Permitted Senior Financing Liabilities; or

(C) in the case of any Ancillary Lender under an Operating Facility Document, the Senior Lender Liabilities or the Permitted Senior Financing Liabilities, in which case the Ancillary Lenders may take the same Enforcement Action as has been taken in respect of those Senior Lender Liabilities or, as the case may be, those Permitted Senior Financing Liabilities;

(ii) that action is contemplated by, and can be taken by the Ancillary Lenders or Issuing Bank, as the case may be, under, the Senior Facilities Agreement, any relevant Permitted Senior Financing

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Agreement, any relevant Operating Facility Document or Clause 3.4 (Security: Ancillary Lenders and Issuing Banks) (as applicable);

(iii) that Enforcement Action is taken in respect of SFA Cash Cover which has been provided in accordance with the Senior Facilities Agreement or, as the case may be, the relevant Permitted Senior Financing Agreement;

(iv) at the same time as or prior to, that action, the consent of the Majority Senior Lenders (in the case of any Ancillary Lender or Issuing Bank under the Senior Facilities Finance Documents or in respect of an Operating Facility) or the Majority Permitted Senior Financing Creditors (in the case of any Ancillary Lender or Issuing Bank under a Permitted Senior Financing Agreement or in respect of an Operating Facility) to that Enforcement Action is obtained; or

(v) an Insolvency Event has occurred in relation to any member of the Group or Third Party Security Provider, in which case after the occurrence of that Insolvency Event, each Ancillary Lender and each Issuing Bank shall be entitled (if it has not already done so) to exercise any right it may otherwise have in respect of that member of the Group or Third Party Security Provider to:

(A) accelerate any of that member of the Group's or Third Party Security Provider's Senior Lender Liabilities, Permitted Senior Financing Liabilities or Operating Facility Liabilities (as the case may be) or declare them prematurely due and payable on demand;

(B) make a demand under any guarantee, indemnity or other assurance against loss given by that member of the Group or Third Party Security Provider in respect of any Senior Lender Liabilities, Permitted Senior Financing Liabilities or Operating Facility Liabilities (as the case may be);

(C) exercise any right of set-off or take or receive any Payment in respect of any Senior Lender Liabilities or, as the case may be, Permitted Senior Financing Liabilities of that member of the Group or Third Party Security Provider; or

(D) claim and prove in the liquidation of that member of the Group or Third Party Security Provider for the Senior Lender Liabilities or, as the case may be, Permitted Senior Financing Liabilities owing to it.

(b) Clause 3.6 (Restriction on enforcement: Ancillary Lenders and Issuing Banks) shall not restrict any right of an Ancillary Lender to net or set-off in relation to a Multi-account Overdraft Facility, in accordance with the terms of the Senior Facilities Agreement, the relevant Permitted Senior Financing Agreement or the relevant Operating Facility Document (as the case may be), to the extent that the netting or set-off represents a reduction from a Permitted Gross Amount of that Multi-account Overdraft Facility to or towards its Designated Net Amount.

3.8 Option to purchase: Senior Notes Creditors and Permitted Senior Financing Creditors

(a) Senior Notes Creditors holding at least a simple majority of the Senior Notes Liabilities or Permitted Senior Financing Creditors holding at least a simple majority of the Permitted Senior Financing Liabilities (the "Senior Secured Acquiring Creditors") may, after an Acceleration Event which is continuing, by giving

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not less than 10 days' notice to the Security Agent (with the first notice to prevail in the event that more than one set of Creditors serves such a notice), require the transfer to them (or to a nominee or nominees), in accordance with Clause 19.3 (Change of Senior Lender, Permitted Senior Financing Creditor, Permitted Second Lien Financing Creditor or Permitted Parent Financing Creditor), of all, but not part, of the rights, benefits and obligations in respect of the Senior Lender Liabilities and the Operating Facility Liabilities if:

(i) that transfer is lawful and, subject to paragraph (ii) below, otherwise permitted by the terms of the Senior Facilities Agreement and the Operating Facility Documents;

(ii) any conditions relating to such a transfer contained in the Senior Facilities Agreement and the Operating Facility Documents are complied with, other than:

(A) any requirement to obtain the consent of, or consult with, a member of the Group or Third Party Security Provider in relation to such transfer, which consent or consultation shall not be required; and

(B) to the extent to which all the Senior Secured Acquiring Creditors provide cash cover for any Letter of Credit, the consent of the relevant Issuing Bank relating to such transfer;

(iii) the Senior Facility Agent, on behalf of the Senior Lenders, is paid an amount equal to the aggregate of:

(A) any amounts provided as cash cover by the Senior Secured Acquiring Creditors for any Letter of Credit (as envisaged in paragraph (a)(ii)(B) above);

(B) all of the Senior Lender Liabilities at that time (whether or not due), including all amounts that would have been payable under the Senior Facilities Agreement if the Senior Facilities were being prepaid by the relevant Debtors on the date of that payment; and

(C) all costs and expenses (including legal fees) incurred by the Senior Facility Agent and/or the Senior Lenders and/or the Security Agent as a consequence of giving effect to that transfer;

(iv) the Operating Facility Lenders are paid an amount equal to the aggregate of:

(A) all of the Operating Facility Liabilities at that time (whether or not due), including all amounts that would have been payable under the Operating Facility Documents if the Operating Facilities were being prepaid by the relevant Debtors on the date of that payment; and

(B) all costs and expenses (including legal fees) incurred by the Operating Facility Lenders and/or the Security Agent as a consequence of giving effect to that transfer;

(v) as a result of that transfer:

(A) the Senior Lenders have no further actual or contingent liability to a Debtor under the Senior Facilities Finance Documents; and

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(B) the Operating Facility Lenders have no further actual or contingent liability to a Debtor under the Operating Facility Documents;

(vi) an indemnity is provided from each of the Senior Secured Acquiring Creditors (other than any Senior Agent) or from another third party acceptable to all the Senior Lenders and the Operating Facility Lenders in a form reasonably satisfactory to each Senior Lender and Operating Facility Lender in respect of all costs, expenses, losses and liabilities which may be sustained or incurred by any Senior Lender or Operating Facility Lender in consequence of any sum received or recovered by any Senior Lender or Operating Facility Lender from any person being required (or it being alleged that it is required) to be paid back by or clawed back from any Senior Lender or Operating Facility Lender for any reason;

(vii) the transfer is made without recourse to, or representation or warranty from, the Senior Lenders or the Operating Facility Lenders, except that each Senior Lender and Operating Facility Lender shall be deemed to have represented and warranted on the date of that transfer that it has the corporate power to effect that transfer and it has taken all necessary action to authorise the making by it of that transfer; and

(viii) the Senior Parent Creditors have not exercised their rights under Clause 6.13 (Option to purchase: Senior Parent Creditors) or, having exercised such rights, have not failed to complete the acquisition of the relevant Senior Secured Liabilities in accordance with Clause 6.13 (Option to purchase: Senior Parent Creditors).

(b) Subject to paragraph (b) of Clause 3.9 (Hedge Transfer: Senior Notes Creditors and Permitted Senior Financing Creditors) the Senior Secured Acquiring Creditors may only require a Senior Liabilities Transfer if, at the same time, they require a Hedge Transfer in accordance with Clause 3.9 (Hedge Transfer: Senior Notes Creditors and Permitted Senior Financing Creditors) and if, for any reason, a Hedge Transfer cannot be made in accordance with Clause 3.9 (Hedge Transfer: Senior Notes Creditors and Permitted Senior Financing Creditors), no Senior Liabilities Transfer may be required to be made.

(c) At the request of a Senior Agent (on behalf of the Senior Secured Acquiring Creditors):

(i) the Senior Facility Agent shall notify that Senior Agent of:

(A) the sum of the amounts described in paragraphs (a)(iii)(B) and (C) above; and

(B) the amount of each Letter of Credit for which cash cover is to be provided to it by the Senior Secured Acquiring Creditors; and

(ii) the Operating Facility Lenders shall notify that Senior Agent of the sum of the amounts described in paragraphs (a)(iv)(A) and (B) above.

3.9 Hedge Transfer: Senior Notes Creditors and Permitted Senior Financing Creditors

(a) Senior Notes Creditors holding at least a simple majority of the Senior Notes Liabilities or Permitted Senior Financing Creditors holding at least a simple majority of the Permitted Senior Financing Liabilities (the "Acquiring Hedge Creditors") may, after an Acceleration Event which is continuing, by giving not less

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than 10 days' notice to the Security Agent (with the first notice to prevail in the event that more than one set of Creditors serves such a notice), require a Hedge Transfer:

(i) if either:

(A) the Acquiring Hedge Creditors require, at the same time, a Senior Liabilities Transfer under Clause 3.8 (Option to purchase: Senior Notes Creditors and Permitted Senior Financing Creditors); or

(B) the Acquiring Hedge Creditors require that Hedge Transfer at any time on or after the Senior Lender Discharge Date; and

(ii) if:

(A) that transfer is lawful and otherwise permitted by the terms of the Hedging Agreements, in which case no Debtor, or Third Party Security Provider or other member of the Group party to the relevant Hedging Agreements shall be entitled to withhold its consent to that transfer;

(B) any conditions (other than the consent of, or any consultation with, any Debtor, Third Party Security Provider or other member of the Group) relating to that transfer contained in the Hedging Agreements are complied with;

(C) each Hedge Counterparty is paid (in the case of a positive number) or pays (in the case of a negative number) an amount equal to the aggregate of (1) the Hedging Purchase Amount in respect of the hedging transactions under the relevant Hedging Agreement at that time and (2) all costs and expenses (including legal fees) incurred by such Hedge Counterparty as a consequence of giving effect to that transfer;

(D) as a result of that transfer, the Hedge Counterparties have no further actual or contingent liability to any Debtor under the Hedging Agreements;

(E) an indemnity is provided from each of the Acquiring Hedge Creditors (other than any Senior Agent) which is receiving (or for which a nominee is receiving) that transfer (or from another third party acceptable to the relevant Hedge Counterparty) in a form reasonably satisfactory to the relevant Hedge Counterparty in respect of all losses which may be sustained or incurred by that Hedge Counterparty in consequence of any sum received or recovered by that Hedge Counterparty being required (or it being alleged that it is required) to be paid back by or clawed back from the Hedge Counterparty for any reason;

(F) that transfer is made without recourse to, or representation or warranty from, the relevant Hedge Counterparty, except that the relevant Hedge Counterparty shall be deemed to have represented and warranted on the date of that transfer that it has the corporate power to effect that transfer and it has taken all necessary action to authorise the making by it of that transfer; and

(G) the Senior Parent Creditors have not exercised their rights under Clause 6.14 (Hedge Transfer: Senior Parent Creditors) or, having exercised such rights, have not failed to

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complete the Hedge Transfer concerned in accordance with Clause 6.14 (Hedge Transfer: Senior Parent Creditors).

(b) The Acquiring Hedge Creditors and any Hedge Counterparty may agree (in respect of the Hedging Agreements (or one or more of them) to which that Hedge Counterparty is a party) that a Hedge Transfer required by the Acquiring Hedge Creditors pursuant to paragraph (a) above shall not apply to that Hedging Agreement(s) or to the Hedging Liabilities and Hedge Counterparty Obligations under that Hedging Agreement(s).

(c) If the Acquiring Hedge Creditors are entitled to require a Hedge Transfer under this Clause 3.9, the Hedge Counterparties shall at the request of a Senior Agent (on behalf of the Acquiring Hedge Creditors) provide details of the amounts referred to in paragraph (a)(ii)(C) above.

4. Hedge Counterparties and Hedging Liabilities

4.1 Identity of Hedge Counterparties

(a) Subject to paragraph (b) below, no person providing hedging arrangements to any Debtor shall be entitled to share in any of the Transaction Security or in the benefit of any guarantee or indemnity under any of the Secured Debt Documents in respect of any of the liabilities arising in relation to those hedging arrangements nor shall those liabilities be treated as Hedging Liabilities unless that person is or becomes a party to this Agreement as a Hedge Counterparty.

(b) Paragraph (a) above shall not apply to a Hedging Ancillary Lender.

4.2 Restriction on Payment: Hedging Liabilities

Prior to the Senior Debt Discharge Date, the Debtors and the Third Party Security Providers shall not, and the Parent shall procure that no other member of the Group will, make any Payment of the Hedging Liabilities at any time unless:

(a) that Payment is permitted under Clause 4.3 (Permitted Payments: Hedging Liabilities); or

(b) the taking or receipt of that Payment is permitted under paragraph (c) of Clause 4.9 (Permitted enforcement: Hedge Counterparties).

4.3 Permitted Payments: Hedging Liabilities

(a) Any member of the Group may at any time make any Payment of the Hedging Liabilities:

(i) if the Payment is a scheduled Payment arising under a Hedging Agreement (or another ordinary course payment under a Hedging Agreement, including any payment in relation to fees, costs and expenses) or if the Payment is an Adjustment Payment (as such term is defined in the ISDA Benchmarks Supplement), or (if the Hedging Agreement is not based on an ISDA Master Agreement) any equivalent adjustment payment made pursuant to terms similar in purpose and effect to the ISDA Benchmarks Supplement;

(ii) to the extent that the relevant Debtor's obligation to make the Payment arises as a result of the operation of:

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(A) any of sections 2(d) (Deduction or Withholding for Tax), 2(e) (Default Interest; Other Amounts), 8(a) (Payment in the Contractual Currency), 8(b) (Judgments) and 11 (Expenses) of the 1992 ISDA Master Agreement of that Hedging Agreement (if the Hedging Agreement is based on a 1992 ISDA Master Agreement);

(B) any of sections 2(d) (Deduction or Withholding for Tax), 8(a) (Payment in the Contractual Currency), 8(b) (Judgments), 9(h)(i) (Prior to Early Termination) and 11 (Expenses) of the 2002 ISDA Master Agreement of that Hedging Agreement (if the Hedging Agreement is based on a 2002 ISDA Master Agreement); or

(C) any provision of a Hedging Agreement which is similar in meaning and effect to any provision listed in paragraph (A) or (B) above (if the Hedging Agreement is not based on an ISDA Master Agreement);

(iii) to the extent that the relevant Debtor's obligation to make the Payment arises from a Non-Credit Related Close-Out;

(iv) to the extent that:

(A) the relevant Debtor's obligation to make the Payment arises from a Credit Related Close-Out in relation a Hedging Agreement; and

(B) no Senior Event of Default is continuing at the time of that Payment;

(v) subject to Clause 4.13 (On or after Senior Lender Discharge Date/Senior Debt Discharge Date), if the Majority Senior Creditors and the relevant member of the Group give prior consent to the Payment being made;

(vi) if the Payment is a Payment pursuant to Clause 14.1 (Order of application) or Clause 14.2 (Liabilities of the Senior Parent Debt Issuer); or

(vii) if the Payment arises directly or indirectly as a result of any close-out, termination or other similar or equivalent action by a member of the Group (provided that the Group will remain in compliance with any minimum hedging requirements under the Senior Financing Agreements).

(b) Without prejudice to the terms and requirements of any Hedging Agreement, nothing in this Agreement obliges a Hedge Counterparty to make a payment to a Debtor under a Hedging Agreement to which they are both party if any scheduled Payment due from that Debtor to the Hedge Counterparty under that Hedging Agreement is due but unpaid. This provision shall not affect any Payment which is due from a Hedge Counterparty to a Debtor as a result of a Hedging Agreement to which they are both a party being terminated or closed out.

4.4 Payment obligations continue

No Debtor shall be released from the liability to make any Payment (including of default interest, which shall continue to accrue) under any Debt Document by the operation of Clauses 4.2 (Restriction on Payment: Hedging Liabilities) and 4.3 (Permitted Payments: Hedging Liabilities) even if its obligation to make that Payment is restricted at any time by the terms of any of those Clauses.

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4.5 No acquisition of Hedging Liabilities

Prior to the Senior Debt Discharge Date, the Debtors and the Third Party Security Providers shall not, and shall procure that no other member of the Group will:

(a) enter into any Liabilities Acquisition in respect of any of the Hedging Liabilities with any person which is not a member of the Group; or

(b) beneficially own all or any part of the share capital of a company that is party to a Liabilities Acquisition in respect of any of the Hedging Liabilities (unless that Liabilities Acquisition would not have been prohibited by this Clause 4.5 if made by a member of the Group), in each case pursuant to which payment is made by a member of the Group to a person which is not a member of the Group in respect of Hedging Liabilities, unless:

(i) subject to Clause 4.13 (On or after Senior Lender Discharge Date/Senior Debt Discharge Date), the prior consent of the Majority Senior Lenders is obtained; or

(ii) the relevant Liabilities Acquisition relates to Hedging Liabilities (or rights, benefits and/or obligations in relation thereto) in respect of which a Payment could be made under Clause 4.3 (Permitted Payments: Hedging Liabilities) (including any Hedging Liabilities in respect of which a Payment could be made under paragraph (a)(vi) of that Clause following a close-out, termination or any other similar or equivalent action by a member of the Group).

4.6 Amendments and waivers: Hedging Agreements

(a) Subject to paragraph (b) below, the Hedge Counterparties may not, at any time, amend or waive any term of the Hedging Agreements.

(b) A Hedge Counterparty and any member of the Group may at any time amend or waive any term of a Hedging Agreement in accordance with the terms of that Hedging Agreement from time to time (and subject only to any consent required under that Hedging Agreement) if that amendment or waiver does not breach another term of this Agreement.

(c) Notwithstanding any other provision of any Debt Document, a Hedge Counterparty and the relevant Debtor may amend the terms of a Hedging Agreement to agree a Continuation Amendment (as such term is defined in the ISDA Benchmarks Supplement) or (if the Hedging Agreement is not based on an ISDA Master Agreement) to agree any equivalent adjustment to the terms of the Hedging Agreement pursuant to terms similar in purpose and effect to the ISDA Benchmarks Supplement.

4.7 Security: Hedge Counterparties

The Hedge Counterparties may not take, accept or receive the benefit of any Security, guarantee, indemnity or other assurance against loss from any member of the Group or Third Party Security Provider in respect of the Hedging Liabilities other than:

(a) the Common Transaction Security;

(b) any guarantee, indemnity or other assurance against loss contained in:

(i) the Senior Facilities Agreement or any Permitted Senior Financing Agreement;

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(ii) this Agreement;

(iii) any Common Assurance; or

(iv) the relevant Hedging Agreement (provided any such guarantee, indemnity or other assurance against loss is no greater in extent than any of those referred to in paragraphs (i) to (iii) above, ignoring for this purpose any limitations applicable to any guarantee, indemnity or other assurance referred to in paragraphs (i) to (iii) above);

(c) as otherwise contemplated by Clause 3.3 (Security and guarantees: Senior Secured Creditors); and

(d) the indemnities contained in the ISDA Master Agreements (in the case of a Hedging Agreement which is based on an ISDA Master Agreement) or any indemnities which are similar in meaning and effect to those indemnities (in the case of a Hedging Agreement which is not based on an ISDA Master Agreement).

4.8 Restriction on enforcement: Hedge Counterparties

Subject to Clause 4.9 (Permitted enforcement: Hedge Counterparties) and Clause 4.10 (Required enforcement: Hedge Counterparties) and without prejudice to each Hedge Counterparty's rights under Clause 12.2 (Enforcement instructions) and Clause 12.3 (Manner of enforcement), the Hedge Counterparties shall not take any Enforcement Action in respect of any of the Hedging Liabilities or any of the hedging transactions under any of the Hedging Agreements at any time.

4.9 Permitted enforcement: Hedge Counterparties

(a) To the extent it is able to do so under the relevant Hedging Agreement, a Hedge Counterparty may terminate or close-out in whole or in part any hedging transaction under that Hedging Agreement prior to its stated maturity:

(i) if, prior to a Senior Acceleration Event, the Parent has certified to that Hedge Counterparty that that termination or close out would not result in a breach of the terms of any Debt Document;

(ii) if a Senior Acceleration Event has occurred and is continuing;

(iii) if:

(A) in relation to a Hedging Agreement which is based on the 1992 ISDA Master Agreement:

(I) an Illegality or Tax Event or Tax Event Upon Merger (each as defined in the 1992 ISDA Master Agreement); or

(II) an event similar in meaning and effect to a "Force Majeure Event" (as defined in paragraph (B) below),

has occurred in respect of that Hedging Agreement;

(B) in relation to a Hedging Agreement which is based on the 2002 ISDA Master Agreement, an Illegality or Tax Event, Tax Event Upon Merger or a Force Majeure Event (each as

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defined in the 2002 ISDA Master Agreement) has occurred in respect of that Hedging Agreement; or

(C) in relation to a Hedging Agreement which is not based on an ISDA Master Agreement, any event similar in meaning and effect to an event described in paragraph (A) or (B) above has occurred under and in respect of that Hedging Agreement;

(iv) if an Insolvency Event of Default has occurred and is continuing in relation to a Debtor which is party to that Hedging Agreement;

(v) subject to Clause 4.13 (On or after Senior Lender Discharge Date/Senior Debt Discharge Date), if the Majority Senior Creditors and the member of the Group party to the relevant Hedging Agreement give prior consent to that termination or close-out being made;

(vi) for the purpose of ensuring that the aggregate notional amount of all hedging entered into by the Group with one or more Hedge Counterparty in respect of any specific indebtedness or other exposure does not exceed the maximum aggregate amount of that indebtedness or other exposure from time to time (in each case to the extent agreed by the member of the Group party to that Hedging Agreement, it being noted that the Group may wish to enter into basis rate swaps and/or other arrangements which may result in the notional amount of hedging being increased as part of a general hedging strategy); or

(vii) in accordance with a close-out or termination right which arises pursuant to Section 1.5 (No fault termination right) of the 2006 ISDA Definitions Benchmarks Annex to the ISDA Benchmarks Supplement, to the extent incorporated by reference into the relevant Hedging Agreement.

(b) If a Debtor has defaulted on any Payment due under a Hedging Agreement (after allowing any applicable notice or grace periods) and the default has continued unwaived for more than five Business Days after notice of that default has been given to the Security Agent pursuant to paragraph (i) of Clause 22.3 (Notification of prescribed events), the relevant Hedge Counterparty:

(i) may, to the extent it is able to do so under the relevant Hedging Agreement, terminate or close-out in whole or in part any hedging transaction under that Hedging Agreement; and

(ii) until the Security Agent has given notice to that Hedge Counterparty that the Transaction Security is being enforced, or that any formal steps are being taken to enforce the Transaction Security, in each case in accordance with the terms of this Agreement and the relevant Security Documents, shall be entitled to exercise any right it might otherwise have to sue for, commence or join legal or arbitration proceedings against any Debtor to recover any Hedging Liabilities due under that Hedging Agreement.

(c) After the occurrence of an Insolvency Event in relation to any Group Company or Third Party Security Provider, to the extent permitted by the relevant Hedging Agreement, each Hedge Counterparty shall be entitled to exercise any right it may otherwise have in respect of that Group Company or Third Party Security Provider to:

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(i) prematurely close-out or terminate any Hedging Liabilities of that Group Company or Third Party Security Provider in accordance with the terms of the relevant Hedging Agreement;

(ii) make a demand under any guarantee, indemnity or other assurance against loss given by that Group Company or Third Party Security Provider in respect of any relevant Hedging Liabilities;

(iii) exercise any right of set-off or take or receive any Payment in respect of any relevant Hedging Liabilities of that Group Company or Third Party Security Provider; or

(iv) claim and prove in the liquidation of that Group Company or Third Party Security Provider for the Hedging Liabilities owing to it.

4.10 Required enforcement: Hedge Counterparties

(a) Subject to paragraph (b) below, a Hedge Counterparty shall promptly terminate or close-out in full any hedging transaction under all or any of the Hedging Agreements to which it is party prior to their stated maturity, following:

(i) the occurrence of a Senior Acceleration Event which is continuing and delivery to it of a notice from the Security Agent that such Senior Acceleration Event has occurred and is continuing; and

(ii) delivery to it of a subsequent notice from the Security Agent (acting on the instructions of an Instructing Group) instructing it to do so.

(b) Paragraph (a) above shall not apply to the extent that such Senior Acceleration Event occurred as a result of an arrangement made between any Debtor or Third Party Security Provider and any Primary Creditor with the purpose of bringing about that Senior Acceleration Event.

(c) If a Hedge Counterparty is entitled to terminate or close-out any hedging transaction under paragraph (b) of Clause 4.9 (Permitted enforcement: Hedge Counterparties) (or would have been able to if that Hedge Counterparty had given the notice referred to in that paragraph) but has not terminated or closed out each such hedging transaction, that Hedge Counterparty shall promptly terminate or close-out in full each such hedging transaction following a request to do so by the Security Agent (acting on the instructions of an Instructing Group).

4.11 Treatment of Payments due to Debtors on termination of hedging transactions

(a) If, on termination of any hedging transaction under any Hedging Agreement occurring after a Distress Event, a settlement amount or other amount (following the application of any Close-Out Netting, Payment Netting or Inter-Hedging Agreement Netting in respect of that Hedging Agreement) falls due from a Hedge Counterparty to the relevant Debtor then that amount shall be paid by that Hedge Counterparty to the Security Agent, treated as the proceeds of enforcement of the Transaction Security and applied in accordance with the terms of this Agreement.

(b) The payment of that amount by the Hedge Counterparty to the Security Agent in accordance with paragraph (a) above shall discharge the Hedge Counterparty's obligation to pay that amount to that Debtor.

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4.12 Terms of Hedging Agreements

(a) The Hedge Counterparties (to the extent party to the Hedging Agreement in question) and the Debtors party to the Hedging Agreements shall ensure that, at all times:

(i) each Hedging Agreement is based either:

(A) on an ISDA Master Agreement; or

(B) on another framework agreement which is similar in effect to an ISDA Master Agreement;

(ii) in the event of a termination of the hedging transaction entered into under a Hedging Agreement, whether as a result of:

(A) a Termination Event or an Event of Default, each as defined in the relevant Hedging Agreement (in the case of a Hedging Agreement which is based on an ISDA Master Agreement); or

(B) an event similar in meaning and effect to either of those described in paragraph (A) above (in the case of a Hedging Agreement which is not based on an ISDA Master Agreement),

that Hedging Agreement will:

(I) if it is based on a 1992 ISDA Master Agreement, provide for payments under the "Second Method" and will make no material amendment to section 6(e) (Payments on Early Termination) of the ISDA Master Agreement;

(II) if it is based on a 2002 ISDA Master Agreement, make no material amendment to the provisions of section 6(e) (Payments on Early Termination) of the ISDA Master Agreement; or

(III) if it is not based on an ISDA Master Agreement, provide for any other method the effect of which is that the party to which that event is referable will be entitled to receive payment under the relevant termination provisions if the net replacement value of all terminated transactions entered into under that Hedging Agreement is in its favour; and

(iii) each Hedging Agreement will provide that the relevant Hedge Counterparty will be entitled to designate an Early Termination Date (as defined in the relevant ISDA Master Agreement) or otherwise be able to terminate each transaction under such Hedging Agreement if so required pursuant to paragraphs (a) and (b) of Clause 4.10 (Required enforcement: Hedge Counterparties).

(b) Unless otherwise agreed by the Parent from time to time:

(i) each Hedging Agreement shall be documented using an ISDA Master Agreement;

(ii) each Hedging Agreement shall include only standard ISDA representations and undertakings (and not, for the avoidance of doubt, any additional representations and undertakings contained in the Senior Financing Agreements), in each case amended as necessary so as to be no more onerous on any member of the Group than the provisions of the Senior Financing Agreements;

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(iii) no Hedging Agreement shall contain any events of default (however described) other than the following:

(A) failure by the member of the Group party to that Hedging Agreement to pay on the due date any amount payable by it under that Hedging Agreement (subject to any applicable grace period);

(B) the occurrence of a Senior Acceleration Event which is continuing; and

(C) the occurrence of an Insolvency Event of Default in relation to the member of the Group which is party to that Hedging Agreement,

provided that, for the avoidance of doubt, a Hedging Agreement may contain standard ISDA termination events relating to illegality, tax events and force majeure;

(iv) in the event of any refinancing, replacement, increase or other restructuring of all or any part of the Senior Secured Liabilities, the Operating Facility Liabilities or the Senior Parent Liabilities (a "Refinancing") each Hedge Counterparty shall promptly provide its consent to any amendment to, request under and/or replacement of any Hedging Agreement or other Debt Document required by the Parent in order to facilitate that Refinancing (a "Refinancing Request"), in each case unless such Refinancing is materially prejudicial to the interests of that Hedge Counterparty (provided that such Refinancing shall not be considered materially prejudicial if any amended or replacement intercreditor arrangements place that Hedge Counterparty in substantially the same, or a better, position relative to the other Senior Secured Creditors as it was in under the intercreditor arrangements existing immediately prior to such amendment or replacement); and

(v) in the event that a Hedge Counterparty (1) does not consent to any Refinancing Request (without prejudice to its obligations under sub-paragraph (iv) above) or (2) does not consent to any other amendment or waiver requested by a member of the Group pursuant to Clause 25 (Consents, amendments and override) (in each case within the time period specified by the relevant member of the Group for consent to be provided, which shall not be shorter than five Business Days from the date the relevant request is made by a member of the Group), each member of the Group shall be entitled to:

(A) terminate any hedging arrangements with that Hedge Counterparty (the "Non-Consenting Counterparty") (and the amount payable to or by the Non-Consenting Counterparty on such early termination shall be calculated on the basis that an Additional Termination Event has occurred and that both the Non-Consenting Counterparty and the relevant member of the Group are Affected Parties or on such other basis as may be agreed by the Non-Consenting Counterparty and the relevant member of the Group); and/or

(B) require that any of those arrangements (the "Transferred Arrangements") be transferred (and the "Non-Consenting Counterparty" will so transfer) to another person selected by the Parent (the "Acquiring Counterparty") willing to assume the same (with the transfer price payable by the Acquiring Counterparty or, as the case may be, the Non-Consenting

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Counterparty being equal to the amount that would have been payable to or by the Non-Consenting Counterparty upon the early termination of the Transferred Arrangements under the relevant Hedging Agreements by reason of an Additional Termination Event on the proposed transfer date, and on the basis that both the Non-Consenting Counterparty and the relevant Debtor are Affected Parties or as otherwise agreed by the Non-Consenting Counterparty and the relevant member of the Group), where the terms "Additional Termination Event" and "Affected Parties" as used above shall have the meaning given to them in the relevant Hedging Agreements (or if a Hedging Agreement is not based on an ISDA Master Agreement, such terms shall have the meaning given to the equivalent provisions used in that Hedging Agreement).

Each Hedge Counterparty will, on the request of the Parent, as soon as reasonably practical execute any document and/or take such other action as is reasonably required to effect any amendment, replacement, waiver or release of a Hedging Agreement or other Debt Document requested by the Parent in accordance with paragraph (iv) above.

(c) Notwithstanding anything to the contrary in any Secured Debt Document but without prejudice to any minimum hedging requirements in the Debt Financing Agreements, no default (however described) under the terms of a Hedging Agreement (or the termination of a Hedging Agreement) shall constitute an Event of Default (other than any non-payment default constituting a Senior Payment Default).

(d) Notwithstanding anything to the contrary in any Hedging Agreement, no Hedging Agreement shall prohibit or restrict any action by any member of the Group not prohibited or restricted under the Senior Financing Agreements.

(e) Any hedging agreement executed by any member of the Group prior to the date on which it became a member of the Group which the Parent intends should become a Hedging Agreement (an "Existing Hedging Agreement") shall be deemed amended by this Agreement to the extent necessary so as to ensure that the terms of such Existing Hedging Agreement comply with the terms of this Agreement in all respects (and the relevant Debtor and the Hedge Counterparty party to such Existing Hedging Agreement each consent and agree to all such amendments by their execution of, or accession to, this Agreement and acknowledge and confirm that the Existing Hedging Agreement will be construed accordingly).

(f) To the extent that the terms of a Hedging Agreement are inconsistent with the terms of this Agreement the terms of this Agreement shall prevail.

4.13 On or after Senior Lender Discharge Date/Senior Debt Discharge Date

At any time on or after the Senior Debt Discharge Date, any action which is permitted under any of Clause 4.3 (Permitted Payments: Hedging Liabilities), Clause 4.5 (No acquisition of Hedging Liabilities) or Clause 4.9 (Permitted enforcement: Hedge Counterparties) by reason of the prior consent of the Majority Senior Creditors will, unless otherwise agreed by the Parent by reference to this Clause 4.13, be permitted to the

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extent that such action would not result in the Group ceasing to be in compliance with any minimum hedging requirements under:

(a) any Permitted Second Lien Financing Agreement (unless the prior consent of the relevant Senior Agent is obtained or the Permitted Second Lien Financing Discharge Date has occurred); and

(b) any Senior Parent Financing Agreement (unless the prior consent of the relevant Senior Parent Agent is obtained or the Senior Parent Discharge Date has occurred).

4.14 Notice and acknowledgement of Transaction Security

(a) Each Debtor that has created Transaction Security over any of its rights under any Hedging Agreement hereby gives notice (including in terms as required by the applicable Security Document) to each Hedge Counterparty of the Transaction Security over such Hedging Agreements created pursuant to the Security Documents.

(b) Each Hedge Counterparty, by its entry into this Agreement (or, as the case may be, by its entry into a Creditor/Agent Accession Undertaking as a Hedge Counterparty):

(i) agrees and consents to any Debtor granting Transaction Security (by way of assignment, charge or otherwise) over all or any part of its rights under any Hedging Agreement to which that Hedge Counterparty is a party; and

(ii) acknowledges receipt of the notice given under paragraph (a) above and that it will continue to deal solely with the relevant Debtor in relation to that Hedging Agreement until such time as it receives any written notice (as permitted by the applicable Security Document) to the contrary from the Security Agent following the occurrence of an Acceleration Event which is continuing.

5. Permitted Second Lien Financing Creditors and Second Lien Liabilities

5.1 Restriction on Payment: Second Lien Liabilities

Prior to the Senior Discharge Date, the Debtors and the Third Party Security Providers shall not, and the Parent shall procure that no other member of the Group will, make any Payment of the Second Lien Liabilities at any time unless:

(a) that Payment is permitted under Clause 5.2 (Permitted Payments: Second Lien Liabilities), Clause 9.5 (Filing of claims) or Clause 16 (Additional debt); or

(b) the taking or receipt of that Payment is permitted under Clause 5.8 (Permitted Second Lien enforcement).

5.2 Permitted Payments: Second Lien Liabilities

Any member of the Group or Third Party Security Provider may:

(a) prior to the Senior Discharge Date, directly or indirectly make any Payment directly or indirectly in respect of the Second Lien Liabilities at any time:

(i) if:

(A) the Payment is of:

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(I) any of the principal amount of the Second Lien Liabilities which is either:

(1) not prohibited by the Senior Financing Agreements; or

(2) paid on or after the final maturity date of the relevant Second Lien Liabilities (provided that, unless the Senior Lender Discharge Date has occurred or as otherwise agreed by the Majority Senior Lenders and the Parent, such final maturity date does not breach any maturity restrictions applicable to such Second Lien Liabilities in the Senior Financing Agreements (as applicable) (or, in the case of any amendment which has the effect of shortening the maturity date applicable to such Second Lien Liabilities, would not breach any such maturity restrictions applicable to such Second Lien Liabilities in the Senior Financing Agreements (as applicable) were that Second Lien Liability to be incurred at the time of that amendment and with that amended maturity date)); or

(II) any other amount which is not an amount of principal (including any interest which has been capitalised to become an amount of principal);

(B) no Second Lien Payment Stop Notice is outstanding; and

(C) no Senior Payment Default has occurred and is continuing;

(ii) if the Required Senior Consent has been obtained;

(iii) if the Payment is of Permitted Second Lien Financing Agent Liabilities;

(iv) of any Notes Security Costs;

(v) of costs, commissions, taxes, fees and expenses incurred in respect of or in relation to (or reasonably incidental to) any Permitted Second Lien Financing Documents (including in relation to any reporting or listing requirements under the Permitted Second Lien Financing Documents);

(vi) if the Payment is funded directly or indirectly with Permitted Second Lien Financing Debt, Permitted Parent Financing Debt and/or the proceeds of any indebtedness incurred under or pursuant to any Permitted Second Lien Financing Document and/or Senior Parent Notes;

(vii) if the Payment is funded directly or indirectly with the proceeds of Qualified Equity Interests or Subordinated Shareholder Funding of the Parent or Available Restricted Payment Amounts; or

(viii) if the Payment is of any principal amount of the Second Lien Liabilities (together with any related accrued but unpaid interest) in accordance with a provision in any Permitted Second Lien Financing Agreement which is substantially equivalent to:

(A) clause 11.1 (Illegality) of the Senior Facilities Agreement;

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(B) clause 11.8 (Right of cancellation and repayment in relation to a single Lender or Issuing Bank) of the Senior Facilities Agreement; or

(C) to the extent an equivalent payment has been made (to the extent required) pursuant to the terms of the Senior Financing Agreements (excluding, for this purpose, any Permitted Second Lien Financing Agreement), clause 12.1 (Change of Control) of the Senior Facilities Agreement; or

(ix) for so long as a Permitted Second Lien Financing Event of Default is continuing, if the Payment is of all or part of the Second Lien Liabilities as a result of those Second Lien Liabilities being released or otherwise discharged solely in consideration of the issue of shares in the Parent or in any Holding Company of the Parent (each a "Debt for Equity Swap") and provided that no cash or cash equivalent payment is made in respect of the Second Lien Liabilities and any Liabilities owed by a Group Company to another Group Company, the Investors or any other Holding Company of the Parent that arise as a result of any such Debt for Equity Swap are subordinated to the Senior Secured Liabilities pursuant to this Agreement and any Liabilities owed by a Group Company to another Group Company arising as a result of such Debt for Equity Swap are subject to Transaction Security; or

(x) of any other amount not exceeding USD5,000,000 (or its equivalent in other currencies) in aggregate in any financial year of the Parent; and

(b) on or after the Senior Discharge Date, make any Payment directly or indirectly in respect of the Second Lien Liabilities at any time.

A reference in this Clause 5.2 to a Payment shall be construed to include any other direct or indirect step, matter, action or dealing in relation to any Second Lien Liabilities which are otherwise prohibited under Clause 5.1 (Restriction on Payment: Second Lien Liabilities).

5.3 Issue of Second Lien Payment Stop Notice

(a) Until the Senior Discharge Date, except with the Required Senior Consent, no Debtor shall make (and the Parent shall procure that no member of the Group will make), and no Permitted Second Lien Financing Creditor may receive from any member of the Group, any Permitted Second Lien Payment (other than Permitted Second Lien Financing Agent Liabilities and except as provided in paragraphs (a)(ii) to (x) of Clause 5.2 (Permitted Payments: Second Lien Liabilities)) if:

(i) a Senior Payment Default is continuing; or

(ii) a Material Event of Default is continuing, from the date which is one Business Day after the date on which any Senior Agent delivers a notice (a "Second Lien Payment Stop Notice") specifying the event or circumstance in relation to that Material Event of Default to the Parent, the Security Agent and the Second Lien Creditor Representatives until the earliest of:

(A) the date falling 120 days after delivery of that Second Lien Payment Stop Notice;

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(B) in relation to payments of Second Lien Liabilities, if a Second Lien Standstill Period is in effect at any time after delivery of that Second Lien Payment Stop Notice, the date on which that Second Lien Standstill Period expires;

(C) the date on which the relevant Material Event of Default has been remedied or waived in accordance with the applicable Senior Financing Agreement;

(D) the date on which the Senior Agent which delivered the relevant Second Lien Payment Stop Notice delivers a notice to the Parent, the Security Agent and the Second Lien Creditor Representatives cancelling the Second Lien Payment Stop Notice;

(E) the Senior Discharge Date; and

(F) the date on which the Security Agent or a Second Lien Creditor Representative takes Enforcement Action permitted under this Agreement against a Debtor.

(b) Unless each of the Second Lien Creditor Representatives waives this requirement:

(i) a new Second Lien Payment Stop Notice may not be delivered unless and until 360 days have elapsed since the delivery of the immediately prior Second Lien Payment Stop Notice; and

(ii) no Second Lien Payment Stop Notice may be delivered by a Senior Agent in reliance on a Material Event of Default more than 120 days after the date that Senior Agent received notice of that Material Event of Default.

(c) The Senior Agents may only serve one Second Lien Payment Stop Notice with respect to the same event or set of circumstances. Subject to paragraph (b) above, this shall not affect the right of the Agents to issue a Second Lien Payment Stop Notice in respect of any other event or set of circumstances.

(d) No Second Lien Payment Stop Notice may be served by an Agent in respect of a Material Event of Default which had been notified to the Agents at the time at which an earlier Second Lien Payment Stop Notice was issued.

(e) For the avoidance of doubt, this Clause 5.3:

(i) acts as a suspension of payment and not as a waiver of the right to receive payment on the date such payments are due;

(ii) will not prevent the accrual or capitalisation of interest (including default interest) in accordance with the Permitted Second Lien Financing Documents; and

(iii) will not prevent the payment of any Permitted Second Lien Financing Agent Liabilities.

5.4 Effect of Second Lien Payment Stop Notice or Senior Payment Default

Any failure to make a Payment due under the Permitted Second Lien Financing Documents as a result of the issue of a Second Lien Payment Stop Notice or the occurrence of a Senior Payment Default shall not prevent:

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(a) the occurrence of a Permitted Second Lien Financing Event of Default as a consequence of that failure to make a Payment in relation to the relevant Permitted Second Lien Financing Document; or

(b) the issue of a Second Lien Enforcement Notice on behalf of the Permitted Second Lien Financing Creditors.

5.5 Payment obligations and capitalisation of interest continue

(a) No Debtor or Third Party Security Provider shall be released from the liability to make any Payment (including of default interest, which shall continue to accrue) under any Permitted Second Lien Financing Document by the operation of Clauses 5.1 (Restriction on Payment: Second Lien Liabilities) to 5.4 (Effect of Second Lien Payment Stop Notice or Senior Payment Default) even if its obligation to make that Payment is restricted at any time by the terms of any of those Clauses.

(b) The accrual and capitalisation of interest (if any) in accordance with the Permitted Second Lien Financing Documents shall continue notwithstanding the issue of a Second Lien Payment Stop Notice.

5.6 Cure of Payment stop: Permitted Second Lien Financing Creditors

If:

(a) at any time following the issue of a Second Lien Payment Stop Notice or the occurrence of a Senior Payment Default, that Second Lien Payment Stop Notice ceases to be outstanding and/or, as the case may be, the Senior Payment Default ceases to be continuing; and

(b) any Debtor then promptly pays to the Permitted Second Lien Financing Creditors an amount equal to any Payments which had accrued under the Permitted Second Lien Financing Documents and which would have been Permitted Second Lien Payments but for that Second Lien Payment Stop Notice or Senior Payment Default,

then any Event of Default (including any cross default or similar provision under any other Debt Document) which may have occurred as a result of that suspension of Payments shall be waived and any Second Lien Enforcement Notice which may have been issued as a result of that Event of Default shall be waived, in each case without any further action being required on the part of the Permitted Second Lien Financing Creditors or any other Creditor or Operating Facility Lender.

5.7 Restrictions on enforcement by Permitted Second Lien Financing Creditors

Until the Senior Discharge Date, except with the prior consent of or as required by an Instructing Group:

(a) no Permitted Second Lien Financing Creditor shall direct the Security Agent to enforce or otherwise require the enforcement of any Transaction Security; and

(b) no Permitted Second Lien Financing Creditor shall take or require the taking of any Enforcement Action in relation to the Second Lien Liabilities,

except as permitted under Clause 5.8 (Permitted Second Lien enforcement), provided, however, that no such action required by the Security Agent need be taken except to the extent the Security Agent is otherwise entitled under this Agreement to direct such action.

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5.8 Permitted Second Lien enforcement

(a) Subject to Clause 5.11 (Enforcement on behalf of Permitted Second Lien Financing Creditors), the restrictions in Clause 5.7 (Restrictions on enforcement by Permitted Second Lien Financing Creditors) will not apply if:

(i) a Permitted Second Lien Financing Event of Default (the "Relevant Second Lien Default") is continuing;

(ii) each Senior Agent has received a notice of the Relevant Second Lien Default specifying the event or circumstance in relation to the Relevant Second Lien Default from the relevant Second Lien Creditor Representative;

(iii) a Second Lien Standstill Period (as defined below) has elapsed; and

(iv) the Relevant Second Lien Default is continuing at the end of the relevant Second Lien Standstill Period.

(b) Promptly upon becoming aware of a Permitted Second Lien Financing Event of Default, the relevant Second Lien Creditor Representative may by notice (a "Second Lien Enforcement Notice") in writing notify the Senior Agents of the existence of such Permitted Second Lien Financing Event of Default.

5.9 Second Lien Standstill Period

In relation to a Relevant Second Lien Default, a Second Lien Standstill Period shall mean the period beginning on the date (the "Second Lien Standstill Start Date") the relevant Second Lien Creditor Representative serves a Second Lien Enforcement Notice on each of the Senior Agents in respect of such Relevant Second Lien Default and ending on the earliest to occur of:

(a) the date falling 120 days after the Second Lien Standstill Start Date;

(b) the date the Senior Secured Parties (other than the Permitted Second Lien Financing Creditors) take any Enforcement Action in relation to a particular Second Lien Borrower or Second Lien Guarantor, provided, however, that if a Second Lien Standstill Period ends pursuant to this paragraph (b), the Permitted Second Lien Financing Creditors may only take the same Enforcement Action in relation to the relevant Second Lien Borrower or Second Lien Guarantor as the Enforcement Action taken by the Senior Secured Parties (other than the Permitted Second Lien Financing Creditors) against such Second Lien Borrower or Second Lien Guarantor and not against any other member of the Group;

(c) the date of an Insolvency Event in relation to the relevant Second Lien Borrower or a particular Second Lien Guarantor against whom Enforcement Action is to be taken;

(d) the expiry of any other Second Lien Standstill Period outstanding at the date such first-mentioned Second Lien Standstill Period commenced (unless that expiry occurs as a result of a cure, waiver or other permitted remedy);

(e) the date on which the consent of each of the Senior Facility Agent (acting on the instructions of the Majority Senior Lenders), any Senior Notes Trustee (acting on behalf of the Senior

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Noteholders) and any Senior Creditor Representative (acting on the instructions of the Majority Permitted Senior Financing Creditors) has been obtained; and

(f) a failure to pay the principal amount outstanding under any Permitted Second Lien Financing Debt at the final stated maturity of the amounts outstanding on that Permitted Second Lien Financing Debt (provided that, unless the Senior Lender Discharge Date has occurred or as otherwise agreed by the Majority Senior Lenders and the Parent, such final stated maturity does not breach any maturity restrictions applicable to such Second Lien Liabilities in the Senior Financing Agreements (as applicable) (or, in the case of any amendment which has the effect of shortening the maturity date applicable to such Second Lien Liabilities, would not breach any such maturity restrictions applicable to such Second Lien Liabilities in the Senior Financing Agreements (as applicable) were that Second Lien Liability to be incurred at the time of that amendment and with that amended maturity date)), the "Second Lien Standstill Period".

5.10 Subsequent Permitted Second Lien Financing Event of Default

The Permitted Second Lien Financing Creditors may take Enforcement Action under Clause 5.8 (Permitted Second Lien enforcement) in relation to a Relevant Second Lien Default even if, at the end of any relevant Second Lien Standstill Period or at any later time, a further Second Lien Standstill Period has begun as a result of any other Permitted Second Lien Financing Event of Default.

5.11 Enforcement on behalf of Permitted Second Lien Financing Creditors

If the Security Agent has notified the Second Lien Creditor Representatives that it is enforcing Security created pursuant to any Security Document over shares of a Second Lien Borrower or a Second Lien Guarantor, no Permitted Second Lien Financing Creditor may take any action referred to in Clause 5.8 (Permitted Second Lien enforcement) against that Second Lien Borrower or Second Lien Guarantor (or any Subsidiary of that Second Lien Borrower or Second Lien Guarantor) while the Security Agent is taking steps to enforce that Security in accordance with the instructions of an Instructing Group where such action might be reasonably likely to adversely affect such enforcement or the amount of proceeds to be derived therefrom.

5.12 Option to purchase: Permitted Second Lien Financing Creditors

(a) Subject to paragraphs (b) and (c) below, any of the Second Lien Creditor Representative(s) (on behalf of the Permitted Second Lien Financing Creditors) may, after a Senior Acceleration Event, by giving not less than 10 days' notice to the Security Agent, require the transfer to the Permitted Second Lien Financing Creditors (or to a nominee or nominees), in accordance with Clause 19.3 (Change of Senior Lender, Permitted Senior Financing Creditor, Permitted Second Lien Financing Creditor or Permitted Parent Financing Creditor), of all, but not part, of the rights, benefits and obligations in respect of the Senior Lender Liabilities, the Senior Notes Liabilities, any Permitted Senior Financing Liabilities and the Operating Facility Liabilities if:

(i) that transfer is lawful and, subject to paragraph (ii) below, otherwise permitted by the terms of the Senior Facilities Agreement (in the case of the Senior Lender Liabilities), any Senior Notes

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Indenture(s) pursuant to which any Senior Notes remain outstanding (in the case of the Senior Notes Liabilities), any Permitted Senior Financing Agreement pursuant to which any relevant Permitted Senior Financing Liabilities remain outstanding (in the case of the Permitted Senior Financing Liabilities) and/or any Operating Facility Documents pursuant to which any relevant Operating Facility Liabilities remain outstanding (in the case of the Operating Facility Liabilities);

(ii) any conditions relating to such a transfer contained in the Senior Facilities Agreement (in the case of the Senior Lender Liabilities), any Senior Notes Indenture(s) pursuant to which any Senior Notes remain outstanding (in the case of the Senior Notes Liabilities), any Permitted Senior Financing Agreement pursuant to which any relevant Permitted Senior Financing Liabilities remain outstanding (in the case of the Permitted Senior Financing Liabilities) and/or any Operating Facility Documents pursuant to which any relevant Operating Facility Liabilities remain outstanding (in the case of the Operating Facility Liabilities) are complied with, other than:

(A) any requirement to obtain the consent of, or consult with, any Debtor, Third Party Security Provider or other member of the Group relating to such transfer, which consent or consultation shall not be required; and

(B) to the extent to which all the Permitted Second Lien Financing Creditors (acting as a whole) provide cash cover for any Letter of Credit, the consent of the relevant Issuing Bank relating to such transfer;

(iii)

(A) the Senior Facility Agent, on behalf of the Senior Lenders, is paid an amount equal to the aggregate of:

(I) any amounts provided as cash cover by the Permitted Second Lien Financing Creditors for any Letter of Credit (as envisaged in paragraph (ii)(B) above);

(II) all of the Senior Lender Liabilities at that time (whether or not due), including all amounts that would have been payable under the Senior Facilities Agreement if the Senior Facilities were being prepaid by the relevant Debtors on the date of that payment; and

(III) all costs and expenses (including legal fees) incurred by the Senior Facility Agent, the Senior Lenders and/or the Security Agent as a consequence of giving effect to that transfer; and

(B) the applicable Senior Notes Trustee, on behalf of the relevant Senior Notes Creditors, is paid an amount equal to the aggregate of:

(I) all of the Senior Notes Liabilities at that time (whether or not due), including all amounts that would have been payable (including any prepayment premium or make-whole amount) under the Senior Notes Indenture if the Senior Notes were being redeemed by the relevant Debtors on the date of that payment; and

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(II) all costs and expenses (including legal fees) incurred by the Senior Notes Trustee and/or the Senior Notes Creditors as a consequence of giving effect to that transfer;

(C) the applicable Senior Creditor Representative, on behalf of the relevant Permitted Senior Financing Creditors, is paid an amount equal to the aggregate of:

(I) any amount provided as cash cover by the Senior Parent Creditors for any Letter of Credit (as envisaged in paragraph (a)(ii)(B) above);

(II) all of the Permitted Senior Financing Liabilities at that time (whether or not due), including all amounts that would have been payable (including any prepayment premium or make-whole amount) under the Permitted Senior Financing Documents if the Permitted Senior Financing Debt was being prepaid or redeemed (as applicable) by the relevant Debtors on the date of that payment; and

(III) all costs and expenses (including legal fees) incurred by the Senior Creditor Representative, the Permitted Senior Financing Creditors and/or the Security Agent as a consequence of giving effect to that transfer; and

(D) the Operating Facility Lenders are paid an amount equal to the aggregate of:

(I) all of the Operating Facility Liabilities at that time (whether or not due), including all amounts that would have been payable under the Operating Facility Documents if the Operating Facilities were being prepaid by the relevant Debtors on the date of that payment; and

(II) all costs and expenses (including legal fees) incurred by the Operating Facility Lenders and/or the Security Agent as a consequence of giving effect to that transfer;

(iv) as a result of that transfer the Senior Lenders, the Senior Notes Creditors, the Permitted Senior Financing Creditors and the Operating Facility Lenders have no further actual or contingent liability to the Parent or any other Debtor under the relevant Secured Debt Documents;

(v) an indemnity is provided from each Permitted Second Lien Financing Creditor (other than any Second Lien Creditor Representative) (or from another third party acceptable to all the Senior Lenders, the Senior Notes Creditors, the Permitted Senior Financing Creditors and the Operating Facility Lenders) in a form reasonably satisfactory to each Senior Lender, Senior Notes Creditor, Permitted Senior Financing Creditor and Operating Facility Lender in respect of all costs, expenses, losses and liabilities which may be sustained or incurred by any Senior Lender, Senior Notes Creditor, Permitted Senior Financing Creditor or Operating Facility Lender in consequence of any sum received or recovered by any Senior Lender, Senior Notes Creditor, Permitted Senior Financing Creditor or Operating Facility Lender from any person being required (or it being alleged that it is required) to be paid back by or clawed back from any Senior Lender, Senior Notes Creditor, Permitted Senior Financing Creditor or Operating Facility Lender for any reason; and

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(vi) the transfer is made without recourse to, or representation or warranty from, the Senior Lenders, the Senior Notes Creditors, the Permitted Senior Financing Creditors or the Operating Facility Lenders, except that each Senior Lender, Senior Notes Creditor, Permitted Senior Financing Creditor and Operating Facility Lender shall be deemed to have represented and warranted on the date of that transfer that it has the corporate power to effect that transfer and it has taken all necessary action to authorise the making by it of that transfer.

(b) Subject to paragraph (b) of Clause 5.13 (Hedge Transfer: Permitted Second Lien Financing Creditors), a Second Lien Creditor Representative (on behalf of all the Permitted Second Lien Financing Creditors) may only require a Senior Secured Liabilities Transfer if, at the same time, they require a Hedge Transfer in accordance with Clause 5.13 (Hedge Transfer: Permitted Second Lien Financing Creditors) and if, for any reason, a Hedge Transfer cannot be made in accordance with Clause 5.13 (Hedge Transfer: Permitted Second Lien Financing Creditors), no Senior Secured Liabilities Transfer may be required to be made.

(c) At the request of a Second Lien Creditor Representative (on behalf of all the Permitted Second Lien Financing Creditors):

(i) the Senior Facility Agent shall notify the Second Lien Creditor Representatives of:

(A) the sum of the amounts described in paragraphs (a)(iii)(A)(II) and (III) above; and

(B) the amount of each Letter of Credit for which cash cover is to be provided to it by all the Permitted Second Lien Financing Creditors (acting as a whole);

(ii) any relevant Senior Notes Trustee shall notify the Second Lien Creditor Representatives of the sum of amounts described in paragraphs (a)(iii)(B)(I) and (II) above;

(iii) any relevant Senior Creditor Representative shall notify the Second Lien Creditor Representatives of:

(A) the sum of the amounts described in paragraphs (a)(iii)(C)(II) and (III) above; and

(B) the amount of each Letter of Credit for which cash cover is to be provided to it by all the Permitted Second Lien Financing Creditors (acting as a whole); and

(iv) the Operating Facility Lenders shall notify the Senior Agents of the sum of amounts described in paragraphs (a)(iii)(D)(I) and (II) above.

5.13 Hedge Transfer: Permitted Second Lien Financing Creditors

(a) A Second Lien Creditor Representative (on behalf of all the Permitted Second Lien Financing Creditors, acting as a whole) may, by giving not less than 10 days' notice to the Security Agent, require a Hedge Transfer:

(i) if either:

(A) the Permitted Second Lien Financing Creditors require, at the same time, a Senior Secured Liabilities Transfer under Clause 5.12 (Option to purchase: Permitted Second Lien Financing Creditors); or

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(B) all the Permitted Second Lien Financing Creditors (acting as a whole) require that Hedge Transfer at any time on or after the Senior Discharge Date; and

(ii) if:

(A) that transfer is lawful and otherwise permitted by the terms of the Hedging Agreements, in which case no Debtor, Third Party Security Provider or other member of the Group shall be entitled to withhold its consent to that transfer;

(B) any conditions (other than the consent of, or any consultation with, any Debtor, Third Party Security Provider or other member of the Group) relating to that transfer contained in the Hedging Agreements are complied with;

(C) each Hedge Counterparty is paid (in the case of a positive number) or pays (in the case of a negative number) an amount equal to the aggregate of (1) the Hedging Purchase Amount in respect of the hedging transactions under the relevant Hedging Agreement at that time and (2) all costs and expenses (including legal fees) incurred by such Hedge Counterparty as a consequence of giving effect to that transfer;

(D) as a result of that transfer, the Hedge Counterparties have no further actual or contingent liability to any Debtor under the Hedging Agreements;

(E) an indemnity is provided from each Permitted Second Lien Financing Creditors (other than any Second Lien Creditor Representative) which is receiving (or for which a nominee is receiving) that transfer (or from another third party acceptable to the relevant Hedge Counterparty) in a form reasonably satisfactory to the relevant Hedge Counterparty in respect of all losses which may be sustained or incurred by that Hedge Counterparty in consequence of any sum received or recovered by that Hedge Counterparty being required (or it being alleged that it is required) to be paid back by or clawed back from the Hedge Counterparty for any reason; and

(F) that transfer is made without recourse to, or representation or warranty from, the relevant Hedge Counterparty, except that the relevant Hedge Counterparty shall be deemed to have represented and warranted on the date of that transfer that it has the corporate power to effect that transfer and it has taken all necessary action to authorise the making by it of that transfer.

(b) A Second Lien Creditor Representative (acting on behalf of all the Permitted Second Lien Financing Creditors) and any Hedge Counterparty may agree (in respect of the Hedging Agreements (or one or more of them) to which that Hedge Counterparty is a party) that a Hedge Transfer required by all the Permitted Second Lien Financing Creditors (acting as a whole) pursuant to paragraph (a) above shall not apply to that/those Hedging Agreement(s) or to the Hedging Liabilities and Hedge Counterparty Obligations under that/those Hedging Agreement(s).

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(c) If a Second Lien Creditor Representative is entitled to require a Hedge Transfer under this Clause 5.13, the Hedge Counterparties shall at the request of any Second Lien Creditor Representative provide details of the amounts referred to in paragraph (a)(ii)(C) above.

6. Senior Parent Creditors and Senior Parent Liabilities

6.1 Restriction on Payment and dealings: Senior Parent Liabilities

Until the First/Second Lien Discharge Date, no Senior Parent Debt Issuer which is a member of the Group shall (and the Parent shall ensure that no other member of the Group will):

(a) pay, repay, prepay, redeem, acquire or defease any principal, interest or other amount on or in respect of, or make any distribution in respect of, any Senior Parent Liabilities in cash or in kind or apply any such money or property in or towards discharge of any Senior Parent Liabilities except as permitted by Clause 6.2 (Permitted Senior Parent Payments), Clause 6.9 (Permitted Senior Parent enforcement), Clause 9.5 (Filing of claims) or Clause 16 (Additional debt);

(b) exercise any set-off against any Senior Parent Liabilities, except as permitted by Clause 6.2 (Permitted Senior Parent Payments), Clause 6.8 (Restrictions on enforcement by Senior Parent Creditors), Clause 9.5 (Filing of claims) or Clause 16 (Additional debt); or

(c) create or permit to subsist any Security over any assets of any member of the Group or assets of any Third Party Security Provider which are subject to Transaction Security or give any guarantee (and the Senior Parent Agents may not, and no Senior Parent Creditor may, accept the benefit of any such Security or guarantee from any Group Company or Third Party Security Provider) for, or in respect of, any Senior Parent Liabilities other than:

(i) the Senior Parent Guarantees;

(ii) at the option of the Parent, all or any of the Transaction Security (provided that, for the avoidance of doubt, each of the Parties agrees that the Transaction Security shall rank and secure the Senior Parent Liabilities as set out in Clause 2.2 (Transaction Security));

(iii) any Security over any assets of any Senior Parent Debt Issuer that is a member of the Group (other than, without prejudice to paragraph (ii) above and paragraph (v) below, any such assets subject to the Senior Parent Debt Issuer Security);

(iv) any other Security or guarantee provided by a member of the Group (the "Credit Support Provider") provided that, to the extent legally possible and subject to the Agreed Security Principles:

(A) the Credit Support Provider becomes party to this Agreement as a Debtor or Third Party Security Provider (as applicable) (if not already a Party in that capacity);

(B) all amounts actually received or recovered by any Senior Parent Agent or Senior Parent Creditor with respect to any such Security shall immediately be paid to the Security Agent and applied in accordance with Clause 14 (Application of proceeds);

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(C) any such Security may only be enforced in accordance with Clause 12.6 (Security held by other Creditors); and

(D) any such guarantee is expressed to be subject to the terms of this Agreement;

(v) the Shared Security; and

(vi) any Security, guarantee, indemnity or other assurance against loss from any member of the Group in connection with:

(A) any escrow or similar or equivalent arrangements entered into in respect of amounts which are being held (or will be held) by a person which is not a member of the Group prior to release of those amounts to a member of the Group; or

(B) any actual or proposed defeasance, redemption, prepayment, repayment, purchase or other discharge of any Senior Lender Liabilities, Operating Facility Liabilities, Senior Notes Liabilities and/or Permitted Senior Financing Liabilities (in each case provided that such defeasance, redemption, prepayment, repayment, purchase or other discharge is not prohibited by the terms of this Agreement), provided that, for the avoidance of doubt, nothing in this Clause 6.1 shall restrict any person which is not a member of the Group from creating or permitting to subsist any Security over any assets of such person or giving any guarantee for, or in respect of, any Senior Parent Liabilities.

6.2 Permitted Senior Parent Payments

Any Senior Parent Debt Issuer, Third Party Security Provider or member of the Group may:

(a) prior to the First/Second Lien Discharge Date, directly or indirectly make any Payment directly or indirectly in respect of the Senior Parent Liabilities at any time:

(i) if:

(A) the Payment is of:

(I) any of the principal amount of the Senior Parent Liabilities which is either:

(1) not prohibited by the Senior Financing Agreements; or

(2) paid on or after the final maturity date of the relevant Senior Parent Liabilities (provided that (i) unless the Senior Lender Discharge Date has occurred or as otherwise agreed by the Majority Senior Lenders and the Parent, such final maturity date does not breach any maturity restrictions in the Senior Financing Agreements (or, in the case of any amendment which has the effect of shortening the maturity date of any Senior Parent Liabilities, would not breach any such maturity restrictions applicable to such Senior Parent Liabilities in the Senior Financing Agreements (as applicable) were that Senior Parent Liability to be incurred at the time of that amendment and with that amended maturity date) and (ii) unless

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the Permitted Second Lien Financing Discharge Date has occurred or as otherwise agreed by the Majority Second Lien Creditors and the Parent, such final stated maturity does not breach any maturity restrictions applicable to such Senior Parent Liabilities in any Permitted Second Lien Financing Agreement (as applicable) (or, in the case of any amendment which has the effect of shortening the maturity date of any Senior Parent Liabilities, would not breach any such maturity restrictions applicable to such Senior Parent Liabilities in any Permitted Second Lien Financing Agreement (as applicable) were that Senior Parent Liability to be incurred at the time of that amendment and with that amended maturity date)); or

(II) any other amount which is not an amount of principal (including any interest which has been capitalised to become an amount of principal);

(B) no Senior Parent Payment Stop Notice is outstanding;

(C) no Senior Payment Default has occurred and is continuing; and

(D) no Second Lien Payment Default has occurred and is continuing;

(ii) if the Required Senior Consent and the Required Second Lien Consent has been obtained;

(iii) if the Payment is of a Senior Parent Notes Trustee Amount;

(iv) if the Payment is made by the relevant Senior Parent Debt Issuer and funded directly or indirectly with amounts which have not been received by that Senior Parent Debt Issuer from a member of the Group;

(v) of any Notes Security Costs;

(vi) of costs, commissions, taxes, fees and expenses incurred in respect of or in relation to (or reasonably incidental to) any Senior Parent Finance Documents (including in relation to any reporting or listing requirements under the Senior Parent Finance Documents);

(vii) if the Payment is funded directly or indirectly with Permitted Parent Financing Debt and/or the proceeds of any indebtedness incurred under or pursuant to any Senior Parent Notes;

(viii) if the Payment is funded directly or indirectly with the proceeds of Qualified Equity Interests or Subordinated Shareholder Funding of the Parent or Available Restricted Payment Amounts; or

(ix) if the Payment is of any principal amount of the Senior Parent Liabilities (together with any related accrued but unpaid interest) in accordance with the provisions under any Senior Parent Finance Documents which are substantially equivalent to:

(A) clause 11.1 (Illegality) of the Senior Facilities Agreement;

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(B) clause 11.8 (Right of cancellation and repayment in relation to a single Lender or Issuing Bank) of the Senior Facilities Agreement; or

(C) clause 12.1 (Change of Control) of the Senior Facilities Agreement but only to the extent that an equivalent payment(s) has been made (to the extent required) pursuant to the terms of the Senior Financing Agreements; or

(x) for so long as a Senior Event of Default, a Permitted Second Lien Financing Event of Default or a Senior Parent Event of Default is continuing, if the Payment is of all or part of the Senior Parent Liabilities as a result of those Senior Parent Liabilities being released or otherwise discharged solely in consideration of the issue of shares in the Parent or in any Holding Company of the Parent (each a "Senior Parent Debt for Equity Swap") and provided that no cash or cash equivalent payment is made in respect of the Senior Parent Liabilities and any Liabilities owed by a Group Company to another Group Company, the Investors or any other Holding Company of the Parent that arise as a result of any such Senior Parent Debt for Equity Swap are subordinated to the Senior Secured Liabilities and to the Second Lien Liabilities pursuant to this Agreement and any Liabilities owed by a Group Company to another Group Company arising as a result of such Senior Parent Debt for Equity Swap are subject to Transaction Security; or

(xi) of any other amount not exceeding USD5,000,000 (or its equivalent in other currencies) in aggregate in any financial year of the Parent; and

(b) on or after the First/Second Lien Discharge Date, make any Payment directly or indirectly in respect of the Senior Parent Liabilities at any time.

A reference in this Clause 6.2 to a Payment shall be construed to include any other direct or indirect step, matter, action or dealing in relation to any Senior Parent Liabilities which are otherwise prohibited under Clause 6.1 (Restriction on Payment and dealings: Senior Parent Liabilities).

6.3 Issue of Senior Parent Payment Stop Notice

(a) Until the Senior Discharge Date, except with the Required Senior Consent, and until the Permitted Second Lien Financing Discharge Date, except with the Required Second Lien Consent, no Senior Parent Debt Issuer which is a member of the Group shall make (and the Parent shall procure that no other member of the Group will make), and no Senior Parent Finance Party may receive from any member of the Group, any Permitted Senior Parent Payment (other than Senior Parent Notes Trustee Amounts and except as provided in paragraphs (a)(ii) to (x), in each case, of Clause 6.2 (Permitted Senior Parent Payments)) if:

(i) a Senior Payment Default or a Second Lien Payment Default is continuing; or

(ii) a Senior Event of Default (other than a Senior Payment Default) or a Permitted Second Lien Financing Event of Default (other than a Second Lien Payment Default) is continuing, from the date which is one Business Day after the date on which any Senior Agent delivers a notice (a "Senior Parent Payment Stop Notice") specifying the event or circumstance in relation to that

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Senior Event of Default to the Parent, the Security Agent and the Senior Parent Agents until the earliest of:

(A) the date falling 179 days after delivery of that Senior Parent Payment Stop Notice;

(B) in relation to payments of Senior Parent Liabilities, if a Senior Parent Standstill Period is in effect at any time after delivery of that Senior Parent Payment Stop Notice, the date on which that Senior Parent Standstill Period expires;

(C) the date on which the relevant Senior Event of Default or Permitted Second Lien Financing Event of Default has been remedied or waived in accordance with the applicable Senior Financing Agreement;

(D) the date on which the Senior Agent which delivered the relevant Senior Parent Payment Stop Notice delivers a notice to the Parent, the Security Agent and the Senior Parent Agents cancelling the Senior Parent Payment Stop Notice;

(E) the First/Second Lien Discharge Date; and

(F) the date on which the Security Agent or a Senior Parent Agent takes Enforcement Action permitted under this Agreement against a Debtor.

(b) Unless each of the Senior Parent Agents waives this requirement:

(i) a new Senior Parent Payment Stop Notice may not be delivered unless and until 360 days have elapsed since the delivery of the immediately prior Senior Parent Payment Stop Notice; and

(ii) no Senior Parent Payment Stop Notice may be delivered by a Senior Agent in reliance on a Senior Event of Default more than 45 days after the date that Senior Agent received notice of that Senior Event of Default or Permitted Second Lien Financing Event of Default (as applicable).

(c) The Senior Agents may only serve one Senior Parent Payment Stop Notice with respect to the same event or set of circumstances. Subject to paragraph (b) above, this shall not affect the right of the Agents to issue a Senior Parent Payment Stop Notice in respect of any other event or set of circumstances.

(d) No Senior Parent Payment Stop Notice may be served by an Agent in respect of a Senior Event of Default which had been notified to the Agents at the time at which an earlier Senior Parent Payment Stop Notice was issued.

(e) For the avoidance of doubt, this Clause 6.3:

(i) acts as a suspension of payment and not as a waiver of the right to receive payment on the date such payments are due;

(ii) will not prevent the accrual or capitalisation of interest (including default interest) in accordance with the Senior Parent Finance Documents; and

(iii) will not prevent the payment of any Senior Parent Notes Trustee Amounts or other amounts funded directly or indirectly with amounts which have not been received by the relevant Senior Parent Debt Issuer from another member of the Group.

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6.4 Effect of Senior Parent Payment Stop Notice, Senior Payment Default or Second Lien Payment Default

Any failure to make a Payment due under the Senior Parent Finance Documents as a result of the issue of a Senior Parent Payment Stop Notice or the occurrence of a Senior Payment Default or Second Lien Payment Default shall not prevent:

(a) the occurrence of a Senior Parent Event of Default as a consequence of that failure to make a Payment in relation to the relevant Senior Parent Finance Document; or

(b) the issue of a Senior Parent Enforcement Notice on behalf of the Senior Parent Creditors.

6.5 Payment obligations and capitalisation of interest continue

(a) The relevant Senior Parent Debt Issuer, Debtor or Third Party Security Provider shall not be released from the liability to make any Payment (including of default interest, which shall continue to accrue) under any Senior Parent Finance Document by the operation of Clauses 6.1 (Restriction on Payment and dealings: Senior Parent Liabilities) to 6.4 (Effect of Senior Parent Payment Stop Notice, Senior Payment Default or Second Lien Payment Default) even if its obligation to make that Payment is restricted at any time by the terms of any of those Clauses.

(b) The accrual and capitalisation of interest (if any) in accordance with the Senior Parent Finance Documents shall continue notwithstanding the issue of a Senior Parent Payment Stop Notice.

6.6 Cure of Payment stop: Senior Parent Creditors

If:

(a) at any time following the issue of a Senior Parent Payment Stop Notice or the occurrence of a Senior Payment Default or Second Lien Payment Default, that Senior Parent Payment Stop Notice ceases to be outstanding and/or, as the case may be, the Senior Payment Default or Second Lien Payment Default ceases to be continuing; and

(b) the relevant Senior Parent Debt Issuer or the relevant Debtor or Third Party Security Provider then promptly pays to the Senior Parent Creditors an amount equal to any Payments which had accrued under the Senior Parent Finance Documents and which would have been Permitted Senior Parent Payments but for that Senior Parent Payment Stop Notice, Senior Payment Default or Second Lien Payment Default,

then any Event of Default (including any cross default or similar provision under any other Debt Document) which may have occurred as a result of that suspension of Payments shall be waived and any Senior Parent Enforcement Notice which may have been issued as a result of that Event of Default shall be waived, in each case without any further action being required on the part of the Senior Parent Creditors or any other Creditor or Operating Facility Lender.

6.7 Amendments and waivers: Senior Parent Creditors

The Senior Parent Creditors, the relevant Senior Parent Debt Issuer, the Debtors and Third Party Security Providers may at any time amend or waive the terms of the Senior Parent Notes Finance Documents

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and/or the Permitted Parent Financing Documents in accordance with their respective terms from time to time (and subject only to any consent required under them).

6.8 Restrictions on enforcement by Senior Parent Creditors

Until the First/Second Lien Discharge Date, except with the prior consent of or as required by an Instructing Group:

(a) no Senior Parent Creditor shall direct the Security Agent to enforce or otherwise require the enforcement of any Shared Security; and

(b) no Senior Parent Creditor shall take or require the taking of any Enforcement Action in relation to the Senior Parent Guarantees,

except as permitted under Clause 6.9 (Permitted Senior Parent enforcement), provided, however, that no such action required by the Security Agent need be taken except to the extent the Security Agent is otherwise entitled under this Agreement to direct such action.

6.9 Permitted Senior Parent enforcement

(a) Subject to Clause 6.12 (Enforcement on behalf of Senior Parent Creditors), the restrictions in Clause 6.8 (Restrictions on enforcement by Senior Parent Creditors) will not apply if:

(i) a Senior Parent Event of Default (the "Relevant Senior Parent Default") is continuing;

(ii) each Senior Agent has received a notice of the Relevant Senior Parent Default specifying the event or circumstance in relation to the Relevant Senior Parent Default from the relevant Senior Parent Agent;

(iii) a Senior Parent Standstill Period (as defined below) has elapsed; and

(iv) the Relevant Senior Parent Default is continuing at the end of the relevant Senior Parent Standstill Period.

(b) Promptly upon becoming aware of a Senior Parent Event of Default, the relevant Senior Parent Agent may by notice (a "Senior Parent Enforcement Notice") in writing notify the Senior Agents of the existence of such Senior Parent Event of Default.

6.10 Senior Parent Standstill Period

In relation to a Relevant Senior Parent Default, a Senior Parent Standstill Period shall mean the period beginning on the date (the "Senior Parent Standstill Start Date") the relevant Senior Parent Agent serves a Senior Parent Enforcement Notice on each of the Senior Agents in respect of such Relevant Senior Parent Default and ending on the earliest to occur of:

(a) the date falling 179 days after the Senior Parent Standstill Start Date;

(b) the date the Senior Secured Parties take any Enforcement Action in relation to a particular Senior Parent Guarantor, provided, however, that if a Senior Parent Standstill Period ends pursuant to this paragraph (b), the Senior Parent Finance Parties may only take the same Enforcement Action in relation to the Senior Parent Guarantor as the Enforcement Action taken by the Senior Secured

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Parties against such Senior Parent Guarantor and not against any other member of the Group or (to the extent not a Senior Parent Guarantor) Third Party Security Provider;

(c) the date of an Insolvency Event in relation to the relevant Senior Parent Debt Issuer or a particular Senior Parent Guarantor against whom Enforcement Action is to be taken;

(d) the expiry of any other Senior Parent Standstill Period outstanding at the date such first-mentioned Senior Parent Standstill Period commenced (unless that expiry occurs as a result of a cure, waiver or other permitted remedy);

(e) the date on which the consent of each of the Senior Facility Agent (acting on the instructions of the Majority Senior Lenders), any Senior Notes Trustee (acting on behalf of the Senior Noteholders), any Senior Creditor Representative (acting on the instructions of the Majority Permitted Senior Financing Creditors) and any Second Lien Creditor Representative (acting on the instructions the Majority Permitted Second Lien Financing Creditors) has been obtained; and

(f) a failure to pay the principal amount outstanding on any Senior Parent Notes or on any Permitted Parent Financing Debt, as the case may be, at the final stated maturity of the amounts outstanding on the Senior Parent Notes or on the Permitted Parent Financing Debt, as the case may be (provided that (i) unless the Senior Lender Discharge Date has occurred or as otherwise agreed by the Majority Senior Lenders and the Parent, such final stated maturity does not breach any maturity restrictions applicable to such Senior Parent Liabilities in the Senior Financing Agreements (as applicable) (or, in the case of any amendment which has the effect of shortening the maturity date of any Senior Parent Liabilities, would not breach any such maturity restrictions applicable to such Senior Parent Liabilities in the Senior Financing Agreements (as applicable) were that Senior Parent Liability to be incurred at the time of that amendment and with that amended maturity date) and (ii) unless the Permitted Second Lien Financing Discharge Date has occurred or as otherwise agreed by the Majority Second Lien Creditors and the Parent, such final stated maturity does not breach any maturity restrictions applicable to such Senior Parent Liabilities in the Permitted Second Lien Financing Documents (as applicable) (or, in the case of any amendment which has the effect of shortening the maturity date of any Senior Parent Liabilities, would not breach any such maturity restrictions applicable to such Senior Parent Liabilities in the Permitted Second Lien Financing Documents (as applicable) were that Senior Parent Liability to be incurred at the time of that amendment and with that amended maturity date)), the "Senior Parent Standstill Period".

6.11 Subsequent Senior Parent Notes Defaults

The Senior Parent Finance Parties may take Enforcement Action under Clause 6.9 (Permitted Senior Parent enforcement) in relation to a Relevant Senior Parent Default even if, at the end of any relevant Senior Parent Standstill Period or at any later time, a further Senior Parent Standstill Period has begun as a result of any other Senior Parent Event of Default.

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6.12 Enforcement on behalf of Senior Parent Creditors

If the Security Agent has notified the Senior Parent Agents that it is enforcing Security created pursuant to any Security Document over shares of a Senior Parent Guarantor, no Senior Parent Creditor may take any action referred to in Clause 6.9 (Permitted Senior Parent enforcement) against that Senior Parent Guarantor while the Security Agent is taking steps to enforce that Security in accordance with the instructions of an Instructing Group where such action might be reasonably likely to adversely affect such enforcement or the amount of proceeds to be derived therefrom.

6.13 Option to purchase: Senior Parent Creditors

(a) Subject to paragraphs (b) and (c) below, any of the Senior Parent Agent(s) (on behalf of the Senior Parent Creditors) may, after a Senior Acceleration Event, by giving not less than 10 days' notice to the Security Agent, require the transfer to the Senior Parent Creditors (or to a nominee or nominees), in accordance with Clause 19.3 (Change of Senior Lender, Permitted Senior Financing Creditor, Permitted Second Lien Financing Creditor or Permitted Parent Financing Creditor), of all, but not part, of the rights, benefits and obligations in respect of the Senior Secured Liabilities and the Operating Facility Liabilities if:

(i) that transfer is lawful and, subject to paragraph (ii) below, otherwise permitted by the terms of the Senior Facilities Agreement (in the case of the Senior Lender Liabilities), any Senior Notes Indenture(s) pursuant to which any Senior Notes remain outstanding (in the case of the Senior Notes Liabilities), any Permitted Senior Financing Agreement pursuant to which any relevant Permitted Senior Financing Liabilities remain outstanding (in the case of the Permitted Senior Financing Liabilities), any Permitted Second Lien Financing Agreement pursuant to which any relevant Permitted Second Lien Financing Liabilities remain outstanding (in the case of the Permitted Second Lien Financing Liabilities) and/or any Operating Facility Documents pursuant to which any relevant Operating Facility Liabilities remain outstanding (in the case of the Operating Facility Liabilities);

(ii) any conditions relating to such a transfer contained in the Senior Facilities Agreement (in the case of the Senior Lender Liabilities), any Senior Notes Indenture(s) pursuant to which any Senior Notes remain outstanding (in the case of the Senior Notes Liabilities), any Permitted Senior Financing Agreement pursuant to which any relevant Permitted Senior Financing Liabilities remain outstanding (in the case of the Permitted Senior Financing Liabilities), any Permitted Second Lien Financing Agreement pursuant to which any relevant Permitted Second Lien Financing Liabilities remain outstanding (in the case of the Permitted Second Lien Financing Liabilities) and/or any Operating Facility Documents pursuant to which any relevant Operating Facility Liabilities remain outstanding (in the case of the Operating Facility Liabilities) are complied with, other than:

(A) any requirement to obtain the consent of, or consult with, any Debtor, Third Party Security Provider or other member of the Group relating to such transfer, which consent or consultation shall not be required; and

(B) to the extent to which all the Senior Parent Creditors (acting as a whole) provide cash cover for any Letter of Credit, the consent of the relevant Issuing Bank relating to such transfer;

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(iii)

(A) the Senior Facility Agent, on behalf of the Senior Lenders, is paid an amount equal to the aggregate of:

(I) any amounts provided as cash cover by the Senior Parent Creditors for any Letter of Credit (as envisaged in paragraph (ii)(B) above);

(II) all of the Senior Lender Liabilities at that time (whether or not due), including all amounts that would have been payable under the Senior Facilities Agreement if the Senior Facilities were being prepaid by the relevant Debtors on the date of that payment; and

(III) all costs and expenses (including legal fees) incurred by the Senior Facility Agent, the Senior Lenders and/or the Security Agent as a consequence of giving effect to that transfer;

(B) the applicable Senior Notes Trustee, on behalf of the relevant Senior Notes Creditors, is paid an amount equal to the aggregate of:

(I) all of the Senior Notes Liabilities at that time (whether or not due), including all amounts that would have been payable (including any prepayment premium or make-whole amount) under the Senior Notes Indenture if the Senior Notes were being redeemed by the relevant Debtors on the date of that payment; and

(II) all costs and expenses (including legal fees) incurred by the Senior Notes Trustee and/or the Senior Notes Creditors as a consequence of giving effect to that transfer;

(C) the applicable Senior Creditor Representative, on behalf of the relevant Permitted Senior Financing Creditors, is paid an amount equal to the aggregate of:

(I) any amount provided as cash cover by the Senior Parent Creditors for any Letter of Credit (as envisaged in paragraph (ii)(B) above);

(II) all of the Permitted Senior Financing Liabilities at that time (whether or not due), including all amounts that would have been payable (including any prepayment premium or make-whole amount) under the Permitted Senior Financing Documents if the Permitted Senior Financing Debt was being prepaid or redeemed (as applicable) by the relevant Debtors on the date of that payment; and

(III) all costs and expenses (including legal fees) incurred by the Senior Creditor Representative, the Permitted Senior Financing Creditors and/or the Security Agent as a consequence of giving effect to that transfer;

(D) the Operating Facility Lenders are paid an amount equal to the aggregate of:

(I) all of the Operating Facility Liabilities at that time (whether or not due), including all amounts that would have been payable under the Operating Facility Documents

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if the Operating Facilities were being prepaid by the relevant Debtors on the date of that payment; and

(II) all costs and expenses (including legal fees) incurred by the Operating Facility Lenders and/or the Security Agent as a consequence of giving effect to that transfer; and

(E) the applicable Second Lien Creditor Representative, on behalf of the relevant Permitted Second Lien Financing Creditors, is paid an amount equal to the aggregate of:

(I) all of the Permitted Second Lien Financing Liabilities at that time (whether or not due), including all amounts that would have been payable (including any prepayment premium or make-whole amount) under the Permitted Second Lien Financing Documents if the Permitted Second Lien Financing Debt was being prepaid or redeemed (as applicable) by the relevant Debtors on the date of that payment; and

(II) all costs and expenses (including legal fees) incurred by the Second Lien Creditor Representative, the Permitted Second Lien Financing Creditors and/or the Security Agent as a consequence of giving effect to that transfer;

(iv) as a result of that transfer the Senior Lenders, the Senior Notes Creditors, the Permitted Senior Financing Creditors, the Permitted Second Lien Financing Creditors and the Operating Facility Lenders have no further actual or contingent liability to the Parent or any other Debtor under the relevant Secured Debt Documents;

(v) an indemnity is provided from each Senior Parent Creditor (other than any Senior Parent Agent) (or from another third party acceptable to all the Senior Lenders, the Senior Notes Creditors, the Permitted Senior Financing Creditors, the Permitted Second Lien Financing Creditors and the Operating Facility Lenders) in a form reasonably satisfactory to each Senior Lender, Senior Notes Creditor, Permitted Senior Financing Creditor, Permitted Second Lien Financing Creditor and Operating Facility Lender in respect of all costs, expenses, losses and liabilities which may be sustained or incurred by any Senior Lender, Senior Notes Creditor, Permitted Senior Financing Creditor, Permitted Second Lien Financing Creditor or Operating Facility Lender in consequence of any sum received or recovered by any Senior Lender, Senior Notes Creditor, Permitted Senior Financing Creditor, Permitted Second Lien Financing Creditor or Operating Facility Lender from any person being required (or it being alleged that it is required) to be paid back by or clawed back from any Senior Lender, Senior Notes Creditor, Permitted Senior Financing Creditor, Permitted Second Lien Financing Creditor or Operating Facility Lender for any reason; and

(vi) the transfer is made without recourse to, or representation or warranty from, the Senior Lenders, the Senior Notes Creditors, the Permitted Senior Financing Creditors, the Permitted Second Lien Financing Creditors or the Operating Facility Lenders, except that each Senior Lender, Senior Notes Creditor, Permitted Senior Financing Creditor, Permitted Second Lien Financing Creditor and Operating Facility Lender shall be deemed to have represented and warranted on the date of

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that transfer that it has the corporate power to effect that transfer and it has taken all necessary action to authorise the making by it of that transfer.

(b) Subject to paragraph (b) of Clause 6.14 (Hedge Transfer: Senior Parent Creditors), a Senior Parent Agent (on behalf of all the Senior Parent Creditors) may only require a Senior Secured Liabilities Transfer if, at the same time, they require a Hedge Transfer in accordance with Clause 6.14 (Hedge Transfer: Senior Parent Creditors) and if, for any reason, a Hedge Transfer cannot be made in accordance with Clause 6.14 (Hedge Transfer: Senior Parent Creditors), no Senior Secured Liabilities Transfer may be required to be made.

(c) At the request of a Senior Parent Agent (on behalf of all the Senior Parent Creditors):

(i) the Senior Facility Agent shall notify the Senior Parent Agents of:

(A) the sum of the amounts described in paragraphs (a)(iii)(A)(II) and (III) above; and

(B) the amount of each Letter of Credit for which cash cover is to be provided to it by all the Senior Parent Creditors (acting as a whole);

(ii) any relevant Senior Notes Trustee shall notify the Senior Parent Agents of the sum of amounts described in paragraphs (a)(iii)(B)(I) and (II) above;

(iii) any relevant Senior Creditor Representative shall notify the Senior Parent Agents of:

(A) the sum of the amounts described in paragraphs (a)(iii)(C)(II) and (III) above; and

(B) the amount of each Letter of Credit for which cash cover is to be provided to it by all the Senior Parent Creditors (acting as a whole);

(iv) the Operating Facility Lenders shall notify the Senior Parent Agents of the sum of amounts described in paragraphs (a)(iii)(D)(I) and (II) above;

(v) the Second Lien Facility Agent shall notify the Senior Parent Agents of the sum of amounts described in paragraphs (a)(iii)(E)(I) and (II) above; and

(vi) any relevant Second Lien Creditor Representative shall notify the Senior Parent Agents of the sum of amounts described in paragraphs (a)(iii)(E)(I) and (II) above.

6.14 Hedge Transfer: Senior Parent Creditors

(a) A Senior Parent Agent (on behalf of all the Senior Parent Creditors, acting as a whole) may, by giving not less than 10 days' notice to the Security Agent, require a Hedge Transfer:

(i) if either:

(A) the Senior Parent Creditors require, at the same time, a Senior Secured Liabilities Transfer under Clause 6.13 (Option to purchase: Senior Parent Creditors); or

(B) all the Senior Parent Creditors (acting as a whole) require that Hedge Transfer at any time on or after the First/Second Lien Discharge Date; and

(ii) if:

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(A) that transfer is lawful and otherwise permitted by the terms of the Hedging Agreements, in which case no Debtor, Third Party Security Provider or other member of the Group shall be entitled to withhold its consent to that transfer;

(B) any conditions (other than the consent of, or any consultation with, any Debtor, Third Party Security Provider or other member of the Group) relating to that transfer contained in the Hedging Agreements are complied with;

(C) each Hedge Counterparty is paid (in the case of a positive number) or pays (in the case of a negative number) an amount equal to the aggregate of (1) the Hedging Purchase Amount in respect of the hedging transactions under the relevant Hedging Agreement at that time and (2) all costs and expenses (including legal fees) incurred by such Hedge Counterparty as a consequence of giving effect to that transfer;

(D) as a result of that transfer, the Hedge Counterparties have no further actual or contingent liability to any Debtor under the Hedging Agreements;

(E) an indemnity is provided from each Senior Parent Creditor (other than any Senior Parent Agent) which is receiving (or for which a nominee is receiving) that transfer (or from another third party acceptable to the relevant Hedge Counterparty) in a form reasonably satisfactory to the relevant Hedge Counterparty in respect of all losses which may be sustained or incurred by that Hedge Counterparty in consequence of any sum received or recovered by that Hedge Counterparty being required (or it being alleged that it is required) to be paid back by or clawed back from the Hedge Counterparty for any reason; and

(F) that transfer is made without recourse to, or representation or warranty from, the relevant Hedge Counterparty, except that the relevant Hedge Counterparty shall be deemed to have represented and warranted on the date of that transfer that it has the corporate power to effect that transfer and it has taken all necessary action to authorise the making by it of that transfer.

(b) A Senior Parent Agent (acting on behalf of all the Senior Parent Creditors) and any Hedge Counterparty may agree (in respect of the Hedging Agreements (or one or more of them) to which that Hedge Counterparty is a party) that a Hedge Transfer required by all the Senior Parent Creditors (acting as a whole) pursuant to paragraph (a) above shall not apply to that/those Hedging Agreement(s) or to the Hedging Liabilities and Hedge Counterparty Obligations under that/those Hedging Agreement(s).

(c) If a Senior Parent Agent is entitled to require a Hedge Transfer under this Clause 6.14, the Hedge Counterparties shall at the request of any Senior Parent Agent provide details of the amounts referred to in paragraph (a)(ii)(C) above.

7. Investor Liabilities

7.1 Restriction on Payment: Investor Liabilities

Prior to the Final Discharge Date, the Debtors shall not, and shall procure that no other member of the Group will, make any Payment of the Investor Liabilities at any time unless:

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(a) that Payment is permitted under Clause 7.2 (Permitted Payments: Investor Liabilities); or

(b) the taking or receipt of that Payment is permitted under Clause 7.6 (Permitted enforcement: Investors).

7.2 Permitted Payments: Investor Liabilities

Any member of the Group may directly or indirectly make any Payments in respect of Investor Liabilities (whether of principal, interest or otherwise) at any time if:

(a) subject to paragraph (c) below (in the case of any Senior Parent Debt Proceeds Loan Liabilities), the Payment is not prohibited by the Debt Financing Agreements;

(b) in relation to each Debt Financing Agreement that prohibits the Payment, the requisite Senior Secured Creditors or, as the case may be, Senior Parent Creditors under that Debt Financing Agreement consent to that Payment being made; or

(c) in the case of any payments in respect of Senior Parent Debt Proceeds Loan Liabilities, that Payment would, if it were a Payment of the Senior Parent Notes Liabilities, constitute a Permitted Senior Parent Payment at that time.

7.3 Payment obligations continue

(a) Neither the Parent nor any other Debtor shall be released from the liability to make any Payment (including of default interest, which shall continue to accrue) under any Debt Document (including, without limitation, any Senior Parent Debt Proceeds Loan Agreement) by the operation of Clauses 7.1 (Restriction on Payment: Investor Liabilities) and 7.2 (Permitted Payments: Investor Liabilities) even if its obligation to make that Payment is restricted at any time by the terms of any of those Clauses.

(b) The accrual and/or capitalisation of interest (if any) in accordance with any Senior Parent Debt Proceeds Loan Agreements (as the case may be) shall continue notwithstanding the operation of Clauses 7.1 (Restriction on Payment: Investor Liabilities) and Clause 7.2 (Permitted Payments: Investor Liabilities).

7.4 No acquisition of Investor Liabilities

Prior to the Final Discharge Date, the Debtors shall not, and shall procure that no other member of the Group will:

(a) enter into any Liabilities Acquisition in respect of any of the Investor Liabilities with any person which is not a member of the Group; or

(b) beneficially own all or any part of the share capital of a company that is party to a Liabilities Acquisition in respect of any of the Investor Liabilities (unless that Liabilities Acquisition would not have been prohibited by this paragraph (b) if made by a member of the Group), in each case pursuant to which any payment is made by a member of the Group to a person which is not a member of the Group in respect of Investor Liabilities, unless:

(i) that action is not prohibited by the Debt Financing Agreements;

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(ii) the relevant Liabilities Acquisition relates to Investor Liabilities (or rights, benefits and/or obligations in relation thereto) in respect of which a Payment could be made under Clause 7.2 (Permitted Payments: Investor Liabilities); or

(iii) in relation to each Debt Financing Agreement that prohibits that action, the requisite Senior Secured Creditors or, as the case may be, Senior Parent Creditors under that Debt Financing Agreement consent to that action.

7.5 Restrictions on enforcement: Investors

Subject to Clause 7.6 (Permitted enforcement: Investors):

(a) in the case of any Enforcement Action in respect of any Senior Parent Debt Proceeds Loan, such Enforcement Action is being taken by a Senior Parent Finance Party (or any agent, trustee or other representative on its behalf) and such Enforcement Action would be permitted to be taken by such person if such Enforcement Action were instead in respect of Senior Parent Liabilities and taken pursuant to Clause 6.8 (Restrictions on enforcement by Senior Parent Creditors) and Clause 6.9 (Permitted Senior Parent enforcement); or

(b) unless otherwise agreed by an Instructing Group,

the Investors shall not be entitled to take any Enforcement Action in respect of any Investor Liabilities at any time prior to the Final Discharge Date.

7.6 Permitted enforcement: Investors

After the occurrence of an Insolvency Event in relation to the Parent, the Investors may (unless otherwise directed by the Security Agent or unless the Security Agent has taken, or has given notice that it intends to take, action on behalf of the Investors in accordance with Clause 9.5 (Filing of claims)), exercise any right it may otherwise have against the Parent to:

(a) accelerate any of the Investor Liabilities or declare them prematurely due and payable or payable on demand;

(b) make a demand under any guarantee, indemnity or other assurance against loss given in respect of any Investor Liabilities;

(c) exercise any right of set-off or take or receive any Payment in respect of any Investor Liabilities; or

(d) claim and prove in the liquidation of the Parent for any Investor Liabilities owing to it.

7.7 Investor Liabilities: exceptions

Notwithstanding anything to the contrary, nothing in this Agreement or any of the Secured Debt Documents shall prohibit or restrict:

(a) any Payment made to an Investor under and in accordance with the terms of any Secured Debt Document (provided that, for the avoidance of doubt, this paragraph (a) shall not apply to a Payment which is not made under a Secured Debt Document or a Payment which is expressly prohibited by Clause 4 (Hedge Counterparties and Hedging Liabilities), Clause 5 (Permitted

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Second Lien Financing Creditors and Second Lien Liabilities) and/or Clause 6 (Senior Parent Creditors and Senior Parent Liabilities));

(b) any Payment or other return made by way of a roll-up or capitalisation of any amount, an issue of shares, an incurrence of indebtedness constituting Investor Liabilities (including the issue of payment-in-kind instruments) or any other similar or equivalent step, action or arrangement;

(c) any forgiveness, write-off or capitalisation of Investor Liabilities (or any other similar or equivalent step or action);

(d) any payment made (whether cash or in kind) or other step or action taken to facilitate any Payment (or other matter) in respect of any Investor Liabilities (in each case to the extent that such Payment or other matter is not prohibited by this Clause 7);

(e) any Liabilities Acquisition (including pursuant to clause 29.14 (Debt Purchase Transactions) of the Senior Facilities Agreement and any equivalent provisions of the other Debt Financing Agreements) and any payments or other actions arising in connection therewith (in each case unless that Liabilities Acquisition is otherwise prohibited by the terms of the Debt Financing Agreements); or

(f) any Investor from granting any Security over or in relation to the Investor Liabilities or any related rights in respect thereof.

8. Intra-Group Lenders and Intra-Group Liabilities

8.1 Restriction on Payment: Intra-Group Liabilities

Prior to the Final Discharge Date, the Debtors shall not, and the Parent shall procure that no other member of the Group will, make any Payments of the Intra-Group Liabilities at any time unless:

(a) that Payment is permitted under Clause 8.2 (Permitted Payments: Intra-Group Liabilities); or

(b) the taking or receipt of that Payment is permitted under paragraph (c) of Clause 8.7 (Permitted enforcement: Intra-Group Lenders).

8.2 Permitted Payments: Intra-Group Liabilities

(a) Subject to paragraph (b) below, any member of the Group may directly or indirectly make any Payments in respect of the Intra-Group Liabilities (whether of principal, interest or otherwise) at any time.

(b) Payments in respect of the Intra-Group Liabilities may not be made pursuant to paragraph (a) above if, at the time of the Payment, an Acceleration Event has occurred and is continuing and the Security Agent (acting on the instructions of an Instructing Group) has delivered a written notice to the Parent stating that no Payments may be made in respect of the Intra-Group Liabilities, in each case unless:

(i) an Instructing Group consents to that Payment being made; or

(ii) in relation to each Debt Financing Agreement that prohibits that Payment being made, the requisite Senior Secured Creditors or, as the case may be, Senior Parent Creditors under that Debt Financing Agreement consent to that action; or

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(iii) that Payment is made to facilitate Payment of:

(A) prior to the First/Second Lien Discharge Date, any Senior Liabilities, any Agent Liabilities, Senior Notes Trustee Amounts and/or Senior Parent Notes Trustee Amounts; and

(B) on or after the First/Second Lien Discharge Date, any Senior Parent Liabilities or, as the case may be, Senior Parent Debt Proceeds Loan Liabilities.

8.3 Payment obligations continue

No Debtor shall be released from the liability to make any Payment (including of default interest, which shall continue to accrue) under any Debt Document by the operation of Clause 8.1 (Restriction on Payment: Intra-Group Liabilities) and Clause 8.2 (Permitted Payments: Intra-Group Liabilities) even if its obligation to make that Payment is restricted at any time by the terms of any of those Clauses.

8.4 Acquisition of Intra-Group Liabilities

(a) Subject to paragraph (b) below, each Debtor may, and may permit any other member of the Group to:

(i) enter into any Liabilities Acquisition; or

(ii) beneficially own all or any part of the share capital of a company that is party to a Liabilities Acquisition,

in respect of any Intra-Group Liabilities at any time.

(b) Subject to paragraph (c) below, no action described in paragraph (a) above may take place in respect of any Intra-Group Liabilities if, at the time of that action, an Acceleration Event has occurred and is continuing and the Security Agent (acting on the instructions of an Instructing Group) has delivered a written notice to the Parent stating that no action described in paragraph (a) above may take place in respect of any Intra-Group Liabilities.

(c) The restrictions in paragraph (b) above shall not apply if:

(i) an Instructing Group consents to that action; or

(ii) that action is taken to facilitate Payment of:

(A) prior to the First/Second Lien Discharge Date, any Senior Liabilities, any Agent Liabilities, Senior Notes Trustee Amounts and/or Senior Parent Notes Trustee Amounts; and

(B) on or after the First/Second Lien Discharge Date, any Senior Parent Liabilities or, as the case may be, Senior Parent Debt Proceeds Loan Liabilities.

8.5 Security: Intra-Group Lenders

Prior to the Final Discharge Date, the Intra-Group Lenders may not take, accept or receive the benefit of any Security, guarantee, indemnity or other assurance against loss in respect of the Intra-Group Liabilities unless:

(a) that Security, guarantee, indemnity or other assurance against loss is not prohibited by the Debt Financing Agreements;

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(b) prior to the First/Second Lien Discharge Date, in relation to each Senior Financing Agreement that prohibits that Security, guarantee, indemnity or other assurance against loss, the requisite Senior Secured Creditors under that Senior Financing Agreement consent to that Security, guarantee, indemnity or other assurance against loss; or

(c) on or after the First/Second Lien Discharge Date, in relation to each Senior Parent Financing Agreement that prohibits that Security, guarantee, indemnity or other assurance against loss, the requisite Senior Parent Creditors under that Senior Parent Financing Agreement consent to that Security, guarantee, indemnity or other assurance against loss.

8.6 Restriction on enforcement: Intra-Group Lenders

Subject to Clause 8.7 (Permitted enforcement: Intra-Group Lenders), none of the Intra-Group Lenders shall be entitled to take any Enforcement Action in respect of any of the Intra-Group Liabilities at any time prior to the Final Discharge Date.

8.7 Permitted enforcement: Intra-Group Lenders

After the occurrence of an Insolvency Event in relation to any Group Company, each Intra-Group Lender may (unless otherwise directed by the Security Agent or unless the Security Agent has taken, or has given notice that it intends to take, action on behalf of that Intra-Group Lender in accordance with Clause 9.5 (Filing of claims)), exercise any right it may otherwise have against that Group Company to:

(a) accelerate any of that Group Company's Intra-Group Liabilities or declare them prematurely due and payable or payable on demand;

(b) make a demand under any guarantee, indemnity or other assurance against loss given by that Group Company in respect of any Intra-Group Liabilities;

(c) exercise any right of set-off or take or receive any Payment in respect of any Intra-Group Liabilities of that Group Company; or

(d) claim and prove in the liquidation of that Group Company for the Intra-Group Liabilities owing to it.

8.8 Intra-Group Liabilities: exceptions

Notwithstanding anything to the contrary in this Agreement or any other Secured Debt Document and without imposing any additional obligation or restriction on any member of the Group, nothing in this Agreement (including this Clause 8 or Clause 19 (Changes to the Parties)) or any other Secured Debt Document shall prohibit or restrict any capitalisation, forgiveness, write-off, waiver, release, transfer or other discharge of any Intra-Group Liabilities (or any amounts due, payable or owing in connection therewith) or any other amount due, payable or owing by one member of the Group to another member of the Group, in the case of Intra-Group Liabilities unless an Acceleration Event has occurred and is continuing and the Security Agent (acting on the instructions of an Instructing Group) has delivered a written notice to the Parent stating that no such action shall be permitted without the prior consent of an Instructing Group.

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9. Effect of Insolvency Event

9.1 SFA Cash Cover

This Clause 9 is subject to Clause 15.4 (Turnover of enforcement proceeds) and, in the case of a Notes Trustee only, to Clause 26.1 (Liability).

9.2 Payment of distributions

(a) After the occurrence of an Insolvency Event in relation to any Debtor or Third Party Security Provider or, following an Acceleration Event which is continuing, any member of the Group, any Party entitled to receive a distribution out of the assets of that member of the Group or (to the extent arising from any Third Party Security) Third Party Security Provider in respect of Liabilities owed to that Party shall (in the case of any Creditor or Operating Facility Lender, only to the extent that such distribution would otherwise constitute a receipt or recovery of a type subject to the provisions of Clause 10.2 (Turnover by the Creditors) and, in all cases if prior to a Distress Event, only if required by the Security Agent acting on the instructions of an Instructing Group), subject to receiving payment instructions and any other relevant information from the Security Agent and to the extent it is able to do so, direct the person responsible for the distribution of the assets of that member of the Group or Third Party Security Provider to pay that distribution to the Security Agent until the Liabilities owing to the Secured Parties have been paid in full.

(b) The Security Agent shall apply distributions paid to it under paragraph (a) above in accordance with Clause 14 (Application of proceeds).

9.3 Set-Off

(a) Subject to paragraph (b) below, to the extent that any member of the Group's or Third Party Security Provider's Liabilities are discharged by way of set-off (mandatory or otherwise) after the occurrence of an Insolvency Event in relation to that member of the Group, any Creditor and any Operating Facility Lender which benefited from that set-off shall (in the case of any Creditor or Operating Facility Lender, only to the extent that the relevant discharge constitutes a receipt or recovery of a type subject to the provisions of Clause 10.2 (Turnover by the Creditors) and, in all cases if prior to a Distress Event, only if required by the Security Agent acting on the instructions of an Instructing Group), subject to receiving payment instructions and any other relevant information from the Security Agent, pay an amount equal to the amount of the Liabilities owed to it which are discharged by that set-off to the Security Agent for application in accordance with Clause 14 (Application of proceeds).

(b) Paragraph (a) above shall not apply to:

(i) any such discharge of the Multi-account Overdraft Liabilities to the extent that the relevant discharge represents a reduction from a Permitted Gross Amount of a Multi-account Overdraft Facility to or towards its Designated Net Amount;

(ii) any Close-Out Netting by a Hedge Counterparty or a Hedging Ancillary Lender;

(iii) any Payment Netting by a Hedge Counterparty or a Hedging Ancillary Lender;

(iv) any Inter-Hedging Agreement Netting by a Hedge Counterparty;

(v) any Inter-Hedging Ancillary Document Netting by a Hedging Ancillary Lender; and

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(vi) any set-off which gives effect to a Permitted Payment (or another payment or distribution not prohibited by the terms of this Agreement) which is otherwise permitted to be made under this Agreement notwithstanding the occurrence of the relevant Insolvency Event.

9.4 Non-cash distributions

Subject to Clause 13.1 (Non-Distressed Disposals) and Clause 13.2 (Distressed Disposals), if the Security Agent or any other Secured Party receives a distribution in a form other than in cash in respect of any of the Liabilities, the Liabilities will not be reduced by that distribution until and except to the extent that the realisation proceeds are actually applied towards the Liabilities.

9.5 Filing of claims

Without prejudice to any Ancillary Lender's right of netting or set-off relating to a Multi-account Overdraft Facility (to the extent that the netting or set-off represents a reduction from a Permitted Gross Amount of that Multi-account Overdraft Facility to or towards its Designated Net Amount), after the occurrence of an Insolvency Event in relation to any Debtor or Third Party Security Provider (or, following an Acceleration Event which is continuing, any member of the Group), each Creditor and each Operating Facility Lender (in the case of a Senior Parent Creditor, to the extent relating to or affecting the Shared Security or the assets secured by such Security only) irrevocably authorises the Security Agent (acting in accordance with Clause 9.7 (Security Agent instructions)), on its behalf, to:

(a) take any Enforcement Action (in accordance with the terms of this Agreement) against that member of the Group or Third Party Security Provider;

(b) demand, sue, prove and give receipt for any or all of that member of the Group's or Third Party Security Provider's Liabilities;

(c) collect and receive all distributions on, or on account of, any or all of that member of the Group's or Third Party Security Provider's Liabilities; and

(d) file claims, take proceedings and do all other things the Security Agent considers reasonably necessary to recover that member of the Group's or Third Party Security Provider's Liabilities.

9.6 Creditors' actions

Each Creditor and each Operating Facility Lender will:

(a) do all things that the Security Agent (acting in accordance with Clause 9.7 (Security Agent instructions)) reasonably requests in order to give effect to this Clause 9; and

(b) if the Security Agent is not entitled to take any of the actions contemplated by this Clause 9 or if the Security Agent (acting in accordance with Clause 9.7 (Security Agent instructions)) requests that a Creditor or an Operating Facility Lender take that action, undertake that action itself in accordance with the instructions of the Security Agent (acting in accordance with Clause 9.7 (Security Agent instructions)) or grant a power of attorney to the Security Agent (on such terms as the Security Agent (acting in accordance with Clause 9.7 (Security Agent instructions)) may reasonably require, although no Notes Trustee shall be under any obligation to grant such powers of attorney) to enable the Security Agent to take such action.

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9.7 Security Agent instructions

For the purposes of Clause 9.5 (Filing of claims) and Clause 9.6 (Creditors' actions) the Security Agent shall act:

(a) (except in relation to a Senior Parent Debt Issuer to the extent relating to Liabilities in respect of Senior Parent Notes and/or Permitted Parent Financing Debt where that Senior Parent Debt Issuer is the issuer or, as the case may be, the borrower) on the instructions of the group of Primary Creditors entitled, at that time, to give instructions under Clause 12.2 (Enforcement instructions) or Clause 12.3 (Manner of enforcement); or

(b) in the absence of any such instructions, as the Security Agent sees fit.

10. Turnover of receipts

10.1 SFA Cash Cover

This Clause 10 is subject to Clause 14.4 (Treatment of SFA Cash Cover and Senior Lender cash collateral) and, in the case of a Notes Trustee only, to Clause 26.1 (Liability).

10.2 Turnover by the Creditors

Subject to Clause 10.3 (Exclusions), Clause 10.4 (Permitted assurance and receipts), Clause 16 (Additional debt) and, in the case of a Notes Trustee only, to Clause 26.1 (Liability), if at any time prior to the Final Discharge Date, any Creditor or Operating Facility Lender receives or recovers from any member of the Group or (in relation to any Third Party Security) any Third Party Security Provider:

(a) any Payment or distribution of, or on account of or in relation to:

(i) any of the Liabilities which is prohibited by the terms of this Agreement; or

(ii) following the occurrence of a Senior Distress Event which is continuing, any Senior Lender Liabilities, Hedging Liabilities, Senior Notes Liabilities, Permitted Senior Financing Liabilities or Operating Facility Liabilities;

(b) other than where Clause 9.3 (Set-Off) applies, any amount by way of set-off in respect of any of the Liabilities owed to it which does not give effect to a Permitted Payment (or another payment or distribution not otherwise prohibited by the terms of this Agreement);

(c) notwithstanding paragraphs (a) and (b) above, and other than where Clause 9.3 (Set-Off) applies, any amount:

(i) on account of, or in relation to, any of the Liabilities after the occurrence of a Distress Event (including as a result of any litigation or proceedings against a member of the Group or Third Party Security Provider, other than after the occurrence of an Insolvency Event in respect of that member of the Group or Third Party Security Provider); or

(ii) by way of set-off in respect of any of the Liabilities owed to it after the occurrence of a Distress Event,

other than, in each case:

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(A) any amount received or recovered in accordance with Clause 14 (Application of proceeds); and

(B) in the case of Intra-Group Liabilities, any amount received or recovered in accordance with Clause 8 (Intra-Group Lenders and Intra-Group Liabilities) (to the extent permitted to be received or recovered notwithstanding that an Acceleration Event is continuing);

(d) the proceeds of any enforcement of any Transaction Security except in accordance with Clause 14 (Application of proceeds); or

(e) other than where Clause 9.3 (Set-Off) or Clause 16 (Additional debt) applies, any distribution in cash or in kind or Payment of, or on account of or in relation to, any of the Liabilities owed by any member of the Group or Third Party Security Provider which is not in accordance with Clause 14 (Application of proceeds) and which is made as a result of, or after, the occurrence of an Insolvency Event in respect of that member of the Group or Third Party Security Provider, that Creditor or Operating Facility Lender will (in the case of any receipts and recoveries referred to in paragraph (e) above, if a Distress Event has not occurred, only if required by the Security Agent acting on the instructions of an Instructing Group):

(i) in relation to receipts and recoveries not received or recovered by way of set-off:

(A) hold an amount of that receipt or recovery equal to the Relevant Liabilities (or if less, the amount received or recovered) on trust for the Security Agent and, subject to receiving payment instructions and any other relevant information from the Security Agent, promptly pay that amount to the Security Agent for application in accordance with the terms of this Agreement; and

(B) subject to receiving payment instructions and any other relevant information from the Security Agent, promptly pay an amount equal to the amount (if any) by which the receipt or recovery exceeds the Relevant Liabilities to the Security Agent for application in accordance with the terms of this Agreement; and

(ii) in relation to receipts and recoveries received or recovered by way of set-off, subject to receiving payment instructions and any other relevant information from the Security Agent, promptly pay an amount equal to that recovery to the Security Agent for application in accordance with the terms of this Agreement.

10.3 Exclusions

Clause 10.2 (Turnover by the Creditors) shall not apply to any receipt or recovery:

(a) by way of:

(i) Close-Out Netting by a Hedge Counterparty or a Hedging Ancillary Lender;

(ii) Payment Netting by a Hedge Counterparty or a Hedging Ancillary Lender;

(iii) Inter-Hedging Agreement Netting by a Hedge Counterparty; or

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(iv) Inter-Hedging Ancillary Document Netting by a Hedging Ancillary Lender; or

(b) by an Ancillary Lender by way of that Ancillary Lender's right of netting or set-off relating to a Multi-account Overdraft Facility (to the extent that that netting or set-off represents a reduction from a Permitted Gross Amount of that Multi-account Overdraft Facility to or towards its Designated Net Amount);

(c) made in accordance with Clause 15 (Equalisation);

(d) to the extent that such receipt or recovery was funded directly or indirectly with Permitted Senior Financing Debt, Permitted Second Lien Financing Debt, Permitted Parent Financing Debt and/or the proceeds of any indebtedness incurred under or pursuant to any Senior Notes and/or Senior Parent Notes;

(e) in respect of funds received by the Security Agent for its own account; or

(f) that has been distributed by a Senior Notes Trustee to the Senior Noteholders in accordance with the Senior Notes Finance Documents or by a Senior Parent Notes Trustee to the Senior Parent Noteholders in accordance with the Senior Parent Finance Documents, unless the Senior Notes Trustee or the Senior Parent Notes Trustee, as applicable, had received at least two Business Days' prior notice that an Acceleration Event or an Insolvency Event has occurred in relation to a Debtor or that the receipt or recovery falls within Clause 10.2 (Turnover by the Creditors) in each case prior to distribution of the relevant amount.

10.4 Permitted assurance and receipts

Nothing in this Agreement shall restrict the ability of any Primary Creditor, Operating Facility Lender or Investor to:

(a) arrange with any person which is not a member of the Group or Third Party Security Provider any assurance against loss in respect of, or reduction of its credit exposure to, a Debtor (including assurance by way of credit based derivative or sub participation); or

(b) make any assignment or transfer permitted by Clause 19 (Changes to the Parties),

which:

(i) is not prohibited by any Debt Financing Agreement; and

(ii) is not in breach of:

(A) Clause 4.5 (No acquisition of Hedging Liabilities); or

(B) Clause 7.4 (No acquisition of Investor Liabilities),

and that Primary Creditor, Operating Facility Lender or Investor shall not be obliged to account to any other Party for any sum received by it as a result of that action.

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10.5 Sums received by Debtors and Third Party Security Providers

If any of the Debtors or (to the extent arising from any Third Party Security) any Third Party Security Provider receives or recovers any sum which, under the terms of any of the Secured Debt Documents, should have been paid to the Security Agent, that Debtor or Third Party Security Provider will:

(a) hold an amount of that receipt or recovery equal to the Relevant Liabilities (or if less, the amount received or recovered) on trust for the Security Agent and, unless otherwise agreed by the Security Agent and subject to receiving payment instructions and any other relevant information from the Security Agent, promptly pay that amount to the Security Agent for application in accordance with the terms of this Agreement; and

(b) unless otherwise agreed by the Security Agent and subject to receiving payment instructions and any other relevant information from the Security Agent, promptly pay an amount equal to the amount (if any) by which the receipt or recovery exceeds the Relevant Liabilities to the Security Agent for application in accordance with the terms of this Agreement.

10.6 Saving provision

If, for any reason, any of the trusts expressed to be created in this Clause 10 should fail or be unenforceable, the affected Creditor, Operating Facility Lender, Debtor or Third Party Security Provider will, unless otherwise agreed by the Security Agent and subject to receiving payment instructions and any other relevant information from the Security Agent, promptly pay an amount equal to that receipt or recovery to the Security Agent for application in accordance with the terms of this Agreement.

11. Redistribution

11.1 Recovering Creditor's rights

(a) Any amount paid by a Creditor or an Operating Facility Lender (a "Recovering Creditor") to the Security Agent under Clause 9 (Effect of Insolvency Event) or Clause 10 (Turnover of Receipts) shall be treated as having been paid by the relevant Debtor or Third Party Security Provider and distributed to the Security Agent, other Agents, Arrangers, Primary Creditors and Operating Facility Lenders (each a "Sharing Creditor") in accordance with the terms of this Agreement.

(b) On a distribution by the Security Agent under paragraph (a) above of a Payment received by a Recovering Creditor from a Debtor or Third Party Security Provider, as between the relevant Debtor or Third Party Security Provider and the Recovering Creditor an amount equal to the amount received or recovered by the Recovering Creditor and paid to the Security Agent (the "Shared Amount") will be treated as not having been paid by that Debtor or Third Party Security Provider (as applicable).

11.2 Reversal of redistribution

(a) If any part of the Shared Amount received or recovered by a Recovering Creditor becomes repayable to a Debtor or Third Party Security Provider and is repaid by that Recovering Creditor to that Debtor or Third Party Security Provider, then:

(i) each Sharing Creditor shall, upon request of the Security Agent, pay to the Security Agent for the account of that Recovering Creditor an amount equal to the appropriate part of its share of the

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Shared Amount (together with an amount as is necessary to reimburse that Recovering Creditor for its proportion of any interest on the Shared Amount which that Recovering Creditor is required to pay) (the "Redistributed Amount"); and

(ii) as between the relevant Debtor or Third Party Security Provider, each Recovering Creditor and each relevant Sharing Creditor, an amount equal to the relevant Redistributed Amount will be treated as not having been paid by that Debtor or Third Party Security Provider.

(b) The Security Agent shall not be obliged to pay any Redistributed Amount to a Recovering Creditor under paragraph (a)(i) above until it has been able to establish to its satisfaction that it has actually received that Redistributed Amount from the relevant Sharing Creditor.

11.3 Deferral of subrogation

(a) No Creditor, Operating Facility Lender, Debtor or (to the extent relating to any Third Party Security) Third Party Security Provider will exercise any rights which it may have by reason of the performance by it of its obligations under the Debt Documents to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights under the Debt Documents of any Creditor or Operating Facility Lender which ranks ahead of it in accordance with the priorities set out in Clause 2 (Ranking and priority) until such time as all of the Liabilities owing to each prior ranking Creditor and Operating Facility Lender (or, in the case of any Debtor or Third Party Security Provider, owing to each Creditor and Operating Facility Lender) have been irrevocably paid in full.

(b) No Investor or Intra-Group Lender will exercise any rights which it may have to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights under the Debt Documents of any other prior ranking Creditor or Operating Facility Lender until such time as all of the Liabilities owing to each prior ranking Creditor and Operating Facility Lender have been irrevocably paid in full.

12. Enforcement of Transaction Security

12.1 SFA Cash Cover

This Clause 12 is subject to Clause 14.4 (Treatment of SFA Cash Cover and Senior Lender cash collateral).

12.2 Enforcement instructions

(a) The Security Agent may refrain from enforcing the Transaction Security unless instructed otherwise by:

(i) an Instructing Group;

(ii) if required under paragraph (c) below, the Enhanced Majority Second Lien Creditors; or

(iii) if required under paragraph (d) below, the Majority Senior Parent Creditors.

(b) Subject to the Transaction Security having become enforceable in accordance with its terms:

(i) an Instructing Group; or

(ii) to the extent permitted to enforce or to require the enforcement of the Transaction Security prior to the Senior Discharge Date under Clause 5.8 (Permitted Second Lien enforcement), the Enhanced Majority Second Lien Creditors; or

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(iii) to the extent permitted to enforce or to require the enforcement of the Transaction Security prior to the First/Second Lien Discharge Date under Clause 6.9 (Permitted Senior Parent enforcement), the Majority Senior Parent Creditors, may give or refrain from giving instructions to the Security Agent to enforce or refrain from enforcing the Transaction Security as they see fit.

(c) Prior to the Senior Discharge Date:

(i) if an Instructing Group has instructed the Security Agent not to enforce or to cease enforcing the Transaction Security; or

(ii) in the absence of instructions from an Instructing Group,

and, in each case, an Instructing Group has not required any Debtor or Third Party Security Provider to make a Distressed Disposal, the Security Agent shall give effect to any instructions to enforce the Transaction Security which the Enhanced Majority Second Lien Creditors are then entitled to give to the Security Agent under Clause 5.8 (Permitted Second Lien enforcement).

(d) Prior to the First/Second Lien Discharge Date:

(i) if an Instructing Group has instructed the Security Agent not to enforce or to cease enforcing the Transaction Security; or

(ii) in the absence of instructions from an Instructing Group,

and, in each case, an Instructing Group has not required any Debtor or Third Party Security Provider to make a Distressed Disposal, the Security Agent shall give effect to any instructions to enforce the Shared Security which the Majority Senior Parent Creditors are then entitled to give to the Security Agent under Clause 6.9 (Permitted Senior Parent enforcement).

(e) The Security Agent is entitled to rely on and comply with instructions given in accordance with this Clause 12.2.

(f) Subject to Clause 12.6 (Security held by other Creditors), no Secured Party:

(i) shall have any independent power to enforce, or to have recourse to, any Transaction Security or to exercise any rights or powers arising under the Security Documents; or

(ii) may enforce or have recourse to any Transaction Security,

except through the Security Agent in the manner contemplated by this Agreement.

12.3 Manner of enforcement

If the Transaction Security is being enforced pursuant to Clause 12.2 (Enforcement instructions), the Security Agent shall enforce the Transaction Security in such manner (including, without limitation, the selection of any administrator, examiner or equivalent officer of any Debtor or Third Party Security Provider to be appointed by the Security Agent) as:

(a) an Instructing Group;

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(b) prior to the Senior Discharge Date, if:

(i) the Security Agent has, pursuant to paragraph (c) of Clause 12.2 (Enforcement instructions), given effect to instructions given by the Enhanced Majority Second Lien Creditors to enforce the Transaction Security; and

(ii) an Instructing Group has not given instructions as to the manner of enforcement of the Transaction Security,

the Enhanced Majority Second Lien Creditors; or

(c) prior to the First/Second Lien Discharge Date, if:

(i) the Security Agent has, pursuant to paragraph (d) of Clause 12.2 (Enforcement instructions), given effect to instructions given by the Majority Senior Parent Creditors to enforce the Transaction Security; and

(ii) an Instructing Group has not given instructions as to the manner of enforcement of the Transaction Security,

the Majority Senior Parent Creditors,

shall instruct or, in the absence of any such instructions, as the Security Agent sees fit (it being understood that, absent such instructions the Security Agent may elect to take no action).

12.4 Exercise of voting rights

(a) To the fullest extent permitted under applicable law, each Creditor (other than any Notes Trustee and, in the case of a Senior Parent Creditor, to the extent relating to or affecting the Shared Security or the assets secured by the Shared Security only) and each Operating Facility Lender agrees with the Security Agent that it will cast its vote in any proposal put to the vote by or under the supervision of any judicial or supervisory authority in respect of any insolvency, pre insolvency or rehabilitation or similar proceedings relating to any member of the Group or Third Party Security Provider as instructed by the Security Agent.

(b) The Security Agent shall give instructions for the purposes of paragraph (a) above as directed by an Instructing Group.

(c) Nothing in this Clause 12.4 entitles any Party to exercise or require any other Creditor or Operating Facility Lender to exercise such power of voting or representation to waive, reduce, discharge, extend the due date for payment or otherwise reschedule any of the Liabilities owed to that Creditor or Operating Facility Lender.

12.5 Waiver of rights

To the extent permitted under applicable law and subject to Clause 12.2 (Enforcement instructions), Clause 12.3 (Manner of enforcement), Clause 14 (Application of proceeds) and paragraph (c) of Clause 13.2 (Distressed Disposals), each of the Secured Parties, the Debtors and the Third Party Security Providers waives all rights it may otherwise have to require that the Transaction Security be enforced in any particular order or manner or at any particular time or that any sum received or recovered from any person, or by

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virtue of the enforcement of any of the Transaction Security or of any other security interest, which is capable of being applied in or towards discharge of any of the Secured Obligations is so applied.

12.6 Security held by other Creditors

If any Transaction Security is held by a Creditor or Operating Facility Lender other than the Security Agent, then that Creditor or Operating Facility Lender may only enforce that Transaction Security in accordance with instructions given by an Instructing Group pursuant to this Clause 12 (and, for this purpose, reference to the "Security Agent" shall be construed as references to that Creditor or Operating Facility Lender).

12.7 Consultation Period

(a) Subject to paragraph (b) below, before giving any instructions to the Security Agent to enforce the Transaction Security or refrain or cease from enforcing the Transaction Security or to take any other Enforcement Action, the Agent(s) of the Creditors represented in the Instructing Group concerned (and, if applicable, any relevant Hedge Counterparties) shall consult with each other Agent, each other Hedge Counterparty, each Operating Facility Lender and the Security Agent in good faith about the instructions to be given by the Instructing Group for a period of not less than five Business Days (or, in the case of any consultation involving a Senior Notes Trustee, a Senior Parent Notes Trustee or a Creditor Representative in respect of any high yield notes, debt securities or other similar instruments, 15 days) from the date on which details of the proposed instructions are received by such Agents, Hedge Counterparties, Operating Facility Lenders and the Security Agent (or such shorter period as each Agent, Hedge Counterparty, Operating Facility Lender and the Security Agent shall agree) (the "Consultation Period"), and only following the expiry of a Consultation Period shall the Instructing Group be entitled to give any instructions to the Security Agent to enforce the Transaction Security or refrain or cease from enforcing the Transaction Security or take any other Enforcement Action.

(b) No Agent or Hedge Counterparty shall be obliged to consult in accordance with paragraph (a) above and an Instructing Group shall be entitled to give any instructions to the Security Agent to enforce the Transaction Security or take any other Enforcement Action prior to the end of a Consultation Period (in each case provided that such instructions are consistent with any applicable requirements of this Agreement and the Security Documents) if:

(i) the Transaction Security has become enforceable as a result of an Insolvency Event; or

(ii) the Instructing Group or any Agent of the Creditors represented in the Instructing Group determines in good faith (and notifies each other Agent, the Hedge Counterparties and the Security Agent) that to enter into such consultations and thereby delay the commencement of enforcement of the Transaction Security would reasonably be expected to have a material adverse effect on:

(A) the Security Agent's ability to enforce any of the Transaction Security; or

(B) the realisation proceeds of any enforcement of the Transaction Security,

and, where this paragraph (b) applies:

(I) any instructions shall be limited to those necessary to protect or preserve the interests of the Senior Secured Creditors on behalf of which the relevant Instructing

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Group is acting in relation to the matters referred to in paragraphs (A) and (B) above; and

(II) the Security Agent shall act in accordance with the instructions first received.

(c) As soon as reasonably practicable following receipt of any instructions from an Instructing Group to enforce the Transaction Security, refrain or cease from enforcing the Transaction Security or, as the case may be, take any other Enforcement Action, the Security Agent shall provide a copy of such instructions to each Agent, Hedge Counterparty and Operating Facility Lender (unless it received those instructions from that person).

12.8 Duties owed

Each of the Secured Parties and the Debtors and the Third Party Security Providers acknowledges that, in the event that the Security Agent enforces or is instructed to enforce the Transaction Security prior to the First/Second Lien Discharge Date, the duties of the Security Agent and of any Receiver or Delegate owed to the Senior Parent Creditors in respect of the method, type and timing of that enforcement or of the exploitation, management or realisation of any of that Transaction Security shall, subject to paragraph (c) of Clause 13.2 (Distressed Disposals), be no different to or greater than the duty that is owed by the Security Agent, Receiver or Delegate to the Debtors or Third Party Security Providers under general law.

13. Proceeds of disposals and adjustment of mandatory prepayments

13.1 Non-Distressed Disposals

(a) The Security Agent (on behalf of itself and the Secured Parties) hereby agrees (and is irrevocably authorised and instructed to do so without any consent, sanction, authority or further confirmation from any Creditor, Operating Facility Lender or Debtor) that it shall (at the request and cost of the relevant Debtor, Third Party Security Provider or the Parent) promptly release (or procure that any other relevant person releases) from the Transaction Security and the Secured Debt Documents:

(i) any Security (and/or any other claim relating to a Debt Document) over any asset which is the subject of:

(A) a disposal not prohibited by the terms of any Debt Financing Agreement (including a disposal to a member of the Group), but without prejudice to any obligation of any member of the Group in a Debt Financing Agreement to provide replacement security; or

(B) any other transaction not prohibited by the terms of any Debt Financing Agreement pursuant to which that asset will cease to be held or owned by a member of the Group or a Third Party Security Provider;

(ii) any Security (and/or any other claim relating to a Debt Document) over any document or other agreement requested in order for any member of the Group or any Third Party Security Provider to effect any amendment or waiver in respect of that document or agreement or otherwise exercise any rights, comply with any obligations or take any action in relation to that document or agreement (in each case to the extent not prohibited by the terms of any Debt Financing Agreement);

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(iii) any Security (and/or any other claim relating to a Debt Document) over any asset of any member of the Group which has ceased to be a Debtor or Third Party Security Provider (or will cease to be a Debtor or Third Party Security Provider simultaneously with such release); and

(iv) any Security (and/or any other claim relating to a Debt Document) over any other asset to the extent that such release is in accordance with the terms of the Debt Financing Agreements.

In the case of a disposal of shares or other ownership interests in a Debtor or Third Party Security Provider (or any Holding Company of any Debtor or Third Party Security Provider), or any other transaction pursuant to which a Debtor or Third Party Security Provider (or any Holding Company of any Debtor or Third Party Security Provider) will cease to be a member of the Group or a Debtor or Third Party Security Provider (including, without limitation, pursuant to Clause 19.13 (Resignation of a Debtor) or Clause 19.15 (Cessation of Third Party Security Provider)), the Security Agent (on behalf of itself and the Secured Parties) hereby agrees (and is irrevocably authorised and instructed to do so without any consent, sanction, authority or further confirmation from any Creditor, Operating Facility Lender, other Secured Party, Debtor or Third Party Security Provider) that it shall (at the request and cost of the relevant Debtor, Third Party Security Provider or the Parent) promptly release (or procure that any other relevant person releases) that Debtor or Third Party Security Provider and, in each case, its Subsidiaries from all present and future liabilities (both actual and contingent) under the Secured Debt Documents and the respective assets of such Debtor or Third Party Security Provider and, in each case, its Subsidiaries (and the shares in any such Debtor, Third Party Security Provider and/or Subsidiary) from the Transaction Security and the Secured Debt Documents (including any claim relating to a Debt Document and any Guarantee Liabilities or Other Liabilities).

(b) When making any request for a release pursuant to paragraph (a)(i), (ii) or (iv) above, the Parent shall confirm in writing to the Security Agent that:

(i) in the case of any release requested pursuant to paragraph (a)(i) or (ii) above, the relevant disposal or other action is not prohibited by the terms of any Debt Financing Agreement; or

(ii) in the case of any release requested pursuant to paragraph (a)(iv) above, the relevant release is in accordance with the terms of the Debt Financing Agreements,

and the Security Agent shall be entitled to rely on that confirmation for all purposes under the Secured Debt Documents.

(c) The Security Agent shall (at the cost and expense of the relevant Debtor or the Parent but without the need for any further consent, sanction, authority or further confirmation from any Creditor, Operating Facility Lender, other Secured Party or Debtor) promptly enter into (or procure that any relevant person enters into) and deliver such documentation and/or take such other action as the Parent (acting reasonably) shall require to give effect to any release or other matter contemplated by this Clause 13.1 (including the issuance of any certificates of non-crystallisation of floating charges, any consent to dealing or any other similar or equivalent document that may be required or desirable).

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(d) Without prejudice to the foregoing and for the avoidance of doubt, if requested by the Parent in accordance with the terms of any of the Debt Financing Agreements (and provided that the requested action is not expressly prohibited by any of the other Debt Financing Agreements), the Security Agent and the other Creditors and Operating Facility Lenders shall (at the cost of the relevant Debtor, Third Party Security Provider and/or the Parent) promptly execute any guarantee, security or other release and/or any amendment, supplement or other documentation relating to the Security Documents as contemplated by the terms of any of the Debt Financing Agreements (and the Security Agent is authorised to execute, and will promptly execute if requested by the Parent, without the need for any further consent, sanction, authority or further confirmation from any Creditor or Operating Facility Lender, any such release or document on behalf of the Creditors and the Operating Facility Lenders). When making any request pursuant to this paragraph (d) the Parent shall confirm in writing to the Security Agent that such request is in accordance with the terms of a Debt Financing Agreement (and the requested action is not expressly prohibited by any of the other Debt Financing Agreements) and the Security Agent shall be entitled to rely on that confirmation for all purposes under the Secured Debt Documents.

(e) For the avoidance of doubt and notwithstanding anything to the contrary in any Debt Document, nothing in any Security Document shall operate or be construed so as to prevent any transaction, matter or other step not prohibited by the terms of this Agreement or the Debt Financing Agreements (a "Permitted Action"). The Security Agent (on behalf of itself and the Secured Parties) hereby agrees (and is irrevocably authorised and instructed to do so without any consent, sanction, authority or further confirmation from any Party) that it shall (at the request and cost of the relevant Debtor or the Parent) promptly execute any release or other document and/or take such other action under or in relation to any Debt Document (or any asset subject or expressed to be subject to any Security Document) as is requested by the Parent in order to complete, implement or facilitate a Permitted Action. In the event that the Parent makes any request pursuant to and in reliance on the preceding sentence, the Security Agent shall be permitted to request a confirmation from the Parent that the relevant transaction, matter or other step is a Permitted Action and the Security Agent shall be entitled to rely on that confirmation for all purposes under the Secured Debt Documents.

(f) For the avoidance of doubt and notwithstanding anything to the contrary in the Senior Parent Finance Documents, if any member of the Group is required or permitted under the Senior Debt Documents to apply the proceeds of any disposal or other transaction in prepayment, redemption or any other discharge or reduction of any Senior Liabilities:

(i) no such application of those proceeds shall require the consent of any Party or Senior Parent Creditor or will result in a direct or indirect breach of any Senior Parent Finance Document; and

(ii) any such application shall discharge in full any obligation to apply those proceeds in prepayment, redemption or any other discharge or reduction of any Senior Parent Liabilities.

This paragraph (f) is without prejudice to any right of any member of the Group to apply any proceeds of any disposal or other transaction in prepayment, redemption or any other discharge or reduction of any Senior Parent Liabilities to the extent permitted or contemplated by this Agreement or any other Senior Debt Document.

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(g) The Security Agent is irrevocably authorised by each Secured Party to (and will on the request and at the cost of the Parent):

(i) release the Transaction Security; and

(ii) release each Investor, each Debtor and each other member of the Group from all liabilities, undertakings and other obligations under the Secured Debt Documents,

on the Final Discharge Date (or at any time following such date on the request of the Parent).

13.2 Distressed Disposals

(a) Subject to paragraphs (d), (e), (f) and (g) below, if a Distressed Disposal is being effected the Security Agent is irrevocably authorised (at the cost of the relevant Debtor, Third Party Security Provider or the Parent and without any consent, sanction, authority or further confirmation from any Creditor, Operating Facility Lender, other Secured Party, Debtor or Third Party Security Provider):

(i) release of Transaction Security/non-crystallisation certificates: to release the Transaction Security or any other claim over the asset which is the subject of the Distressed Disposal and execute and deliver or enter into any release of that Transaction Security or claim and issue any letters of non-crystallisation of any floating charge or any consent to dealing that may, in the discretion of the Security Agent, be considered necessary or desirable;

(ii) release of liabilities and Transaction Security on a share sale (Debtor): if the asset which is disposed of consists of shares in the capital of a Debtor, to release:

(A) that Debtor and any Subsidiary of that Debtor from all or any part of:

(I) its Borrowing Liabilities;

(II) its Guarantee Liabilities; and

(III) its Other Liabilities;

(B) any Transaction Security granted by that Debtor or any Subsidiary of that Debtor over any of its assets; and

(C) any other claim of any Investor, Intra-Group Lender or other Debtor over that Debtor's assets or over the assets of any Subsidiary of that Debtor,

on behalf of the relevant Creditors, Operating Facility Lenders, Third Party Security Providers, Debtors and Agents;

(iii) release of liabilities and Transaction Security on a share sale (Holding Company): if the asset which is disposed of consists of shares in the capital of any Holding Company of a Debtor, to release:

(A) that Holding Company and any Subsidiary of that Holding Company from all or any part of:

(I) its Borrowing Liabilities;

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(II) its Guarantee Liabilities; and

(III) its Other Liabilities;

(B) any Transaction Security granted by that Holding Company or any Subsidiary of that Holding Company over any of its assets; and

(C) any other claim of any Investor, Intra-Group Lender or other Debtor over that Holding Company's assets or over the assets of any Subsidiary of that Holding Company,

on behalf of the relevant Creditors, Operating Facility Lenders, Third Party Security Providers, Debtors and Agents;

(iv) disposal of liabilities on a share sale: if the asset which is disposed of consists of shares in the capital of a Debtor or the Holding Company of a Debtor and the Security Agent (acting in accordance with paragraph (h) below) decides to dispose of all or any part of:

(A) the Liabilities; or

(B) the Debtor Liabilities,

owed by that Debtor or Holding Company or any Subsidiary of that Debtor or Holding Company:

(I) (if the Security Agent, acting in accordance with paragraph (h) below, does not intend that any transferee of those Liabilities or Debtor Liabilities (the "Transferee") will be treated as a Primary Creditor or a Secured Party for the purposes of this Agreement), to execute and deliver or enter into any agreement to dispose of all or part of those Liabilities or Debtor Liabilities, provided that, notwithstanding any other provision of any Debt Document, the Transferee shall not be treated as a Primary Creditor or a Secured Party for the purposes of this Agreement; and

(II) (if the Security Agent, acting in accordance with paragraph (e) below, does intend that any Transferee will be treated as a Primary Creditor or a Secured Party for the purposes of this Agreement), to execute and deliver or enter into any agreement to dispose of:

(1) all (and not part only) of the Liabilities owed to the Primary Creditors and the Operating Facility Lenders; and

(2) all or part of any other Liabilities and the Debtor Liabilities,

on behalf of, in each case, the relevant Creditors, Operating Facility Lenders, Third Party Security Providers and Debtors;

(v) transfer of obligations in respect of liabilities on a share sale: if the asset which is disposed of consists of shares in the capital of a Debtor or the Holding Company of a Debtor (the "Disposed Entity") and the Security Agent (acting in accordance with paragraph (h) below) decides to transfer

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to another Debtor (the "Receiving Entity") all or any part of the Disposed Entity's obligations or any obligations of any Subsidiary of that Disposed Entity in respect of:

(A) the Intra-Group Liabilities; or

(B) the Debtor Liabilities,

to execute and deliver or enter into any agreement to:

(I) transfer of all or part of the obligations in respect of those Intra-Group Liabilities or Debtor Liabilities on behalf of the relevant Intra-Group Lenders and Debtors to which those obligations are owed and on behalf of the Debtors which owe those obligations; and

(II) (if the Receiving Entity is a Holding Company of the Disposed Entity which is also a guarantor of Senior Liabilities) to accept the transfer of all or part of the obligations in respect of those Intra-Group Liabilities or Debtor Liabilities on behalf of the Receiving Entity or Receiving Entities to which the obligations in respect of those Intra-Group Liabilities or Debtor Liabilities are to be transferred.

(b) The net proceeds of each Distressed Disposal (and the net proceeds of any disposal of Liabilities or Debtor Liabilities pursuant to paragraph (a)(iv) above) shall be paid to the Security Agent for application in accordance with Clause 14 (Application of proceeds) (to the extent that the asset disposed of constituted Charged Property, as if those proceeds were the proceeds of an enforcement of the Transaction Security and, to the extent that any disposal of Liabilities or Debtor Liabilities has occurred pursuant to paragraph (a)(iv)(II) above, as if that disposal of Liabilities or Debtor Liabilities had not occurred).

(c) In the case of a Distressed Disposal (or a disposal of Liabilities pursuant to paragraph (a)(iv)(II) above) effected by or at the request of the Security Agent (acting in accordance with paragraph (h) below), the Security Agent shall take reasonable care to obtain a fair market price in the prevailing market conditions (though the Security Agent shall have no obligation to postpone any such Distressed Disposal or disposal of Liabilities in order to achieve a higher price).

(d) Where Borrowing Liabilities, Guarantee Liabilities and/or Other Liabilities would otherwise be released pursuant to paragraph (a) above, the Creditor or Operating Facility Lender concerned may elect to have those Borrowing Liabilities, Guarantee Liabilities and/or, as the case may be, Other Liabilities transferred to the Parent in which case the Security Agent is irrevocably authorised (to the extent legally possible and at the cost of the relevant Debtor or the Parent and without any consent, sanction, authority or further confirmation from any Creditor, Operating Facility Lender, other Secured Party or Debtor) to execute such documents as are required to so transfer those Borrowing Liabilities, Guarantee Liabilities and/or, as the case may be, Other Liabilities.

(e) Subject to paragraphs (f) and (g) below, in the case of a Distressed Disposal (or a disposal of Liabilities pursuant to paragraph (a)(iv)(II) above) effected by or at the request of the Security Agent (acting in accordance with paragraph (h) below), unless the consent of each Senior Agent is otherwise obtained, it is a further condition to any release, transfer or disposal under paragraph (a) above that:

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(i) the proceeds of such disposal are in cash (or substantially all in cash); and

(ii) such sale or disposal is made:

(A) pursuant to a Public Auction in respect of which the Primary Creditors are entitled to participate; or

(B) where a Financial Adviser selected by the Security Agent has delivered an opinion in respect of such sale or disposal that the amount received in connection therewith is fair from a financial point of view, taking into account all relevant circumstances, including the method of enforcement, provided that the liability of such Financial Adviser may be limited to the amount of its fees in respect of such engagement (it being acknowledged that the Security Agent shall have no obligation to select or engage any Financial Adviser unless it shall have been indemnified and/or secured and/or prefunded to its satisfaction).

(f) If prior to the Permitted Second Lien Financing Discharge Date a Distressed Disposal is being effected such that any Second Lien Liabilities will be released or disposed of, or any Transaction Security securing the Second Lien Liabilities will be released, it is a further condition to the release that either:

(i) each Second Lien Creditor Representative has approved the release; or

(ii) where shares or assets of a Second Lien Borrower or a Second Lien Guarantor are sold:

(A) the proceeds of such sale or disposal are in cash (or substantially in cash); and

(B) all claims of the Senior Creditors, the Senior Notes Creditors, the Permitted Senior Financing Creditors and the Operating Facility Lenders (other than in relation to performance bonds or guarantees or similar instruments) against a member of the Group (if any) all of whose shares (other than any minority interest not owned by members of the Group) are sold or disposed of pursuant to such Enforcement Action, are unconditionally released and discharged or sold or disposed of concurrently with such sale (and are not assumed by the purchaser or one of its Affiliates) and all Security under the Security Documents in respect of the assets that are sold or disposed of is simultaneously and unconditionally released and discharged concurrently with such sale, provided that if each of the Senior Facility Agent, any Senior Notes Trustee and any Senior Creditor Representative (acting reasonably and in good faith):

(I) determines that the Senior Secured Creditors will recover a greater amount if any such claim is sold or otherwise transferred to the purchaser or one of its Affiliates and not released and discharged; and

(II) serves a written notice on the Security Agent confirming the same,

the Security Agent shall be entitled to sell or otherwise transfer such claim to the purchaser or one of its Affiliates; and

(C) such sale or disposal is made:

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(I) pursuant to a Public Auction in respect of which the Primary Creditors are entitled to participate; or

(II) where a Financial Adviser selected by the Security Agent has delivered an opinion in respect of such sale or disposal that the amount received in connection therewith is fair from a financial point of view, taking into account all relevant circumstances, including the method of enforcement, provided that the liability of such Financial Adviser may be limited to the amount of its fees in respect of such engagement (it being acknowledged that the Security Agent shall have no obligation to select or engage any Financial Adviser unless it shall have been indemnified and/or secured and/or prefunded to its satisfaction).

For the purposes of this Agreement, "entitled to participate" shall be interpreted to mean that any offer, or indication of a potential offer, that a holder of any Senior Liabilities or Senior Parent Liabilities makes shall be considered by those running the Public Auction against the same criteria as any offer, or indication of a potential offer, by any other bidder or potential bidder. For the avoidance of doubt, if, after having applied those same criteria, the offer or indication of a potential offer made by a holder of any Senior Liabilities or Senior Parent Liabilities is not considered by those running the Public Auction to be sufficient to continue in the sale process, such consideration being against the same criteria as any offer, or indication of a potential offer, by any other bidder or potential bidder (such continuation may include being invited to review additional information or being invited to have an opportunity to make a subsequent or revised offer, whether in another round of bidding or otherwise), then the right to participate which a holder of any Senior Liabilities or Senior Parent Liabilities under this Agreement shall be deemed to be satisfied.

(g) If prior to the Senior Parent Discharge Date a Distressed Disposal is being effected such that the Senior Parent Guarantees or any Shared Security over assets of a Senior Parent Debt Issuer or assets of or shares in any Senior Parent Guarantor will be released and/or any Senior Parent Liabilities will be released or disposed of, it is a further condition to the release that either:

(i) each Senior Parent Agent has approved the release; or

(ii) where shares or assets of a Senior Parent Guarantor or assets of a Senior Parent Debt Issuer are sold:

(A) the proceeds of such sale or disposal are in cash (or substantially in cash); and

(B) all claims of the Senior Secured Creditors and the Operating Facility Lenders (other than in relation to performance bonds or guarantees or similar instruments) against a member of the Group (if any) all of whose shares (other than any minority interest not owned by members of the Group) are sold or disposed of pursuant to such Enforcement Action, are unconditionally released and discharged or sold or disposed of concurrently with such sale (and are not assumed by the purchaser or one of its Affiliates) and all Security under the Security Documents in respect of the assets that are sold or disposed of is simultaneously

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and unconditionally released and discharged concurrently with such sale, provided that if each Senior Agent (acting reasonably and in good faith):

(I) determines that the Senior Secured Creditors will recover a greater amount if any such claim is sold or otherwise transferred to the purchaser or one of its Affiliates and not released and discharged; and

(II) serves a written notice on the Security Agent confirming the same,

the Security Agent shall be entitled to sell or otherwise transfer such claim to the purchaser or one of its Affiliates; and

(C) such sale or disposal is made:

(I) pursuant to a Public Auction in respect of which the Primary Creditors are entitled to participate; or

(II) where a Financial Adviser selected by the Security Agent has delivered an opinion in respect of such sale or disposal that the amount received in connection therewith is fair from a financial point of view, taking into account all relevant circumstances, including the method of enforcement, provided that the liability of such Financial Adviser may be limited to the amount of its fees in respect of such engagement (it being acknowledged that the Security Agent shall have no obligation to select or engage any Financial Adviser unless it shall have been indemnified and/or secured and/or prefunded to its satisfaction).

For the purposes of this Agreement, "entitled to participate" shall be interpreted to mean that any offer, or indication of a potential offer, that a holder of any Senior Liabilities or Senior Parent Liabilities makes shall be considered by those running the Public Auction against the same criteria as any offer, or indication of a potential offer, by any other bidder or potential bidder. For the avoidance of doubt, if, after having applied those same criteria, the offer or indication of a potential offer made by a holder of any Senior Liabilities or Senior Parent Liabilities is not considered by those running the Public Auction to be sufficient to continue in the sale process, such consideration being against the same criteria as any offer, or indication of a potential offer, by any other bidder or potential bidder (such continuation may include being invited to review additional information or being invited to have an opportunity to make a subsequent or revised offer, whether in another round of bidding or otherwise), then the right to participate which a holder of any Senior Liabilities or Senior Parent Liabilities under this Agreement shall be deemed to be satisfied.

(h) For the purposes of paragraphs (a)(ii), (iii), (iv), (v), (c), (f) and (g) above, the Security Agent shall act:

(i) if the relevant Distressed Disposal is being effected by way of enforcement of the Transaction Security, in accordance with Clause 12.3 (Manner of enforcement); and

(ii) in any other case:

(A) on the instructions of an Instructing Group; or

(B) in the absence of any such instructions, as the Security Agent sees fit.

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(i) If any Transaction Security proposed to be released under this Clause 13.2 includes SFA Cash Cover, the Security created or evidenced, or expressed to be created or evidenced, under or pursuant to the relevant document in relation to such cash cover shall not be released without the consent of the Security Agent or the Issuing Bank or Ancillary Lender with which that SFA Cash Cover is held.

13.3 Claims and proceeds (before Distress Event)

(a) So long as the requirements of paragraph (b) below are met (or the Parent has confirmed that if and when applicable they will be met), if any contractual, insurance or other claim is to be made, or is made, by a member of the Group prior to a Distress Event and that claim (or the proceeds of any such claim) is or are expressed to be subject to the Transaction Security, the Security Agent is irrevocably authorised (and shall at the request and the cost of the relevant Debtor or the Parent and without need of any letter of authority or further confirmation from any Creditor, Operating Facility Lender, other Secured Party or Debtor) to:

(i) give a consent under or release the Transaction Security, or any other claim, over any relevant document, policy or other asset to the extent necessary to allow that member of the Group to make that claim (and to allow each member of the Group to comply with any obligations in respect of that claim and those proceeds under the Secured Debt Documents); and

(ii) execute and deliver or enter into any such consent under or release of that Transaction Security, or claim, that may, in the discretion of the Parent, be necessary or desirable.

(b) If any claim proceeds the subject of any action taken under paragraph (a)(i) or (ii) above are required to be applied in mandatory prepayment of any Senior Liabilities and/or Senior Parent Liabilities, then, subject to Clause 13.4 (Adjustment of mandatory prepayments), those proceeds shall be applied as required by the terms of the Secured Debt Documents (provided that, notwithstanding anything to the contrary in the Senior Parent Finance Documents, in the event of any conflict between the terms of the Senior Debt Documents and the Senior Parent Finance Documents, any application in accordance with the terms of the Senior Debt Documents shall satisfy all obligations of the Group in respect of such proceeds and no consent of any other Party or Creditor shall be required for that application).

13.4 Adjustment of mandatory prepayments

If the making of any mandatory prepayment by any member of the Group in respect of any of the Senior Lender Liabilities, the Senior Notes Liabilities, the Permitted Second Lien Financing Liabilities, the Senior Parent Notes Liabilities, the Permitted Senior Financing Liabilities, the Permitted Parent Financing Liabilities and/or the Operating Facility Liabilities (an "Original Mandatory Prepayment") would directly or indirectly result in a payment (a "Hedge Reduction Payment") being made to any Hedge Counterparty as a consequence of any close-out or termination (in whole or in part) which is intended to ensure that the maximum aggregate notional amount of any hedging does not exceed the maximum aggregate amount of any indebtedness or the exposure the subject of that hedging, if elected by the Parent, the maximum aggregate amount of the mandatory prepayment required to be made by the Group will be reduced so that the aggregate of:

(a) the amount of the reduced mandatory prepayment; and

(b) each Hedge Reduction Payment which would result from that reduced mandatory payment,

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is equal to the amount of the Original Mandatory Prepayment.

13.5 Creditors', Third Party Security Providers' and Debtors' actions

(a) Each Creditor, Third Party Security Provider, Operating Facility Lender and Debtor will:

(i) do all things that the Security Agent reasonably requests in order to give effect to this Clause 13 (which shall include, without limitation, the execution of any assignments, transfers, releases or other documents that the Security Agent may consider to be necessary to give effect to the releases or disposals contemplated by this Clause 13); and

(ii) if the Security Agent is not entitled to take any of the actions contemplated by this Clause 13 or if the Security Agent requests that any Creditor, Third Party Security Provider, Operating Facility Lender, other Secured Party or Debtor take any such action, take that action itself in accordance with the instructions of the Security Agent, provided that the proceeds of any relevant disposal or other step or action are applied in accordance with Clause 13.1 (Non-Distressed Disposals) or Clause 13.2 (Distressed Disposals) as the case may be.

(b) Each Secured Party irrevocably authorises and instructs the Security Agent (at the cost of the relevant Secured Party and without any consent, sanction, authority or further confirmation from any Secured Party) to be its agent to do anything which that Secured Party has authorised the Security Agent or any other Party to do under this Agreement or is itself required to do under this Agreement, but has failed to do (which shall include, without limitation, the execution of any assignments, transfers, releases or other documents that the Security Agent may consider to be necessary) to give effect to the release and disposals contemplated by this Clause 13.

14. Application of proceeds

14.1 Order of application

(a) Subject to Clause 14.2 (Liabilities of the Senior Parent Debt Issuer), Clause 14.3 (Prospective liabilities) and Clause 14.4 (Treatment of SFA Cash Cover and Senior Lender cash collateral), all amounts from time to time received or recovered by the Security Agent pursuant to the terms of any Debt Document or in connection with the realisation or enforcement of all or any part of the Transaction Security (for the purposes of this Clause 14, the "Recoveries") shall be applied by the Security Agent at any time as the Security Agent (in its discretion) sees fit, to the extent permitted by applicable law (and subject to the provisions of this Clause 14), in the following order of priority:

(i) in discharging any sums owing to the Senior Agent (in respect of Senior Agent Liabilities), any Senior Creditor Representative (in respect of Permitted Senior Financing Agent Liabilities), any Second Lien Creditor Representative (in respect of Permitted Second Lien Financing Agent Liabilities), any Senior Parent Creditor Representative (in respect of Permitted Parent Financing Agent Liabilities) or any Senior Notes Trustee Amounts or Senior Parent Notes Trustee Amounts, or any sums owing to the Security Agent, any Receiver or any Delegate on a pro rata and pari passu basis;

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(ii) in payment of all costs and expenses incurred by any Agent, Primary Creditor or Operating Facility Lender in connection with any realisation or enforcement of the Transaction Security taken in accordance with the terms of this Agreement or any action taken at the request of the Security Agent under Clause 9.6 (Creditors' actions);

(iii) in payment to:

(A) the Senior Facility Agent on its own behalf and on behalf of the Senior Arrangers and the Senior Lenders;

(B) the Hedge Counterparties;

(C) the Operating Facility Lenders;

(D) each Senior Notes Trustee on its own behalf and on behalf of the Senior Noteholders; and

(E) each Senior Creditor Representative on its own behalf and on behalf of the Permitted Senior Financing Arrangers and the Permitted Senior Financing Creditors,

for application towards the discharge of:

(I) the Senior Arranger Liabilities and the Senior Lender Liabilities (in accordance with the terms of the Senior Facilities Finance Documents);

(II) the Hedging Liabilities (on a pro rata basis between the Hedging Liabilities of each Hedge Counterparty);

(III) the Operating Facility Liabilities (on a pro rata basis between the Operating Facility Liabilities of each Operating Facility Lender);

(IV) the Senior Notes Liabilities (other than sums owing to the Security Agent) (in accordance with the terms of the Senior Notes Finance Documents); and

(V) the Permitted Senior Financing Arranger Liabilities and the Permitted Senior Financing Liabilities (other than the Permitted Senior Financing Agent Liabilities) (in accordance with the terms of the Permitted Senior Financing Documents and, if there is more than one Permitted Senior Financing Agreement, on a pro rata basis between the Permitted Senior Financing Debt in respect of each Permitted Senior Financing Agreement), on a pro rata basis and pari passu between paragraphs (I) to (V) above;

(iv) in payment to each Second Lien Creditor Representative on its own behalf and on behalf of the Permitted Second Lien Financing Arrangers and the Permitted Second Lien Financing Creditors for application towards the discharge of the Permitted Second Lien Financing Arranger Liabilities and the Permitted Second Lien Financing Liabilities (other than the Permitted Second Lien Financing Agent Liabilities) (in accordance with the terms of the Permitted Second Lien Financing Documents and, if there is more than one Permitted Second Lien Financing Agreement, on a pro

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rata basis between the Permitted Second Lien Financing Debt in respect of each Permitted Second Lien Financing Agreement);

(v) to the extent attributable to the Shared Security or the Senior Parent Guarantees, in payment to:

(A) each Senior Parent Notes Trustee on its own behalf and on behalf of the Senior Parent Noteholders; and

(B) each Senior Parent Creditor Representative on its own behalf and on behalf of the Permitted Parent Financing Arrangers and the Permitted Parent Financing Creditors,

for application towards the discharge of:

(I) the Senior Parent Notes Liabilities (other than any sums owing to the Security Agent) (in accordance with the terms of the Senior Parent Notes Finance Documents); and

(II) the Permitted Parent Financing Arranger Liabilities and the Permitted Parent Financing Liabilities (other than the Permitted Parent Financing Agent Liabilities) (in accordance with the terms of the Permitted Parent Financing Documents and, if there is more than one Permitted Parent Financing Agreement, on a pro rata basis between the Permitted Parent Financing Debt in respect of each Permitted Parent Financing Agreement), on a pro rata basis and pari passu between paragraphs (I) and (II) above;

(vi) if none of the Debtors or Third Party Security Providers is under any further actual or contingent liability under any Secured Debt Document, in payment to any person to whom the Security Agent is obliged to pay in priority to any Debtor or Third Party Security Provider; and

(vii) the balance, if any, in payment to the relevant Debtor.

(b) Each Secured Party authorises the Security Agent to hold any non-cash consideration received or recovered in connection with the realisation or enforcement of all or any part of the Transaction Security until cash is received for any such non-cash consideration, provided that the Security Agent may distribute any such non-cash consideration to a Secured Party which has agreed, on terms satisfactory to the Security Agent, to receive such non-cash consideration and the Liabilities owed to that Secured Party shall be reduced by an amount equal to the value of that non-cash consideration upon receipt by that Secured Party of that non-cash consideration.

14.2 Liabilities of the Senior Parent Debt Issuer

Subject to Clause 14.3 (Prospective liabilities) and Clause 14.4 (Treatment of SFA Cash Cover and Senior Lender cash collateral), all amounts from time to time received or recovered by the Security Agent from or in respect of a Senior Parent Debt Issuer pursuant to the terms of any Debt Document (but only to the extent that Senior Parent Debt Issuer owes any Liabilities to a Secured Party under such Debt Document) (other than in connection with the realisation or enforcement of all or any part of the Transaction Security) shall be held by the Security Agent on trust to apply them at any time as the Security Agent (in its discretion)

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sees fit, to the extent permitted by applicable law (and subject to the provisions of this Clause 14), in the following order of priority:

(a) in accordance with paragraph (a)(i) of Clause 14.1 (Order of application);

(b) in accordance with paragraph (a)(ii) of Clause 14.1 (Order of application);

(c) in accordance with paragraphs (a)(iii) to (a)(v) of Clause 14.1 (Order of application), provided that payments will be made on a pro rata basis and pari passu between paragraphs (a)(iii) and (to the extent relating to Liabilities in respect of Senior Parent Notes and/or Permitted Parent Financing Debt where the relevant Senior Parent Debt Issuer is the issuer or, as the case may be, the borrower) (v);

(d) if none of the Debtors or Third Party Security Providers is under any further actual or contingent liability under any Secured Debt Document, in payment to any person to whom the Security Agent is obliged to pay in priority to any Debtor or Third Party Security Provider; and

(e) the balance, if any, in payment to the relevant Debtor.

14.3 Prospective liabilities

Following an Acceleration Event the Security Agent may, in its discretion, hold any amount of the Recoveries not in excess of the Expected Amount (as defined below) in an interest bearing suspense or impersonal account(s) in the name of the Security Agent with such financial institution (including itself) and for so long as the Security Agent shall think fit or until otherwise directed by an Instructing Group (the interest being credited to the relevant account) for later application under Clause 14.1 (Order of application) or, as the case may be, Clause 14.2 (Liabilities of the Senior Parent Debt Issuer) in respect of:

(a) any sum to any Agent, any Receiver or any Delegate; and

(b) any part of the Liabilities, the Agent Liabilities or the Arranger Liabilities,

that the Security Agent reasonably considers, in each case, is reasonably likely to become due or owing at any time in the future (the "Expected Amount").

14.4 Treatment of SFA Cash Cover and Senior Lender cash collateral

(a) Nothing in this Agreement shall prevent any Issuing Bank or Ancillary Lender taking any Enforcement Action in respect of any SFA Cash Cover which has been provided for it in accordance with the Senior Facilities Agreement, a Permitted Senior Financing Agreement or an Operating Facility Document.

(b) To the extent that any SFA Cash Cover is not held with the Relevant Issuing Bank or Relevant Ancillary Lender, all amounts from time to time received or recovered in connection with the realisation or enforcement of that SFA Cash Cover shall be paid to the Security Agent and shall be held by the Security Agent on trust to apply them at any time as the Security Agent (in its discretion) sees fit, to the extent permitted by applicable law, in the following order of priority:

(i) to the Relevant Issuing Bank or Relevant Ancillary Lender towards the discharge of the Senior Lender Liabilities, the Permitted Senior Financing Liabilities or the Operating Facility Liabilities (as the case may be) for which that SFA Cash Cover was provided; and

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(ii) the balance, if any, in accordance with Clause 14.1 (Order of application) or, as the case may be, Clause 14.2 (Liabilities of the Senior Parent Debt Issuer).

(c) To the extent that any SFA Cash Cover is held with the Relevant Issuing Bank or Relevant Ancillary Lender, nothing in this Agreement shall prevent that Relevant Issuing Bank or Relevant Ancillary Lender receiving and retaining any amount in respect of that SFA Cash Cover.

(d) Nothing in this Agreement shall prevent any Issuing Bank receiving and retaining any amount in respect of any Senior Cash Collateral provided for it in accordance with the terms of the Senior Facilities Agreement or, as the case may be, a Permitted Senior Financing Agreement.

14.5 Investment of proceeds

Prior to the application of the proceeds of the Security Property in accordance with Clause 14.1 (Order of application) the Security Agent may, in its discretion, hold all or part of those proceeds (but not in excess of the amounts due or to become due, and while so held the excess of the interest charged on the Liabilities shall not exceed the interest earned on such account(s)) in an interest bearing suspense or impersonal account(s) in the name of the Security Agent with such financial institution (including itself) and for so long as the Security Agent shall think fit (the interest being credited to the relevant account) pending the application from time to time of those monies in the Security Agent's discretion in accordance with the provisions of this Clause 14.

14.6 Currency conversion

(a) For the purpose of, or pending the discharge of, any of the Secured Obligations the Security Agent may convert any moneys received or recovered by the Security Agent from one currency to another, at the Security Agent's Spot Rate of Exchange.

(b) The obligations of any Debtor or Third Party Security Provider to pay in the due currency shall only be satisfied to the extent of the amount of the due currency purchased after deducting the costs of conversion.

14.7 Permitted deductions

The Security Agent shall be entitled, in its discretion, to (a) set aside by way of reserve amounts required to meet and (b) make and pay, any deductions and withholdings (on account of taxes or otherwise) which it is or may be required by any applicable law to make from any distribution or payment made by it under this Agreement, and to pay all Taxes which may be assessed against it in respect of any of the Charged Property, or as a consequence of performing its duties, or by virtue of its capacity as Security Agent under any of the Debt Documents or otherwise (other than in connection with its remuneration for performing its duties under this Agreement).

14.8 Good discharge

(a) Any payment to be made in respect of the Secured Obligations by the Security Agent:

(i) may be made to the relevant Agent on behalf of its Creditors;

(ii) may be made to the Relevant Issuing Bank or Relevant Ancillary Lender in accordance with paragraph (b)(i) of Clause 14.4 (Treatment of SFA Cash Cover and Senior Lender cash collateral);

(iii) shall be made directly to the Operating Facility Lenders; or

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(iv) shall be made directly to the Hedge Counterparties,

and any payment made in that way shall be a good discharge, to the extent of that payment, by the Security Agent.

(b) The Security Agent is under no obligation to make the payments to the Agents, the Operating Facility Lenders or the Hedge Counterparties under paragraph (a) above in the same currency as that in which the Liabilities owing to the relevant Creditor or Operating Facility Lender are denominated.

14.9 Calculation of amounts

For the purpose of calculating any person's share of any sum payable to or by it, the Security Agent shall be entitled to:

(a) notionally convert the Liabilities owed to any person into a common base currency (decided in its discretion by the Security Agent), that notional conversion to be made at the Security Agent's Spot Rate of Exchange in respect of the conversion of the actual currency of the Liabilities owed to that person at the time at which that calculation is to be made into the notional base currency; and

(b) assume that all moneys received or recovered as a result of the enforcement or realisation of the Security Property are applied in discharge of the Liabilities in accordance with the terms of the Debt Documents under which those Liabilities have arisen.

15. Equalisation

15.1 Equalisation definitions

For the purposes of this Clause 15:

"Enforcement Date" means the first date (if any) on which a Secured Party takes Enforcement Action of the type described in paragraph (a)(i), (iii), (iv) or (c) of the definition of "Enforcement Action" in accordance with the terms of this Agreement.

"Exposure" means:

(a) in relation to a Senior Lender or a Permitted Senior Financing Creditor, the aggregate amount of its participation (if any, and without double counting) in all utilisations outstanding under the Senior Facilities Agreement or, as the case may be, the Permitted Senior Financing Agreement at the Enforcement Date (whether by way of loan, Letter of Credit or otherwise and assuming all contingent liabilities which have become actual liabilities since the Enforcement Date to have been actual liabilities at the Enforcement Date (but not including, for these purposes only, any interest that would have accrued from the Enforcement Date to the date of actual maturity in respect of those liabilities) and assuming any transfer of claims in respect of amounts outstanding under each Ancillary Facility (and any related facilities under which the Ancillary Facilities are provided) in accordance with the terms of the Senior Facilities Agreement or, as the case may be, any Permitted Senior Financing Agreement which has taken place since the Enforcement Date to have taken place at the Enforcement Date) together with the aggregate amount of all accrued interest, fees and commission owed to it under the Senior Facilities Agreement or, as the case may be, any

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Permitted Senior Financing Agreement and amounts owed to it by a Debtor in respect of any Ancillary Facility but excluding:

(i) any amount owed to it by a Debtor in respect of any Ancillary Facility to the extent that that amount would not be outstanding but for a breach by that Senior Lender or, as the case may be, Permitted Senior Financing Creditor of any provision of clause 9 (Ancillary Facilities) of the Senior Facilities Agreement or any equivalent provision of any relevant Permitted Senior Financing Agreement;

(ii) any amount owed to it by a Debtor in respect of any Ancillary Facility to the extent (and in the amount) that SFA Cash Cover has been provided by a Debtor in respect of that amount and is available to that Senior Lender or, as the case may be, Permitted Senior Financing Creditor pursuant to the relevant SFA Cash Cover Document; and

(iii) any amount outstanding in respect of a Letter of Credit to the extent (and in the amount) that SFA Cash Cover has been provided by a Debtor in respect of that amount and is available to that Senior Lender or, as the case may be, Permitted Senior Financing Creditor pursuant to the relevant SFA Cash Cover Document, plus, in each case, all other Senior Lender Liabilities owed by the Debtors to that Senior Lender or, as the case may be, all other Permitted Senior Financing Liabilities owed by the Debtors and Third Party Security Providers to that Permitted Senior Financing Creditor, to the extent not already taken into account in the foregoing provisions of this paragraph (a);

(b) in relation to a Senior Notes Creditor, the Senior Notes Liabilities owed by the Debtors or Third Party Security Providers to that Senior Notes Creditor;

(c) in relation to a Hedge Counterparty:

(i) if that Hedge Counterparty has terminated or closed out any hedging transaction under any Hedging Agreement in accordance with the terms of this Agreement on or prior to the Enforcement Date, the amount, if any, payable to it under that Hedging Agreement in respect of that termination or close-out as of the date of termination or close-out (taking into account any interest accrued on that amount) to the extent that amount is unpaid at the Enforcement Date (that amount to be certified by the relevant Hedge Counterparty and as calculated in accordance with the relevant Hedging Agreement); and

(ii) if that Hedge Counterparty has not terminated or closed out any hedging transaction under any Hedging Agreement on or prior to the Enforcement Date:

(A) if the relevant Hedging Agreement is based on an ISDA Master Agreement the amount, if any, which would be payable to it under that Hedging Agreement in respect of that hedging transaction if the Enforcement Date was deemed to be an Early Termination Date (as defined in the relevant ISDA Master Agreement) for which the relevant Debtor is the Defaulting Party (as defined in the relevant ISDA Master Agreement); or

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(B) if the relevant Hedging Agreement is not based on an ISDA Master Agreement, the amount, if any, which would be payable to it under that Hedging Agreement in respect of that hedging transaction if the Enforcement Date was deemed to be the date on which an event similar in meaning and effect (under that Hedging Agreement) to an Early Termination Date (as defined in any ISDA Master Agreement) occurred under that Hedging Agreement for which the relevant Debtor is in a position similar in meaning and effect (under that Hedging Agreement) to that of a Defaulting Party (under and as defined in the same ISDA Master Agreement), that amount, in each case, to be certified by the relevant Hedge Counterparty and as calculated in accordance with the relevant Hedging Agreement;

(d) in relation to an Operating Facility Lender, the Operating Facility Liabilities owed by the Debtors and Third Party Security Providers to that Operating Facility Lender but excluding:

(i) any amount owed to it by a Debtor in respect of any Ancillary Facility to the extent that that amount would not be outstanding but for a breach by that Operating Facility Lender of any provision of Clause 3.6 (Restriction on enforcement: Ancillary Lenders and Issuing Banks); and

(ii) any amount owed to it by a Debtor in respect of any Ancillary Facility to the extent (and in the amount) that SFA Cash Cover has been provided by a Debtor in respect of that amount and is available to that Operating Facility Lender pursuant to the relevant SFA Cash Cover Document, that amount, in each case, to be certified by the relevant Operating Facility Lender and as calculated in accordance with the relevant Operating Facility Document; and

(e) in relation to a Senior Parent Creditor, the Senior Parent Liabilities owed by the Debtors or Third Party Security Providers to that Senior Parent Creditor.

15.2 Implementation of equalisation

The provisions of this Clause 15 shall be applied at such time or times after the Enforcement Date as the Security Agent shall consider appropriate. Without prejudice to the generality of the preceding sentence, if the provisions of this Clause 15 have been applied before all the Liabilities have matured and/or been finally quantified, the Security Agent may elect to re-apply those provisions on the basis of revised Exposures and the Senior Secured Creditors shall make appropriate adjustment payments amongst themselves.

15.3 Equalisation

If, for any reason, any Senior Creditor Liabilities, Senior Notes Liabilities, Permitted Senior Financing Liabilities or Operating Facility Liabilities remain unpaid after the Enforcement Date and the resulting losses are not borne by the relevant Senior Secured Creditors and the Operating Facility Lenders in the proportions which their respective Exposures at the Enforcement Date bore to the aggregate Exposures

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of all the relevant Senior Secured Creditors and the Operating Facility Lenders at the Enforcement Date, the relevant Senior Secured Creditors and the Operating Facility Lenders will make such payments amongst themselves as the Security Agent shall require to put the relevant Senior Secured Creditors and the Operating Facility Lenders in such a position that (after taking into account such payments) those losses are borne in those proportions (or, as the case may be, to otherwise reflect the order of priority contemplated in Clause 14.1 (Order of application)).

15.4 Turnover of enforcement proceeds

If:

(a) the Security Agent or the relevant Agent is not entitled, for reasons of applicable law, to pay amounts received pursuant to the making of a demand under any guarantee, indemnity or other assurance against loss or the enforcement of the Transaction Security (or, in the case of the Senior Parent Creditors, the Shared Security only) to the Senior Secured Creditors, the Operating Facility Lenders or the Senior Parent Creditors (as applicable) but is entitled to distribute those amounts to Creditors (such Creditors, the "Receiving Creditors") who, in accordance with the terms of this Agreement, are subordinated in right and priority of payment to the Senior Secured Creditors, the Operating Facility Lenders and the Senior Parent Creditors (as the case may be); and

(b) the First/Second Lien Discharge Date or the Senior Parent Discharge Date has not yet occurred (nor would occur after taking into account such payments),

then the Receiving Creditors shall make such payments to the Senior Secured Creditors, the Operating Facility Lenders and the Senior Parent Creditors (as applicable) as the Security Agent shall require to place the Senior Secured Creditors, the Operating Facility Lenders and the Senior Parent Creditors (as applicable) in the position they would have been in had such amounts been available for application against the Senior Liabilities, the Operating Facility Liabilities and the Senior Parent Liabilities (as applicable), provided that this Clause 15.4 shall not apply to any receipt or recovery that has been distributed by:

(i) a Senior Notes Trustee to the Senior Noteholders in accordance with the Senior Notes Finance Documents;

(ii) a Senior Parent Notes Trustee to the Senior Parent Noteholders in accordance with the Senior Parent Notes Finance Documents;

(iii) a Senior Creditor Representative to the Permitted Senior Financing Creditors in accordance with the Permitted Senior Financing Documents (in each case to the extent that paragraph (o) of Clause 1.2 (Construction) has been applied in respect of that Senior Creditor Representative);

(iv) a Second Lien Creditor Representative to the Permitted Second Lien Financing Creditors in accordance with the Permitted Second Lien Financing Documents (in each case to the extent that paragraph (p) of Clause 1.2 (Construction) has been applied in respect of that Second Lien Creditor Representative); or

(v) a Senior Parent Creditor Representative to the Permitted Parent Financing Creditors in accordance with the Permitted Parent Financing Documents (in each case to the extent that

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paragraph (q) of Clause 1.2 (Construction) has been applied in respect of that Senior Parent Creditor Representative),

unless the Senior Notes Trustee, the Senior Parent Notes Trustee, the Senior Creditor Representative, the Second Lien Creditor Representative or the Senior Parent Creditor Representative (as applicable) had received at least two Business Days' prior written notice (in accordance with this Agreement) that an Acceleration Event or an Insolvency Event in relation to a Debtor had occurred or that the receipt or recovery falls within Clause 10.2 (Turnover by the Creditors) prior to distribution of the relevant amount.

15.5 Notification of Exposure

Before each occasion on which it intends to implement the provisions of this Clause 15, the Security Agent shall send notice to each Hedge Counterparty, each Operating Facility Lender and each relevant Agent (on behalf of the relevant Senior Secured Creditors) requesting that it notify it of, respectively, its Exposure and that of each Senior Secured Creditor (if any).

15.6 Default in payment

If a Creditor or an Operating Facility Lender fails to make a payment due from it under this Clause 15, the Security Agent shall be entitled (but not obliged) to take action on behalf of the Senior Secured Creditor(s) and the Operating Facility Lender(s) to whom such payment was to be redistributed (subject to being indemnified to its satisfaction by such Senior Secured Creditor(s) and Operating Facility Lender(s) in respect of costs) but shall have no liability or obligation towards such Senior Secured Creditor(s) or any other Senior Secured Creditor, Creditor or Operating Facility Lender as regards such default in payment and any loss suffered as a result of such default shall lie where it falls.

16. Additional debt

16.1 Debt Refinancing

(a) Notwithstanding anything to the contrary in this Agreement or any Security Document:

(i) any of the Liabilities (or any other liabilities and obligations subject to the terms of this Agreement from time to time) may be refinanced, replaced, increased or otherwise restructured in whole or in part from time to time (including, without limitation, by way of the incurrence of Permitted Senior Financing Debt, Permitted Second Lien Financing Debt and/or Permitted Parent Financing Debt, the issue of additional Senior Notes and/or Senior Parent Notes or the establishment of new or additional Operating Facilities); and

(ii) any Priority Revolving Facility may become subject to and benefit from the provisions of this Agreement on terms as determined by the Parent (subject to the provisions of Schedule 4 (Priority Revolving Facility)), a "Debt Refinancing", in each case provided that the terms of that Debt Refinancing are not otherwise prohibited by the Debt Financing Agreements.

(b) Notwithstanding anything to the contrary in any Secured Debt Document, each Party shall be required to enter into any amendment to or replacement of the then current Secured Debt Documents (including for the purpose of reflecting the terms and ranking of any Debt Refinancing in the Secured Debt Documents

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and/or any amendment required by the Parent pursuant to Clause 16.3 (Senior Facilities Refinancing)) and/or take such other action as is required by the Parent in order to facilitate any Debt Refinancing, including in relation to any changes to, the taking of, or the release coupled with the retaking of, any guarantee or Security, provided that the Security Agent shall not be required to execute a release of assets from any existing Transaction Security pursuant to this paragraph (b) unless the Parent has confirmed in writing to the Security Agent that it has determined in good faith (taking into account any applicable legal limitations and other relevant considerations in relation to the Debt Refinancing) that it is either not possible or not desirable to implement the Debt Refinancing on terms satisfactory to the Parent by instead granting additional Transaction Security and/or amending the terms of the existing Transaction Security. Each Agent and the Security Agent is irrevocably authorised and instructed by each Party (other than the Debtors), each Secured Party and each Primary Creditor to (unless such Party, Secured Party and/or Primary Creditor is required under applicable law to act in its own name, in which case it shall) execute any such amended or replacement Secured Debt Documents and/or take such action on behalf of the Parties, the Secured Parties and the Primary Creditors (or, as the case may be, in its own name) (and shall in each case promptly do so on the request of and at the cost of the Parent).

16.2 Debt Refinancing terms

For the avoidance of doubt, at the option of the Parent:

(a) a Debt Refinancing may be made available on a basis which is senior to, pari passu with or junior to any of the other Liabilities;

(b) a Debt Refinancing shall be entitled to benefit from all or any of the Transaction Security;

(c) a Debt Refinancing may be made available on a secured or unsecured basis (without prejudice to Clause 3.3 (Security and guarantees: Senior Secured Creditors) or Clause 6.1 (Restriction on Payment and dealings: Senior Parent Liabilities));

(d) a Debt Refinancing may be effected in whole or in part by way of a debt exchange, non-cash rollover or other similar or equivalent transaction,

in each case unless otherwise prohibited by this Agreement or the Debt Financing Agreements.

16.3 Senior Facilities Refinancing

(a) In the event of any refinancing or replacement of all or any part of the Senior Lender Liabilities (or any such refinancing or replacement indebtedness from time to time), the Parent shall be entitled to require that the definition of Instructing Group is amended such that the relevant refinancing or replacement indebtedness is treated in the same manner as the Senior Facilities (meaning that for the purpose of calculating the voting entitlement of any person, at the option of the Parent all or any part of the relevant refinancing or replacement indebtedness may be treated as Senior Secured Credit Participations of the Senior Creditors and not Senior Notes/Permitted Financing Credit Participations).

(b) In the event that any Priority Revolving Facility becomes subject to the provisions of this Agreement, the Parent shall be entitled to require that all or any part of the Hedging Liabilities and/or the Operating Facility Liabilities shall rank in right and priority of payment pari passu with that Priority Revolving Facility (which,

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for the avoidance of doubt, may result in such Hedging Liabilities and/or, as the case may be, Operating Facility Liabilities ranking ahead of the Senior Notes Liabilities, the Permitted Senior Financing Liabilities, the Senior Parent Notes Liabilities and/or the Permitted Parent Financing Liabilities), in each case unless otherwise prohibited by the Debt Financing Agreements.

16.4 Further assurance

Without prejudice to the other provisions of this Clause 16, each Agent, each Secured Party and each Primary Creditor agrees that it shall co-operate with the Parent, each other member of the Group, Third Party Security Provider and each Agent in order to facilitate any Debt Refinancing (including by way of, at the request and cost of the Parent, executing any document or agreement and/or giving instructions to any person).

16.5 Additional Priority Revolving Facilities

For the avoidance of doubt, unless otherwise agreed by the Majority Senior Lenders and for the benefit of the Senior Lenders only, the provisions of Clause 16.1 (Debt Refinancing) shall not entitle the Parent to require amendments to this Agreement for the purpose of establishing a Priority Revolving Facility which would:

(a) become subject to and benefit from the provisions of this Agreement; and

(b) rank in right and priority of payment under this Agreement ahead of the Senior Lender Liabilities (other than as regards amounts of the type set out in paragraphs (a)(i) and (ii) of Clause 14.1 (Order of application)).

16.6 Supplemental Security

(a) Without prejudice to Clause 2 (Ranking and priority), Clause 14 (Application of proceeds) and the other rights of the Debtors and Third Party Security Providers under this Agreement and the Debt Documents, if any member of the Group enters into any Hedging Agreement or Operating Facility Document at any time after the date of this Agreement (which is not already secured by the Transaction Security which has been granted at the time such Hedging Agreement or, as the case may be, Operating Facility Document is so entered into (any such Transaction Security, "Original Transaction Security")), any Debtor or Third Party Security Provider may, subject to the terms of this Agreement, at any time grant to the relevant Hedge Counterparty or, as the case may be, Operating Facility Lender Transaction Security over any Charged Property subject to Original Transaction Security (any such Transaction Security, "Supplemental Security") securing all or any Hedging Liabilities arising under the relevant Hedging Agreement or, as the case may be, all or any Operating Facility Liabilities arising under the relevant Operating Facility Document.

(b) Each of the beneficiaries of the Original Transaction Security (the "Relevant Original Transaction Security Beneficiaries") agree that Supplemental Security may be granted by any Debtor or Third Party Security Provider in order to secure all or any part of any Hedging Liabilities and/or any Operating Facility Liabilities.

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(c) For the avoidance of doubt, nothing in this Clause 16.6 shall:

(i) restrict the rights of the Relevant Original Transaction Security Beneficiaries to enforce and/or to release all or any part of any Original Transaction Security in accordance with the terms of this Agreement and the other Debt Documents; or

(ii) restrict, limit or prejudice the rights and other benefits of the Debtors, Third Party Security Providers or any member of the Group under this Agreement or any other Debt Document.

(d) Each of the Secured Parties agrees not to take any action to challenge the validity or enforceability of the Supplemental Security by reason of it being expressed to be second ranking (or any other lower ranking).

17. The Security Agent

17.1 Appointment by Secured Parties

(a) Each Secured Party (other than the Security Agent) irrevocably appoints the Security Agent to act as its agent, trustee, joint and several creditor or beneficiary of parallel debt (as the case may be) under this Agreement and with respect to the Security Documents and irrevocably authorises the Security Agent on its behalf to execute each Security Document expressed to be executed by the Security Agent on its behalf and perform such duties and exercise such rights and powers under this Agreement and the Security Documents as are specifically delegated to the Security Agent by the terms thereof, together with such rights, powers and discretions as are reasonably incidental thereto, including, without limitation, enforcing the Security Documents in accordance with the terms of this Agreement and the relevant Security Documents.

(b) The Security Agent declares that it holds the Security Property on trust for the Secured Parties on the terms contained in this Agreement.

(c) Each of the Parties to this Agreement agrees that the Security Agent shall have only those duties, obligations and responsibilities expressly specified in this Agreement or in the Security Documents to which the Security Agent is expressed to be a party (and no others shall be implied).

(d) The Security Agent shall be and is hereby authorised by each of the Secured Parties (and to the extent it may have any interest therein, every other Party) to execute on behalf of itself and each Secured Party and other Party where relevant:

(i) following the occurrence of the Final Discharge Date, any release of any Transaction Security granted under the Security Documents; and

(ii) to the extent contemplated or otherwise permitted or required under the terms of this Agreement and/or any relevant Debt Document, any other release of any Transaction Security.

(e) For the purposes of the grant of security under the laws of the Province of Quebec which may now or in the future be required to be provided by any member of the Group, the Security Agent is, as part of its duties as Security Agent, hereby irrevocably authorised and appointed by each Secured Party to act as hypothecary representative (within the meaning of Article 2692 of the Civil Code of Quebec) for all present and future Secured Parties (in such capacity, the "Hypothecary Representative") in order to hold any

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hypothec granted under the laws of the Province of Québec and to exercise such rights and duties as are conferred upon the Hypothecary Representative under the relevant deed of hypothec and applicable laws (with the power to delegate any such rights or duties). The execution prior to the date hereof by the Security Agent in its capacity as the Hypothecary Representative of any deed of hypothec or other security documents made pursuant to the laws of the Province of Québec, is hereby ratified and confirmed. Any person who becomes a Secured Party or successor Security Agent shall be deemed to have consented to and ratified the foregoing appointment of the Security Agent as the Hypothecary Representative on behalf of all Secured Parties, including such person and any Affiliate of such person designated above as a Secured Party. For greater certainty, the Security Agent, acting as the Hypothecary Representative, shall have the same rights, powers, immunities, indemnities and exclusions from liability as are prescribed in favour of the Security Agent in this Agreement, which shall apply mutatis mutandis. In the event of the resignation of the Security Agent (which shall include its resignation as the Hypothecary Representative) and appointment of a successor Security Agent, such successor Security Agent shall also act as the Hypothecary Representative, as contemplated above.

17.2 Parallel debt (Covenant to pay the Security Agent)

(a) In this Clause 17.2:

"Secured Creditor Claim" means any amount which a Debtor or (to the extent arising from Third Party Security) Third Party Security Provider owes to a Secured Party under or in connection with the Secured Debt Documents (and, for the avoidance of doubt, any note holder whose Agent has acceded to this Agreement in accordance with Clause 19 (Changes to the Parties) below will be considered a Secured Party for the purposes of this Clause 17).

"Security Agent Claim" means any amount which a Debtor or Third Party Security Provider owes to the Security Agent under this Clause 17.2.

(b) Unless expressly provided to the contrary in any Debt Document and to the extent legally possible under applicable law, the Security Agent holds:

(i) any Security created by a Security Document governed by any law other than English law or the law of the United States of America (and any other law agreed in writing by the Parent and the Security Agent from time to time);

(ii) the benefit of any Security Agent Claims; and

(iii) any proceeds of Transaction Security,

for the benefit, and as the property, of the Secured Parties and so that they are not available to the personal creditors of the Security Agent.

(c) Each Debtor and Third Party Security Provider must pay the Security Agent as an independent and separate creditor, an amount equal to each Secured Creditor Claim on its due date.

(d) The Security Agent may enforce performance of any Security Agent Claim in its own name as an independent and separate right. This includes any suit, execution, enforcement of security, recovery of guarantees and applications for and voting in respect of any kind of insolvency proceeding.

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(e) Each Secured Party must, at the request of the Security Agent, perform any act required in connection with the enforcement of any Security Agent Claim. This includes joining in any proceedings as co-claimant with the Security Agent.

(f)

(i) Discharge by a Debtor or Third Party Security Provider of a Secured Creditor Claim will discharge the corresponding Security Agent Claim in the same amount.

(ii) Discharge by a Debtor or Third Party Security Provider of a Security Agent Claim will discharge the corresponding Secured Creditor Claim in the same amount.

(g) The aggregate amount of the Security Agent Claims will never exceed the aggregate amount of Secured Creditor Claims.

(h) A defect affecting a Security Agent Claim against a Debtor or Third Party Security Provider will not affect any Secured Creditor Claim.

(i) A defect affecting a Secured Creditor Claim against a Debtor or Third Party Security Provider will not affect any Security Agent Claim.

(j) If the Security Agent returns to any Debtor or Third Party Security Provider, whether in any kind of insolvency proceedings or otherwise, any recovery in respect of which it has made a payment to a Secured Party, that Secured Party must repay an amount equal to that recovery to the Security Agent. For the avoidance of doubt, the relevant Secured Creditor Claim and Security Agent Claim will not be deemed discharged to the extent of any amount returned to that Debtor or Third Party Security Provider (as applicable).

(k) Paragraphs (c) to (i) above apply, inter alia, for the purpose of determining the Secured Obligations in the Security Documents governed by any law other than English law or the law of the United States of America (and any other law agreed in writing by the Parent and the Security Agent from time to time).

17.3 No independent power

Subject to Clause 12.6 (Security held by other Creditors) and Clause 14.4 (Treatment of SFA Cash Cover and Senior Lender cash collateral), the Secured Parties shall not have any independent power to enforce, or have recourse to, any of the Transaction Security or to exercise any rights or powers arising under the Security Documents (excluding, for the avoidance of doubt, any relevant Debt Financing Agreement) except through the Security Agent.

17.4 Instructions to Security Agent and exercise of discretion

(a) Subject to paragraphs (d) and (e) below, the Security Agent shall act in accordance with any instructions given to it by an Instructing Group or, if so instructed by an Instructing Group, refrain from exercising any right, power, authority or discretion vested in it as Security Agent and shall be entitled to assume that (i) any instructions received by it from an Agent, the Creditors or a group of Creditors are duly given in accordance with the terms of the Debt Documents and (ii) unless it has received actual notice of revocation, that those instructions or directions have not been revoked.

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(b) The Security Agent shall be entitled to request instructions, or clarification of any direction, from an Instructing Group (or from the Enhanced Majority Second Lien Creditors or the Majority Senior Parent Creditors, to the extent they are entitled to give instructions to the Security Agent) as to whether, and in what manner, it should exercise or refrain from exercising any rights, powers, authorities and discretions and the Security Agent may refrain from acting unless and until those instructions or clarification are received by it.

(c) Save as provided in Clause 12 (Enforcement of Transaction Security), any instructions given to the Security Agent by an Instructing Group shall override any conflicting instructions given by any other Parties.

(d) Paragraph (a) above shall not apply:

(i) where a contrary indication appears in this Agreement (including under Clause 25 (Consents, amendments and override));

(ii) where this Agreement requires the Security Agent to act in a specified manner or to take a specified action;

(iii) in respect of any provision which protects the Security Agent's own position in its personal capacity as opposed to its role as Security Agent for the Secured Parties including, without limitation, the provisions set out in Clause 17.6 (Security Agent's discretions) to Clause 17.21 (Disapplication);

(iv) in respect of the exercise of the Security Agent's discretion to exercise a right, power or authority under any of:

(A) Clause 13.1 (Non-Distressed Disposals);

(B) Clause 14.1 (Order of application);

(C) Clause 14.2 (Liabilities of the Senior Parent Debt Issuer);

(D) Clause 14.3 (Prospective liabilities);

(E) Clause 14.4 (Treatment of SFA Cash Cover and Senior Lender cash collateral); and

(F) Clause 14.7 (Permitted deductions).

(e) In exercising any discretion to exercise a right, power or authority under this Agreement where either:

(i) it has not received any instructions from an Instructing Group as to the exercise of that discretion; or

(ii) the exercise of that discretion is subject to paragraph (d)(iv) above,

the Security Agent shall:

(A) other than where paragraph (B) below applies, do so having regard to the interests of all the Secured Parties; or

(B) if (in its opinion) there is a Creditor Conflict in relation to the matter in respect of which the discretion is to be exercised, do so having regard only to the interests of all the Senior Secured Creditors.

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17.5 Security Agent's actions

Without prejudice to the provisions of Clause 12 (Enforcement of Transaction Security) and Clause 17.4 (Instructions to Security Agent and exercise of discretion), the Security Agent may (but shall not be obliged to), in the absence of any instructions to the contrary, take such action in the exercise of any of its powers and duties under the Secured Debt Documents as it considers in its discretion to be appropriate.

17.6 Security Agent's discretions

The Security Agent may:

(a) assume (unless it has received actual notice to the contrary from a Hedge Counterparty, an Operating Facility Lender or from one of the Agents in its capacity as Security Agent) that (i) no Default has occurred and no Debtor or Third Party Security Provider is in breach of or default under its obligations under any of the Debt Documents and (ii) any right, power, authority or discretion vested by any Debt Document in any person has not been exercised;

(b) if it receives any instructions or directions under Clause 12 (Enforcement of Transaction Security) to take any action in relation to the Transaction Security, assume that all applicable conditions under the Debt Documents for taking that action have been satisfied;

(c) engage, pay for and rely on the advice or services of any legal advisers, accountants, tax advisers, surveyors or other experts (whether obtained by the Security Agent or by any other Secured Party) whose advice or services may at any time seem necessary, expedient or desirable (without liability to any person);

(d) rely upon any communication or document believed by it to be genuine and, as to any matters of fact which might reasonably be expected to be within the knowledge of a Secured Party, any Creditor, any Debtor or Third Party Security Provider, upon a certificate signed by or on behalf of that person (without liability to any person);

(e) refrain from acting in accordance with the instructions of any Party (including bringing any legal action or proceeding arising out of or in connection with the Debt Documents) until it has received any indemnification and/or security that it may in its discretion require (whether by way of payment in advance or otherwise) for all costs, losses and liabilities which it may incur in so acting;

(f) act under the Debt Documents through its personnel or agents; and

(g) assume that:

(i) the Senior Lender Discharge Date has not occurred until notified by the Senior Facility Agent or the Parent to the contrary;

(ii) the Senior Notes Discharge Date has not occurred until notified by the Senior Notes Trustee or the Parent to the contrary;

(iii) the Permitted Senior Financing Discharge Date has not occurred until notified by the relevant Senior Creditor Representative or the Parent to the contrary;

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(iv) the Permitted Second Lien Financing Discharge Date has not occurred until notified by the relevant Second Lien Creditor Representative or the Parent to the contrary;

(v) the Senior Parent Notes Discharge Date has not occurred until notified by the Senior Parent Notes Trustee or the Parent to the contrary;

(vi) the Permitted Parent Financing Discharge Date has not occurred until notified by the relevant Senior Parent Creditor Representative or the Parent to the contrary; or

(vii) the Operating Facility Discharge Date has not occurred until notified by each Operating Facility Lender or the Parent to the contrary.

17.7 Security Agent's obligations

The Security Agent:

(a) may copy to each Agent, each Hedge Counterparty and each Operating Facility Lender the contents of any notice or document received by it from any Debtor or Third Party Security Provider under any Secured Debt Document;

(b) shall promptly forward to a Party the original or a copy of any document which is delivered to the Security Agent for that Party by any other Party provided that, except where a Debt Document expressly provides otherwise, the Security Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party;

(c) shall promptly inform each Agent, each Hedge Counterparty and each Operating Facility Lender of the occurrence of any Default or any default by a Debtor or Third Party Security Provider in the due performance of or compliance with its obligations under any Secured Debt Document of which the Security Agent has received notice from any other party to this Agreement; and

(d) shall promptly to the extent that a Party (other than the Security Agent) is required to calculate a Common Currency Amount, and upon a request by that Party, notify that Party of the relevant Security Agent's Spot Rate of Exchange.

17.8 Excluded obligations

Notwithstanding anything to the contrary expressed or implied in the Debt Documents, the Security Agent shall not:

(a) be bound to enquire as to (i) whether or not any Default has occurred or (ii) the performance, default or any breach by a Debtor or Third Party Security Provider of its obligations under any of the Debt Documents and, until it has received notice of any such Default, non-performance, default or breach, shall be entitled to assume that no such event has occurred;

(b) be bound to account to any other Party for any sum or the profit element of any sum received by it for its own account;

(c) be bound to disclose to any other person (including but not limited to any Secured Party) (i) any confidential information or (ii) any other information if disclosure would, or might in its reasonable opinion, constitute a breach of any law or be a breach of fiduciary duty; or

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(d) have or be deemed to have any relationship of trust or agency with, any Debtor, Third Party Security Provider or any Investor.

17.9 Exclusion of liability

None of the Security Agent, any Receiver nor any Delegate shall accept responsibility or be liable for:

(a) the adequacy, accuracy or completeness of any information (whether oral or written) supplied by the Security Agent or any other person in or in connection with any Debt Document or the transactions contemplated in the Debt Documents, or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Debt Document;

(b) the legality, validity, effectiveness, adequacy or enforceability of any Debt Document, the Security Property or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Debt Document or the Security Property;

(c) any losses to any person or any liability arising as a result of taking or refraining from taking any action in relation to any of the Debt Documents, the Security Property or otherwise, whether in accordance with an instruction from an Agent, an Instructing Group or otherwise unless directly caused by its negligence, wilful misconduct or wilful default;

(d) the exercise of, or the failure to exercise, any judgment, discretion or power given to it by or in connection with any of the Debt Documents, the Security Property or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with, the Debt Documents or the Security Property; or

(e) any shortfall which arises on the enforcement or realisation of the Security Property.

17.10 No proceedings

No Party (other than the Security Agent, that Receiver or that Delegate) may take any proceedings against any officer, employee or agent of the Security Agent, a Receiver or a Delegate in respect of any claim it might have against the Security Agent, a Receiver or a Delegate or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Debt Document or any Security Property and any officer, employee or agent of the Security Agent, a Receiver or a Delegate may rely on this Clause 17.10 subject to Clause 1.3 (Third Party rights) and the provisions of the Third Parties Rights Act.

17.11 Own responsibility

Without affecting the responsibility of any Debtor or Third Party Security Provider for information supplied by it or on its behalf in connection with any Debt Document, each Secured Party confirms to the Security Agent that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Debt Document including but not limited to:

(a) the financial condition, status and nature of each member of the Group;

(b) the legality, validity, effectiveness, adequacy and enforceability of any Debt Document, the Security Property and any other agreement, arrangement or document entered into, made or

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executed in anticipation of, under or in connection with any Debt Document or the Security Property;

(c) whether that Secured Party has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Debt Document, the Security Property, the transactions contemplated by the Debt Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Debt Document or the Security Property;

(d) the adequacy, accuracy and/or completeness of any information provided by the Security Agent or by any other person under or in connection with any Debt Document, the transactions contemplated by any Debt Document or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Debt Document; and

(e) the right or title of any person in or to, or the value or sufficiency of any part of the Charged Property, the priority of any of the Transaction Security or the existence of any Security affecting the Charged Property, and each Secured Party warrants to the Security Agent that it has not relied on and will not at any time rely on the Security Agent in respect of any of these matters.

17.12 No responsibility to perfect Transaction Security

The Security Agent shall not be liable for any failure to:

(a) require the deposit with it of any deed or document certifying, representing or constituting the title of any Debtor or Third Party Security Provider to any of the Charged Property;

(b) obtain any licence, consent or other authority for the execution, delivery, legality, validity, enforceability or admissibility in evidence of any of the Debt Documents or the Transaction Security;

(c) register, file or record or otherwise protect any of the Transaction Security (or the priority of any of the Transaction Security) under any applicable laws in any jurisdiction or to give notice to any person of the execution of any of the Debt Documents or of the Transaction Security;

(d) take, or to require any of the Debtors or Third Party Security Providers to take, any steps to perfect its title to any of the Charged Property or to render the Transaction Security effective or to secure the creation of any ancillary Security under the laws of any jurisdiction; or

(e) require any further assurances in relation to any of the Security Documents.

17.13 Insurance by Security Agent

(a) The Security Agent shall not be under any obligation to insure any of the Charged Property, to require any other person to maintain any insurance or to verify any obligation to arrange or maintain insurance contained in the Debt Documents. The Security Agent shall not be responsible for any loss which may be suffered by any person as a result of the lack of or inadequacy of any such insurance.

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(b) Where the Security Agent is named on any insurance policy as an insured party or loss payee, it shall not be responsible for any loss which may be suffered by reason of, directly or indirectly, its failure to notify the insurers of any material fact relating to the risk assumed by such insurers or any other information of any kind, unless an Agent shall have requested it to do so in writing and the Security Agent shall have failed to do so within 14 days after receipt of that request.

17.14 Custodians and nominees

The Security Agent may appoint and pay any person to act as a custodian or nominee on any terms in relation to any assets of the trust created under this Agreement as the Security Agent may determine, including for the purpose of depositing with a custodian this Agreement or any document relating to the trust created under this Agreement and the Security Agent shall not be responsible for any loss, liability, expense, demand, cost, claim or proceedings incurred by reason of the misconduct, omission or default on the part of any person appointed by it under this Agreement or be bound to supervise the proceedings or acts of any person.

17.15 Acceptance of title

The Security Agent shall be entitled to accept without enquiry, and shall not be obliged to investigate, any right and title that any of the Debtors or Third Party Security Providers may have to any of the Charged Property and shall not be liable for or bound to require any Debtor or Third Party Security Provider to remedy any defect in its right or title.

17.16 Refrain from illegality

Notwithstanding anything to the contrary expressed or implied in the Debt Documents, the Security Agent may refrain from doing anything which in its opinion will or may be contrary to any relevant law, directive or regulation of any jurisdiction and the Security Agent may do anything which is, in its opinion, necessary to comply with any such law, directive or regulation.

17.17 Business with the Debtors and Third Party Security Providers

The Security Agent may accept deposits from, lend money to, and generally engage in any kind of banking or other business with any of the Debtors or Third Party Security Providers.

17.18 Winding up of trust

If the Security Agent, with the approval of each of the Agents, each Hedge Counterparty and each Operating Facility Lender, determines that (i) all of the Secured Obligations and all other obligations secured by the Security Documents have been fully and finally discharged and (ii) none of the Secured Parties is under any commitment, obligation or liability (actual or contingent) to make advances or provide other financial accommodation to any Debtor or Third Party Security Provider pursuant to the Debt Documents:

(a) the trusts set out in this Agreement shall be wound up and the Security Agent shall release, without recourse or warranty, all of the Transaction Security and the rights of the Security Agent under each of the Security Documents; and

(b) any Retiring Security Agent shall release, without recourse or warranty, all of its rights under each of the Security Documents.

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17.19 Powers supplemental

The rights, powers and discretions conferred upon the Security Agent by this Agreement shall be supplemental to the Trustee Act 1925 and the Trustee Act 2000 and in addition to any which may be vested in the Security Agent by general law or otherwise.

17.20 Trustee division separate

(a) In acting as trustee for the Secured Parties, the Security Agent shall be regarded as acting through its trustee division which shall be treated as a separate entity from any of its other divisions or departments.

(b) If information is received by another division or department of the Security Agent, it may be treated as confidential to that division or department and the Security Agent shall not be deemed to have notice of it.

17.21 Disapplication

Section 1 of the Trustee Act 2000 shall not apply to the duties of the Security Agent in relation to the trusts constituted by this Agreement. Where there are any inconsistencies between the Trustee Act 1925 or the Trustee Act 2000 and the provisions of this Agreement, the provisions of this Agreement shall, to the extent allowed by law, prevail and, in the case of any inconsistency with the Trustee Act 2000, the provisions of this Agreement shall constitute a restriction or exclusion for the purposes of that Act.

17.22 Intra-Group Lenders, Third Party Security Providers and Debtors: Power of attorney

Each Intra-Group Lender, Third Party Security Provider and Debtor by way of security for its obligations under this Agreement irrevocably appoints the Security Agent to be its attorney to do anything which that Intra-Group Lender, Third Party Security Provider or Debtor has authorised the Security Agent or any other Party to do under this Agreement or is itself required to do under this Agreement but has failed to do (and the Security Agent may delegate that power on such terms as it sees fit).

17.23 Security Agent's ongoing costs

In the event of:

(a) an Event of Default; or

(b) the Security Agent being requested by a Debtor, Third Party Security Provider, the Instructing Group or any group of Lenders as permitted under this Agreement to undertake duties which the Security Agent and the Parent agree to be of an exceptional nature and/or outside the scope of the normal duties of that Security Agent any Receiver or Delegate under the Debt Documents, the Parent shall (or shall procure that another Debtor shall) pay to the Security Agent any additional remuneration (together with any applicable VAT) that may be agreed between them.

18. Change of Security Agent and delegation

18.1 Resignation of the Security Agent

(a) The Security Agent may, with the consent of the Parent (not to be unreasonably withheld or delayed), resign and appoint one of its Affiliates as successor by giving notice to the Parent, each Agent and the Hedge Counterparties provided that:

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(i) such Security Agent shall also resign as security agent under each Debt Financing Agreement; and

(ii) the Security Agent shall appoint one of its Affiliates acting through an office in the European Union being a reputable bank experienced in multi-jurisdictional transactions of this type as a successor and the same Affiliate shall be appointed under the applicable Debt Financing Agreements as Security Agent.

(b) Alternatively the Security Agent may, after consultation with the Parent for not less than 30 days, resign by giving notice to the other Parties in which case an Instructing Group may appoint a successor Security Agent provided that:

(i) such successor Security Agent is also appointed under each Debt Financing Agreement; and

(ii) if it succeeds the Security Agent, such successor Security Agent is acting through an office in the European Union being a reputable bank experienced in multi-jurisdictional transactions of this type.

(c) If an Instructing Group has not appointed a successor Security Agent in accordance with paragraph (b) above within 30 days after the notice of resignation was given, the Security Agent (after consultation with the Parent and the Agents) may appoint a successor Security Agent acting through an office in the European Union being a reputable bank experienced in multi-jurisdictional transactions of this type.

(d) The retiring Security Agent (the "Retiring Security Agent") shall, at its own cost (i) enter into and deliver such documents and effect such registrations as may be required to transfer or assign all of its rights, benefits and obligations under the Debt Documents to the successor Security Agent and (ii) make available to the successor Security Agent such documents and records and provide such assistance as the successor Security Agent may reasonably request for the purposes of performing its functions as Security Agent under the Debt Documents.

(e) The Security Agent's resignation notice shall only take effect upon (i) the appointment of a successor and (ii) the transfer of all of the Security Property to that successor.

(f) Upon the appointment of a successor, the Retiring Security Agent shall be discharged from any further obligation in respect of the Debt Documents (other than its obligations under paragraph (b) of Clause 17.18 (Winding up of trust) and under paragraph (d) above) but shall, in respect of any act or omission by it whilst it was the Security Agent, remain entitled to the benefit of Clause 17 (The Security Agent), Clause 21.1 (Debtors' indemnity) and Clause 21.3 (Primary Creditors' indemnity). Its successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if that successor had been an original Party.

(g) An Instructing Group may, after consultation with the Parent, by notice to the Security Agent, require it to resign in accordance with paragraph (b) above. In this event, the Security Agent shall resign in accordance with paragraph (b) above.

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18.2 Delegation

(a) Each of the Security Agent, any Receiver and any Delegate may (at any time and at the expense of the Primary Creditors, other than any Notes Trustee, in proportions determined in a manner consistent with paragraph (a) of Clause 21.3 (Primary Creditors' indemnity)) delegate by power of attorney or otherwise to any person for any period, all or any of the rights, powers and discretions vested in it by any of the Debt Documents.

(b) That delegation may be made upon any terms and conditions (including the power to sub delegate) and subject to any restrictions that the Security Agent, that Receiver or that Delegate (as the case may be) may, in its discretion, think fit in the interests of the Secured Parties and it shall not be bound to supervise, or be in any way responsible for, any loss incurred by reason of any misconduct or default on the part of any such delegate or sub delegate.

18.3 Additional Security Agents

(a) The Security Agent may (at the expense of the Primary Creditors, other than any Notes Trustee, in proportions determined in a manner consistent with paragraph (a) of Clause 21.3 (Primary Creditors' indemnity)) at any time appoint (and subsequently remove) any person to act as a separate trustee or as a co-trustee jointly with it (i) if it considers that appointment to be in the interests of the Secured Parties or (ii) for the purposes of conforming to any legal requirements, restrictions or conditions which the Security Agent deems to be relevant or (iii) for obtaining or enforcing any judgment in any jurisdiction, and the Security Agent shall give prior notice to the Parent and each of the Agents of that appointment.

(b) Any person so appointed shall have the rights, powers and discretions (not exceeding those conferred on the Security Agent by this Agreement) and the duties and obligations that are conferred or imposed by the instrument of appointment. The Security Agent shall not be bound to supervise, or be in any way responsible for, any loss incurred by reason of any misconduct or default on the part of any such additional Security Agent.

(c) No person shall be so appointed if they would fail to satisfy the requirements of Clause 18.4 (Location of Security Agent) if they were the Security Agent.

18.4 Location of Security Agent

Unless otherwise agreed by the Parent, the Security Agent will not, for the purposes of the European Council Directive 2003/48/EC and in relation to payments made or received under any Debt Document by it in its capacity as Security Agent, be established in, change its place of establishment to, act through any office situated or established in, maintain any account used for making or receiving payments in relation to the Debt Documents in, or delegate any of its duties, trusts, powers, authorities and discretions vested in it under the Debt Documents to, any person established in or acting from Austria or Luxembourg.

19. Changes to the Parties

19.1 Assignments and transfers

No Party may assign any of its rights and benefits or transfer any of its rights, benefits and obligations in respect of any Debt Documents or the Liabilities except as permitted by this Clause 19, provided that any

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member of the Group may assign any of its rights and benefits or transfer any of its rights, benefits and obligations:

(a) pursuant to any re-organisation or other transaction not prohibited by the terms of the Debt Documents (and, for the avoidance of doubt and ignoring any prohibition set out in this Clause 19, provided that such assignment or, as the case may be, transfer is not expressly prohibited by the terms of the relevant Debt Document); and/or

(b) as otherwise contemplated or permitted by any Debt Document.

19.2 Change of Investor

(a) Subject to Clause 7.4 (No acquisition of Investor Liabilities) and Clause 19.14 (Resignation of Hedge Counterparties, Operating Facility Lenders and Investors), an Investor may assign any of its rights and benefits or transfer any of its rights, benefits and obligations in respect of the Investor Liabilities owed to it if any assignee or transferee has (if not already party to this Agreement as an Investor) acceded to this Agreement, as an Investor, pursuant to Clause 19.7 (Creditor/Agent Accession Undertaking).

(b) Any person in its discretion may accede to this Agreement as an Investor pursuant to Clause 19.7 (Creditor/Agent Accession Undertaking) by executing and delivering to the Security Agent a Creditor/Agent Accession Undertaking.

19.3 Change of Senior Lender, Permitted Senior Financing Creditor, Permitted Second Lien Financing Creditor or Permitted Parent Financing Creditor

(a) A Senior Lender, Permitted Senior Financing Creditor, Permitted Second Lien Financing Creditor or Permitted Parent Financing Creditor may assign any of its rights and benefits or transfer by novation any of its rights, benefits and obligations in respect of any Secured Debt Documents or the Liabilities if:

(i) in the case of a Senior Lender, that assignment or transfer is in accordance with the terms of the Senior Facilities Agreement;

(ii) in the case of a Permitted Senior Financing Creditor, that assignment or transfer is in accordance with the terms of the Permitted Senior Financing Agreement to which it is a party;

(iii) in the case of a Permitted Second Lien Financing Creditor, that assignment or transfer is in accordance with the terms of the Permitted Second Lien Financing Agreement to which it is a party; and

(iv) in the case of a Permitted Parent Financing Creditor, that assignment or transfer is in accordance with the terms of the Permitted Parent Financing Agreement to which it is a party,

provided that, subject to paragraph (b) below, any assignee or transferee has (if not already party to this Agreement as a Senior Lender, Permitted Senior Financing Creditor, Permitted Second Lien Financing Creditor or Permitted Parent Financing Creditor, as the case may be) acceded to this Agreement, as a Senior Lender, Permitted Senior Financing Creditor, Permitted Second Lien Financing Creditor or Permitted Parent Financing Creditor, as the case may be, pursuant to Clause 19.7 (Creditor/Agent Accession Undertaking).

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(b) The proviso to paragraph (a) above shall not apply in respect of:

(i) any Liabilities Acquisition entered into by a member of the Group and effected in accordance with the terms of the relevant Debt Financing Agreement; or

(ii) any Permitted Senior Financing Debt, Permitted Second Lien Financing Debt or Permitted Parent Financing Debt where the relevant Creditor Representative has become party to this Agreement on behalf of the relevant Permitted Senior Financing Creditors, Permitted Second Lien Financing Creditors or, as the case may be, Permitted Parent Financing Creditors.

19.4 Change of Hedge Counterparty

A Hedge Counterparty may (in accordance with the terms of the relevant Hedging Agreement and subject to any consent required under that Hedging Agreement) transfer any of its rights and benefits or obligations in respect of the Hedging Agreements to which it is a party if any transferee has (if not already party to this Agreement as a Hedge Counterparty) acceded to this Agreement as a Hedge Counterparty pursuant to Clause 19.7 (Creditor/Agent Accession Undertaking).

19.5 Change of Agent

No person shall become a Senior Facility Agent, a Senior Creditor Representative, a Second Lien Creditor Representative or a Senior Parent Creditor Representative, as the case may be, under any of the Debt Documents unless at the same time, it accedes to this Agreement as a Senior Facility Agent, a Senior Creditor Representative, a Second Lien Creditor Representative or a Senior Parent Creditor Representative, as the case may be, pursuant to Clause 19.7 (Creditor/Agent Accession Undertaking). In connection with the foregoing, the Security Agent is authorised to and shall make such changes to the terms of this Agreement relating to the rights and duties of any such Senior Creditor Representative, Second Lien Creditor Representative or Senior Parent Creditor Representative, as the case may be, and any other Party as are jointly required by such Senior Creditor Representative, Second Lien Creditor Representative or Senior Parent Creditor Representative and the Parent without the consent of any other Party, in each case provided that such changes would not be materially prejudicial to the interests of the other Parties.

19.6 New Ancillary Lender / Operating Facility Lender

(a) If any Affiliate of a Senior Lender or a Permitted Senior Financing Creditor becomes an Ancillary Lender in accordance with the terms of the Senior Facilities Agreement or, as the case may be, a Permitted Senior Financing Agreement, it shall not be entitled to share in any of the Transaction Security or in the benefit of any guarantee or indemnity in respect of any of the liabilities arising in relation to its Ancillary Facilities unless it has (if not already party to this Agreement as a Senior Lender or, as the case may be, Permitted Senior Financing Creditor) acceded to this Agreement as a Senior Lender or, as the case may be, Permitted Senior Financing Creditor pursuant to Clause 19.7 (Creditor/Agent Accession Undertaking).

(b) An Operating Facility Lender may (in accordance with the terms of the relevant Operating Facility Document and subject to any consent required under that Operating Facility Document) transfer any of its rights and benefits or obligations in respect of the Operating Facility Documents to which it is a party if any transferee has (if not already party to this Agreement as an Operating Facility Lender) acceded to this

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Agreement as an Operating Facility Lender pursuant to Clause 19.7 (Creditor/Agent Accession Undertaking).

(c) If any person makes (or agrees to make) available to any member of the Group any facility or other financial accommodation (or any member of the Group has incurred or will incur other liabilities to any person that it is intended will become Operating Facility Liabilities), that person may, with the consent of the Parent, accede to this Agreement as an Operating Facility Lender pursuant to Clause 19.7 (Creditor/Agent Accession Undertaking) by executing and delivering to the Security Agent a Creditor/Agent Accession Undertaking.

19.7 Creditor/Agent Accession Undertaking

With effect from the date of acceptance by the Security Agent and, in the case of an Affiliate of a Senior Lender or a Permitted Senior Financing Creditor that wishes to become an Ancillary Lender, the Senior Facility Agent or, as the case may be, the relevant Senior Creditor Representative of a Creditor/Agent Accession Undertaking duly executed and delivered to the Security Agent by the relevant acceding party or, if later, the date specified in that Creditor/Agent Accession Undertaking:

(a) any Party ceasing entirely to be a Creditor, an Operating Facility Lender or an Agent shall be discharged from further obligations towards the Security Agent and other Parties under this Agreement and their respective rights against one another shall be cancelled (except in each case for those rights which arose prior to that date); and

(b) as from that date, the replacement or new Creditor, Operating Facility Lender or Agent shall assume the same obligations and become entitled to the same rights, as if it had been an original Party to this Agreement in that capacity.

19.8 Accession of Senior Notes Trustee

The Parent shall ensure that, prior to any Senior Notes Issue Date, the relevant Senior Notes Trustee (and, if such entity ceases to act as trustee in relation to the Senior Notes for any reason, any successor or other person which is appointed or acts as trustee under the relevant Senior Notes Indenture) shall, unless already a Party in such capacity, complete, sign and deliver to the Security Agent a Creditor/Agent Accession Undertaking under which such Senior Notes Trustee agrees to be bound by this Agreement as a Senior Notes Trustee as if it had originally been a Party to this Agreement in such capacity. In connection with the foregoing, the Security Agent is authorised to and shall make such changes to the terms of this Agreement relating to the rights and duties of such Senior Notes Trustee and any other Party as are jointly required by such Senior Notes Trustee and the Parent without the consent of any other Party, in each case provided that such changes would not be materially prejudicial to the interests of the other Parties.

19.9 Accession of Senior Parent Notes Trustee

The Parent shall procure that prior to any Senior Parent Notes Issue Date, the relevant Senior Parent Notes Trustee (and, if such entity ceases to act as trustee in relation to the Senior Parent Notes for any reason, any successor or other person which is appointed or acts as trustee under the relevant Senior Parent Notes Indenture) shall unless already a Party in such capacity, complete, sign and deliver to the Security Agent a Creditor/Agent Accession Undertaking under which such Senior Parent Notes Trustee

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agrees to be bound by this Agreement as a Senior Parent Notes Trustee as if it had originally been a Party to this Agreement in such capacity. In connection with the foregoing, the Security Agent is authorised to and shall make such changes to the terms of this Agreement relating to the rights and duties of such Senior Parent Notes Trustee and any other Party as are jointly required by such Senior Parent Notes Trustee and the Parent without the consent of any other Party, in each case provided that such changes would not be materially prejudicial to the interests of the other Parties.

19.10 New Intra-Group Lender

If any Debtor not already party to this Agreement as an Intra-Group Lender makes any loan to or grants any credit to or makes any other financial arrangement having similar effect with, in each case, any other Debtor (but excluding any trade credit in the ordinary course of trading), and the aggregate amount of all such loans, credits and financial arrangements from such Debtor to that other Debtor and/or any other Debtor at any time equals or exceeds USD50,000,000 (or its equivalent in other currencies) and such loans, credits and financial arrangements have been outstanding for no less than 90 days, the Parent will procure that, subject to the Agreed Security Principles, the Debtor giving that loan, granting that credit or making that other financial arrangement accedes to this Agreement as an IntraGroup Lender pursuant to Clause 19.7 (Creditor/Agent Accession Undertaking) within 60 after such loan, credit or other financial arrangement having been outstanding for 90 days.

19.11 New Debtor/new Third Party Security Provider

(a) Subject to paragraph (c) below and the Agreed Security Principles, if any member of the Group which is not a Debtor or Third Party Security Provider:

(i) incurs any Senior Liabilities or Senior Parent Liabilities; or

(ii) gives any security, guarantee, indemnity or other assurance against loss in respect of any of the Senior Liabilities or Senior Parent Liabilities,

the Debtors will procure that the member of the Group or Third Party Security Provider (as applicable) incurring those Liabilities or giving that assurance accedes to this Agreement as a Debtor or Third Party Security Provider (as applicable) and an Intra-Group Lender (if applicable), in accordance with paragraph (b) below, no later than contemporaneously with the incurrence of those Liabilities or the giving of that assurance (or on such later date as the Security Agent accepts the relevant Debtor/Third Party Security Provider Accession Deed), provided that this paragraph (a) shall not apply to any member of the Group which becomes a borrower or guarantor of an Ancillary Facility but is not otherwise an Obligor under and as defined in the Senior Facilities Agreement or, as the case may be, a borrower or guarantor under the relevant Permitted Senior Financing Agreement.

(b) With effect from the date of acceptance by the Security Agent of a Debtor/Third Party Security Provider Accession Deed duly executed and delivered to the Security Agent by the new Debtor or Third Party Security Provider (as applicable) or, if later, the date specified in the Debtor/Third Party Security Provider Accession Deed, the new Debtor or Third Party Security Provider (as applicable) shall assume the same obligations and become entitled to the same rights as if it had been an original Party to this Agreement as a Debtor or Third Party Security Provider (as applicable).

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(c) Notwithstanding anything to the contrary, a member of the Group or Third Party Security Provider shall only be required to accede to this Agreement to the extent that the relevant member of the Group becoming a Debtor or Third Party Security Provider (as applicable) would not breach any applicable law or present a material risk of liability for any member of the Group or Third Party Security Provider (as applicable) and/or its officers or directors, or give rise to a material risk of breach of fiduciary or statutory duties.

19.12 Additional parties

(a) Each of the Parties appoints the Security Agent to receive and execute on its behalf each Debtor/Third Party Security Provider Accession Deed and Creditor/Agent Accession Undertaking delivered to the Security Agent and the Security Agent shall, as soon as reasonably practicable after receipt by it, sign and accept the same if it appears on its face to have been completed, executed and, where applicable, delivered in the form contemplated by this Agreement or, where applicable, by the relevant Debt Financing Agreement.

(b) In the case of a Creditor/Agent Accession Undertaking delivered to the Security Agent by any new Ancillary Lender (which is an Affiliate of a Senior Lender or a Permitted Senior Financing Creditor):

(i) the Security Agent shall, as soon as practicable after signing and accepting that Creditor/Agent Accession Undertaking in accordance with paragraph (a) above, deliver that Creditor/Agent Accession Undertaking to the Senior Facility Agent or, as the case may be, the relevant Senior Creditor Representative; and

(ii) the Senior Facility Agent or, as the case may be, Senior Creditor Representative shall, as soon as practicable after receipt by it, sign and accept that Creditor/Agent Accession Undertaking if it appears on its face to have been completed, executed and delivered in the form contemplated by this Agreement.

(c) For the avoidance of doubt, any person shall be permitted to become party to this Agreement as:

(i) a Permitted Senior Financing Creditor and/or a Senior Creditor Representative as contemplated by the definition of Permitted Senior Financing Debt;

(ii) a Permitted Second Lien Financing Creditor and/or a Second Lien Creditor Representative as contemplated by the definition of Permitted Second Lien Financing Debt; and

(iii) a Permitted Parent Financing Creditor and/or a Senior Parent Creditor Representative as contemplated by the definition of Permitted Parent Financing Debt.

19.13 Resignation of a Debtor

(a) The Parent may request that a Debtor ceases to be a Debtor by delivering to the Security Agent a Debtor Resignation Request.

(b) The Security Agent shall promptly accept a Debtor Resignation Request and notify the Parent and each other Party of its acceptance if:

(i) to the extent that the Senior Lender Discharge Date has not occurred, the Senior Facility Agent notifies the Security Agent that the Debtor is not, or has ceased to be, a Senior Borrower or a

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Senior Guarantor (or will cease to be a Senior Borrower or a Senior Guarantor on or prior to its resignation as a Debtor becoming effective);

(ii) to the extent that the Senior Notes Discharge Date has not occurred, the Senior Notes Representative notifies the Security Agent that the Debtor is not, or has ceased to be, an issuer, borrower or guarantor under any applicable Senior Notes Finance Documents (or will cease to be such an issuer, borrower or guarantor on or prior to its resignation as a Debtor becoming effective) or that such resignation is not prohibited by the relevant Senior Notes Finance Document;

(iii) to the extent that the Senior Parent Notes Discharge Date has not occurred, any Senior Parent Notes Representative notifies the Security Agent that the Debtor is not, or has ceased to be, an issuer, borrower or guarantor under any applicable Senior Parent Notes Finance Documents (or will cease to be such an issuer, borrower or guarantor on or prior to its resignation as a Debtor becoming effective) or that such resignation is not prohibited by the relevant Senior Parent Notes Finance Documents;

(iv) to the extent that the Permitted Senior Financing Discharge Date has not occurred, any Senior Creditor Representative notifies the Security Agent that the Debtor is not, or has ceased to be, an issuer, borrower or guarantor under any applicable Permitted Senior Financing Documents (or will cease to be such an issuer, borrower or guarantor on or prior to its resignation as a Debtor becoming effective) or that such resignation is not prohibited by the relevant Permitted Senior Financing Documents;

(v) to the extent that the Permitted Second Lien Financing Discharge Date has not occurred, any Second Lien Creditor Representative notifies the Security Agent that the Debtor is not, or has ceased to be, an issuer, borrower or guarantor under any applicable Permitted Second Lien Financing Documents (or will cease to be such an issuer, borrower or guarantor on or prior to its resignation as a Debtor becoming effective) or that such resignation is not prohibited by the relevant Permitted Second Lien Financing Documents; and

(vi) to the extent that the Permitted Parent Financing Discharge Date has not occurred, any Senior Parent Creditor Representative notifies the Security Agent that the Debtor is not, or has ceased to be, an issuer, borrower or guarantor under any applicable Permitted Parent Financing Documents (or will cease to be such an issuer, borrower or guarantor on or prior to its resignation as a Debtor becoming effective) or that such resignation is not prohibited by the relevant Permitted Parent Financing Documents.

No Agent may unreasonably withhold or delay any such notification. If an Agent does not provide the required confirmation to the Security Agent (or notify the Security Agent that the required confirmation cannot be given due to the fact that the relevant conditions set out above are not satisfied) within three Business Days of request by the Parent, such notification shall be deemed given to the Security Agent.

(c) Upon notification by the Security Agent to the Parent of its acceptance of the resignation of a Debtor (with such notification to be given within one Business Day of the date on which all required confirmations have been delivered, or deemed to be given, under paragraph (b) above), that member of the Group shall cease

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to be a Debtor and shall have no further rights or obligations under this Agreement as a Debtor. For the avoidance of doubt, if a Debtor ceases to be a member of the Group pursuant to a transaction not prohibited by the Debt Financing Agreements, that Debtor shall automatically cease to be a Debtor for all purposes and shall have no further rights or obligations under this Agreement as a Debtor.

19.14 Resignation of Hedge Counterparties, Operating Facility Lenders and Investors

(a) In the event that a person party to this Agreement as a Hedge Counterparty is no longer providing any hedging to any of the Debtors under a Hedging Agreement, that person may resign (and will resign if required by the Parent) as a Hedge Counterparty by giving notice to the Security Agent and the Parent. From the date of receipt by the Security Agent and the Parent of any such notice of resignation, that person shall cease to be party to this Agreement as a Hedge Counterparty and shall have no further rights or obligations under this Agreement as a Hedge Counterparty.

(b) In the event that a person party to this Agreement as an Operating Facility Lender is no longer providing any facility or financial accommodation to any of the Debtors under an Operating Facility Document, that person may resign (and will resign if required by the Parent) as an Operating Facility Lender by giving notice to the Security Agent and the Parent. From the date of receipt by the Security Agent and the Parent of any such notice of resignation, that person shall cease to be party to this Agreement as an Operating Facility Lender and shall have no further rights or obligations under this Agreement as an Operating Facility Lender.

(c) In the event that a person party to this Agreement as an Investor is no longer a creditor in respect of any Investor Liabilities, that person may resign (and will resign if required by the Parent) as an Investor by giving notice to the Security Agent and the Parent. From the date of receipt by the Security Agent and the Parent of any such notice of resignation, that person shall cease to be party to this Agreement as an Investor and shall have no further rights or obligations under this Agreement as an Investor.

19.15 Cessation of a Third Party Security Provider

Following the release of all Transaction Security granted by a Third Party Security Provider (in accordance with the terms of the Debt Documents and this Agreement), such Third Party Security Provider shall cease to be a Third Party Security Provider and shall have no further rights or obligations under this Agreement as a Third Party Security Provider.

20. Costs and expenses

20.1 Transaction expenses

The Parent shall (or shall procure that another Debtor shall), within five Business Days of demand, pay the Security Agent the amount of all reasonable third party costs and expenses (including legal fees together with any applicable VAT) reasonably incurred by the Security Agent and any Receiver or Delegate in connection with the negotiation, preparation, printing, execution and perfection of:

(a) this Agreement and any other Secured Debt Documents referred to in this Agreement and the Transaction Security; and

(b) any other Secured Debt Documents executed after the date of this Agreement,

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subject in each case to first drawdown under Facility B (as defined in the Senior Facilities Agreement) having occurred and on a basis and up to an amount between the Arrangers and the Parent from time to time.

20.2 Stamp taxes

The Parent shall (or shall procure that another Debtor shall) pay and, within 10 Business Days of demand, indemnify the Security Agent against any third party cost, loss or liability the Security Agent reasonably incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of any Secured Debt Document, other than:

(a) any such Tax payable in connection with any certificate or other document relating to the assignment or transfer by any Secured Party of any of its rights and/or obligations under any Debt Document; and

(b) any such Tax payable due to a registration, submission or filing by a Secured Party of any Debt Document where such registration submission or filing is or was not required to maintain or preserve the rights of that Secured Party under the applicable Debt Documents.

20.3 Enforcement and preservation costs

The Parent shall (or shall procure that another Debtor will), within 10 Business Days of demand, pay to the Security Agent the amount of all third party costs and expenses (including legal fees and together with any applicable VAT) incurred by it in connection with the enforcement of or the preservation of any rights under any Secured Debt Document and the Transaction Security (in each case in accordance with the terms of this Agreement and/or the relevant Secured Debt Document) and any proceedings instituted by or against the Security Agent as a consequence of taking or holding the Transaction Security or enforcing these rights (excluding any costs and expenses arising as a result of the Security Agent's negligence, wilful misconduct or wilful default).

20.4 Transfer costs and expenses

Notwithstanding any other term of this Agreement, if a Secured Party assigns or transfers any of its rights, benefits or obligations under the Secured Debt Documents, no member of the Group or Third Party Security Provider shall be required to pay any fees, costs, expenses or other amounts relating to or arising in connection with that assignment or transfer (including, without limitation, any Taxes and any amounts relating to the perfection or amendment of the Transaction Security).

20.5 Cost details

Notwithstanding any other term of this Agreement, no member of the Group or Third Party Security Provider shall be required to pay any fees, costs, expenses or other amounts (other than principal and interest) unless:

(a) it has first been provided with reasonable details of the circumstances giving rise to such payment and of the calculation of the relevant amount (including, where applicable, details of hours worked, rates and individuals involved); and

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(b) in the case of costs and expenses, it has received satisfactory evidence that such costs and expenses have been properly incurred (including that all security costs relate only to Security Documents entered into, or related actions taken, in accordance with the Secured Debt Documents and approved in advance by the Parent).

21. Indemnities

21.1 Debtors' indemnity

Subject to any limitations applicable to any guarantee and indemnity obligations of any Debtor under the Secured Debt Documents, each Debtor shall within 10 Business Days of written demand (such demand to be accompanied by reasonable calculations and details of the amount so demanded) indemnify the Security Agent and every Receiver and Delegate against any third party cost, loss or liability (together with any applicable VAT) reasonably incurred by any of them (but excluding any cost, loss or liability (and any applicable VAT) arising as a result of the Security Agent's or such Receiver or Delegate's negligence, wilful misconduct or wilful default):

(a) in relation to or as a result of:

(i) any failure by the Parent to comply with obligations under Clause 20 (Costs and expenses);

(ii) the taking, holding, protection or enforcement of the Transaction Security in accordance with the terms of each of the Secured Debt Documents;

(iii) the exercise of any of the rights, powers, discretions and remedies vested in the Security Agent, each Receiver and each Delegate by the Secured Debt Documents or by law; or

(iv) any default by any Debtor in the performance of any of the obligations expressed to be assumed by it in the Secured Debt Documents; or

(b) which otherwise relates to any of the Security Property or the performance of the terms of this Agreement (otherwise than as a result of its negligence, wilful misconduct or wilful default).

21.2 Priority of indemnity

To the extent permitted by applicable law, the Security Agent and every Receiver and Delegate may, in priority to any payment to the Secured Parties, indemnify itself out of the Charged Property in respect of, and pay and retain, all sums necessary to give effect to the indemnity in Clause 21.1 (Debtors' indemnity) and shall have a lien on the Transaction Security and the proceeds of the enforcement of the Transaction Security for all moneys payable to it.

21.3 Primary Creditors' indemnity

(a) Each Primary Creditor (other than any Notes Trustee) and each Operating Facility Lender shall (in the proportion that the Liabilities due to it bears to the aggregate of the Liabilities due to all the Primary Creditors for the time being (or, if the Liabilities due to each of those Primary Creditors and/or, as the case may be, Operating Facility Lenders is zero, immediately prior to their Liabilities being reduced to zero)) indemnify the Security Agent and every Receiver and every Delegate, within three Business Days of demand, against any third party cost, loss or liability incurred by any of them (otherwise than by reason of the relevant Security Agent's, Receiver's or Delegate's gross negligence, wilful misconduct or wilful default)

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in acting as Security Agent, Receiver or Delegate under the Secured Debt Documents (unless the relevant Security Agent, Receiver or Delegate has been reimbursed by a Debtor pursuant to a Debt Document).

(b) For the purposes only of paragraph (a) above, to the extent that any hedging transaction under a Hedging Agreement has not been terminated or closed out, the Hedging Liabilities due to any Hedge Counterparty in respect of that hedging transaction will be deemed to be:

(i) if the relevant Hedging Agreement is based on an ISDA Master Agreement, the amount, if any, which would be payable to it under that Hedging Agreement in respect of those hedging transactions, if the date on which the calculation is made was deemed to be an Early Termination Date (as defined in the relevant ISDA Master Agreement) for which the relevant Debtor is the Defaulting Party (as defined in the relevant ISDA Master Agreement); or

(ii) if the relevant Hedging Agreement is not based on an ISDA Master Agreement, the amount, if any, which would be payable to it under that Hedging Agreement in respect of that hedging transaction, if the date on which the calculation is made was deemed to be the date on which an event similar in meaning and effect (under that Hedging Agreement) to an Early Termination Date (as defined in any ISDA Master Agreement) occurred under that Hedging Agreement for which the relevant Debtor is in a position similar in meaning and effect (under that Hedging Agreement) to that of a Defaulting Party (under and as defined in the same ISDA Master Agreement), that amount, in each case, to be certified by the relevant Hedge Counterparty and as calculated in accordance with the relevant Hedging Agreement.

22. Information

22.1 Information and dealing

(a) The Creditors and the Operating Facility Lenders shall provide to the Security Agent from time to time (through their respective Agents where applicable) any information that the Security Agent may reasonably specify as being necessary or desirable to enable the Security Agent to perform its functions as trustee.

(b) Subject to clause 36.5 (Communication when Agent is Impaired Agent) of the Senior Facilities Agreement and any similar or equivalent provision in any other Secured Debt Document, each Senior Lender, Permitted Senior Financing Creditor, Permitted Second Lien Financing Creditor and Permitted Parent Financing Creditor shall deal with the Security Agent exclusively through its Agent and the Hedge Counterparties and the Operating Facility Lenders shall deal directly with the Security Agent and shall not deal through any Agent.

(c) No Agent shall be under any obligation to act as agent or otherwise on behalf of any Hedge Counterparty or Operating Facility Lender except as expressly provided for in, and for the purposes of, this Agreement.

22.2 Disclosure

Subject to any confidentiality obligations set out in any of the Secured Debt Documents but notwithstanding any other agreement to the contrary, each of the Debtors and Third Party Security Providers consents, until the Final Discharge Date, to the disclosure by any of the Primary Creditors, the Agents, the Arrangers and the Security Agent to each other (whether or not through an Agent or the Security Agent) of such

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information concerning the Debtors and Third Party Security Providers as any Primary Creditor, any Agent, any Arranger or the Security Agent shall see fit (acting reasonably), provided such disclosure is made on a confidential "need to know" basis and (i) does not breach any applicable law or regulation and (ii) prior to the taking of an Enforcement Action, would not result in a Senior Noteholder or Senior Parent Noteholder (or any other Primary Creditor which has notified the Agents, the Arrangers and the Security Agent that it does not wish to receive material non-public information) receiving any material non-public information.

22.3 Notification of prescribed events

(a) If a Senior Event of Default either occurs or ceases to be continuing, the relevant Agent shall, upon becoming aware of that occurrence or cessation, notify the Security Agent and the Security Agent shall, upon receiving that notification, notify the other Agents, each Operating Facility Lender and each Hedge Counterparty.

(b) If a Senior Payment Default either occurs or ceases to be continuing, the relevant Agent shall notify the Security Agent and the Security Agent shall, upon receiving that notification, notify the other Agents, each Operating Facility Lender and each Hedge Counterparty.

(c) If a Second Lien Payment Default either occurs or ceases to be continuing, the relevant Agent shall notify the Security Agent and the Security Agent shall, upon receiving that notification, notify the other Agents, each Operating Facility Lender and each Hedge Counterparty.

(d) If an Acceleration Event occurs, the relevant Agent shall notify the Security Agent and the Security Agent shall, upon receiving that notification, notify each other Party.

(e) If a Second Lien Standstill Period occurs, or ceases to be continuing, the Security Agent shall notify each Agent.

(f) If a Senior Parent Standstill Period occurs, or ceases to be continuing, the Security Agent shall notify each Agent.

(g) If the Security Agent receives a Senior Parent Enforcement Notice under paragraph (b) of Clause 6.9 (Permitted Senior Parent enforcement) it shall, upon receiving that notice, notify, and send a copy of that notice to, each other Agent, each Operating Facility Lender and each Hedge Counterparty.

(h) If the Security Agent enforces, or takes formal steps to enforce, any of the Transaction Security, it shall notify each other Party of that action.

(i) If any Primary Creditor or Operating Facility Lender exercises any right it may have to enforce, or to take formal steps to enforce, any of the Transaction Security, it shall notify the Security Agent and the Security Agent shall, upon receiving that notification, notify each Party of that action.

(j) If a Debtor defaults on any Payment due under a Hedging Agreement, the Hedge Counterparty which is party to that Hedging Agreement shall, upon becoming aware of that default, notify the Security Agent and the Security Agent shall, upon receiving that notification, notify each other Agent and each other Hedge Counterparty.

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(k) If a Hedge Counterparty terminates or closes-out, in whole or in part, any hedging transaction under any Hedging Agreement under Clause 4.9 (Permitted enforcement: Hedge Counterparties), it shall notify the Security Agent and the Security Agent shall, upon receiving that notification, notify each other Agent, each Operating Facility Lender and each other Hedge Counterparty.

(l) If a Debtor defaults on any Payment due under an Operating Facility Document, the Operating Facility Lender which is party to that Operating Facility Document shall, upon becoming aware of that default, notify the Security Agent and the Security Agent shall, upon receiving that notification, notify each other Agent, each Hedge Counterparty and each other Operating Facility Lender.

(m) If the Security Agent receives a notice under paragraph (a) of Clause 3.8 (Option to purchase: Senior Notes Creditors and Permitted Senior Financing Creditors), it shall, upon receiving that notice, notify, and send a copy of that notice to, the Senior Facility Agent.

(n) If the Security Agent receives a notice under paragraph (a) of Clause 3.9 (Hedge Transfer: Senior Notes Creditors and Permitted Senior Financing Creditors), it shall, upon receiving that notice, notify, and send a copy of that notice to, each Hedge Counterparty.

(o) If the Security Agent receives a notice under paragraph (a) of Clause 5.12 (Option to purchase: Permitted Second Lien Financing Creditors), it shall, upon receiving that notice, notify, and send a copy of that notice to, each relevant Agent.

(p) If the Security Agent receives a notice under paragraph (a) of Clause 5.13 (Hedge Transfer: Permitted Second Lien Financing Creditors), it shall, upon receiving that notice, notify, and send a copy of that notice to, each Hedge Counterparty.

(q) If the Security Agent receives a notice under paragraph (a) of Clause 6.13 (Option to purchase: Senior Parent Creditors), it shall, upon receiving that notice, notify, and send a copy of that notice to, each relevant Agent.

(r) If the Security Agent receives a notice under paragraph (a) of Clause 6.14 (Hedge Transfer: Senior Parent Creditors), it shall, upon receiving that notice, notify, and send a copy of that notice to, each Hedge Counterparty.

23. Notices

23.1 Communications in writing

Any communication to be made under or in connection with this Agreement shall be made in writing and, unless otherwise stated, may be made by fax or letter.

23.2 Security Agent's communications with Primary Creditors

The Security Agent shall be entitled to carry out all dealings:

(a) with the Secured Parties through their respective Agents and may give to the Agents, as applicable, any notice or other communication required to be given by the Security Agent to a Secured Party;

(b) with each Hedge Counterparty directly with that Hedge Counterparty; and

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(c) with each Operating Facility Lender directly with that Operating Facility Lender.

23.3 Addresses

The address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with this Agreement is:

(a) in the case of the Parent, each Original Debtor and the Original Investor, that identified with its name below;

(b) in the case of the Senior Facility Agent, the Second Lien Creditor Representative and Security Agent, that identified with its name below; and

(c) in the case of each other Party, that notified in writing to the Security Agent on or prior to the date on which it becomes a Party,

or any substitute address, fax number or department or officer which that Party may notify to the Security Agent (or the Security Agent may notify to the other Parties, if a change is made by the Security Agent) by not less than five Business Days' notice.

23.4 Delivery

(a) Any communication or document made or delivered by one person to another under or in connection with this Agreement will only be effective:

(i) if by way of fax, when received in legible form; or

(ii) if by way of letter, when it has been left at the relevant address or five Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address,

and, if a particular department or officer is specified as part of its address details provided under Clause 23.3 (Addresses), if addressed to that department or officer.

(b) Any communication or document to be made or delivered to the Security Agent will be effective only when actually received by the Security Agent and then only if it is expressly marked for the attention of the department or officer identified with the Security Agent's signature below (or any substitute department or officer as the Security Agent shall specify for this purpose).

23.5 Notification of address and fax number

Promptly upon receipt of notification of an address and fax number or change of address or fax number, pursuant to Clause 23.3 (Addresses), or changing its own address or fax number, the Security Agent shall notify the other Parties.

23.6 Electronic communication

(a) Any communication to be made between the Security Agent and a Secured Party, Third Party Security Provider or a Debtor under or in connection with this Agreement may be made by electronic mail or other electronic means if the Security Agent and the relevant Secured Party, Third Party Security Provider or Debtor:

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(i) agree that, unless and until notified to the contrary, this is to be an accepted form of communication (with such agreement to be deemed given by each person which is a Party at the date of this Agreement);

(ii) notify each other in writing of their electronic mail address and/or any other information required to enable the sending and receipt of information by that means; and

(iii) notify each other of any change to their address or any other such information supplied by them.

(b) Any electronic communication made between the Security Agent and a Secured Party, Third Party Security Provider or a Debtor will be effective only when actually received in readable form and in the case of any electronic communication made by a Secured Party or a Debtor to the Security Agent only if it is addressed in such a manner as the Security Agent shall specify for this purpose.

23.7 English language

(a) Any notice given under or in connection with this Agreement must be in English.

(b) All other documents provided under or in connection with this Agreement must be:

(i) in English; or

(ii) if not in English, and if so reasonably required by the Security Agent, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

24. Preservation

24.1 Partial invalidity

If, at any time, any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of that provision under the law of any other jurisdiction will in any way be affected or impaired.

24.2 No impairment

If, at any time after its date, any provision of a Debt Document (including this Agreement) is not binding on or enforceable in accordance with its terms against a person expressed to be a party to that Debt Document, neither the binding nature nor the enforceability of that provision or any other provision of that Debt Document will be impaired as against the other party(ies) to that Debt Document.

24.3 Remedies and waivers

No failure to exercise, nor any delay in exercising, on the part of any Party, any right or remedy under this Agreement shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

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24.4 Waiver of defences

The provisions of this Agreement will not be affected by an act, omission, matter or thing which, but for this Clause 24.4, would reduce, release or prejudice the subordination and priorities expressed to be created by this Agreement including (without limitation and whether or not known to any Party):

(a) any time, waiver or consent granted to, or composition with, any Debtor or other person;

(b) the release of any Debtor or any other person under the terms of any composition or arrangement with any creditor of any member of the Group;

(c) the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Debtor or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any Security;

(d) any incapacity or lack of power, authority or legal personality of, or dissolution or change in, the members or status of any Debtor or other person;

(e) any amendment, novation, supplement, extension (whether of maturity or otherwise) or restatement (in each case, however fundamental and of whatsoever nature, and whether or not more onerous) or replacement of a Debt Document or any other document or security;

(f) any unenforceability, illegality or invalidity of any obligation of any person under any Debt Document or any other document or security;

(g) any intermediate Payment of any of the Liabilities owing to the Primary Creditors or the Operating Facility Lenders in whole or in part; or

(h) any insolvency or similar proceedings.

24.5 Priorities not affected

Except as otherwise provided in this Agreement, the priorities referred to in Clause 2 (Ranking and priority) will:

(a) not be affected by any reduction or increase in the principal amount secured by the Transaction Security in respect of the Liabilities owing to the Primary Creditors or Operating Facility Lenders by any intermediate reduction or increase in, amendment or variation to any of the Debt Documents, or by any variation or satisfaction of any of the Liabilities or any other circumstances;

(b) apply regardless of the order in which or dates upon which this Agreement and the other Debt Documents are executed or registered or notice of them is given to any person; and

(c) secure the Liabilities owing to the Primary Creditors and the Operating Facility Lenders in the order specified, regardless of the date upon which any of the Liabilities arise or of any fluctuations in the amount of any of the Liabilities outstanding.

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25. Consents, amendments and override

25.1 Required Consents

(a) Subject to paragraphs (b) to (f) below, Clause 25.2 (Amendments and waivers: Security Documents) and Clause 25.4 (Exceptions), this Agreement and/or a Security Document may be amended or waived only with the written consent of:

(i) if the relevant amendment or waiver (the "Proposed Amendment") is prohibited by the Senior Facilities Agreement, the Senior Facility Agent (acting on the instructions of the requisite Senior Lenders in accordance with clause 40 (Amendments and Waivers) of the Senior Facilities Agreement);

(ii) if any Senior Notes have been issued and the Proposed Amendment is prohibited by the terms of the relevant Senior Notes Indenture, the Senior Notes Trustee;

(iii) if any Permitted Senior Financing Debt has been incurred and the Proposed Amendment is prohibited by the terms of the relevant Permitted Senior Financing Agreement, the Senior Creditor Representative in respect of that Permitted Senior Financing Debt (if applicable, acting on the instructions of the Majority Permitted Senior Financing Creditors);

(iv) if any Permitted Second Lien Financing Debt has been incurred and the Proposed Amendment is prohibited by the terms of the relevant Permitted Second Lien Financing Agreement, the Second Lien Creditor Representative in respect of that Permitted Second Lien Financing Debt (if applicable, acting on the instructions of the Majority Permitted Second Lien Financing Creditors);

(v) if any Senior Parent Notes have been issued and the Proposed Amendment is prohibited by the terms of the relevant Senior Parent Notes Indenture, the Senior Parent Notes Trustee;

(vi) if any Permitted Parent Financing Debt has been incurred and the Proposed Amendment is prohibited by the terms of the relevant Permitted Parent Financing Agreement, the Senior Parent Creditor Representative in respect of that Permitted Parent Financing Debt (if applicable, acting on the instructions of the Majority Permitted Parent Financing Creditors);

(vii) if a Hedge Counterparty is providing hedging to a Debtor under a Hedging Agreement, that Hedge Counterparty (in each case only to the extent that the relevant amendment or waiver adversely affects the continuing rights and/or obligations of that Hedge Counterparty and is an amendment or waiver which is expressed to require the consent of that Hedge Counterparty under the applicable Hedging Agreement, as notified by the Parent to the Security Agent at the time of the relevant amendment or waiver);

(viii) if an Operating Facility Lender is providing one or more facility to a Debtor under an Operating Facility Document, that Operating Facility Lender (in each case only to the extent that the relevant amendment or waiver adversely affects the continuing rights and/or obligations of that Operating Facility Lender and is an amendment or waiver which is expressed to require the consent of that Operating Facility Lender under the applicable Operating Facility Document, as notified by the Parent to the Security Agent at the time of the relevant amendment or waiver);

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(ix) the Investors; and

(x) the Parent.

(b) Notwithstanding anything to the contrary, any amendment or waiver of any Secured Debt Document made or effected in accordance with:

(i) Clause 2.5 (Additional and/or Refinancing debt), Clause 13.1 (Non-Distressed Disposals), Clause 16 (Additional debt) or any other provision of this Agreement; or

(ii) any other provision of any Secured Debt Document (provided that such amendment or waiver is not expressly prohibited by the terms of any other Secured Debt Document),

shall be binding on all Parties.

(c) Any amendment, waiver or consent which relates only to the rights or obligations applicable to Creditors under a particular Debt Financing Agreement (and which does not materially and adversely affect the rights or interests of Creditors under other Debt Financing Agreements) may be approved with only the consent of the Agent in respect of that Debt Financing Agreement (if applicable, acting on the instructions of the requisite Creditors under that Debt Financing Agreement) and the Parent. For the avoidance of doubt, this paragraph (c) is without prejudice to the ability to effect, make or grant any amendment, waiver or consent pursuant to or in accordance with paragraph (a) above or any other provision of this Clause 25.

(d) Notwithstanding anything to the contrary in the Secured Debt Documents, a Secured Party may unilaterally waive, relinquish or otherwise irrevocably give up all or any of its rights under any Secured Debt Document with the consent of the Parent.

(e) Any term of this Agreement or a Security Document may be amended or waived by the Parent and the Security Agent without the consent of any other Party if that amendment or waiver is:

(i) to cure defects or omissions, resolve ambiguities or inconsistencies or reflect changes of a minor, technical or administrative nature; or

(ii) otherwise for the benefit of all or any of the Secured Parties.

(f) Notwithstanding anything to the contrary, if any amendment, waiver or consent requested by the Parent in relation to this Agreement and/or the Security Documents:

(i) is not prohibited by the terms of any Debt Financing Agreement (provided that, for the avoidance of doubt, this paragraph (i) shall not override (A) any express requirement or restriction in a Debt Financing Agreement in relation to the matter, step or action the subject of the proposed amendment, waiver or consent or (B) any express requirement for consent under Clause 4.3 (Permitted Payments: Hedging Liabilities) or Clause 6.2 (Permitted Senior Parent Payments)); or

(ii) has been approved by the requisite Senior Secured Creditors or, as the case may be, Senior Parent Creditors under each Debt Financing Agreement that otherwise prohibits that amendment, waiver or consent,

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that amendment, waiver or consent shall be automatically and immediately deemed to have been approved and given for all purposes under this Agreement (and, if applicable, the relevant Security Documents). If the terms of any Debt Financing Agreement:

(A) require the relevant Agent or Creditors to provide approval (or deem approval to have been provided) for any particular amendment, waiver or consent (for the avoidance of doubt, excluding any such terms which expressly entitle the relevant Agent or Creditors to withhold their approval for that amendments, waiver or consent); or

(B) do not seek to regulate the relevant matter, step or action the subject of the amendment, waiver or consent (which shall be the case if the amendment or waiver of any relevant document or agreement is not expressly regulated by that Debt Financing Agreement and such amendment or waiver does not relate to a matter, step or action which is the subject of an express requirement or restriction in that Debt Financing Agreement), for the purpose of this Clause 25 that amendment, waiver or consent shall not be prohibited by the terms of that Debt Financing Agreement.

For the purpose of this paragraph (f) and paragraph (a) of Clause 16.2 (Debt Refinancing terms) only, the term Debt Financing Agreement shall include any Hedging Agreement pursuant to which the consent of a Hedge Counterparty is expressly required for the relevant amendment or waiver under and in accordance with sub-paragraph (a)(vii) above.

25.2 Amendments and waivers: Security Documents

(a) Without prejudice to any amendment, waiver or consent approved in accordance with Clause 25.1 (Required consents) and subject to paragraph (c) below and to paragraph (b) of Clause 25.4 (Exceptions), the Security Agent may, if authorised by an Instructing Group, and if the Parent consents, amend the terms of, waive any of the requirements of or grant consents under, any of the Security Documents which shall be binding on each Party.

(b) Without prejudice to any further assurance provision in any Debt Document, the Security Agent may, if the Parent consents, amend or release and retake any Security Document where such amendment or release and retake is required or desirable in order to ensure the validity, perfection or priority of the Transaction Security purported to be created under such Security Document, together with any related or consequential waiver (including by reason of a failure to register such Security Document with Companies House within the prescribed time limit set out in section 859 of the Companies Act 2006, in which case any payment or other obligation or default arising out of such failure to register shall also be automatically and irrevocably waived) and any such amendment, release, waiver and retake shall be binding on each Party.

(c) Subject to paragraphs (b) and (c) of Clause 25.4 (Exceptions), in case of any amendment or waiver of, or consent under, any Security Document which would adversely affect the nature or scope of the Charged Property or the manner in which the proceeds of enforcement of the Transaction Security are distributed, that amendment, waiver or consent shall require approval in accordance with Clause 25.1 (Required consents).

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25.3 Effectiveness

Any amendment, waiver or consent given, made or effected in accordance with any of the provisions of this Clause 25, or in accordance with any other term of any Secured Debt Document, will be binding on all Parties and the Security Agent may effect, on behalf of any Agent, Arranger, Creditor or Operating Facility Lender, any amendment, waiver or consent permitted by this Clause 25 or any other term of any Secured Debt Document.

25.4 Exceptions

(a) Subject to paragraphs (b) and (c) below, an amendment, waiver or consent which adversely relates to the express rights or obligations of an Agent, an Arranger or the Security Agent (in each case in such capacity) may not be effected without the consent of that Agent, that Arranger or the Security Agent (as the case may be) at such time.

(b) Neither paragraph (a) above nor Clause 25.2 (Amendments and waivers: Security Documents) shall apply:

(i) to any release of Transaction Security, claim or Liabilities; or

(ii) to any consent,

which, in each case, the Security Agent gives in accordance with Clause 13 (Proceeds of disposals and adjustment of mandatory prepayments).

(c) Paragraph (a) above shall apply to an Arranger only to the extent that Arranger Liabilities are then owed to that Arranger.

25.5 Calculation of credit participations

(a) For the purpose of ascertaining whether any relevant percentage of Senior Secured Credit Participations, Second Lien Secured Credit Participations or Senior Parent Credit Participations has been obtained under this Agreement, the relevant Agent or the Security Agent may notionally convert any Senior Secured Credit Participations, Second Lien Secured Credit Participations or, as the case may be, Senior Parent Credit Participations into their Common Currency Amounts.

(b) Each Agent will, upon request from the Security Agent, promptly provide the Security Agent with:

(i) details of the Senior Secured Credit Participations of the Senior Secured Creditors whom it represents and (if applicable) details of the extent to which such Senior Secured Credit Participations have been voted for or against any request;

(ii) details of the Second Lien Secured Credit Participations of the Permitted Second Lien Financing Creditors whom it represents and (if applicable) details of the extent to which such Second Lien Secured Credit Participations have been voted for or against any request; and

(iii) details of the Senior Parent Credit Participations of the Senior Parent Creditors whom it represents and (if applicable) details of the extent to which such Senior Parent Credit Participations have been voted for or against any request.

(c) Each Hedge Counterparty will, upon request from the Security Agent or any other Agent, promptly provide the Security Agent with details of its Senior Secured Credit Participations (which shall be calculated as at

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the same time stipulated by the Security Agent or the relevant Agent (as applicable) in such request) and (if applicable) details of the extent to which such Senior Secured Credit Participations have been voted for or against any request.

25.6 Deemed consent

(a) If, at any time prior to the First/Second Lien Discharge Date, the Senior Secured Creditors (or the requisite Senior Secured Creditors) and the Parent give a Consent in respect of any Senior Debt Documents then, if that action was permitted by the terms of this Agreement, the Intra-Group Lenders will (or will be deemed to):

(i) give a corresponding Consent in equivalent terms in relation to each of the Debt Documents to which they are a party; and

(ii) do anything (including executing any document) that the Security Agent and the Parent may reasonably require by written notice to give effect to this paragraph (a).

(b) If, at any time on or after the First/Second Lien Discharge Date and before the Senior Parent Discharge Date, the Senior Parent Creditors (or the requisite Senior Parent Creditors) and the Parent give a Consent in respect of the Senior Parent Finance Documents then, if that action was permitted by the terms of this Agreement, the Intra-Group Lenders will (or will be deemed to):

(i) give a corresponding Consent in equivalent terms in relation to each of the Debt Documents to which they are a party; and

(ii) do anything (including executing any document) that the Security Agent and the Parent may reasonably require by written notice to give effect to this paragraph (b).

25.7 Excluded consents

Clause 25.6 (Deemed consent) does not apply to any Consent which has the effect of:

(a) increasing or decreasing the Liabilities;

(b) changing the basis upon which any Permitted Payments are calculated (including the timing, currency or amount of such Payments); or

(c) changing the terms of this Agreement or of any Security Document.

25.8 Senior Parent administrative consents

If the Senior Secured Creditors (or the requisite Senior Secured Creditors) at any time give any Consent in relation to any of the Senior Debt Documents of a minor, technical or administrative nature which does not adversely affect the interests of the Senior Parent Creditors or change the commercial terms contained in the Senior Parent Finance Documents then, if that action was approved by the Parent and permitted by the terms of this Agreement, the Senior Parent Creditors will (or will be deemed to):

(a) give a corresponding Consent in equivalent terms in relation to each of the Secured Debt Documents to which they are a party; and

(b) do anything (including executing any document) that the Security Agent and the Parent may reasonably require by written notice to give effect to this Clause 25.8.

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25.9 No liability

None of the Senior Secured Creditors or the Agents will be liable to any other Creditor, Agent, Third Party Security Provider or Debtor for any Consent given or deemed to be given under this Clause 25.

25.10 Agreement to override

Unless expressly stated otherwise in this Agreement, this Agreement overrides anything in the Debt Documents to the contrary.

26. Notes Trustee

26.1 Liability

(a) Each Notes Trustee enters into this Agreement not individually or personally but solely in its capacity as trustee in the exercise of the powers and authority conferred and vested in it under the relevant Notes Finance Documents for and on behalf of the Noteholders for which the Notes Trustee acts as trustee. Each Notes Trustee shall have no liability for acting for itself or in any capacity other than as trustee and nothing in this Agreement shall impose on it any obligation to pay any amount out of its personal assets. Notwithstanding any other provision of this Agreement, its obligations hereunder (if any) to make any payment of any amount or to hold any amount on trust shall be only to make payment of such amount to or hold any such amount on trust to the extent that (i) it has actual knowledge that such obligation has arisen and (ii) it has received and, on the date on which it acquires such actual knowledge, has not distributed to the Noteholders for which it acts as trustee in accordance with the relevant Notes Indenture any such amount.

(b) In no case shall any Notes Trustee be (i) personally responsible, liable or accountable in damages or otherwise to any other Party for any loss, damage or claim incurred by reason of any act or omission performed or omitted by that Notes Trustee in good faith in accordance with this Agreement or any of the Notes Finance Documents in a manner that such Notes Trustee believed to be within the scope of the authority conferred on it by this Agreement or any of the Notes Finance Documents or by law, or (ii) personally liable for or on account of any of the statements, representations, warranties, covenants or obligations stated to be those of any other Party, all such liability, if any, being expressly waived by the Parties and any person claiming by, through or under such Party; provided, however, that each Notes Trustee shall be personally liable under this Agreement for its own gross negligence or wilful misconduct. It is also acknowledged and agreed that no Notes Trustee shall have any responsibility or liability for the actions of any individual Creditor or Noteholder (save in respect of its own actions).

(c) Notwithstanding anything in this Agreement to the contrary, each Notes Trustee shall only have an obligation to turn over or repay amounts received under this Agreement by it if (i) it had actual knowledge that the receipt or recovery is an amount received in breach of this Agreement and (ii) to the extent that, prior to receiving such knowledge, it had not distributed the amount of such receipt or recovery in accordance with the relevant Notes Indenture. No Notes Trustee shall be charged with knowledge (actual or otherwise) or existence of facts that would impose any obligation on it hereunder to make any payment or prohibit it from making any payment unless, not less than two Business Days prior to the date of such

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payment, a Responsible Officer of the Notes Trustee receives written notice satisfactory to it that such payments are required or prohibited by this Agreement.

(d) Notwithstanding anything contained herein, no provision of this Agreement shall alter or otherwise affect the rights and obligations of the Parent or any other Debtor to make payments in respect of Notes Trustee Amounts as and when the same are due and payable pursuant to the applicable Notes Finance Documents or the receipt and retention by any Notes Trustee of the same or the taking of any step or action by any Notes Trustee in respect of its rights under the applicable Notes Finance Documents to the same.

(e) No Notes Trustee is responsible for the appointment or for monitoring the performance of the Security Agent.

(f) The Security Agent agrees and acknowledges that it shall have no claim against any Notes Trustee in respect of any fees, costs, expenses and liabilities due and payable to, or incurred by, the Security Agent.

(g) No Notes Trustee shall be under any obligation to instruct or direct the Security Agent to take any Enforcement Action unless it has been instructed to do so by the relevant Noteholders and has been indemnified and/or secured and/or prefunded to its satisfaction.

(h) The provisions of this Clause 26 shall survive the termination of this Agreement.

26.2 No action

(a) Notwithstanding any other provision of this Agreement, no Notes Trustee shall have any obligation to take any action under this Agreement unless it is indemnified and/or secured and/or prefunded to its satisfaction in respect of all costs, expenses and liabilities which it would in its opinion thereby incur (including legal fees together with any associated VAT). No Notes Trustee shall have an obligation to indemnify any other person, whether or not a Party, in respect of any of the transactions contemplated by this Agreement. In no event shall the permissive rights of a Notes Trustee to take action under this Agreement be construed as an obligation to do so.

(b) Prior to taking any action under this Agreement any Notes Trustee may request and rely upon an opinion of counsel or opinion of another qualified expert, at the expense of the Parent or another Debtor.

(c) Notwithstanding any other provisions of this Agreement or any other Notes Finance Document to which a Notes Trustee is a party to, in no event shall a Notes Trustee be liable for special, indirect, punitive or consequential loss or damages of any kind whatsoever (including but not limited to loss of business, goodwill, opportunity or profits) whether or not foreseeable even if such Notes Trustee has been advised of the likelihood of such loss or damage and regardless of whether the claim for loss or damage is made in negligence, for breach of contract or otherwise.

26.3 Reliance on certificates

Any Notes Trustee shall be entitled to and may rely on any notice, consent or certificate given or granted by any Party without being under any obligation to enquire or otherwise determine whether any such notice, consent or certificate has been given or granted by such Party properly acting in accordance with the provisions of this Agreement.

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26.4 No fiduciary duty

No Notes Trustee shall be deemed to owe any fiduciary duty to any Creditor (save in respect of such persons for whom it acts as trustee) and shall not be personally liable to any Creditor if it shall in good faith mistakenly pay over or distribute to any Creditor or to any other person cash, property or securities to which the other Creditor shall be entitled by virtue of this Agreement or otherwise. With respect to the Creditors, each Notes Trustee undertakes to perform or to observe only such of its covenants or obligations as are specifically set forth in the Notes Finance Documents pursuant to which it acts as trustee and this Agreement and no implied agreement, covenants or obligations with respect to the other Creditors shall be read into this Agreement against any Notes Trustee.

26.5 Debt assumptions

(a) Each Notes Trustee is entitled to assume that in respect of the Senior Liabilities and the Senior Parent Liabilities:

(i) no Senior Payment Default has occurred;

(ii) no Second Lien Payment Default has occurred;

(iii) none of the Senior Creditor Liabilities, Second Lien Liabilities or Senior Parent Liabilities have been accelerated;

(iv) no Default, Event of Default or termination event (however described) has occurred; and

(v) neither the First/Second Lien Discharge Date nor the Senior Parent Discharge Date has occurred,

unless a Responsible Officer of the relevant Notes Trustee has actual knowledge to the contrary.

(b) No Notes Trustee is obliged to monitor or enquire whether any Event of Default has occurred.

26.6 Creditors

In acting pursuant to this Agreement and the relevant Notes Indenture, no Notes Trustee is required to have any regard to the interests of the Senior Lenders, Permitted Senior Financing Creditors, Permitted Second Lien Financing Creditors, Permitted Parent Financing Creditors, Hedge Counterparties, Operating Facility Lenders (in the case of the Senior Parent Notes Trustee) the Senior Notes Creditors or (in the case of the Senior Notes Trustee) the Senior Parent Notes Creditors.

26.7 Reliance and advice

Each Notes Trustee may:

(a) rely on any notice or document believed by it to be genuine and correct and to have been signed by, or with the authority of, the proper person;

(b) rely on any statement made by any person regarding any matters which may be assumed to be within its powers to verify; and

(c) engage, pay for and rely on professional advisers selected by it (including those representing a person other than such Notes Trustee).

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26.8 Other Parties not affected

No provision of this Clause 26 shall alter or change the rights and obligations as between the other Parties in respect of each other. This Clause 26 is intended to afford protection to the Notes Trustees only.

26.9 Instructions

In acting under this Agreement, each Notes Trustee is entitled to seek instructions from the Noteholders for whom it is acting as trustee at any time and, where it acts on the instructions of the Noteholders, no Notes Trustee shall incur any liability to any person for so acting. No Notes Trustee is liable to any person for any loss suffered as a result of any delay caused as a result of its seeking instructions from such Noteholders.

26.10 Responsibility of Notes Trustee

(a) No Notes Trustee shall be responsible to any other Secured Party for the legality, validity, effectiveness, enforceability, adequacy, accuracy, completeness or performance of:

(i) any Secured Debt Document or any other document;

(ii) any statement or information (whether written or oral) made in or supplied in connection with any Secured Debt Document or any other document; or

(iii) any observance by any Debtor of its obligations under any Secured Debt Document or any other document.

(b) Each Notes Trustee may rely and shall be fully protected in acting or refraining from acting upon any notice, certificate or other document reasonably believed by it to be genuine and correct and to have been signed by, or with the authority of, the proper person.

26.11 Confirmation

Without affecting the responsibility of any Debtor, Third Party Security Provider or the Parent for information supplied by it or on its behalf in connection with any Debt Document, each Secured Party (other than the Notes Trustees (in their personal capacity) and the Security Agent) confirms that it:

(a) has made, and will continue to make, its own independent appraisal of all risks arising under or in connection with the Secured Debt Documents (including the financial condition and affairs of each Debtor or their related entities and the nature and extent of any recourse against any Party or its assets); and

(b) has not relied on any information provided to it by the Notes Trustee in connection with any Secured Debt Documents.

26.12 Provision of information

No Notes Trustee is obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party. No Notes Trustee is responsible for:

(a) providing any Secured Party with any credit or other information concerning the risks arising under or in connection with the Debt Documents (including any information relating to the financial condition or affairs of any Debtor, the Parent or their related entities or the nature or extent of

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recourse against any Party or its assets) whether coming into its possession before, on or after the date of this Agreement; or

(b) obtaining any certificate or other document from any Debtor or the Parent.

26.13 Departmentalism

In acting as a Notes Trustee, each Notes Trustee shall be treated as acting through its agency division, which shall be treated as a separate entity from its other divisions and departments. Any information received or acquired by a Notes Trustee which, in its opinion, is received or acquired by some other division or department or otherwise than in its capacity as a Notes Trustee may be treated as confidential by such Notes Trustee and will not be treated as information possessed by a Notes Trustee in its capacity as such.

26.14 Disclosure of information

Each Debtor irrevocably authorises any Notes Trustee to disclose to any Secured Party any information that is received by that Notes Trustee in its capacity as a Notes Trustee.

26.15 Illegality

Each Notes Trustee may refrain from doing anything (including disclosing any information) which might, in its opinion, constitute a breach of any law or regulation and may do anything which, in its opinion, is necessary or desirable to comply with any law or regulation.

26.16 Resignation of Notes Trustee

Each Notes Trustee may resign or be removed in accordance with the terms of the applicable Notes Indenture, provided that a replacement Notes Trustee agrees with the Parties to become the replacement trustee under this Agreement by the execution of a Creditor/Agent Accession Undertaking.

26.17 Notes Trustee assumptions

(a) Each Notes Trustee is entitled to assume that:

(i) any payment or other distribution made pursuant to this Agreement in respect of the Senior Parent Liabilities, Second Lien Liabilities or Senior Notes Liabilities (as the case may be) has been made in accordance with the ranking in Clause 2 (Ranking and priority) and is not prohibited by any provisions of this Agreement and is made in accordance with these provisions;

(ii) the proceeds of enforcement of any Security conferred by the Security Documents have been applied in the order set out in Clause 14 (Application of proceeds);

(iii) any Security, collateral, guarantee or indemnity or other assurance granted to it has been so granted in compliance with Clause 3.3 (Security and guarantees: Senior Secured Creditors) or, as the case may be, Clause 6.1 (Restriction on Payment and dealings: Senior Parent Liabilities); and

(iv) any Senior Notes or Senior Parent Notes issued comply with the provisions of this Agreement,

unless a Responsible Officer of such Notes Trustee has actual knowledge to the contrary.

(b) No Notes Trustee shall have any obligation under Clause 9 (Effect of Insolvency Event) or Clause 11 (Redistribution) in respect of amounts received or recovered by it unless (i) a Responsible Officer has

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actual knowledge that such Clauses apply to the receipt or recovery, and (ii) it has not distributed to the relevant Noteholders in accordance with the Notes Indenture any amount so received or recovered.

26.18 Agents

Each Notes Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any attorney or agent appointed with due care by it hereunder.

26.19 No requirement for bond or surety

No Notes Trustee shall be required to give any bond or surety with respect to the performance of its duties or the exercise of its powers under this Agreement.

27. Guarantee and indemnity

27.1 Guarantee and indemnity

Each Debtor irrevocably and unconditionally jointly and severally:

(a) guarantees to each Guarantee Party punctual performance by each other Debtor of all that Debtor's obligations under the Guarantee Agreements;

(b) undertakes with each Guarantee Party that whenever another Debtor does not pay any amount when due (allowing for any applicable grace period) under or in connection with any Guarantee Agreement, that Debtor shall immediately on demand pay that amount as if it was the principal obligor; and

(c) agrees with each Guarantee Party that if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal, it will, as an independent and primary obligation, indemnify that Guarantee Party immediately on demand against any cost, loss or liability it incurs as a result of a Debtor not paying any amount which would, but for such unenforceability, invalidity or illegality, have been payable by it under any Guarantee Agreement on the date when it would have been due. The amount payable by a Debtor under this indemnity will not exceed the amount it would have had to pay under this Clause 27 if the amount claimed had been recoverable on the basis of a guarantee.

27.2 Continuing guarantee

This guarantee is a continuing guarantee and will extend to the ultimate balance of sums payable by any Debtor under the Guarantee Agreements, regardless of any intermediate payment or discharge in whole or in part.

27.3 Reinstatement

If any discharge, release or arrangement (whether in respect of the obligations of any Debtor or any security for those obligations or otherwise) is made by a Guarantee Party in whole or in part on the basis of any payment, security or other disposition which is avoided or must be restored in insolvency, liquidation, judicial management, administration or otherwise, without limitation, then the liability of each Debtor under this Clause 27 will continue or be reinstated as if the discharge, release or arrangement had not occurred.

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27.4 Waiver of defences

The obligations of each Debtor under this Clause 27 will not be affected by an act, omission, matter or thing which, but for this Clause 27, would reduce, release or prejudice any of its obligations under this Clause 27 (without limitation and whether or not known to it or any Guarantee Party) including:

(a) any time, waiver or consent granted to, or composition with, any Debtor or other person;

(b) the release of any other Debtor or any other person under the terms of any composition or arrangement with any creditor of any member of the Group;

(c) the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Debtor or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

(d) any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of a Debtor or any other person;

(e) any amendment, novation, supplement, extension, restatement (however fundamental and whether or not more onerous) or replacement of a Guarantee Agreement or any other document or security including, without limitation, any change in the purpose of, any extension of or increase in any facility or the addition of any new facility under any Guarantee Agreement or other document or security;

(f) any unenforceability, illegality or invalidity of any obligation of any person under any Guarantee Agreement or any other document or security; or

(g) any insolvency or similar proceedings.

27.5 Debtor intent

Without prejudice to the generality of Clause 27.4 (Waiver of defences), each Debtor expressly confirms that it intends that this guarantee shall extend from time to time to any (however fundamental) variation, increase, extension or addition of or to any of the Guarantee Agreements and/or any facility or amount made available under any of the Guarantee Agreements for the purposes of or in connection with any of the following: business acquisitions of any nature; increasing working capital; enabling investor distributions to be made; carrying out restructurings; refinancing existing facilities; refinancing any other indebtedness; making facilities available to new borrowers; any other variation or extension of the purposes for which any such facility or amount might be made available from time to time; and any fees, costs and/or expenses associated with any of the foregoing.

27.6 Immediate recourse

Each Debtor waives any right it may have of first requiring any Guarantee Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from that Debtor under this Clause 27. This waiver applies irrespective of any law or any provision of a Guarantee Agreement to the contrary.

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27.7 Appropriations

Until all amounts which may be or become payable by the Debtors under or in connection with the Guarantee Agreements have been irrevocably paid in full, each Guarantee Party (or any trustee or agent on its behalf) may:

(a) refrain from applying or enforcing any other moneys, security or rights held or received by that Guarantee Party (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and no Debtor shall be entitled to the benefit of the same; and

(b) hold in an interest-bearing suspense account any moneys received from any Debtor or on account of any Debtor's liability under this Clause 27.

27.8 Deferral of Debtors' rights

Until all amounts which may be or become payable by the Debtors under or in connection with the Guarantee Agreements have been irrevocably paid in full and unless any relevant Guarantee Party otherwise directs, no Debtor will exercise any rights which it may have by reason of performance by it of its obligations under the Guarantee Agreements or by reason of any amount being payable, or liability arising, under this Clause 27:

(a) to be indemnified by a Debtor;

(b) to claim any contribution from any other guarantor of any Debtor's obligations under the Guarantee Agreements;

(c) to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Guarantee Parties under the Guarantee Agreements or of any other guarantee or security taken pursuant to, or in connection with, the Guarantee Agreements by any Guarantee Party;

(d) to bring legal or other proceedings for an order requiring any Debtor to make any payment, or perform any obligation, in respect of which any Debtor has given a guarantee, undertaking or indemnity under Clause 27.1 (Guarantee and indemnity);

(e) to exercise any right of set-off against any Debtor; and/or

(f) to claim or prove as a creditor of any Debtor in competition with any Guarantee Party.

If a Debtor receives any benefit, payment or distribution in relation to such rights it shall hold that benefit, payment or distribution to the extent necessary to enable all amounts which may be or become payable to the Guarantee Parties by the Debtors under or in connection with the Guarantee Agreements to be repaid in full on trust for the Guarantee Parties.

27.9 Release of Debtors' right of contribution

If any Debtor (a "Retiring Debtor") ceases to be a Debtor in accordance with the terms of the Guarantee Agreements for the purpose of any sale or other disposal of that Retiring Debtor or any of its Holding Companies (other than the Parent) then on the date such Retiring Debtor ceases to be a Debtor:

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(a) that Retiring Debtor is released by each other Debtor from any liability (whether past, present or future and whether actual or contingent) to make a contribution to any other Debtor arising by reason of the performance by any other Debtor of its obligations under the Guarantee Agreements; and

(b) each other Debtor waives any rights it may have by reason of the performance of its obligations under the Guarantee Agreements to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Guarantee Parties under any Guarantee Agreement or of any other security taken pursuant to, or in connection with, any Guarantee Agreement where such rights or security are granted by or in relation to the assets of the Retiring Debtor.

27.10 Additional security

This guarantee is in addition to and is not in any way prejudiced by any other guarantee or security now or subsequently held by any Guarantee Party.

27.11 Guarantee limitations

This guarantee and the obligations and liabilities of each Debtor under and in connection with the Guarantee Agreements (including, without limitation, this Clause 27):

(a) does not apply to any liability to the extent that it would result in this guarantee being illegal, in breach of law or regulation, or constituting unlawful financial assistance in any relevant jurisdiction (including, for the avoidance of doubt, within the meaning of section 678 or 679 of the Companies Act 2006 applicable to members of the Group incorporated in the United Kingdom and within the meaning of section 7 or 7A of the Isle of Man Companies Act 1992 applicable to members of the Group incorporated under the Isle of Man Companies Acts 1931 to 2004) concerning the financial assistance by that company for the acquisition of, or subscription for, shares or concerning the protection of shareholders' capital; and

(b) is and shall be subject to Clauses 27.12 (US guarantee limitations) and 27.13 (Limitations – Regulated Entities) and any other limitations set out in this Agreement or in a Debtor/Third Party Security Provider Accession Deed applicable to such Debtor or the jurisdiction of incorporation of such Debtor, and any guarantee, indemnity, obligations and liabilities of each Debtor shall be construed accordingly.

27.12 US guarantee limitations

(a) In this Clause, "fraudulent transfer law" means any applicable United States bankruptcy and State fraudulent transfer and conveyance statute and any related case law; and terms used in this Clause are to be construed in accordance with the fraudulent transfer laws.

(b) Each Guarantee Party acknowledges and agrees that each U.S. Debtor's liability under this Clause is limited so that no obligation of, or transfer by, any U.S. Debtor under any Guarantee Agreement is subject to avoidance and turnover under any fraudulent transfer law.

(c) Notwithstanding any term of this Agreement or any Guarantee Agreement, no obligation of a U.S. Debtor under this Agreement or under any Guarantee Agreement may be, directly or indirectly: (i) guaranteed by

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a member of the Group (including, for this purpose, any direct or indirect subsidiaries acquired hereafter by the Company) that is a "controlled foreign corporation" (as defined in Section 957(a) of the U.S. Internal Revenue Code) that has a "United States shareholder" (as defined in Section 951 of the U.S. Internal Revenue Code) that is a member of the Group (such an entity, a "CFC") or by an entity (a "FSHCO") substantially all the assets of which consist of equity interests (or equity interests and indebtedness) of one or more CFCs or other FSHCOs, or guaranteed by a Subsidiary of a CFC or FSHCO; (ii) secured by any assets of a CFC, FSHCO or a Subsidiary of a CFC or a FSHCO (including any CFC or FSHCO equity interests held directly or indirectly by a CFC or FSHCO); (iii) secured by a pledge or other security interest in excess of 65% of the voting equity interests (and 100% of the non-voting equity interests) of a CFC or FSHCO; or (iv) guaranteed by any Subsidiary or secured by a pledge of or security interest in any Subsidiary or other asset, if it would result in material adverse US tax consequences to any member of the Group that is organised or tax resident in the United States as reasonably determined by the Debtors and the Parent, and the relevant Guarantee Parties.

27.13 Limitations – Regulated Entities

(a) Notwithstanding anything set out to the contrary in this Agreement or any other Guarantee Agreement, the obligations and liabilities of each Regulated Entity which is a Debtor under this Clause 27 or any other provision of this Agreement or any other Guarantee Agreement to which it is a party shall be limited:

(i) to the material Unrestricted Assets of that Regulated Entity (subject to and in accordance with the Agreed Security Principles); and

(ii) such that the Guarantee Parties shall only have recourse against each Regulated Entity to the extent that such recourse does not affect the availability (immediately and without restriction) of Assets to cover, or have a result where the Regulated Entity does not satisfy, a Capital Requirement as at the date the relevant Guarantee Party takes enforcement action (however described) against such Regulated Entity under this Clause 27 or any other provision of this Agreement or any other Guarantee Agreement to which it is a party.

(b) For the purposes of this Clause 27, "Assets" means the assets of each Regulated Entity accounted for as such in each Regulated Entity's financial statements.

27.14 Excluded Swap Obligations; keepwell

(a) Notwithstanding anything to the contrary in this Agreement or any other Debt Document, the guarantee of each Debtor under this Clause 27 does not apply to any Excluded Swap Obligation of such Debtor (and no amount received from any Debtor under any Debt Document shall be applied to any Excluded Swap Obligation of such Debtor, whether under Clause 14 (Application of proceeds) or otherwise).

(b) Each Qualified ECP Guarantor shall provide such funds or other support as may be needed from time to time by each other Debtor to honour all of its obligations under (a) the Debt Documents in respect of any hedging agreement and (b) Clause 27 in respect of each other Debtor's obligations under any hedging agreement (provided, however, that each Qualified ECP Guarantor shall only be liable under this Clause 27.14 for the maximum amount of such liability that can hereby be incurred without rendering its obligations under this Clause 27.14, or otherwise under Clause 27 or otherwise under the Debt Documents, voidable

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under applicable law, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Clause 27.14 shall remain in full force and effect until each Debtor's obligations under any hedging agreement and under Clause 27 in respect of each other Debtor's obligations under any hedging agreement are fully discharged in accordance with the terms of the Debt Documents. Each Qualified ECP Guarantor intends that this Clause 27.14 constitutes, and this Clause 27.14 shall be deemed to constitute, a "keepwell, support or other agreement" for the benefit of each other Debtor for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

28. Counterparts

This Agreement may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

29. BAIL-IN

29.1 Contractual recognition of bail-in

Notwithstanding any other term of any Debt Document or any other agreement, arrangement or understanding between the Parties, each Party acknowledges and accepts that any liability of any Party to any other Party under or in connection with the Debt Documents may be subject to Bail-In Action by the relevant Resolution Authority and acknowledges and accepts to be bound by the effect of:

(a) any Bail-In Action in relation to any such liability, including (without limitation):

(i) a reduction, in full or in part, in the principal amount, or outstanding amount due (including any accrued but unpaid interest) in respect of any such liability;

(ii) a conversion of all, or part of, any such liability into shares or other instruments of ownership that may be issued to, or conferred on, it; and

(iii) a cancellation of any such liability; and

(b) a variation of any term of any Debt Document to the extent necessary to give effect to any Bail-In Action in relation to any such liability.

29.2 Bail-in definitions

In this Clause 29:

"Article 55 BRRD" means Article 55 of Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms.

"Bail-In Action" means the exercise of any Write-down and Conversion Powers.

"Bail-In Legislation" means:

(a) in relation to an EEA Member Country which has implemented, or which at any time implements, Article 55 BRRD, the relevant implementing law or regulation as described in the EU Bail-In Legislation Schedule from time to time;

(b) in relation to the United Kingdom, the UK Bail-In Legislation; and

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(c) in relation to any state other than such an EEA Member Country and the United Kingdom, any analogous law or regulation from time to time which requires contractual recognition of any Write-down and Conversion Powers contained in that law or regulation.

"EEA Member Country" means any member state of the European Union, Iceland, Liechtenstein and Norway.

"EU Bail-In Legislation Schedule" means the document described as such and published by the Loan Market Association (or any successor person) from time to time.

"Resolution Authority" means any body which has authority to exercise any Write-down and Conversion Powers.

"UK Bail-In Legislation" means Part I of the United Kingdom Banking Act 2009 and any other law or regulation applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings).

"Write-down and Conversion Powers" means:

(a) in relation to any Bail-In Legislation described in the EU Bail-In Legislation Schedule from time to time, the powers described as such in relation to that Bail-In Legislation in the EU Bail-In Legislation Schedule;

(b) in relation to the UK Bail-In Legislation, any powers under that UK Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that UK Bail-In Legislation that are related to or ancillary to any of those powers; and

(c) in relation to any other applicable Bail-In Legislation:

(i) any powers under that Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers; and

(ii) any similar analogous powers under that Bail-In Legislation.

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30. Governing law

This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

31. Enforcement

31.1 Jurisdiction

(a) The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute relating to the existence, validity or termination of this Agreement or any non-contractual obligation arising out of or in connection with this Agreement) (a "Dispute").

(b) The Parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.

31.2 Service of process

(a) Without prejudice to any other mode of service allowed under any relevant law each Debtor and Third Party Security Provider (unless incorporated in England and Wales):

(i) irrevocably appoints the Parent as its agent for service of process in relation to any proceedings before the English courts in connection with the Debt Documents; and

(ii) agrees that failure by a process agent to notify the relevant Debtor or Third Party Security Provider of the process will not invalidate the proceedings concerned.

(b) A Debtor or Third Party Security Provider may irrevocably appoint another person as its agent for service of process in relation to any proceedings before the English courts in connection with the Debt Documents, subject to notifying the Security Agent accordingly. In the case of any replacement of an existing agent for service of process, following the new process agent's appointment and notification to the Security Agent of such new appointment, the existing process agent may resign.

32. Acknowledgement regarding any Supported QFCs

(a) To the extent that the Debt Documents provide support, through a guarantee or otherwise, for Hedging Agreements or any other agreement or instrument that is a QFC (such support, "QFC Credit Support" and each such QFC a "Supported QFC"), the Parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the "U.S. Special Resolution Regimes") in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Debt Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(i) in the event a Covered Entity that is party to a Supported QFC (each, a "Covered Party") becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported

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QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States; and

(ii) in the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, default rights under the Debt Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such default rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Debt Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender (as defined in the Senior Facilities Agreement) shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

(b) as used in this Clause 32, the following terms have the following meanings:

"BHC Act Affiliate" of a party means an "affiliate" (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

"Covered Entity" means any of the following:

(i) a "covered entity" as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a "covered bank" as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a "covered FSI" as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

"default right" has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

"QFC" has the meaning assigned to the term "qualified financial contract" in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

This Agreement has been entered into on the date stated at the beginning of this Agreement and executed as a deed by the Intra-Group Lenders, the Debtors, the Third Party Security Providers, the Parent, the Company, UK Finco, US Corp and Payment Processing and is intended to be and is delivered by them as a deed on the date specified above.

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Schedule 1
Form of Debtor/Third Party Security Provider Accession Deed

THIS AGREEMENT is made on [●] and made between:

(1) [Insert Full Name of Acceding Debtor/Third Party Security Provider] (the "Acceding [Debtor])/[Third Party Security Provider"); and

(2) [Insert Full Name of current Security Agent] (the "Security Agent"), for itself and each of the other parties to the intercreditor agreement referred to below.

This agreement is made on [date] by the Acceding [Debtor]/[Third Party Security Provider] in relation to an intercreditor agreement (the "Intercreditor Agreement") dated [●] between, amongst others, [●] as parent, [●] as security agent, [●] as senior facility agent, , the other Creditors and the other Debtors (each as defined in the Intercreditor Agreement).

The Acceding [Debtor]/[Third Party Security Provider] intends to [incur Liabilities under the following documents]/[give Security and/or a guarantee, indemnity or other assurance against loss in respect of Liabilities under the following documents]:

[Insert details (date, parties and description) of relevant documents]

the "Relevant Documents".

IT IS AGREED as follows:

1. Terms defined in the Intercreditor Agreement shall, unless otherwise defined in this Agreement, bear the same meaning when used in this Agreement.

2. Subject to the terms of the Intercreditor Agreement, the Acceding [Debtor]/[Third Party Security Provider] and the Security Agent agree that the Security Agent shall hold:

(a) [any Security in respect of Liabilities created or expressed to be created pursuant to the Relevant Documents;

(b) all proceeds of that Security; and]

(c) all obligations expressed to be undertaken by the Acceding [Debtor]/[Third Party Security Provider] to pay amounts in respect of the Liabilities to the Security Agent as trustee or agent for the Secured Parties or creditor under any parallel debt structure (in the Relevant Documents or otherwise) and secured by the Transaction Security together with all representations and warranties expressed to be given by the Acceding Debtor (in the Relevant Documents or otherwise) in favour of the Security Agent as trustee or agent for the Secured Parties or creditor under any parallel debt structure, on trust or as agent for the Secured Parties (to the extent legally possible and including as creditor under a parallel debt structure for the benefit of the Secured Parties) or administer as security agent for itself and the other Secured Parties, on the terms and conditions contained in the Intercreditor Agreement.

3. The Acceding [Debtor]/[Third Party Security Provider] confirms that it intends to be party to the Intercreditor Agreement as a [Debtor]/[Third Party Security Provider], undertakes to perform all the obligations

A44420063

expressed to be assumed by a [Debtor]/[Third Party Security Provider] under the Intercreditor Agreement and agrees that it shall be bound by all the provisions of the Intercreditor Agreement as if it had been an original party to the Intercreditor Agreement (in each case subject always to any applicable limitations set out in Clause 26.11 (Confirmation) or the other terms of the Intercreditor Agreement).

4. [In consideration of the Acceding Debtor being accepted as an Intra-Group Lender for the purposes of the Intercreditor Agreement, the Acceding Debtor also confirms that it intends to be party to the Intercreditor Agreement as an Intra-Group Lender, and undertakes to perform all the obligations expressed in the Intercreditor Agreement to be assumed by an Intra-Group Lender and agrees that it shall be bound by all the provisions of the Intercreditor Agreement, as if it had been an original party to the Intercreditor Agreement].

5. [Include any additional limitations required by the Acceding [Debtor]/[Third Party Security Provider]].

This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.

THIS AGREEMENT has been signed on behalf of the Security Agent and executed as a deed by the Acceding [Debtor]/[Third Party Security Provider] and is delivered on the date stated above.

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The Acceding [Debtor]/[Third Party Security Provider]

Executed as a deed by [Full Name of Acceding [Debtor]/[Third Party Security Provider]]

.................................................
Director

.................................................
[Director/Secretary]

OR

[Executed as a deed by [Full name of Acceding [Debtor]/[Third Party Security Provider]] acting by [name of Director] a Director in the presence of [name of witness]	[Signature of Director] .................................................

[Signature of witness]
.................................................
Name:

Occupation:

Address:

Address for notices:

A44420063

Address:

Fax:

The Security Agent

[Full Name of Current Security Agent]

By:

Date:

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Schedule 2
Form of Creditor/Agent Accession Undertaking

To: [Insert full name of current Security Agent] for itself and each of the other parties to the Intercreditor Agreement referred to below.

[To: [Insert full name of current Senior Agent] as Senior Facility Agent.]

From: [Acceding Creditor/Agent]

THIS UNDERTAKING is made on [date] by [insert full name of new Senior Lender/ Operating Facility Lender/Hedge Counterparty/Senior Agent/Intra-Group Lender/Permitted Senior Financing Creditor/Permitted Second Lien Financing Creditor/Permitted Parent Financing Creditor/Senior Creditor Representative/Second Lien Creditor Representative/Senior Parent Creditor Representative/Investor/Senior Notes Trustee/Senior Parent Notes Trustee] (the "Acceding [Senior Lender/ Operating Facility Lender/Hedge Counterparty/Senior Agent/Intra-Group Lender/Permitted Senior Financing Creditor/Permitted Second Lien Financing Creditor/Permitted Parent Financing Creditor/Senior Creditor Representative/Second Lien Creditor Representative/Senior Parent Creditor Representative/Investor/Senior Notes Trustee/Senior Parent Notes Trustee"]) in relation to the intercreditor agreement (the "Intercreditor Agreement") dated June 2021 between, among others, Paysafe Group Holdings II Limited as parent, Lucid Trustee Services Limited as security agent, J.P. Morgan AG as senior facility agent, the other Creditors and the other Debtors (each as defined in the Intercreditor Agreement). Terms defined in the Intercreditor Agreement shall, unless otherwise defined in this Undertaking, bear the same meanings when used in this Undertaking.

In consideration of the Acceding [Senior Lender/ Operating Facility Lender/Hedge Counterparty/Senior Agent/Intra-Group Lender/Permitted Senior Financing Creditor/Permitted Second Lien Financing Creditor/Permitted Parent Financing Creditor/Senior Creditor Representative/Second Lien Creditor Representative/Senior Parent Creditor Representative/Investor/Senior Notes Trustee/Senior Parent Notes Trustee] being accepted as a [Senior Lender/ Operating Facility Lender/Hedge Counterparty/Senior Agent/Intra-Group Lender/Permitted Senior Financing Creditor/Permitted Second Lien Financing Creditor/Permitted Parent Financing Creditor/Senior Creditor Representative/Second Lien Creditor Representative/Senior Parent Creditor Representative/Investor/Senior Notes Trustee/Senior Parent Notes Trustee] for the purposes of the Intercreditor Agreement, the Acceding [Senior Lender/ Operating Facility Lender/Hedge Counterparty/Senior Agent/Intra-Group Lender/Permitted Senior Financing Creditor/Permitted Second Lien Financing Creditor/Permitted Parent Financing Creditor/Senior Creditor Representative/Second Lien Creditor Representative/Senior Parent Creditor Representative/Investor/Senior Notes Trustee/Senior Parent Notes Trustee] confirms that, as from [date], it intends to be party to the Intercreditor Agreement as a [Senior Lender/ Operating Facility Lender/Hedge Counterparty/Senior Agent/Intra-Group Lender/Permitted Senior Financing Creditor/Permitted Second Lien Financing Creditor/Permitted Parent Financing Creditor/Senior Creditor Representative/Second Lien Creditor Representative/Senior Parent Creditor Representative/Investor/Senior Notes Trustee/Senior Parent Notes Trustee] and undertakes to perform all the obligations expressed in the Intercreditor Agreement to be assumed by a [Senior Lender/ Operating Facility Lender/Hedge Counterparty/Senior Agent/Intra-Group Lender/Permitted

A44420063

Senior Financing Creditor/Permitted Second Lien Financing Creditor/Permitted Parent Financing Creditor/Senior Creditor Representative/Second Lien Creditor Representative/Senior Parent Creditor Representative/Investor/Senior Notes Trustee/Senior Parent Notes Trustee] and agrees that it shall be bound by all the provisions of the Intercreditor Agreement, as if it had been an original party to the Intercreditor Agreement.

[The Acceding Lender is an Affiliate of a [Senior Lender/Permitted Senior Financing Creditor] and has become a provider of an Ancillary Facility. In consideration of the Acceding Lender being accepted as an Ancillary Lender for the purposes of the [Senior Facilities Agreement/Permitted Senior Financing Agreement], the Acceding Lender confirms, for the benefit of the parties to the Senior Facilities Agreement, that, as from [date], it intends to be party to the [Senior Facilities Agreement/Permitted Senior Financing Agreement] as an Ancillary Lender, and undertakes to perform all the obligations expressed in the [Senior Facilities Agreement/Permitted Senior Financing Agreement] to be assumed by a [Finance Party] (as defined in the Senior Facilities Agreement) and agrees that it shall be bound by all the provisions of the Senior Facilities Agreement, as if it had been an original party to the [Senior Facilities Agreement/Permitted Senior Financing Agreement] as an Ancillary Lender.]

This Undertaking and any non-contractual obligations arising out of or in connection with it are governed by English law.

THIS UNDERTAKING has been entered into on the date stated above [and is executed as a deed by the Acceding Creditor, if it is acceding as an [Intra-Group Lender]/[Investor] and is delivered on the date stated above].

Acceding [Creditor/Agent]

[EXECUTED as a DEED]
[insert full name of Acceding Creditor/Agent]

By:

Address:

Fax:

Accepted by the Security Agent	[Accepted by the Senior Agent]

for and on behalf of	for and on behalf of

[Insert full name of current Security Agent]	[Insert full name of Senior Agent]
Date:	Date:][4]

A44420063

Schedule 3
Form of Debtor Resignation Request

To: [ ] as Security Agent

From: [resigning Debtor] and [Parent]

Dated:

Dear Sirs

[Parent] – [ ] Intercreditor Agreement
dated [ ] (the "Intercreditor Agreement")

1. We refer to the Intercreditor Agreement. This is a Debtor Resignation Request. Terms defined in the Intercreditor Agreement have the same meaning in this Debtor Resignation Request unless given a different meaning in this Debtor Resignation Request.

2. Pursuant to Clause 19.13 (Resignation of a Debtor) of the Intercreditor Agreement we request that [resigning Debtor] be released from its obligations as a Debtor under the Intercreditor Agreement.

3. This letter and any non-contractual obligations arising out of or in connection with it are governed by English law.

[Parent]	[resigning Debtor]
By:	By:

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Schedule 4
Priority Revolving Facility

1. Ranking

(a) No liabilities or obligations in respect of any Priority Revolving Facility may rank in right and priority of payment under this Agreement ahead of the Senior Lender Liabilities (other than as regards amounts of the type set out in paragraphs (a)(i) and (a)(ii) of Clause 14.1 (Order of application)).

(b) Subject to paragraph (a) above and to the extent not otherwise prohibited by the Debt Financing Agreements, any Priority Revolving Facility shall rank in right and priority of payment as determined by the Parent.

2. Enforcement

The right of the lenders or other creditors in respect of a Priority Revolving Facility to:

(a) instruct the Security Agent to enforce the Transaction Security;

(b) give or refrain from giving instructions to the Security Agent to enforce or refrain from enforcing the Transaction Security as they see fit; and/or

(c) otherwise provide instructions as, or as part of, an Instructing Group,

shall be generally consistent with, or otherwise not materially less favourable to the other Secured Parties than, those customary for facilities of a similar nature to that Priority Revolving Facility (if any), in each case as at the date such Priority Revolving Facility is contractually committed by the relevant member(s) of the Group and as determined by the Parent (with any such determination to be conclusive).

3. Option to Purchase

(a) The Senior Notes Creditors and the Permitted Senior Financing Creditors shall be provided with an "option to purchase" right in relation to any Liabilities in respect of a Priority Revolving Facility consistent in all material respects with the "option to purchase" right provided in relation to the Senior Lender Liabilities pursuant to Clause 3.8 (Option to purchase: Senior Notes Creditors and Permitted Senior Financing Creditors).

(b) The Senior Parent Agent(s) shall be provided with an "option to purchase" right in relation to any Liabilities in respect of a Priority Revolving Facility consistent in all material respects with the "option to purchase" right provided in relation to the Senior Liabilities pursuant to Clause 6.13 (Option to purchase: Senior Parent Creditors).

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Signatures

The Senior Facility Agent

Executed as a deed by J.P. MORGAN AG /s/ Grant Keith Authorised signatory
Name: Grant Keith

In the presence of:
.................................................
Name:
Occupation:
Address:

Notice Details

Address: 25 Bank Street, Canary Wharf, London E14 5JP

Telephone: Switchboard+44 (0) 20 7742 1000

Fax: +44 (0)20 7777 2360 E-Fax 12016395145@tls.ldsprod.com

Email: emea.london.agency@jpmorgan.com

Attention: Loan Agency Group

[Signature Page to the Intercreditor Agreement]

The Senior Lenders

Executed as a deed by BANK OF AMERICA, N.A. /s/ Matt Lynn Authorised signatory

Notice Details

Address: One Bryant Park, New York, NY 10036, United States of America

Fax: 972-728-6160

Email: bank_of_america_as_lender_2@bofa.com

Attention: Perumalla Suman

[Signature Page to the Intercreditor Agreement]

Executed as a deed by BANK OF MONTREAL, LONDON BRANCH /s/ Richard Pittam Authorised signatory	/s/ Scott Matthews Authorised signatory
Name: Richard Pittam Occupation: Managing Director	Name: Scott Matthews Occupation: Managing Director

Notice Details

Address: 95 Queen Victoria Street, London EC4V 4HG

Fax: n/a

Email: Richard Pittam

Attention: Richard.pittam@bmo.com

[Signature Page to the Intercreditor Agreement]

Executed as a deed by CREDIT SUISSE AG, LONDON BRANCH /s/ Gintautas Jankauskas Authorised signatory	/s/ Erkin Yildiz Authorised signatory

Notice Details

Address: 1 Cabot Square, London E14 4QJ

Fax: n/a

Email: list.csfbi-loans-grp@credit-suisse.com

Attention: Loan Operations

[Signature Page to the Intercreditor Agreement]

Executed as a deed by GOLDMAN SACHS BANK USA /s/ Thomas M. Manning Authorised signatory

Notice Details

Address: Goldman, Sachs & Co., 2001 Ross Ave, 29th Floor, Dallas, TX 75201

Fax: n/a

Email: gsd.link@gs.com

Attention: Jamie Minieri

[Signature Page to the Intercreditor Agreement]

Executed as a deed by INTESA SANPAOLO S.P.A., LONDON BRANCH /s/ Roberto Ravaziol Authorised signatory	/s/ Luigi Napolano Authorised signatory
Name: Roberto Ravaziol	Name: Luigi Napolano

Notice Details

Address: 90 Queen Street London EC4N 1SA

Fax: n/a

Email: roberto.buonerba@intesasanpaolo.com / ISPUK-group_loans@intesasanpaolo.com / MiddleOfficeLIQ@intesasanpaolo.com

Attention: Roberto Buonerba/ ISPUK-group_loans / MiddleOfficeLIQ

[Signature Page to the Intercreditor Agreement]

Executed as a deed by JPMORGAN CHASE BANK, N.A. /s/ Juan A. Afan Rosa Authorised signatory
Name: Juan A. Afan Rosa Occupation: Executive Director

In the presence of:
/s/ Sofia Romero-Emberton
Name: Sofia Romero-Emberton
Occupation: Vice President
Address: 25 Bank Street, Canary Wharf, London E14 5JP

Notice Details

Address: JPMorgan Chase Bank, N.A., 500 Stanton Christiana Rd., NCC5 / 1st Floor, Newark, DE 19713

Fax: n/a

Email: stephanie.polukis@jpmchase.com

Attention: Loan & Agency Services Group

[Signature Page to the Intercreditor Agreement]

Executed as a deed by JPMORGAN CHASE BANK, N.A., LONDON BRANCH /s/ Juan A. Afan Rosa Authorised signatory
Name: Juan A. Afan Rosa Occupation: Executive Director

In the presence of:
/s/ Sofia Romero-Emberton
Name: Sofia Romero-Emberton
Occupation: Vice President
Address: 25 Bank Street, Canary Wharf, London E14 5JP

Notice Details

Address: 25 Bank Street, Canary Wharf, London E14 5JP

Fax: n/a

Email: n/a

Attention: n/a

[Signature Page to the Intercreditor Agreement]

Executed as a deed by KEYBANK NATIONAL ASSOCIATION /s/ Allyn A. Coskun Authorised signatory
Name: Allyn

Notice Details

Address: 127 Public Square / Cleveland, OH 44114

Fax: n/a

Email: allyn_coskun@keybank.com

Attention: Ali Coskun

[Signature Page to the Intercreditor Agreement]

Executed as a deed by PNC BANK, NATIONAL ASSOCIATION /s/ Andrew Fraser Authorised signatory
Name: Andrew Fraser

Notice Details

Address: 609 Main Street, Suite 2700, Houston, TX 77002

Fax: 877-733-1128

Email: patrick.greene@pnc.com

Attention: Patrick Greene

[Signature Page to the Intercreditor Agreement]

Executed as a deed by ROYAL BANK OF CANADA /s/ Kamran Khan Authorised signatory

Notice Details

Address: 100 Bishopsgate - London, EC2N 4AA

Fax: 44-207-332-0036

Email: RBCLondonGLA@rbc.com / Kamran.Khan@rbccm.com / Megan.Montero@rbccm.com

Attention: Ahmed Awad, Maggie Weiyan Tang, Henrique Bruno, Suraj Nair, David Wiltshire, Sheryll Arguna

[Signature Page to the Intercreditor Agreement]

The Senior Arrangers

Executed as a deed by BOFA SECURITIES, INC. ................................................. Authorised signatory

[Signature Page to the Intercreditor Agreement]

Executed as a deed by BMO CAPITAL MARKETS CORP. ................................................. Authorised signatory	................................................. Authorised signatory

[Signature Page to the Intercreditor Agreement]

Executed as a deed by CREDIT SUISSE AG, LONDON BRANCH /s/ Gintautas Jankauskas Authorised signatory Name: Gintautas Jankauskas Occupation: Director	/s/ Erkin Yildiz Authorised signatory Name: Erkin Yildiz Occupation: Managing Director

[Signature Page to the Intercreditor Agreement]

Executed as a deed by CREDIT SUISSE LOAN FUNDING LLC /s/ Benjamin Gohman Authorised signatory Name: Benjamin Gohman Ocupation: Managing Director

[Signature Page to the Intercreditor Agreement]

Executed as a deed by GOLDMAN SACHS BANK USA /s/ Thomas M. Manning Authorised signatory

[Signature Page to the Intercreditor Agreement]

Executed as a deed by INTESA SANPAOLO S.P.A - LONDON BRANCH /s/ Roberto Ravaziol Authorised signatory	/s/ Luigi Napolano Authorised signatory
Name: Roberto Ravaziol	Name: Luigi Napolano

[Signature Page to the Intercreditor Agreement]

Executed as a deed by J.P. MORGAN SECURITIES PLC /s/ Robert S. Cascarino Authorised signatory
Name: Robert S. Cascarino Ocupation: Managing Director

In the presence of:
/s/ Bridget Dalton
Name: Bridget Dalton
Occupation: Vice President
Address: 383 Madison Ave, FL6, New York, NY 10179

[Signature Page to the Intercreditor Agreement]

Executed as a deed by KEYBANK NATIONAL ASSOCIATION /s/ Allyn A. Coskun Authorised signatory

[Signature Page to the Intercreditor Agreement]

Executed as a deed by PNC BANK, NATIONAL ASSOCIATION /s/ Andrew Fraser Authorised signatory
Name: Andrew Fraser

[Signature Page to the Intercreditor Agreement]

Executed as a deed by ROYAL BANK OF CANADA /s/ Kamran Khan Authorised signatory

[Signature Page to the Intercreditor Agreement]

The Parent

Executed as a deed by PAYSAFE GROUP HOLDINGS II LIMITED in the presence of:	/s/ Elliott Wiseman Authorised signatory

/s/ Harpal O’Shea
Name: Harpal O’Shea
Occupation: Executive Legal Assistant
Address: 25 Canada Square London E14

Notice Details

Address: Floor 27 25 Canada Square, London, England, E14 5LQ

Fax: N/A

Email: Elliott.Wiseman@paysafe.com

Attention: Elliott Wiseman

[Signature Page to the Intercreditor Agreement]

The Company

Executed as a deed by PAYSAFE GROUP HOLDINGS III LIMITED in the presence of:	/s/ Elliott Wiseman Authorised signatory

/s/ Harpal O’Shea
Name: Harpal O’Shea
Occupation: Executive Legal Assistant
Address: 25 Canada Square London E14

Notice Details

Address: Floor 27 25 Canada Square, London, England, E14 5LQ

Fax: N/A

Email: Elliott.Wiseman@paysafe.com

Attention: Elliott Wiseman

[Signature Page to the Intercreditor Agreement]

The Original Debtors

Executed as a deed by PAYSAFE GROUP HOLDINGS II LIMITED acting by Elliott Wiseman in the presence of:	/s/ Elliott Wiseman Authorised signatory

/s/ Harpal O’Shea
Name: Harpal O’Shea
Occupation: Executive Legal Assistant
Address: 25 Canada Square London E14

Notice Details:

Address: Floor 27 25 Canada Square, London, England, E14 5LQ

Fax: N/A

Email: Elliott.Wiseman@paysafe.com

Attention: Elliott Wiseman

[Signature Page to the Intercreditor Agreement]

Executed as a deed by PAYSAFE GROUP HOLDINGS III LIMITED acting by Elliott Wiseman in the presence of:	/s/ Elliott Wiseman Authorised signatory

/s/ Harpal O’Shea
Name: Harpal O’Shea
Occupation: Executive Legal Assistant
Address: 25 Canada Square London E14

Notice Details:

Address: Floor 27 25 Canada Square, London, England, E14 5LQ

Fax: N/A

Email: Elliott.Wiseman@paysafe.com

Attention: Elliott Wiseman

[Signature Page to the Intercreditor Agreement]

Executed as a deed by PAYSAFE FINANCE PLC acting by Harpal O’Shea in the presence of:	/s/ Elliott Wiseman Authorised signatory

/s/ Harpal O’Shea
Name: Harpal O’Shea
Occupation: Executive Legal Assistant
Address: 25 Canada Square London E14

Notice Details:

Address: Floor 27 25 Canada Square, London, England, E14 5LQ

Fax: N/A

Email: Elliott.Wiseman@paysafe.com

Attention: Elliott Wiseman

[Signature Page to the Intercreditor Agreement]

Executed as a deed by PAYSAFE HOLDINGS UK LIMITED acting by Elliott Wiseman in the presence of:	/s/ Elliott Wiseman Authorised signatory

/s/ Harpal O’Shea
Name: Harpal O’Shea
Occupation: Executive Legal Assistant
Address: 25 Canada Square London E14

Notice Details:

Address: Floor 27 25 Canada Square, London, England, E14 5LQ

Fax: N/A

Email: Elliott.Wiseman@paysafe.com

Attention: Elliott Wiseman

[Signature Page to the Intercreditor Agreement]

Executed as a deed by PAYSAFE HOLDINGS US CORP. acting by Philip Ragona in the presence of:	/s/ Philip Ragona Authorised signatory

/s/ Harpal O’Shea
Name: Harpal O’Shea
Occupation: Executive Legal Assistant
Address: 25 Canada Square London E14

Notice Details

Address: Floor 27 25 Canada Square, London, England, E14 5LQ

Fax: N/A

Email: Elliott.Wiseman@paysafe.com

Attention: Elliott Wiseman

[Signature Page to the Intercreditor Agreement]

Executed as a deed by PAYSAFE MERCHANT SERVICES CORP. acting by Philip Ragona in the presence of:	/s/ Philip Ragona Authorised signatory

/s/ Harpal O’Shea
Name: Harpal O’Shea
Occupation: Executive Legal Assistant
Address: 25 Canada Square London E14

Notice Details

Address: Floor 27 25 Canada Square, London, England, E14 5LQ

Fax: N/A

Email: Elliott.Wiseman@paysafe.com

Attention: Elliott Wiseman

[Signature Page to the Intercreditor Agreement]

Executed as a deed by PAYSAFE DIRECT, LLC acting by Philip Ragona in the presence of:	/s/ Philip Ragona Authorised signatory

/s/ Harpal O’Shea
Name: Harpal O’Shea
Occupation: Executive Legal Assistant
Address: 25 Canada Square London E14

Notice Details

Address: Floor 27 25 Canada Square, London, England, E14 5LQ

Fax: N/A

Email: Elliott.Wiseman@paysafe.com

Attention: Elliott Wiseman

[Signature Page to the Intercreditor Agreement]

Executed as a deed by PAYSAFE PAYMENT PROCESSING LLC. acting by Philip Ragona in the presence of:	/s/ Philip Ragona Authorised signatory

/s/ Harpal O’Shea
Name: Harpal O’Shea
Occupation: Executive Legal Assistant
Address: 25 Canada Square London E14

Notice Details

Address: Floor 27 25 Canada Square, London, England, E14 5LQ

Fax: N/A

Email: Elliott.Wiseman@paysafe.com

Attention: Elliott Wiseman

[Signature Page to the Intercreditor Agreement]

The Original Intra-Group Lenders

Executed as a deed by PAYSAFE GROUP HOLDINGS II LIMITED acting by Elliott Wiseman in the presence of:	/s/ Elliott Wiseman Authorised signatory

/s/ Harpal O’Shea
Name: Harpal O’Shea
Occupation: Executive Legal Assistant
Address: 25 Canada Square London E14

Notice Details

Address: Floor 27 25 Canada Square, London, England, E14 5LQ

Fax: N/A

Email: Elliott.Wiseman@paysafe.com

Attention: Elliott Wiseman

[Signature Page to the Intercreditor Agreement]

Executed as a deed by paysafe Group holdings iii limited acting by Elliott Wiseman in the presence of:	/s/ Elliott Wiseman Authorised signatory

/s/ Harpal O’Shea
Name: Harpal O’Shea
Occupation: Executive Legal Assistant
Address: 25 Canada Square London E14

Notice Details

Address: Floor 27 25 Canada Square, London, England, E14 5LQ

Fax: N/A

Email: Elliott.Wiseman@paysafe.com

Attention: Elliott Wiseman

[Signature Page to the Intercreditor Agreement]

Executed as a deed by PAYSAFE FINANCE PLC acting by Elliott Wiseman in the presence of:	/s/ Elliott Wiseman Authorised signatory

/s/ Harpal O’Shea
Name: Harpal O’Shea
Occupation: Executive Legal Assistant
Address: 25 Canada Square London E14

Notice Details

Address: Floor 27 25 Canada Square, London, England, E14 5LQ

Fax: N/A

Email: Elliott.Wiseman@paysafe.com

Attention: Elliott Wiseman

[Signature Page to the Intercreditor Agreement]

Executed as a deed by PAYSAFE HOLDINGS UK LIMITED acting by Elliott Wiseman in the presence of:	/s/ Elliott Wiseman Authorised signatory

/s/ Harpal O’Shea
Name: Harpal O’ Shea
Occupation: Executive Legal Assistant
Address: 25 Canada Square London E14

Notice Details

Address: Floor 27 25 Canada Square, London, England, E14 5LQ

Fax: N/A

Email: Elliott.Wiseman@paysafe.com

Attention: Elliott Wiseman

[Signature Page to the Intercreditor Agreement]

Executed as a deed by PAYSAFE HOLDINGS US CORP. acting by Philip Ragona in the presence of:	/s/ Philip Ragona Authorised signatory

/s/ Harpal O’Shea
Name: Harpal O’Shea
Occupation: Executive Legal Assistant
Address: 25 Canada Square London E14

Notice Details

Address: Floor 27 25 Canada Square, London, England, E14 5LQ

Fax: N/A

Email: Elliott.Wiseman@paysafe.com

Attention: Elliott Wiseman

[Signature Page to the Intercreditor Agreement]

Executed as a deed by PAYSAFE MERCHANT SERVICES CORP. acting by Philip Ragona in the presence of:	/s/ Philip Ragona Authorised signatory

/s/ Harpal O’Shea
Name: Harpal O’Shea
Occupation: Executive Legal Assistant
Address: 25 Canada Square London E14

Notice Details

Address: Floor 27 25 Canada Square, London, England, E14 5LQ

Fax: N/A

Email: Elliott.Wiseman@paysafe.com

Attention: Elliott Wiseman

[Signature Page to the Intercreditor Agreement]

Executed as a deed by PAYSAFE DIRECT, LLC acting by Philip Ragona in the presence of:	/s/ Philip Ragona Authorised signatory

/s/ Harpal O’Shea
Name: Harpal O’Shea
Occupation: Executive Legal Assistant
Address: 25 Canada Square London E14

Notice Details

Address: Floor 27 25 Canada Square, London, England, E14 5LQ

Fax: N/A

Email: Elliott.Wiseman@paysafe.com

Attention: Elliott Wiseman

[Signature Page to the Intercreditor Agreement]

Executed as a deed by PAYSAFE PAYMENT PROCESSING, LLC acting by Philip Ragona in the presence of:	/s/ Philip Ragona Authorised signatory

/s/ Harpal O’Shea
Name: Harpal O’ Shea
Occupation: Executive Legal Assistant
Address: 25 Canada Square London E14

Notice Details

Address: Floor 27 25 Canada Square, London, England, E14 5LQ

Fax: N/A

Email: Elliott.Wiseman@paysafe.com

Attention: Elliott Wiseman

[Signature Page to the Intercreditor Agreement]

Executed as a deed by PAYSAFE GROUP LIMITED (a company incorporated in the Isle of Man with registered number 016104V) acting by Elliott Wiseman
/s/ Elliott Wiseman
Director:

Notice Details

Address: Floor 27 25 Canada Square, London, England, E14 5LQ

Fax: N/A

Email: Elliott.Wiseman@paysafe.com

Attention: Elliott Wiseman

[Signature Page to the Intercreditor Agreement]

The Original Third Party Security Providers

Executed as a deed by PAYSAFE GROUP LIMITED (a company incorporated in the Isle of Man with registered number 016104V) acting by Elliott Wiseman	/s/ Elliott Wiseman Director

Notice Details

Address: Floor 27 25 Canada Square, London, England, E14 5LQ

Fax: N/A

Email: Elliott.Wiseman@paysafe.com

Attention: Elliott Wiseman

[Signature Page to the Intercreditor Agreement]

Executed as a deed by PAYSAFE US HOLDCO LIMITED acting by Elliott Wiseman in the presence of:	/s/ Elliott Wiseman Authorised signatory

/s/ Harpal O’ Shea
Name: Harpal O’Shea
Occupation: Executive Legal Assistant
Address: 25 Canada Square London E14

Notice Details

Address: Floor 27 25 Canada Square, London, England, E14 5LQ

Fax: N/A

Email: Elliott.Wiseman@paysafe.com

Attention: Elliott Wiseman

[Signature Page to the Intercreditor Agreement]

The Security Agent

LUCID TRUSTEE SERVICES LIMITED

By: /s/ Caroline Horvath-Franco

Name: Caroline Horvath-Franco

Title: Authorized Signatory

By:

Name:

Title

Notice Details

Address: 6th Floor, No 1 Building 1-5 London Wall Buildings, London Wall, London, United Kingdom, EC2M 5PG

Telephone: N/A

Fax: N/A

Email: deals@lucid-ats.com

Attention: Lucid Agency and Trustee Services Limited

[Signature Page to the Intercreditor Agreement]

The Original Investor

Executed as a deed by PI JERSEY HOLDCO 1.5 LIMITED acting by Elliott Wiseman in the presence of:	/s/ Elliott Wiseman Authorised signatory

/s/ Harpal O’ Shea
Name: Harpal O’ Shea
Occupation: Executive Legal Assistant
Address: 25 Canada Square London E14

Address Details

Address: Floor 27 – 25 Canada Square, London, England, E14 5LQ

Fax: N/A

Email: Elliott.Wiseman@paysafe.com

Attention: Elliott Wiseman

[Signature Page to the Intercreditor Agreement]